As filed with the Securities and Exchange Commission on September 9, 2020

Registration No. 333-248494

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

To

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BETTERWARE DE MÉXICO, S.A.B. DE C.V.

(Exact Name of Registrant as Specified in Its Charter)

Mexico	5961	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Luis Enrique Williams 549

Colonia Belenes Norte

Zapopan, Jalisco, 45145, México

+52 (33) 3836-0500

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, DE 19711
(302) 738-6680

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Marc Rossell Greenberg Traurig, LLP MetLife Building, 200 Park Avenue New York, NY 10166 United States Tel: +1 212.801.6416	Flora Perez Greenberg Traurig, LLP 401 East Las Olas Boulevard Suite 2000 Fort Lauderdale, FL 33301 United States Tel: 954.768.8210

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☒ 333-233982

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. ☐

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.

†The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Aggregate Offering Price per Security(3)		Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(4)
Ordinary Shares, no par value per share, underlying Warrants(5)	5,804,125	$11.50	(8)	$66,747,438	$8,664	(10)
Ordinary Shares, no par value per share (6)	1,421,900	$17.75	(9)	$25,238,725	$3,276
Warrants to Purchase Ordinary Shares(7)	1,421,900	$11.50	(8)	$16,351,850	$2,122	(10)
Unit Purchase Options(11)	250,000	N/A	(12)	N/A	N/A
Ordinary Shares, no par value, underlying the Unit Purchase Option	250,000	$10.00	(13)	$2,500,000	325	(10)
Warrants to Purchase Ordinary Shares underlying the Unit Purchase Option	250,000	N/A		N/A	N/A
Ordinary Shares, no par value per share, underlying Warrants underlying Unit Purchase Option	250,000	$11.50	(14)	2,875,000	374	(10)
Total					$14,762

(1)

Pursuant to Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement (this “Registration Statement”) contains a combined prospectus that covers (i) ordinary shares, no par value per share, of the Registrant (“ordinary shares”), issuable upon the exercise of 5,804,125 warrants previously registered in connection with the Business Combination (as defined below), 4,230,237 of which are currently outstanding and held by third parties and 1,573,888 of which are currently held by the registrant and may be reissued from time to time after the date hereof, (ii) 1,421,900 ordinary shares registered for resale by the Selling Shareholders (as defined below); (iii) 1,421,900 warrants currently outstanding and registered for resale by the Selling Shareholders; (iv) unit purchase options exercisable for 250,000 ordinary shares and warrants to purchase an additional 250,000 ordinary shares registered for resale by the Selling Shareholders; (v) 250,000 ordinary shares issuable upon exercise of the unit purchase options registered for resale by the Selling Shareholders; (vi) warrants to purchase an additional 250,000 ordinary shares issuable upon exercise of the unit purchase options registered for resale by the Selling Shareholders; and (vii) 250,000 ordinary shares issuable upon the exercise of the warrant underlying the unit purchase options registered for resale by the Selling Shareholders.

(2)	Pursuant to Rule 416 under the Securities Act, this Registration Statement also covers any additional ordinary shares that may be offered or issued in connection with any share split, share capitalization or similar transaction.
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) of the Securities Act.
(4)	Computed in accordance with Rule 457(f) of the Securities Act by multiplying the proposed maximum aggregate offering price by 0.0001298.
(5)	Consists of 5,804,125 ordinary shares issuable upon the exercise of 5,804,125 warrants issued in connection with the Business Combination, 4,230,237 of which are currently outstanding and held by third parties and 1,573,888 of which are currently held by the registrant and may be reissued from time to time after the date hereof.
(6)	Consists of 1,421,900 ordinary shares issued in connection with the Business Combination registered for resale by the Selling Shareholders.
(7)	Consists of 1,421,900 warrants issued in connection with the Business Combination registered for resale by the Selling Shareholders.
(8)	Pursuant to Rule 457(g) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price is $11.50, which is the exercise price of a warrant.
(9)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low trading prices of the ordinary shares on Nasdaq, on August 26, 2020.
(10)	Pursuant to Rule 429(a), this Registration Statement carries over 5,804,125 unsold ordinary shares issuable upon the exercise of 5,804,125 warrants from the registration statement on Form F-4 (File No. 333-233982), as amended. Accordingly, no additional registration fee is due for the 5,804,125 unsold ordinary shares being carried forward and the warrants.
(11)	Consists of unit purchase options to purchase at an exercise price of $10.00 per unit an aggregate of (1) 250,000 ordinary shares and (2) warrants to purchase an additional 250,000 ordinary shares at an exercise price of $11.50, issued in connection with the Business Combination and registered for resale by the Selling Shareholders.
(12)	The maximum number of warrants and ordinary shares of the registrant issuable upon exercise of the unit purchase options are being simultaneously registered hereunder. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to the unit purchase options has been allocated to the ordinary shares and the ordinary shares underlying the warrants and those ordinary shares are included in the registration fee as calculated in footnote (13) below.
(13)	Pursuant to Rule 457(g)(1) of the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price of the ordinary shares underlying the unit purchase option is calculated based on an exercise price of $10.00 per share.
(14)	Pursuant to Rule 457(g)(1) of the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price of the ordinary shares underlying the warrants issuable upon exercise of the unit purchase option is calculated based on an exercise price of $11.50 per share.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Combined Prospectus

This Amendment No. 1 to Registration Statement, which is a new registration statement, also constitutes post-effective amendment No.1 on Form F-1 to the Registration Statement on Form F-4 (File No. 333-233982) of Betterware de México, S.A.B. DE C.V., formerly Betterware de México, S.A.P.I. DE C.V. (the “Registrant”) and, in that regard, is being filed pursuant to the undertakings in Item 22 in such Form F-4 to file a post-effective amendment in relation thereto.

On August 2, 2019, the Registrant entered into the Combination and Stock Purchase Agreement (as defined below) pursuant to which, among other things, DD3 Acquisition Corp., a British Virgin Islands company merged with and into the Registrant in a business combination that resulted in the Registrant surviving the merger (the “Business Combination”). Pursuant to the Combination and Stock Purchase Agreement, the Registrant entered into a Registration Rights Agreement, dated March 11, 2020 (the “Registration Rights Agreement” with certain securityholders of the Registrant (the “Selling Shareholders”). Under the Registration Rights Agreement, the Registrant agreed to register for resale securities of the Company held by the securityholders that are a party to the Registration Rights Agreement as of the time of the agreement.

Accordingly, this Registration Statement on Form F-1 (File No. 333-248494) of the Registrant contains a combined prospectus (the “Combined Prospectus”) pursuant to Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”). The Combined Prospectus relates to the following registration statements:

(1) the Registration Statement on Form F-4 originally filed with the Securities and Exchange Commission (the “SEC”) on September 27, 2019 (File No. 333-233982), which was declared effective on January 22, 2020 (the “Prior Registration Statement”); and

(2) this Registration Statement on Form F-1 (File No. 333-248494) (this “Registration Statement”).

The Prior Registration Statement registered the offering of 35,923,200 ordinary shares of the Registrant (the “Ordinary Shares”), 5,804,125 warrants to purchase ordinary shares of the Registrant (the “Warrants”), together with 5,804,125 Ordinary Shares underlying the Warrants which were issued in connection with the Business Combination. The issuance of the Ordinary Shares upon exercise of the Warrants is ongoing and remains registered pursuant to the Prior Registration Statement. Pursuant to Rule 416(a) of the Securities Act, the Prior Registration Statement also registered an indeterminable number of additional Ordinary Shares as may be issued to prevent dilution resulting from share splits, share capitalizations and similar transactions and accordingly the Combined Prospectus also covers any such additional Ordinary Shares. The Registrant is filing the Combined Prospectus in order to satisfy the requirements of the Securities Act and the rules and regulations thereunder for the offering registered on the Prior Registration Statement in order to maintain the effectiveness of the Prior Registration Statement to the extent that such Prior Registration Statement pertains to the Ordinary Shares issuable upon exercise of the Warrants.

Pursuant to Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement (this “Registration Statement”) contains a combined prospectus that covers (i) ordinary shares, no par value per share, of the Registrant (“ordinary shares”), issuable upon the exercise of 5,804,125 warrants issued in connection with the Business Combination (as defined below), 4,230,237 of which are currently outstanding and held by third parties and 1,573,888 of which are currently held by the registrant and may be reissued from time to time after the date hereof, (ii) 1,421,900 ordinary shares issued in connection with the Business Combination registered for resale by the Selling Shareholders; (iii) 1,421,900 warrants issued in connection with the Business Combination registered for resale by the Selling Shareholders; (iv) unit purchase options exercisable for 250,000 ordinary shares and warrants to purchase an additional 250,000 ordinary shares registered for resale by the Selling Shareholders; (v) 250,000 ordinary shares issuable upon exercise of the unit purchase options registered for resale by the Selling Shareholders; (vi) warrants to purchase an additional 250,000 ordinary shares issuable upon exercise of the unit purchase options registered for resale by the Selling Shareholders; and (vii) 250,000 ordinary shares issuable upon the exercise of the warrant underlying the unit purchase options registered for resale by the Selling Shareholders.

Pursuant to Rule 429(b) under the Securities Act, upon effectiveness, this Registration Statement shall constitute post-effective amendment no. 1 to the Prior Registration Statement, which post-effective amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act.

The information in this preliminary prospectus is not complete and may be changed. The registrant may not sell the securities described herein until the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell the securities described herein and it is not soliciting an offer to buy the securities described herein in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED SEPTEMBER 9, 2020

BETTERWARE DE MÉXICO, S.A.B. DE C.V.

7,226,025 Ordinary Shares

1,671,900 Warrants

250,000 Unit Purchase Option

This prospectus relates to the following securities of Betterware de Mexico, S.A.B. de C.V., a Mexican company, formerly Betterware de México, S.A.P.I. DE C.V., (“Betterware,” “we” or the “Company”): (i) ordinary shares that are issuable upon exercise of our outstanding warrants, and (ii) ordinary shares and warrants which may be offered for sale from time to time by the selling shareholders identified in this prospectus.

Accordingly, this prospectus covers the offering of:

●	5,804,125 ordinary shares, no par value per share, of the Registrant (“ordinary shares”), issuable upon the exercise of 5,804,125 warrants previously registered in connection with the Business Combination (as defined below), 4,230,237 of which are currently outstanding and held by third parties and 1,573,888 of which are currently held by the registrant and may be reissued from time to time after the date hereof. The offering of such warrants and the ordinary shares issuable upon exercise of such warrants was registered on our registration statement on Form F-4 with File No. 333-233982 (the “Prior Registration Statement”). Each warrant is currently exercisable for one ordinary share at a price of US$11.50 per share, which exercise price is payable to us;

●	1,421,900 ordinary shares issued in connection with the Business Combination registered for resale by the Selling Shareholders;

●	1,421,900 warrants issued in connection with the Business Combination registered for resale by the Selling Shareholders;

●	Unit purchase options exercisable for 250,000 ordinary shares and warrants to purchase an additional 250,000 ordinary shares registered for resale by the Selling Shareholders;

●	250,000 ordinary shares issuable upon exercise of the unit purchase options registered for resale by the Selling Shareholders;

●	Warrants to purchase an additional 250,000 ordinary shares issuable upon exercise of the unit purchase options registered for resale by the Selling Shareholders; and

●	250,000 ordinary shares issuable upon the exercise of the warrants underlying the unit purchase options registered for resale by the Selling Shareholders.

We do not know whether the holders of the warrants will exercise any of the warrants. If all of the warrants described in this prospectus are exercised in full, we will issue 5,804,125 ordinary shares and we will receive aggregate net proceeds of approximately US$66,747,438. The Company has recently repurchased 1,540,288 warrants. As of the date of this prospectus, the outstanding number of warrants is 4,263,837. Therefore, if all of the outstanding warrants are exercised in full, we will issue 4,263,837 ordinary shares and we will receive aggregate net proceeds of approximately US$49,034,125.

The selling shareholders may offer all or part of the shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. We will not receive any proceeding from the resale of the securities offered hereby by the selling shareholders.

Our ordinary shares, at nor par value, are currently listed on the NASDAQ (as defined below) under the symbol “BWMX” and our warrants, exercisable for one ordinary share, are currently listed on the OTCQX market under the symbol “BWXMF.” On September 3, 2020, the closing price for the ordinary shares on the NASDAQ was US$18.69 per ordinary share and on September 3, 2020, the closing price for the warrants on the OTCQX market was US$6.56 per warrant.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

Investing in our ordinary shares involves risks. See “Risk Factors” beginning on page 13 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities described herein or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated September 9, 2020.

You should rely only on the information contained in this prospectus and any free-writing prospectus we prepare or authorize. We have not authorized anyone to provide you with different information, and we take no responsibility for any other information others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

For investors outside the United States: we have not done anything that would permit this offering or possession or distribution of this prospectus or any free writing prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus or any free writing prospectus must inform themselves about, and observe any restrictions relating to, the offering of the ordinary shares and the distribution of this prospectus and any free writing prospectus outside the United States.

i

CONVENTIONS WHICH APPLY TO THIS PROSPECTUS

In this prospectus, unless otherwise specified or the context otherwise requires:

●	“$,” “US$” and “U.S. dollar” each refer to the United States dollar; and

●	“MX$,” “Ps.” and “peso” each refer to the Mexican peso.

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INDUSTRY AND MARKET DATA

In this prospectus, we rely on and refer to information and statistics regarding the direct selling industry and our competitors from market research reports and other publicly available sources. We have supplemented such information where necessary with our own internal estimates and information obtained from discussions with our customers, taking into account publicly available information about other industry participants and our management’s best view as to information that is not publicly available. In addition, while we believe that our internal company research is reliable and the definitions of our industry and market are appropriate, neither our research nor these definitions have been verified by any independent source. Further, while we believe the market opportunity information included in this prospectus is generally reliable, such information is inherently imprecise. Projections, assumptions and estimates of the future performance of the industry in which we operate and our future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us. See the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

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PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in our ordinary shares and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus. Before you decide to invest in our ordinary shares, you should read the entire prospectus carefully, including “Risk Factors” and the financial statements and related notes included in this prospectus.

Overview

Company Overview

Betterware de México, S.A.B. de C.V., formerly Betterware de México, S.A.P.I. DE C.V., a Mexican company founded in 1995 (“Betterware,” “we” or the “Company”), is a leading direct-to-customer company in Mexico. Betterware is focused on the home organization segment, with a wide product portfolio including home solutions, kitchen and food preservation, technology and mobility, among other categories.

Betterware sells its products through nine catalogues published throughout the year (approximately six weeks outstanding each) with an offer of approximately 400 products per catalogue. Betterware constantly innovates introducing approximately 300 products every year, representing 10% – 15% of the products in a catalogue. All of the products are Betterware branded with unique characteristics and manufactured by +200 certified producers in Mexico and China, and then delivered to Betterware’s warehouses in Guadalajara, Jalisco where they process and pack the products.

Betterware sells its products through a unique two-tier sales model that is comprised of more than 438,000 Distributors and Associates across Mexico, that serve +3 million households every six weeks in +800 communities. The Distributors and Associates are monitored tightly through an in-house developed business intelligence platform that tracks weekly performance and has a detailed mapping system of the country to identify potential areas to penetrate and increase the network.

Betterware’s business model is tailored to Mexico’s unique geographic, demographic and economic dynamics, where communities are small and scattered across the country, with very low retail penetration and difficult to fulfill last mile logistics, middle-income consumers are emerging. Additionally, the business model is resilient to economic downturns given low average sales price to consumers and also because being a Distributor or Associate represents an additional source of income for households. As a result, Betterware’s operations are not subject to significant seasonal fluctuations.

Betterware has shown long term sustainable double-digit growth rates in revenue and EBITDA and has built a platform that can grow locally and in other regions.

The Business Combination

The Merger and Company Restructure

On October 16, 2018, DD3 Acquisition Corp., a British Virgin Islands company (“DD3”), consummated its initial public offering of 5,000,000 units and on October 23, 2018, the underwriters for DD3’s initial public offering purchased an additional 565,000 units pursuant to the partial exercise of their over-allotment option. The units in DD3’s initial public offering were sold at an offering price of US$10.00 per unit, generating total gross proceeds of US$55,650,000.

On August 2, 2019, DD3 entered into a Combination and Stock Purchase Agreement (as amended, the “Combination and Stock Purchase Agreement”) with Campalier, S.A. de C.V., a Mexican sociedad anónima de capital variable (“Campalier”), Promotora Forteza, S.A. de C.V., a Mexican sociedad anónima de capital variable (“Forteza”), Strevo, S.A. de C.V., a Mexican sociedad anónima de capital variable (“Strevo”, and together with Campalier and Forteza, “Sellers”), Betterware, BLSM Latino América Servicios, S.A. de C.V., a Mexican sociedad anónima de capital variable (“BLSM”), and, solely for the purposes of Article XI therein, DD3 Mex Acquisition Corp, S.A. de C.V., pursuant to which DD3 agreed to merge with and into Betterware (the “Merger”) in a Business Combination that resulted in Betterware surviving the Merger and BLSM becoming a wholly-owned subsidiary of Betterware.

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As part of the Combination and Stock Purchase Agreement, and prior to the closing of the Merger, DD3 was redomiciled out of the British Virgin Islands and continued as a Mexican corporation pursuant to Section 184 of the Companies Act and Article 2 of the General Corporations Law.

Following the execution of the Combination and Stock Purchase Agreement, on February 21, 2020, the Company’s shareholders approved, a corporate restructure of the Company (the “Company Restructure”) which resulted in, among other things (i) an amendment to the Company’s by-laws to allow for the issuance of Series C and Series D non-voting shares, and (ii) a redistribution of the Company’s capital stock as follows: (a) fixed portion of the Company’s capital stock represented by 3,075,946 Series A ordinary voting shares, and (b) the variable portion of the Company’s capital stock represented by (x) 1,961,993, Series B ordinary voting shares, (y) 897,261 Series C ordinary non-voting shares (“Series C Shares”), and (z) 168,734 Series D ordinary non-voting shares (“Series D Shares”). In addition, Strevo transferred one, Series A ordinary voting share of Betterware to Campalier (the “Campalier Share”), which remained subject to that certain Share Pledge Agreement, dated July 28, 2017, entered between Strevo, as pledgor, MCRF P, S.A. de C.V. SOFOM, E.N.R. (“CS”), as pledgee, and Betterware.

Immediately after the Company’s Restructure and the transfer of the Campalier Share to Campalier, Forteza indirectly owned, through Banco Invex, S.A., Invex Grupo Financiero (“Invex”), as trustee of the irrevocable management and security trust No. 2397 (the “Invex Security Trust”), executed on March 26, 2016, as amended, with CS, as beneficiary, approximately 38.94% of the outstanding common stock of Betterware, and Campalier indirectly owned, through the Invex Security Trust, approximately 61.06% of the outstanding common stock of Betterware.

On March 9, 2020, the Invex Security Trust released the Series C Shares and the Series D Shares to Campalier and Forteza, respectively, that were held under the Invex Security Trust.

On March 10, 2020, CS, as pledgee, entered into a Termination of the Share Pledge Agreement over the Campalier Share with Campalier, as pledgor, and Betterware. In addition, CS, as beneficiary, Invex, as trustee, and Campalier, as settlor, entered into a Transfer Agreement, where Campalier transferred the Campalier Share to the Invex Security Trust.

Upon such transfer to the Invex Security Trust, the Company’s shareholders approved (i) the sale of all or a portion of such Company’s Series C and Series D shares to DD3 Acquisition Corp., S.A. de C.V. (the “DD3 Acquisition”), (ii) the Merger, (iii) the amendment of the Company’s by-laws to become a sociedad anónima promotora de inversion de capital variable, (iv) the increase of the Company’s capital stock by MX$94,311,438.00, through the issuance of 2,211,075 ordinary shares, without nominal value, to be subscribed by the shareholders of DD3 Acquisition Corp., S.A. de C.V., and (v) the increase of the Company’s capital stock by MX$872,878,500.00 through the issuance of 4,500,000 ordinary treasury shares without nominal value, offered for subscription and payment under the Company’s initial public offering in the U.S. to be completed no later than December 31, 2020 and filed with the SEC under our Registration Statement on Form F-1, which became effective on January 22, 2020.

For purposes of this prospectus, the Merger, the Company Restructure and all related actions undertaken in connection thereto are referred to as the “Business Combination.”

Closing of the Business Combination

Upon satisfaction of certain conditions and covenants as set forth under the Combination and Stock Purchase Agreement, the Business Combination was consummated and closed on March 13, 2020 (the “Closing”). At Closing, the following actions occurred:

(i)	DD3 issued to the Sellers as consideration for the purchase of a portion of the Series C and Series D shares and the BLSM shares outstanding as of December 31, 2019, a debt acknowledgement in an amount equal to $15,000,546.00;

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(ii)	all of Betterware shares issued and outstanding immediately prior to the Closing were canceled and, Campalier and Forteza received, directly and indirectly (through the Invex Security Trust), 18,438,770 and 11,761,175, respectively, of Betterware’s shares; and

(iii)	all of DD3’s ordinary shares issued and outstanding immediately prior to the Closing were canceled and exchanged for Betterware shares on a one-for-one basis.

Immediately after the Business Combination closed, 2,040,000 shares of the Company offered for subscription and payment under the Company’s initial public offering in the U.S. on the Nasdaq Capital Market (“Nasdaq”) were subscribed and paid for by different investors. The remaining 2,460,000 ordinary treasury shares were initially cancelled but recently re-issued and hold on the Company’s treasury account.

As a result of the Business Combination and the subscription and payment of 2,040,000 Betterware’s shares in Nasdaq, all of Betterware’s shares issued and outstanding were canceled and new shares were issued. As a result, of the Business Combination, Betterware has 34,451,020 issued and outstanding shares, distributed as follows:

(i)	25,669,956 shares, representing 74.5% of the total capital stock, are held by Invex Security Trust, as trustee and for the benefit of CS, as first place beneficiary thereunder;

(ii)	1,764,175 shares, representing 5.1% of the total capital stock, are owned by Forteza;

(iii)	2,765,814 shares, representing 8.0% of the total capital stock, are owned by Campalier;

(iv)	2,211,075 shares, representing 6.4% of the total capital stock, are owned by former DD3 Shareholders as a result of the cancellation of DD3’s ordinary shares and exchange for Betterware shares on a one-for-one basis; and

(v)	2,040,000 shares, representing 5.9% of the total capital stock, are owned by the F-1 Investors.

Upon consummation of the Merger, Betterware now presents consolidated financial statements, which include its wholly owned subsidiary BLSM.

The following diagram depicts the current organizational structure of Betterware after the consummation of the Business Combination:

Corporate Information

We are a Mexican entity incorporated as a corporation in 1995, and subsequently became a public company upon the consummation of the Business Combination on March 13, 2020. Our registered office is located at Luis Enrique Williams 549, Parque Industrial Belenes Norte, Zapopan, Jalisco, México, C.P. 45150.

Our principal executive office is located at Luis Enrique Williams 549, Parque Industrial Belenes Norte, Zapopan, Jalisco, México, C.P. 45150, Mexico, and our telephone number at this office is +52 (33) 3836-0500. Our principal website address is http://ri.betterware.com.mx/. We do not incorporate the information contained on, or accessible through, our websites into this prospectus, and you should not consider it a part of this prospectus. Our agent for service of process in the United States is Puglisi & Associates located at 850 Library Avenue, Suite 204, Newark, Delaware 19715.

As a result of the registration process of our ordinary shares before the Company in the National Securities Registry in Mexico and the listing of those shares with the Bolsa Institucional de Valores, S.A. de C.V. in Mexico (BIVA), on August 17, 2020, the Company changed its corporate name from Betterware de México, S.A.P.I. DE C.V. to Betterware de México, S.A.B. de C.V. As of the date of this prospectus, the registration and listing process in Mexico are still pending.

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SUMMARY OF THE OFFERING

The summary below describes the principal terms of this offering. The “Description of Share Capital” section of this prospectus contains a more detailed description of our ordinary shares

The offering of an aggregate of 7,226,025 ordinary shares, 1,671,900 warrants and 250,000 units purchase options are being offered hereby, comprising:

Ordinary Shares, no par value per share, underlying Warrants:

The offering of 5,804,125 of our ordinary shares issuable upon exercise of our warrants.  The offering of such ordinary shares issuable upon exercise of such warrants was registered on our registration statement on Form F-4 with File No. 333-233982.  Upon exercise and issuance, such ordinary shares will be freely tradable under U.S. securities laws.  For the avoidance of doubt, this prospectus does not register the resale of the ordinary shares that are issuable upon the exercise of the warrants.

Ordinary Shares, no par value per share	The resale of up 1,421,900 of our ordinary shares issued in connection with the Business Combination registered for resale by the Selling Shareholders.

Warrants to Purchase Ordinary Shares	The resale of up 1,421,900 warrants issued in connection with the Business Combination registered for resale by the Selling Shareholders.

Unit Purchase Options(11)	Unit purchase options exercisable for 250,000 ordinary shares and warrants to purchase an additional 250,000 ordinary shares registered for resale by the Selling Shareholders

Ordinary Shares, no par value, underlying the Unit Purchase Option	250,000 ordinary shares issuable upon exercise of the unit purchase options registered for resale by the Selling Shareholders

Warrants to Purchase Ordinary Shares underlying the Unit Purchase Option	Warrants to purchase an additional 250,000 ordinary shares issuable upon exercise if the unit purchase options registered for resale by the Selling Shareholders

Ordinary Shares, no par value per share, underlying Warrants underlying Unit Purchase Option	250,000 ordinary shares issuable upon the exercise of the warrant underlying the unit purchase options registered for resale by the Selling Shareholders

Ordinary Shares Outstanding	As of the date of this prospectus, the Registrant’s issued share capital consisted of 34,451,020 ordinary shares issued and outstanding.

Warrants Outstanding	As of the date of this prospectus, there are 5,804,125 warrants outstanding, comprising (i) 4,230,237 public warrants, and (ii) 1,573,888 warrants issued in a private placement.

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The public warrants are exercisable on a one-for-one basis for ordinary shares. Each public warrant is currently exercisable for one ordinary share at a price of US$11.50 per ordinary share, which exercise price is payable to the Registrant. The private warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees.

Use of Proceeds

We do not know whether the holders of the warrants will exercise any of the warrants. If all of the warrants described in this prospectus are exercised in full, we will issue 5,804,125 ordinary shares and we will receive aggregate net proceeds of approximately US$66,747,438. The Company has recently repurchased 1,540,288 warrants. As of the date of this prospectus, the outstanding number of warrants is 4,263,837. Therefore, if all of the outstanding warrants are exercised in full, we will issue 4,263,837 ordinary shares and we will receive aggregate net proceeds of approximately US$49,034,125. We intend to use a portion of the proceeds from any exercise of the warrants for general corporate purposes.

The selling shareholders will receive all of the proceeds from the sale of any ordinary shares sold by them pursuant to this prospectus. We will not receive any proceeds from these sales. See “Use of Proceeds” in this prospectus.

Voting Rights	Holders of our ordinary shares are entitled to one vote per ordinary share at all shareholder meetings. See “Description of Share Capital.”

Dividend Policy	The declaration and payment of any dividends in the future will be determined by our board of directors in its discretion, and will depend on a number of factors, including our earnings, capital requirements, overall financial condition, applicable law and contractual restrictions. See “Description of Share Capital-Dividends.”

Market for our Ordinary Shares and Warrants	Our ordinary shares are currently traded on the NASDAQ under the symbol “BWMX” and our warrants are currently listed on the OTCQX market under the symbol “BWXMF.”

Risk Factors	Investing in our ordinary shares involves substantial risks. See “Risk Factors” for a description of certain of the risks you should consider before investing in our ordinary shares.

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SELECTED HISTORICAL FINANCIAL DATA

The selected consolidated statement of financial position data as of June 30, 2020 and the selected consolidated and combined statement of income and cash flow data for the six-month period ended June 30, 2020 and 2019 have been derived from our unaudited interim consolidated and combined financial statements included elsewhere in this prospectus and the selected combined statement of financial position data as of December 31, 2019 and 2018 and the selected combined statement of income and cash flow data for the years ended December 31, 2019, 2018 and 2017 have been derived from our audited combined financial statements included elsewhere in this prospectus.

The following selected consolidated and combined financial information and other data of the Company should be read in conjunction with, and are qualified by reference to, “Item 5. Operating and Financial Review and Prospects” and our unaudited interim consolidated and combined financial statements and audited combined financial statements and the notes thereto included elsewhere in this prospectus. Our financial information is presented in thousands of Mexican pesos unless otherwise instructed.

We prepare our interim consolidated and combined financial statements in accordance with IAS 34 – Interim Financial Reporting. We prepare our audited combined financial statements in accordance with IFRS as issued by the IASB.

Selected Statement of Financial Position Data as of June 30, 2020 and December 31, 2019 and 2018
(In thousands of Mexican pesos “Ps.”)

	June 30,		December 31,
	2020		2019	2018
Assets
Current Assets:
Cash and cash equivalents	Ps.	520,805	213,697	177,383
Trade accounts receivable, net		515,299	247,087	198,776
Inventories		520,214	345,554	302,206
Derivative financial instruments		84,002	-	-
Other current assets(1)		107,556	74,368	51,485
Total current assets		1,747,876	880,706	729,851
Property, plant and equipment, net		380,782	207,350	42,972
Intangible assets, net		309,055	310,965	312,099
Goodwill		348,441	348,441	348,441
Other non-current assets(2)		25,208	42,264	24,235
Total non-current assets		1,063,486	909,020	727,748
	Ps.	2,811,362	1,789,726	1,457,598

(1)	Includes also prepaid expenses and due from related parties.
(2)	Includes also right of use assets, net, and deferred income tax.

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Selected Statement of Financial Position as of June 30, 2020 and December 31, December 31, 2019 and 2018
(In thousands of Mexican pesos “Ps.”)

	June 30,		December 31,
	2020		2019	2018
Liabilities and Net Parent Investment
Current Liabilities:
Borrowings	Ps.	73,333	148,070	90,691
Accounts payable to suppliers		1,220,456	529,348	445,241
Other current liabilities(1)		419,880	200,940	198,512
Total current liabilities		1,713,669	878,358	734,444
Non-current Liabilities:
Deferred Income tax		81,315	78,501	70,627
Borrowings		350,189	529,643	562,788
Other non-current liabilities(2)		39,061	28,742	9,475
Total non-current liabilities		470,565	636,886	642,890
Total liabilities		2,184,234	1,515,244	1,377,334
Net parent investment		627,128	274,482	80,264
	Ps.	2,811,362	1,789,726	1,457,598

(1)	Includes accrued expenses, provisions, income tax and value added tax payable, dividends payable, statutory employee profit sharing, lease liability and derivative financial instruments.
(2)	Includes employee benefits, lease liability, and derivative financial instruments.

Selected Statement of Profit or Loss Data for the six months ended June 30, 2020 and 2019 and the years ended December 31, 2019, 2018 and 2017
(In thousands of Mexican pesos “Ps.”)

	June 30,			December 31,
	2020		2019	2019	2018	2017
Net revenue	Ps.	2,388,403	1,535,622	3,084,662	2,316,716	1,449,705
Cost of sales		1,112,572	638,648	1,280,829	958,469	558,105
Gross profit		1,275,831	896,974	1,803,833	1,358,247	891,600
Administrative expenses		231,651	169,856	319,133	249,148	204,555
Selling expenses		317,780	272,930	551,300	454,016	291,834
Distribution expenses		114,795	67,333	121,155	103,336	64,349
Operating income		611,605	386,855	812,245	551,747	330,862
Financing cost, net(1)		(10,147)	(45,932)	(107,411)	(102,301	(26,237)
Income before income taxes		601,458	340,923	704,834	449,446	304,625
Total income taxes		187,605	106,057	232,692	150,179	95,951
Net income for the period	Ps.	413,853	234,866	472,142	299,267	207,674

(1)	Includes interest expense, interest income, unrealized loss/gain in valuation of financial derivative instruments and foreign exchange loss/gain.

The following table shows the income and share data used in the calculation of basic earnings per share for the six month period ended June 30, 2020 and 2019 and for the years ended December 31, 2019, 2018 and 2017:

	June 30,			December 31,
	2020		2019	2019	2018	2017
Net income (in thousands of pesos)	Ps.	413,853	234,866	472,142	299,267	207,674
Attributable to shareholders
Shares (in thousands of shares)
Weighted average of outstanding shares		32,680	30,200	30,200	30,200	30,200
Basic and diluted earnings per share (pesos per share)(1)		12.66	7.78	15.63	9.91	6.88

(1)	Diluted earnings per share does not take into consideration the potential dilution impact of: (i) DD3 warrants that were automatically converted into warrant to purchase up to 5,084,125 shares of Betterware, (ii) the units purchase option to issue 250,000 shares of Betterware, and (iii) the warrants for 250,000 shares of Betterware. This is because the average price of the shares for the six-month period ended June 30, 2020 was below the exercise price under the agreements.

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IFRS requires that the calculation of basic and diluted earnings per share (“EPS”) for all periods presented be adjusted retrospectively when the number of ordinary or potential ordinary shares outstanding increases as a result of a capitalization, bonus issue, or share split, or decreases as a result of a reverse share split. If such changes occur after the statement of financial position date but before the financial statements are authorized, the EPS calculation for those and any prior period financial statements presented are based on the new number of shares.

As a result of the cancellation and issuance of new shares under the Business Combination, the EPS in the combined financial statements has been adjusted for all periods presented to reflect the amount of shares attributable to Betterware original shareholders resulting from the Business Combination. Such adjustment resulted in an EPS of 87.7% of the total outstanding shares, or 30,199,945 shares (without giving effect to the DD3 shareholders’ capital contribution and the proceeds from the Nasdaq listing). The effects of the DD3 transaction, including the related share issuance that resulted in DD3’s shareholders obtaining a 6.4% ownership interest and the capital contribution of $7,519 (Ps. 181,734), and the effects of the Nasdaq listing, have not been included in the calculation of EPS for the years ended 2019, 2018 and 2017 as presented as they are considered to be non-adjusting subsequent events that are reflected in Betterware’s interim consolidated financial statements as of June 30, 2020, which include BLSM as its wholly owned subsidiary.

Reconciliation of Non-IFRS Data

Non IFRS Financial Measures

We define “EBITDA” as profit for the year adding back the depreciation of property, plant and equipment and right of use assets, amortization of intangible assets, financing cost, net and total income taxes. Adjusted EBITDA also excludes the effects of gains or losses on sale of fixed assets and adds back other non-recurring expenses. EBITDA and Adjusted EBITDA are not measures required by, or presented in accordance with. IFRS. The use of EBITDA and Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation from, or as a substitute for analysis of, our results of operations or financial condition as reported under IFRS.

Betterware believes that these non-IFRS financial measures are useful to investors because (i) Betterware uses these measures to analyze its financial results internally and believes they represent a measure of operating profitability and (ii) these measures will serve investors to understand and evaluate Betterware’s EBITDA and provide more tools for their analysis as it makes Betterware’s results comparable to industry peers that also prepare these measures.

Betterware’s EBITDA and Adjusted EBITDA Reconciliation

	June 30,				December 31,
	2020		2019		2019		2018		2017

Net Income for the year	Ps.	413,853		234,866		472,142		299,267		207,274
Add: Total Income Taxes		187,605		106,057		232,692		150,179		96,951
Add: Financing Cost, net		10,147		45,932		107,411		102,301		26,237
Add: Depreciation and Amortization		19,575		18,276		38,394		25,960		24,209
EBITDA	Ps.	631,180		405,131		850,639		577,707		354,671
Other Adjustments
Less: Gain on sale of Fixed Assets(1)		-		-		-		(11,820)		-
Add: Non-recurring Expenses(2)		-		-		-		7,667		-
Adjusted EBITDA	Ps.	631,180	Ps.	405,131	Ps.	850,639	Ps.	573,554	Ps.	354,671

(1)	Gain on sale of transportation equipment.
(2)	Expenses incurred in the year including market penetration analysis, liquidation payment to former employees and licensing implementation of SAS software.

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EXCHANGE RATES

The following table sets out, for the periods indicated, high, low, average and period-end noon buying rates in the City of New York for cable transfers between the Mexican peso and the U.S. dollar, as determined for customs purposes by the Federal Reserve Bank of New York, expressed as pesos per US$1.00. The rates may differ from the actual rates used in the preparation of the combined Financial Statements and other financial information appearing in this prospectus. We make no representation that the peso or the U.S. dollar amounts referred to in this prospectus have been, could have been or could, in the future, be converted to U.S. dollars or pesos, as the case may be, at any particular rate, if at all. On August 21, 2020, the noon buying rate in the City of New York for cable transfers between peso and U.S. dollars as certified for customs purposes by the Federal Reserve Bank of New York was Ps. 22.04 per US$1.00.

Year Ended December 31,	High	Low	Average(1)	Period End
2017	21.8910	17.4775	18.8841	19.6395
2018	20.6700	17.9705	19.2179	19.6350
2019	20.2653	18.7425	19.2491	18.8727

Month	High	Low	Average(1)	Period End
January 2020	19.6095	18.9275	19.1704	19.0525
February 2020	19.4050	19.0405	19.1953	19.2650
March 2020	19.5795	18.8550	19.2442	19.3980
April 2020	19.2245	18.7555	18.9641	18.9945
May 2020	19.6520	18.8515	19.1110	19.6520
June 2020	19.7680	18.9905	19.2728	19.2089
July 2020	19.2270	18.8940	19.0452	18.9930
August 2020	20.1185	19.1700	19.6828	20.0674

(1) Represents the average of exchange rates on each day of each month during the periods indicated.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains a number of forward-looking statements, including statements about the financial conditions, results of operations, earnings outlook and prospects of Betterware and may include statements for the period following the date of this prospectus. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of the management of Betterware, as applicable, and are inherently subject to uncertainties and changes in circumstance and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in “Risk Factors,” those discussed and identified in public filings made with the SEC by Betterware and the following:

●	geopolitical risk and changes in applicable laws or regulations;

●	the inability to profitably expand into new markets;

●	the possibility that Betterware may be adversely affected by other economic, business and/ or competitive factors;

●	financial performance;

●	operational risk;

●	litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on Betterware’s resources;

●	changes in our investment commitments or our ability to meet our obligations thereunder;

●	natural disaster-related losses which may not be fully insurable;

●	epidemics, pandemics and other public health crises, particularly the COVID-19 virus;

●	fluctuations in exchange rates between the Mexican peso and the United States dollar; and

●	changes in interest rates or foreign exchange rates.

Should one or more of these risks or uncertainties materialize, or should any of the assumptions made by the management of Betterware prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. All subsequent written and oral forward-looking statements addressed in this prospectus and attributable to Betterware or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this prospectus. Except to the extent required by applicable law or regulation, Betterware undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

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RISK FACTORS

An investment in our ordinary shares carries a significant degree of risk. You should carefully consider the following risk factors, together with all of the other information included in this prospectus, before making a decision to invest in our ordinary shares. The risks described below are those which Betterware believes are the material risks that they face. Some statements in this prospectus, including such statements in the following risk factors, constitute forward-looking statements. See the section entitled “Cautionary Note Regarding Forward-Looking Statements.” If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

Risks Related to Betterware’s Business

If Betterware is unable to retain its existing independent distributors and recruit additional distributors, its results of operations could be negatively affected.

Betterware distributes almost all of its products through its independent distributors and it depends on them directly for the sale of its products. Betterware’s distributors can terminate their services at any time, and it experiences high turnover among distributors from year to year. As a result, it needs to continue to retain existing and recruit additional independent distributors. To increase at attractive rates its revenue, Betterware must increase the number and/or the productivity of its distributors. Betterware’s operations would be harmed if it fails to generate continued interest and enthusiasm among its distributors and fails to attract new distributors, or if Betterware’s distributors are unable to operate due to internal or external factors, such as restrictions that the Mexican government may adopt as a consequence of the COVID-19 virus. See “Risk Factors— Outbreaks of disease and health epidemics, such as the recent COVID-19 virus (nCoV), could have affect our distributors, customers and ultimately, our results of operation.”

Although in the recent past Betterware experienced an increase in active distributors, it could experience declines in active distributors, including senior distributors at the manager and district director levels. The number of its active distributors, including those at the manager and district director level, may not increase and could decline in the future. Betterware’s operating results could be harmed if its existing and new business opportunities and products do not generate sufficient interest to retain existing distributors and attract new distributors. The number and productivity of Betterware’s distributors also depends on several additional factors, including:

●	adverse publicity regarding Betterware, its products, its distribution channel or its competitors;

●	failure to motivate Betterware’s distributors with new products;

●	the public’s perception of Betterware’s products;

●	competition for distributors from other direct selling companies;

●	the public’s perception of Betterware’s distributors and direct selling businesses in general; and

●	general economic and business conditions.

Betterware’s distributors are independent contractors and not employees. If regulatory authorities were to determine, however, on a facts and circumstances basis, that its distributors are legally its employees, Betterware could have significant liability under social benefit laws.

Betterware’s distributors are self-employed and are not its employees. Periodically, the question of the legal status of its distributors has arisen, usually with regard to possible coverage under social benefit laws that would require Betterware, and in most instances its distributors, to make regular contributions to social benefit funds. Betterware is positioned to address these questions in a satisfactory manner; nevertheless there could be a final determination adverse to it that could be substantial and materially adversely affect its business and financial condition.

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Failure of new products to gain distributors and market acceptance could harm Betterware’s business.

An important component of Betterware’s business is its ability to develop new products that create enthusiasm among its customers. If it fails to introduce new products planned for the future, its distributors’ productivity could be harmed. In addition, if any new products fail to gain market acceptance, are restricted by regulatory requirements, or have quality problems, this would harm its results of operations. Factors that could affect its ability to continue to introduce new products include, among others, government regulations, proprietary protections of competitors that may limit its ability to offer comparable products and any failure to anticipate changes in consumer tastes and buying preferences.

The loss of key high-level distributors could negatively impact Betterware’s consultant growth and its revenue.

As of December 31, 2019, Betterware had approximately 417,000 active associates and approximately 21,000 distributors, district managers and district directors. The district directors, together with their extensive networks of downline distributors, account for an important part of its net revenue. As a result, the loss of a high-level consultant or a group of leading distributors in the consultant’s network of downline distributors, whether by their own choice or through disciplinary actions by Betterware for violations of its policies and procedures, could negatively impact its consultant growth and its net revenue.

Betterware depends on multiple contract manufacturers to provide it with products, and the loss of the services provided by any of its manufacturers could harm its business and results of operations.

Betterware has outsourced product manufacturing functions to third-party contractors located in China and Mexico. In 2019, products supplied by Chinese manufacturers accounted for approximately 89% of Betterware’s revenues.

If these suppliers have unscheduled downtime or are unable to fulfill their obligations under these manufacturing agreements because of equipment breakdowns, natural disasters, health diseases or health epidemics, such as the COVID-19 virus, power failures, or any other cause, this could adversely affect Betterware’s overall operations and financial condition.

Although Betterware provides all of the formulations used to manufacture its products, Betterware has limited control over the manufacturing process itself. As a result, any difficulties encountered by the third-party manufacturer that result in product defects, production delays, cost overruns, or the inability to fulfill orders on a timely basis could have a material adverse effect on its business, financial condition and operating results.

Betterware is committed to providing high-quality products to its customers. With this in mind, Betterware works with third-party manufacturers that it believes can better provide it with products that comply with its quality standards within its time requirements. Currently, Chinese manufacturers are the primary suppliers that best meet Betterware’s requirements, and Betterware currently expects this trend to continue in future financial periods.

Failure of Betterware’s internet and its other technology initiatives to create sustained consultant enthusiasm and incremental cost savings could negatively impact its business.

Betterware has been developing and implementing a strategy to use the internet to sign up distributors and take orders for its products. In certain demographic markets it has experienced some success using Betterware’s internet strategy to improve its operating efficiency. However, any cost savings from its internet strategy may not prove to be significant, or Betterware may not be successful in adapting and implementing its strategy to other markets in which Betterware operates. This could result in its inability to service its distributors in the manner they expect.

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If Betterware’s industry, business or its products are subject to adverse publicity, its business may suffer.

Betterware is very dependent upon its distributors’ and the general public’s perception of the overall integrity of its business, as well as the safety and quality of its products and similar products distributed by other companies. The number and motivation of its distributors and the acceptance by the general public of our products may be negatively affected by adverse publicity regarding:

●	the legality of network-marketing systems in general or Betterware’s network-marketing system specifically;

●	the safety and quality of its products;

●	regulatory investigations of its products;

●	the actions of its distributors;

●	its management of its distributors; and

●	the direct selling industry.

Betterware’s markets are competitive, and market conditions and the strengths of competitors may harm its business.

The market for Betterware’s products is competitive. Its results of operations may be harmed by market conditions and competition in the future. Many competitors have much greater name recognition and financial resources than Betterware has, which may give them a competitive advantage. For example, Betterware’s products compete directly with branded, premium retail products. Betterware currently does not has significant patent or other proprietary protection, and competitors may introduce products with the same ingredients that Betterware uses in its products.

Betterware also competes with other companies for distributors. Some of these competitors have a longer operating history, better name recognition and greater financial resources than it does. Some of its competitors have also adopted and could continue to adopt some of Betterware’s successful business strategies. Consequently, to successfully compete in this market and attract and retain distributors, Betterware must ensure that its business opportunities and compensation plans are financially rewarding. Betterware may not be able to continue to successfully compete in this market for distributors.

Because of the costs and difficulties inherent in managing cross-border business operations, the Company’s results of operations may be negatively impacted.

Managing a business, operations, personnel or assets in another country is challenging and costly. Any management that the Company may have (whether based abroad or in the U.S.) may be inexperienced in cross-border business practices and unaware of significant differences in accounting rules, legal regimes and labor practices. Even with a seasoned and experienced management team, the costs and difficulties inherent in managing cross-border business operations, personnel and assets can be significant (and much higher than in a purely domestic business) and may negatively impact the Company’s financial and operational performance.

Goodwill and other intangible assets represent a significant portion of Betterware’s balance sheet and its operating results may suffer from possible impairments.

Goodwill and intangible assets in Betterware’s balance sheet derived from past business combinations carried out by Betterware, which are further explained in the notes to combined financial statements located elsewhere in this Registration Statement. Goodwill, intangible assets with indefinite useful lives, and intangible assets not yet available for use are tested for impairment at least annually, and whenever there is an indication that these assets may be impaired. In the case of an impairment, Betterware will take charges to its operating results based on these impairment assessment processes. In addition, future acquisitions may be made by Betterware and a portion of the purchase price of these acquisitions may be allocated to acquired goodwill and other intangible assets.

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We are dependent on information and communication technologies, and our systems and infrastructures face certain risks, including cybersecurity risks.

The operation of complex infrastructures and the coordination of the many actors involved in our operation require the use of several highly specialized information systems, including both our own information technology systems and those of third-party service providers, such as systems that monitor our operations or the status of our facilities, communication systems to inform the public, access control systems and closed circuit television security systems, infrastructure monitoring systems and radio and voice communication systems used by our personnel. In addition, our accounting and fixed assets, payroll, budgeting, human resources, supplier and commercial, hiring, payments and billing systems and our websites are key to our functioning. The proper functioning of these systems is critical to our operations and business management. These systems may, from time to time, require modifications or improvements as a result of changes in technology, the growth of our business and the functioning of each of these systems.

The risk of cyber-crime has been increasing, especially as infiltrating technology is becoming increasingly sophisticated. If we are unable to prevent a significant cyber-attack, such attack could materially damage our reputation and lead to regulatory penalties and financial losses.

We have implemented, among others, contingency procedures, backup systems, information and communication redundant systems, testing procedures, information technology auditing systems and network protection systems. However, these information technology systems cannot be completely protected against certain events such as natural disasters, fraud, computer viruses, hacking, communication failures, equipment breakdown, software errors and other technical problems. The occurrence of any of these events could disrupt our operations, resulting in increased costs, a decline in revenue and damage to our business in general, including, but not limited to harm to our public image.

In addition, our business operations routine involves gathering personal information about vendors, distributors, customers and employees among others, through the use of information technologies. Breaches of our systems or those of our third-party contractors, or other failures to protect such information, could expose such people’s personal information to unauthorized use. Any such event could give rise to a significant potential liability and reputational harm. As part of its risk management process, the Company is mapping the security measures on data privacy risks.

During 2019, we encountered an increased number of non-material phishing attacks attempts which consisted on fake e-mails requesting minor payments and/or confidential information. As mentioned, none of these attack were material nor had any major consequences for our operations or our customers.

A decline in our customers’ purchasing power or consumer confidence or in customers’ financial condition and willingness to spend could materially and adversely affect our business.

The sale of home organization products correlates strongly to the level of consumer spending generally, and thus is significantly affected by the general state of the economy and the ability and willingness of consumers to spend on discretionary items. Reduced consumer confidence and spending generally may result in reduced demand for Betterware’s products and limitations on its ability to maintain or increase prices. A decline in economic conditions or general consumer spending in any of its major markets could have a material adverse effect on its business, financial condition and results of operations.

The recent COVID-19 virus (nCoV), as well as any other public health crises that may arise in the future, is having and will likely continue to have a negative impact on retail industry and in our results of operation.

In late December 2019, a notice of pneumonia of unknown cause originating from Wuhan, Hubei province of China was reported to the World Health Organization. A novel COVID-19 virus (nCoV) was identified, with cases soon confirmed in multiple provinces in China, as well as in several other countries. The Chinese government placed Wuhan and multiple other cities in Hubei province under quarantine, with approximately 60 million people affected. On March 11, 2020, the World Health Organization declared the coronavirus outbreak a pandemic. The ongoing COVID-19 has resulted in several cities be placed under quarantine, increased travel restrictions from and to several countries, such as the U.S., China, Italy and Spain which had forced airlines to cancel flights and extended shutdowns of certain businesses in certain regions.

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The COVID-19 virus continues to impact worldwide economic activity and pose the risk that we or our employees, contractors, suppliers, customers and other business partners may be prevented from conducting certain business activities for an indefinite period of time, including due to shutdowns that may be requested or mandated by governmental authorities or otherwise elected by companies as a preventive measure. In addition, mandated government authority measures or other measures elected by companies as a preventive measures may lead to our consumers being unable to complete purchases or other activities. Furthermore, its impact on the global and local economies may also adversely impact consumer discretionary spending.

Given the uncertainty around the extent and timing of the potential future spread or mitigation and around the imposition or relaxation of protective measures, we cannot reasonably estimate the impact to our future results of operations, cash flows or financial condition. However, COVID-19 virus is having and will likely continue to have, for so long as the health crisis and the virus impact continue, a negative impact on retailers and in our results of operation.

The transition away from the London Interbank Offered Rate (LIBOR) could affect our ability to seek additional debt financing

In 2017, the United Kingdom’s Financial Conduct Authority announced that after 2021 it would no longer compel banks to submit the rates required to calculate the London Interbank Offered Rate (“LIBOR”). This announcement indicates that the continuation of LIBOR on the current basis cannot and will not be guaranteed after 2021. Consequently, at this time, it is not possible to predict whether and to what extent banks will continue to provide submissions for the calculation of LIBOR. Similarly, it is not possible to predict whether LIBOR will continue to be viewed as an acceptable market benchmark, what rate or rates may become accepted alternatives to LIBOR, or what the effect of any such changes in views or alternatives may be on the markets for LIBOR-indexed financial instruments.

If LIBOR ceases to exist or if the methods of calculating LIBOR change from their current form, interest rates on future indebtedness may be adversely affected. While we currently do not have financial instruments subject to LIBOR, there remains uncertainty regarding the future utilization of LIBOR and the nature of any replacement rate, and any potential effects of the transition away from LIBOR on certain instruments in to which we may enter in the future are not known.

Material weaknesses have been identified in Betterware’s internal control over financial reporting, and if we fail to establish and maintain proper and effective internal controls over financial reporting, our results of operations and our ability to operate our business may be harmed.

We are in the process of implementing Internal Control—Integrated Framework (2013 Framework) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) and as of December 31, 2019 management has identified material weaknesses associated with the components of COSO.

We are implementing Internal Control—Integrated Framework (2013 Framework) issued by the COSO, particularly regarding the documentation required to evidence the existence and effectiveness of the associated controls, as follows: (i) our control environment, as we did not maintain evidence of an effective control environment to enable the identification and mitigation of risks of accounting errors, (ii) our risk assessment, as we did not design and implement an effective risk assessment to identify and communicate appropriate objectives and fraud, and identifying and assessing changes in the business that could affect our system of internal controls, (iii) our control activities, as we did not design and implement effective control activities to adequately select and develop control activities and objectives for information and related technologies (COBIT), (iv) our information and communication, as we did not have sufficient documentation to evidence the processes and controls in place to ensure the adequate review over financial reporting, including journal entries, as well as the identification and evaluation of the severity of internal control deficiencies, including material weaknesses and (v) our monitoring activities, as we did not have the evidence to support the effectiveness of monitoring controls to ascertain whether the components of internal control are present and functioning.

Our remediation activities are ongoing and we will continue our initiatives to hire and train competent personnel, effectively implement our internal controls over financial reporting and further document our policies, procedures, and internal controls. We will also test the ongoing operating effectiveness of the new and existing controls in future periods; however, the material weaknesses cannot be considered completely remediated until the applicable controls have operated for a sufficient period of time and management has concluded, through testing, that these controls are operating effectively.

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Betterware’s failure to timely and effectively implement controls and procedures required by Section 404(a) of the Sarbanes-Oxley Act could have a material adverse effect on its business.

As an emerging growth company, we are not required to obtain an attestation report of our registered public accounting firm due to a transition period established by rules of the SEC for newly public companies. For so long as we qualify as an “emerging growth company” as defined under the JOBS Act, our independent registered accounting firm is not required to issue an attestation report on our internal control over financial reporting. Betterware will be required to provide management’s assessment on internal controls as of December 31, 2020. The requirements for a public company under Section 404(a) of the Sarbanes-Oxley Act are significantly more stringent than those required of Betterware as a privately-held company. Management may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements. If the Company is not able to implement the additional requirements of Section 404(a) in a timely manner or with adequate compliance, it may not be able to assess whether its internal controls over financial reporting are effective, which may subject it to adverse regulatory consequences and could harm investor confidence and the market price of its securities.

Betterware’s management has limited experience in operating a public company. Any failure to comply or adequately comply with federal securities laws, rules or regulations could subject us to fines or regulatory actions, which may materially adversely affect our business, results of operations and financial condition.

Betterware’s executive officers have limited experience in the management of a publicly traded company. Betterware’s management team may not successfully or effectively manage the Business Combination that is subject to significant regulatory oversight and reporting obligations under federal securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities which will result in less time being devoted to the management and growth of the Company. Betterware currently may not have a complement of personnel with the appropriate level of knowledge, experience, and training in the accounting policies, practices or internal controls over financial reporting required of public companies in the United States. The implementation of accounting standards and controls necessary for the Company to achieve the level of quality of financial reporting required of a public company in the United States may require costs greater than expected. It is possible that the Company will be required to expand its employee base and hire additional employees to support its operations as a public company which will increase its operating costs in future periods.

Our business and results of operations may be adversely affected by the increased strain on our resources from complying with the reporting, disclosure and other requirements applicable to public companies in the United States promulgated by the U.S. Government, Nasdaq or other relevant regulatory authorities.

Compliance with existing, new and changing corporate governance and public disclosure requirements adds uncertainty to our compliance policies and increases our costs of compliance. Changing laws, regulations and standards include those relating to accounting, corporate governance and public disclosure, including the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Sarbanes-Oxley Act of 2002, new U.S. Securities and Exchange Commission (“SEC”) regulations and the Nasdaq listing guidelines. These laws, regulations and guidelines may lack specificity and are subject to varying interpretations. Their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. In particular, compliance with Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”) and related regulations regarding required assessment of internal controls over financial reporting and our external auditor’s audit of that assessment, requires the commitment of significant financial and managerial resources. We also expect the regulations to increase our legal and financial compliance costs, making it more difficult to attract and retain qualified officers and members of our board of directors, particularly to serve on our audit committee, and make some activities more difficult, time-consuming and costly.

Existing, new and changing corporate governance and public disclosure requirements could result in continuing uncertainty regarding compliance matters and higher costs of compliance as a result of ongoing revisions to such governance standards. Our efforts to comply with evolving laws, regulations and standards have resulted in, and are likely to continue to result in, increased general and administrative expenses. In addition, new laws, regulations and standards regarding corporate governance may make it more difficult for our company to obtain director and officer liability insurance. Further, our board members and senior management could face an increased risk of personal liability in connection with their performance of duties. As a result, we may face difficulties attracting and retaining qualified board members and senior management, which could harm our business. If we fail to comply with new or changed laws or regulations and standards differ, our business and reputation may be harmed.

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Betterware’s controlling shareholder may have interests that conflict with your interests.

As of December 31, 2019, Campalier and Forteza indirectly owned, through Invex Security Trust, approximately 99.99% of the outstanding common stock of Betterware. As of the Business Combination, Campalier and Forteza indirectly own approximately 74.5% of the outstanding common stock of Betterware. See “The Business Combination.”

Accordingly, Campalier and Forteza currently exercise, and for the foreseeable future will exercise, significant influence over its board of directors and business and operations. The interests of Campalier and Forteza could conflict with your interests as a holder of shares.

Risks Related to Mexico

Currency exchange rate fluctuations, particularly with respect to the US dollar/Mexican peso exchange rate, could lower margins.

The value of the Mexican peso has been subject to significant fluctuations with respect to the U.S. dollar in the past and may be subject to significant fluctuations in the future. Historically, Betterware has been able to raise their prices generally in line with local inflation, thereby helping to mitigate the effects of devaluations of the Mexican peso. However, Betterware may not be able to maintain this pricing policy in the future, or future exchange rate fluctuations may have a material adverse effect on its ability to pay its suppliers.

Given Betterware’s inability to predict the degree of exchange rate fluctuations, it cannot estimate the effect these fluctuations may have upon future reported results, product pricing or its overall financial condition. Although Betterware attempts to reduce its exposure to short-term exchange rate fluctuations by using foreign currency exchange contracts, it cannot be certain that these contracts or any other hedging activity will effectively reduce exchange rate exposure. In particular, BTW currently employs a hedging strategy comprised of forwards U.S. dollar–Mexican peso derivatives that are designed to protect it against devaluations of the Mexican peso. As of the date of this prospectus, the hedging contracts cover 100% of the product needs as of April 2021. In addition, Betterware generally purchases its hedging instruments on a rolling twelve-month basis; instruments protecting it to the same or a similar extent may not be available in the future on reasonable terms. Unprotected declines in the value of the Mexican peso against the U.S. dollar will adversely affect its ability to pay its dollar-denominated expenses, including its supplier obligations.

Any adverse changes in Betterware’s business operations in Mexico would adversely affect its revenue and profitability.

Betterware’s revenue is generated in Mexico. Various factors could harm Betterware’s business in Mexico. These factors include, among others:

●	worsening economic conditions, including a prolonged recession in Mexico;

●	fluctuations in currency exchange rates and inflation;

●	longer collection cycles;

●	potential adverse changes in tax laws;

●	changes in labor conditions;

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●	burdens and costs of compliance with a variety of laws;

●	political, social and economic instability;

●	increases in taxation; and

●	outbreaks of disease and health epidemics, such as the COVID-19 virus.

Economic and political developments in Mexico and the United States may adversely affect Mexican economic policy.

Economic conditions in Mexico are highly correlated with economic conditions in the United States due to the physical proximity and the high degree of economic activity between the two countries generally, including the trade facilitated by NAFTA and USMCA, the successor agreement to NAFTA. As a result, political developments in the United States, including changes in the administration and governmental policies, can also have an impact on the exchange rate between the U.S. dollar and the Mexican peso, economic conditions in Mexico and the global capital markets.

On November 30, 2018, the presidents of Mexico, the United States and Canada signed the USMCA, which has now been ratified by all members. NAFTA will remain in place until the USMCA is implemented by all three members. Any increase of import tariffs resulting from the implementation of the USMCA or the re-negotiation or termination of NAFTA could make it economically unsustainable for U.S. companies to import certain products if they are unable to transfer those additional costs onto consumers, which would increase the Company’s expenses and decrease its revenues, even if domestic and international prices for its products remain constant. Higher tariffs on products that the Company may export to the United States could also require the Company to renegotiate its contracts or lose business, resulting in a material adverse impact on the Company’s business and results of operations. In addition, because the Mexican economy is heavily influenced by the U.S. economy, policies that may be adopted by the U.S. government may adversely affect economic conditions in Mexico. These developments could in turn have an adverse effect on the Company’s financial condition, results of operations and ability to repay its debt.

Mexico is an emerging market economy, with attendant risks to Betterware’s results of operations and financial condition.

The Mexican government has exercised, and continues to exercise, significant influence over the Mexican economy. Accordingly, Mexican governmental actions concerning the economy and state-owned enterprises could have a significant impact on Mexican private sector entities in general, as well as on market conditions, prices and returns on Mexican securities. The national elections held on July 2, 2018 ended six years of rule by the Institutional Revolutionary Party or PRI with the election of President Andres Manuel Lopez Obrador, a member of the Morena Party, and resulted in the increased representation of opposition parties in the Mexican Congress and in mayoral and gubernatorial positions. Although there have not yet been any material adverse repercussions resulting from this political change, multiparty rule is still relatively new in Mexico and could result in economic or political conditions that could materially and adversely affect Betterware’s operations. Betterware cannot predict the impact that this new political landscape will have on the Mexican economy. Furthermore, Betterware’s financial condition, results of operations and prospects and, consequently, the market price for its share, may be affected by currency fluctuations, inflation, interest rates, regulation, taxation, social instability and other political, social and economic developments in or affecting Mexico.

The Mexican economy in the past has suffered balance of payment deficits and shortages in foreign exchange reserves. There are currently no exchange controls in Mexico; however, Mexico has imposed foreign exchange controls in the past. Pursuant to the provisions of the United States-Mexico-Canada Agreement, if Mexico experiences serious balance of payment difficulties or the threat thereof in the future, Mexico would have the right to impose foreign exchange controls on investments made in Mexico, including those made by U.S. and Canadian investors.

Securities of companies in emerging market countries tend to be influenced by economic and market conditions in other emerging market countries. Emerging market countries, including Argentina and Venezuela, have recently been experiencing significant economic downturns and market volatility. These events could have adverse effects on the economic conditions and securities markets of other emerging market countries, including Mexico.

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Mexico may experience high levels of inflation in the future, which could affect Betterware’s results of operations.

During most of the 1980s and during the mid- and late-1990s, Mexico experienced periods of high levels of inflation, although the country has had stable inflation during the last five years. The annual rates of inflation for the last five years as measured by changes in the National Consumer Price Index, as provided by Banco de Mexico, were:

2019	2.8%
2018	4.8%
2017	6.8%
2016	3.4%
2015	2.1%
2014	4.1%

A substantial increase in the Mexican inflation rate would have the effect of increasing some of Betterware’s costs, which could adversely affect its results of operations and financial condition.

Mexico has experienced a period of increasing criminal activity, which could affect the Company’s operations.

In recent years, Mexico has experienced a period of increasing criminal activity, primarily due to the activities of drug cartels and related criminal organizations. In response, the Mexican Government has implemented various security measures and has strengthened its military and police forces aimed at decreasing incidents of theft and other criminal activity. Despite these efforts, criminal activity continues to exist in Mexico. These activities, their possible escalation and the violence associated with them, in an extreme case, may have a negative impact on the Company’s financial condition and results of operations.

The regulatory environment in which Betterware operates is evolving, and its operations may be modified or otherwise harmed by regulatory changes, subjective interpretations of laws or an inability to work effectively with national and local government agencies.

Although Betterware reviews applicable local laws in developing its plans, its efforts to comply with them may be harmed by an evolving regulatory climate and subjective interpretation of laws by the authorities. Any determination that Betterware’s operations or activities are not in compliance with applicable regulations could negatively impact its business and its reputation with regulators in the markets in which Betterware operates.

Laws and regulations may restrict Betterware’s direct sales efforts and harm its revenue and profitability.

Various government agencies throughout the world regulate direct sales practices. These laws and regulations are generally intended to prevent fraudulent or deceptive schemes, often referred to as “pyramid” schemes, that compensate participants for recruiting additional participants irrespective of product sales and/or which do not involve legitimate products. The laws and regulations in Betterware’s current markets often:

●	impose on it order cancellations, product returns, inventory buy-backs and cooling-off rights for consumers and distributors;

●	require it or its distributors to register with governmental agencies;

●	impose on it reporting requirements to regulatory agencies; and/or

●	require it to ensure that distributors are not being compensated solely based upon the recruitment of new distributors.

Complying with these sometimes inconsistent rules and regulations can be difficult and requires the devotion of significant resources on Betterware’s part.

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In addition, Mexico could change its laws or regulations to negatively affect or prohibit completely network or direct sales efforts. Government agencies and courts in Mexico may also use their powers and discretion in interpreting and applying laws in a manner that limits Betterware’s ability to operate or otherwise harms its business. If any governmental authority were to bring a regulatory enforcement action against Betterware that interrupts Betterware’s business, its revenue and earnings would likely suffer.

You may have difficulty enforcing your rights against Betterware and its directors and executive officers.

Betterware is a company incorporated in Mexico. Most of its directors and executive officers are non-residents of the U.S. You may be unable to effect service of process within the U.S. on Betterware, its directors and executive officers. In addition, as all of its assets and substantially all of the assets of its directors and executive officers are located outside of the U.S., you may be unable to enforce against BTW and its directors and executive officers judgments obtained in the U.S. courts, including judgments predicated upon civil liability provisions of the U.S. federal securities laws or state securities laws. There is also doubt as to the enforceability, in original actions in Mexican courts, of liabilities including those predicated solely on U.S. federal securities laws and as to the enforceability in Mexican courts of judgments of U.S. courts obtained in actions, including those predicated upon the civil liability provisions of U.S. federal securities laws. There is no bilateral treaty currently in effect between the United States and Mexico that covers the reciprocal enforcement of civil foreign judgments. In the past, Mexican courts have enforced judgments rendered in the United States by virtue of the legal principles of reciprocity and comity, consisting of the review in Mexico of the United States judgment, in order to ascertain, among other matters, whether Mexican legal principles of due process and public policy (orden público) have been complied with, without reviewing the merits of the subject matter of the case.

Risks Related to the Business Combination

If the Business Combination’s benefits do not meet the expectations of investors or securities analysts, the market price of Betterware’s securities may decline.

If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of the Company’s securities may decline.

Fluctuations in the price of the Company’s securities could contribute to the loss of all or part of your investment. If an active market for the Company’s securities develops and continues, the trading price of the Company’s securities could be volatile and subject to wide fluctuations in response to various factors, some of which will be beyond the company’s control. Any of the factors listed below could have a material adverse effect on your investment in the Betterware’s securities and such securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of the Company’s securities may not recover and may experience a further decline.

Factors affecting the trading price of the Company’s securities may include:

●	actual or anticipated fluctuations in the Company’s quarterly financial results or the quarterly financial results of companies perceived to be similar to it;

●	changes in the market’s expectations about the Company’s operating results;

●	success of competitors;

●	the Company’s operating results failing to meet the expectation of securities analysts or investors in a particular period;

●	changes in financial estimates and recommendations by securities analysts concerning the Company;

●	operating and share price performance of other companies that investors deem comparable to the Company;

●	the Company’s ability to market new and enhanced products on a timely basis;

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●	changes in laws and regulations affecting the Company’s business;

●	the Company’s ability to meet compliance requirements;

●	commencement of, or involvement in, litigation involving the Company;

●	changes in the Company’s capital structure, such as future issuances of securities or the incurrence of additional debt;

●	the volume of the Company shares available for public sale;

●	any major change in the Company’s board of directors or management;

●	sales of substantial amounts of the Company shares by the Company’s directors, executive officers or significant shareholders or the perception that such sales could occur; and

●	general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of the Company’s securities irrespective of the Company’s operating performance. The stock market in general, and Nasdaq in particular, have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of the Company’s securities, may not be predictable. A loss of investor confidence in the market for retail stocks or the stocks of other companies which investors perceive to be similar to the Company could depress the Company’s share price regardless of the Company’s business, prospects, financial conditions or results of operations. A decline in the market price of the Company’s securities also could adversely affect the Company’s ability to issue additional securities and the Company’s ability to obtain additional financing in the future.

The warrants and the unit purchase option are exercisable for securities of the Company, which would increase the number of shares eligible for future resale in the public market and result in dilution to the Company’s shareholders.

At Closing, DD3’s outstanding warrants automatically converted into warrants to purchase an aggregate of 5,804,125 Company shares and are exercisable in accordance with the terms of the warrant agreement governing those securities, and the unit purchase option automatically converted into an option to purchase the same number of Company securities underlying such units and is expected to become exercisable in accordance with its terms which, if exercised, will result in the issuance of 250,000 Company shares and warrants to purchase an additional 250,000 Company shares. The warrants became exercisable on April 12, 2020 and will expire on March 25, 2025 at 5:00 p.m., New York City time, or earlier upon redemption or liquidation. The unit purchase option was exercisable as of Closing and will expire at 5:00 p.m., Eastern time, on October 11, 2023. The exercise price of the warrants is $11.50 per share, or US$66,747,438, in the aggregate for all shares underlying these warrants, and the exercise price of the unit purchase option is $10.00 per unit, or $2,500,000 in the aggregate, in each case assuming none of the securities are exercised through “cashless” exercise.

To the extent the warrants and the unit purchase option (and the underlying securities) are exercised, additional Company shares will be issued, which will result in dilution to the shareholders of the Company and increase the number of Company shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that such securities may be exercised could adversely affect the market price of the Company shares.

The exercise of registration rights may adversely affect the market price of the Company shares.

In connection with the Business Combination, the Company, DD3 and certain security holders of the Company (the “Holders”) entered into the Registration Rights Agreement, dated as of March 11, 2020 (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, such holders can demand that the Company register certain of the Company’s securities they received in connection with the Business Combination, to include Company shares and warrants and the Company shares issuable upon exercise of such warrants. The Company will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of the Company shares and the Company warrants.

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Mexican law will likely govern many of the Company’s material agreements and the Company may not be able to enforce its legal rights.

In connection with the Business Combination, DD3 re-domiciled out of the British Virgin Islands and continued as a company incorporated under the laws of Mexico. As a consequence of such re-domiciliation, Mexican law will likely govern many of the Company’s material agreements. The system of laws and the enforcement of existing laws in Mexico may not be as certain in implementation and interpretation as in the United States or the British Virgin Islands. The inability to enforce or obtain a remedy under any of the Company’s future agreements could result in a significant loss of business, business opportunities or capital. Any such reincorporation may subject the Company to foreign regulations that could materially and adversely affect the Company’s business.

Our shareholders may sell a substantial amount of Betterware’s shares, and these sales could cause the price of the securities to fall.

As of the Business Combination, there are 34,451,020 Company shares outstanding. All of the Company’s shares held by former DD3 shareholders will be freely transferable, except for any shares held by Betterware’s “affiliates,” as that term is defined in Rule 144 under the Securities Act, and those shares that remain subject to escrow restrictions pursuant to the escrow agreement entered into by former DD3 shareholders in connection with DD3’s initial public offering. Following completion of the Business Combination, approximately 87.7% of the outstanding Company shares are held by entities affiliated with Betterware and its executive officers and directors.

Sales of substantial amounts of the Company shares in the public market after the Business Combination, or the perception that such sales will occur, could adversely affect the market price of the Company shares and make it difficult for the Company to raise funds through securities offerings in the future.

Betterware may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and share price, which could cause you to lose some or all of your investment.

Betterware may be forced to later write-down or write-off assets, restructure its operations, or incur impairment or other charges that could result in the Company reporting losses. Even though these charges may be non-cash items and not have an immediate impact on the Company’s liquidity, the fact that the Company reports charges of this nature could contribute to negative market perceptions about the Company or its securities. In addition, charges of this nature may cause the Company to violate net worth or other covenants to which it may be subject or to be unable to obtain future financing on favorable terms or at all.

Risks Related to Ownership of our Ordinary Shares

As a “foreign private issuer” under the rules and regulations of the SEC, Betterware is permitted to, and is expected to, file less or different information with the SEC than a company incorporated in the United States or otherwise subject to these rules and is expected to follow certain home country corporate governance practices in lieu of certain Nasdaq requirements applicable to U.S. issuers.

Betterware is considered a “foreign private issuer” under the Exchange Act and therefore exempt from certain rules under the Exchange Act, including the proxy rules, which impose certain disclosure and procedural requirements for proxy solicitations for U.S. and other issuers. Moreover, the Company is not required to file periodic reports and financial statements with the SEC as frequently or within the same time frames as U.S. companies with securities registered under the Exchange Act. Betterware currently prepares its financial statements in accordance with IFRS. The Company is not required to file financial statements prepared in accordance with or reconciled to U.S. GAAP so long as its financial statements are prepared in accordance with IFRS. The Company is not required to comply with Regulation FD, which imposes restrictions on the selective disclosure of material information to shareholders. In addition, the Company’s officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of Company securities.

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In addition, as a “foreign private issuer” whose shares are listed on Nasdaq, the Company is permitted to, and is expected to, follow certain home country corporate governance practices in lieu of certain Nasdaq requirements. A foreign private issuer must disclose in its annual reports filed with the SEC each Nasdaq requirement with which it does not comply followed by a description of its applicable home country practice. As a Mexican corporation listed on Nasdaq, the Company is expected to follow its home country practice with respect to the composition of its board of directors and nominations committee and executive sessions. Unlike the requirements of Nasdaq, the corporate governance practices and requirements in Mexico do not require the Company to have a majority of its board of directors to be independent; do not require the Company to establish a nominations committee; and do not require the Company to hold regular executive sessions where only independent directors shall be present. Such home country practices of Mexico may afford less protection to holders of Company shares.

The Company could lose its status as a “foreign private issuer” under current SEC rules and regulations if more than 50% of the Company’s outstanding voting securities become directly or indirectly held of record by U.S. holders and one of the following is true: (i) the majority of the Company’s directors or executive officers are U.S. citizens or residents; (ii) more than 50% of the Company’s assets are located in the United States; or (iii) the Company’s business is administered principally in the United States. If the Company loses its status as a foreign private issuer in the future, it will no longer be exempt from the rules described above and, among other things, will be required to file periodic reports and annual and quarterly financial statements as if it were a company incorporated in the United States. If this were to happen, the Company would likely incur substantial costs in fulfilling these additional regulatory requirements and members of the Company’s management would likely have to divert time and resources from other responsibilities to ensuring these additional regulatory requirements are fulfilled.

Betterware qualifies as an emerging growth company within the meaning of the Securities Act, and if it takes advantage of certain exemptions from disclosure requirements available to emerging growth companies, which could make the Company’s securities less attractive to investors and may make it more difficult to compare the Company’s performance to the performance of other public companies.

Betterware qualifies as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the JOBS Act. As such, the Company is eligible for and intends to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as it continues to be an emerging growth company, including (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act, (ii) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (iii) reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements. The Company will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which the market value of its ordinary shares that are held by non-affiliates exceeds $700 million as of June 30 of that fiscal year, (ii) the last day of the fiscal year in which it has total annual gross revenue of $1.07 billion or more during such fiscal year (as indexed for inflation), (iii) the date on which it has issued more than $1 billion in non-convertible debt in the prior three-year period or (iv) the last day of the fiscal year following the fifth anniversary of the date of the first sale of DD3’s ordinary shares in its initial public offering. In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as the Company is an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. DD3 has elected not to opt out of such extended transition period and, therefore, the Company may not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. Investors may find the Company shares less attractive because the Company will rely on these exemptions, which may result in a less active trading market for the Company shares and their price may be more volatile.

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If securities or industry analysts do not publish or cease publishing research or reports about Betterware, its business, or its market, or if they change their recommendations regarding the Company shares adversely, the price and trading volume of the Company shares could decline.

The trading market for the Company shares is influenced by the research and reports that industry or securities analysts may publish about the Company, its business, market or competitors. Securities and industry analysts do not currently, and may never, publish research on the Company. If no securities or industry analysts commence coverage of the Company, the price and trading volume of the Company shares would likely be negatively impacted. If any of the analysts who may cover the Company change their recommendation regarding the Company shares adversely, or provide more favorable relative recommendations about the Company’s competitors, the price of the Company shares would likely decline. If any analyst who may cover the Company were to cease coverage of the Company or fail to regularly publish reports on it, the Company could lose visibility in the financial markets, which in turn could cause its share price or trading volume to decline.

There can be no assurance that Betterware will be able to comply with the continued listing standards of Nasdaq.

Betterware’s shares are listed on Nasdaq under the symbol “BWMX.” If Nasdaq delists the Company’s securities from trading on its exchange for failure to meet the listing standards, the Company and its shareholders could face significant material adverse consequences including:

●	a limited availability of market quotations for the Company’s securities;

●	a determination that the Company shares are “penny stock” which will require brokers trading in the Company shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for the Company shares;

●	a limited amount of analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

If Betterware is characterized as a passive foreign investment company, or a PFIC, adverse U.S. federal income tax consequences may result for U.S. holders of Company shares.

Based on the projected composition of its income and assets, including goodwill, it is not expected that the Company will be a PFIC for its taxable year that includes the date of the Merger or in the foreseeable future. However, the tests for determining PFIC status are applied annually after the close of the taxable year, and it is difficult to predict accurately future income and assets relevant to this determination. Accordingly, there can be no assurance that the Company will not be considered a PFIC for any taxable year.

If the Company is a PFIC for any year during which a U.S. holder holds Company shares, a U.S. holder generally would be subject to additional taxes (including taxation at ordinary income rates and an interest charge) on any gain realized from a sale or other disposition of the Company shares and on any “excess distributions” received from the Company. Certain elections may be available that would result in alternative treatments of the Company shares.

We urge U.S. holders to consult their own tax advisors regarding the possible application of the PFIC rules to the ownership of Company shares.

An investor may be subject to adverse U.S. federal income tax consequences in the event the IRS were to disagree with the U.S. federal income tax consequences described herein.

The Tax Cuts and Jobs Act of 2017, or the TCJA, and was signed into law on December 22, 2017. The TCJA changes many of the U.S. corporate and international tax provisions, and certain of the provisions are unclear. No ruling has been or will be requested from the IRS as to any U.S. federal income tax consequences described herein. The IRS may disagree with the descriptions of U.S. federal income tax consequences contained herein, and its determination may be upheld by a court. Any such determination could subject an investor or the Company to adverse U.S. federal income tax consequences that would be different than those described herein. Accordingly, each prospective investor is urged to consult a tax advisor with respect to the specific tax consequences of the acquisition, ownership and disposition of DD3’s or the Company’s securities, including the applicability and effect of state, local or non-U.S. tax laws, as well as U.S. federal tax laws.

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The Amended and Restated Charter of Betterware provides for the exclusive jurisdiction of the federal courts in Mexico City, Mexico for substantially all disputes between the Company and its shareholders, which could limit Company shareholders’ ability to obtain a favorable judicial forum for disputes with the Company or its directors, officers, other employees or shareholders.

The Amended and Restated Charter of the Company provides for the exclusive jurisdiction of the federal courts located in Mexico City, Mexico for the following civil actions:

●	any action between the Company and its shareholders; and

●	any action between two or more shareholders or groups of shareholders of the Company regarding any matters relating to the Company.

This exclusive jurisdiction provision may limit a shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company or any of its directors, officers, other employees or shareholders, which may discourage lawsuits with respect to such claims, although the Company’s shareholders will not be deemed to have waived the Company’s compliance with U.S. federal securities laws and the rules and regulations thereunder applicable to foreign private issuers. Alternatively, if a court were to find the exclusive jurisdiction provision contained in the Amended and Restated Charter to be inapplicable or unenforceable in an action, the Company may incur additional costs associated with resolving such action in other jurisdictions, which could harm the Company’s business, operating results and financial condition. The exclusive jurisdiction provision would not prevent derivative shareholder actions based on claims arising under U.S. federal securities laws from being raised in a U.S. court and would not prevent a U.S. court from asserting jurisdiction over such claims. However, there is uncertainty whether a U.S. court would enforce the exclusive jurisdiction provision for actions for breach of fiduciary duty and other claims.

The anti-takeover protections included in our Bylaws and others provided under Mexican Law may deter potential acquirors

Our bylaws provide that, subject to certain exceptions as explained below, prior written approval from the board of directors shall be required for any person, or group of persons to acquire, directly or indirectly, any of our common shares or rights to our common shares, by any means or under any title whether in a single event or in a set of consecutive events, such that its total shares or rights to shares would represent 20% or more of our outstanding shares.

These provisions could make it substantially more difficult for a third party to acquire control of us. These provisions in our bylaws may discourage certain types of transactions involving the acquisition of our securities. These provisions could discourage transactions in which our shareholders might otherwise receive a premium for their shares over the then current market price. Holders of our securities who acquire shares in violation of these provisions will not be able to vote, or receive dividends, distributions or other rights in respect of, these securities and would be obligated to pay us a penalty. For a description of these provisions, see “Item 10. Additional Information—Bylaws——Anti-takeover Protections.”

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USE OF PROCEEDS

We do not know whether the holders of the warrants will exercise any of the warrants. If all of the warrants described in this prospectus are exercised in full, we will issue 5,804,125 ordinary shares and we will receive aggregate net proceeds of approximately US$66,747,438. The Company has recently repurchased 1,540,288 warrants. As of the date of this prospectus, the outstanding number of warrants is 4,263,837. Therefore, if all of the outstanding warrants are exercised in full, we will issue 4,263,837 ordinary shares and we will receive aggregate net proceeds of approximately US$49,034,125. We intend to use the proceeds from any exercise of the warrants for general corporate purposes.

The selling shareholders will receive all of the proceeds from the sale of any ordinary shares sold by them pursuant to this prospectus. We will not receive any proceeds from these sales.

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BUSINESS

This section sets forth certain information on our business and certain of our financial and operating information appearing elsewhere in this prospectus. It may not contain all the information about us that may be important to you, and we urge you to read the entire prospectus carefully, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated and combined financial statements included elsewhere in this prospectus.

Company Overview

Founded in 1995, Betterware is a leading direct-to-customer company in Mexico. Betterware is focused on the home organization segment, with a wide product portfolio including home solutions, kitchen and food preservation, technology and mobility, among other categories.

Betterware sells its products through nine catalogues published throughout the year (approximately six weeks outstanding each) with an offer of approximately 400 products per catalogue. Betterware constantly innovates introducing approximately 300 products every year, representing 10% – 15% of the products in a catalogue. All of the products are Betterware branded with unique characteristics and manufactured by +200 certified producers in Mexico and China, and then delivered to Betterware’s warehouses in Guadalajara, Jalisco where they process and pack the products.

Betterware sells its products through a unique two-tier sales model that is comprised of more than 438,000 Distributors and Associates across Mexico, that serve +3 million households every six weeks in +800 communities. The Distributors and Associates are monitored tightly through an in-house developed business intelligence platform that tracks weekly performance and has a detailed mapping system of the country to identify potential areas to penetrate and increase the network.

Betterware’s business model is tailored to Mexico’s unique geographic, demographic and economic dynamics, where communities are small and scattered across the country, with very low retail penetration and difficult to fulfill last mile logistics, middle-income consumers are emerging. Additionally, the business model is resilient to economic downturns given low average sales price to consumers and also because being a Distributor or Associate represents an additional source of income for households. As a result, Betterware’s operations are not subject to significant seasonal fluctuations.

Betterware has a zero last mile cost, with its Distributors and Associates delivering the products to the final consumers.

Betterware has shown long term sustainable double-digit growth rates in revenue and EBITDA and has built a platform that can grow locally and in other regions.

Industry Overview

Direct selling is a retail channel used by top global brands, the market serves all types of goods and services, including healthcare, jewelry, cookware, nutritionals, cosmetics, housewares, energy and insurance, among others.

The direct selling channel differs from broader retail in an important way mainly due to the avenue where entrepreneurial-minded individuals can work independently to build a business with low start-up and overhead costs.

Direct selling representatives work on their own but are affiliated with a company that uses the channel, retaining the freedom to run a business and have other sources of income.

An important number of representatives join direct selling companies because they enjoy their products or services and want to purchase them at a discount. Some others decide to market these offerings to friends, family and others and earn discounts from their sales.

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Competitive Strengths

Unique Business Intelligence and Data Analytics Unit

Betterware’s in-house business intelligence unit plays a crucial role within the operations and strategy of the company. The unit’s team is comprised of geographers, anthropologists, actuaries, and more, in order to diversify the way of thinking and create the best analyses and business strategies.

The main functions of the business intelligence unit are:

1.	Clear strategy development

2.	Tight Monitoring

3.	Product Intelligence

Product Development and Innovation Program

●	The Company offers a product portfolio with great depth in the home organization segment through six different categories; kitchen and food preservation, home solutions, bathroom, laundry & cleaning, tech and mobility and bedroom

●	Constant product innovation is engaged by Betterware through refreshing its catalogue content and attracting clients’ repeated purchases

●	The Company has a team focused solely in performing industry analyses and product development and monitoring backed by the data analytics unit’s commercial strategy

Distributors and Associates Network & Loyalty and Reward Programs

●	Betterware has a unique two-tier sales model and one of the most robust networks with more than 21,000 Distributors and 417,000 Associates as of December 31, 2019

●	The Company’s Distributors and Associates serve around 3 million households every six weeks in 800 communities across Mexico

●	The Company has a remarkable rewards program that attracts, retains, and motivates Distributors and Associates through product discounts, Betterware Points, trips, gifts and more.

Unparalleled Logistics and Supply Chain Platform

●	All of Betterware’s products are manufactured by more than 200 third party factories certified under the Company’s quality standards.

●	The Company’s warehousing practices includes a 80-day service level inventory.

●	Betterware distributes all products from its distribution center in Guadalajara, Mexico.

●	Distributors personally deliver orders to each of its associates, thus eliminating last mile costs for the Company

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Experienced Management& Meritocratic Culture

●	Betterware’s president has more than 25 years of experience in the direct-to-consumer selling sector across the Americas and a strong track record of delivering value to its shareholders with commitment to excellence

●	Top management has been with the Company 6 years on average

●	The company’s culture is based on the following principles

1.	Result driven management:

o	Incentives based on results

o	Highly professional operation and no bureaucracy

2.	Meritocratic culture:

o	Culture focused on solutions, delivery, discipline and commitment

3.	Closeness to salesforce:

o	Management are close and visible to Distributors and Associates

o	Open office spaces for efficient flow of information and data allows fast decision making

●	As of December 31, 2019, the operating team had a 674-headcount.

Growth Strategies

The company has a clear and executable plan for growth, which includes organic and inorganic initiatives. The main strategies divided by timeline are the following:

●	Short Term

1.	Web marketing/E-commerce

2.	Increase Service Capacity

o	A new headquarters campus is under construction.

●	Medium Term

1.	New Product Line

2.	International Expansion to Latin America

3.	Strategic Acquisitions

Offerings

The living spaces in our target communities are on a decreasing size trend. Hence it is becoming more and more important to optimize the organization within our living spaces and hectic lifestyles. The Company offers a unique and innovative product portfolio with great depth in the home organization segment focused on providing everyday solutions for modern spaces.

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●	The company offers its products through 8 different categories; including kitchen and food preservation, home solutions, bathroom, laundry and cleaning, tech and mobility and bedroom

●	Products are sold through catalogues that offer approximately 400 products. Each catalogue has extensive consumer reading behavior analysis to ensure that the content is distributed in the most efficient way and purchase potential is maximized

●	Constant product innovation introducing approximately 300 new products every year and development is conducted where the focus is on refreshing catalogue content and attracting repeated purchases from clients

●	The Company employs an efficient pricing strategy focused in maximizing revenue and margins and minimizing inventory losses

●	The Company has a team focused solely on performing industry analyses and monitoring backed by the data analytics unit commercial market strategy

Logistics Infrastructure and Supply Chain

Customers

●	Betterware is 100% committed to providing products to its customers that serve as everyday solutions for modern space organization. Betterware also has the objective of providing products that are accessible to anyone. With these objectives in mind, the Company’s target market is all households in Mexico, with a focus on the C and D socioeconomic segments

●	Most of the Company’s end customers are adult men and women with the desire of optimizing their homes organization

Sales & Marketing

Betterware does not rely on significant traditional advertising expenditures to drive net sales since Distributors and Associates distribute its catalogues directly to customers, thus making the sales catalog design and printing an important selling expense representing 4% of net revenue. Some of the main advertising costs incurred by the Company include social media and transit advertising in bus lines and subways that represent 0.3% of net revenue.

Betterware establishes and maintains credibility primarily through the quality of their products, their customer service and the attractiveness of their pricing.

Research & Development

●	The Company performs constant product innovation with the objectives of refreshing its catalogue content and attracting clients’ repeated purchases

●	The Company has a team focused solely on performing industry analyses, product development and monitoring of products

●	Product development is backed by the data analytics unit’s commercial strategy

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Organizational Structure

The following diagram depicts the current organizational structure of Betterware:

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Stockholders of the Company should read the following discussion and analysis of Betterware financial condition and results of operations together with the financial statements and related notes of Betterware that are included elsewhere in this prospectus. This discussion contains forward-looking statements based upon current expectations that involve risks and uncertainties. Betterware actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under the section entitled “Risk Factors” or in other parts of this prospectus. Please also see the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

The following discussion refers to the financial results of Betterware for the six months ended June 30, 2020 and June 30, 2019, and the years ended December 31, 2019, 2018 and 2017.

COVID-19 virus Impact

As of the date of this prospectus, our operations have not been interrupted as a result of the COVID-19 pandemic as our product lines include hygiene and cleaning solutions, which qualify as an essential activity in Mexico. Our supply chain has not been affected either, as we maintain sufficient inventory levels to supply sales for the subsequent 13 weeks, and our foreign suppliers restarted normal activities on March 1, 2020. Net sales in 2020 from week one to twenty-six increased with respect to the same period of the previous year. Our gross margin has been negatively affected by promotions aimed at gaining market share and the appreciation of the U.S. dollar compared to the Mexican peso’s impact on inventory costs as we purchase most of our products in U.S. dollars, which may continue during 2020. In order to mitigate this risk, the Company enters into forward contracts to fix the exchange rate for future purchases in U.S. dollars, which has allowed us to partially reduce the exchange rate effects of the COVID-19 pandemic. In addition, management is working on plans to increase the introduction of products with higher profit margins and therefore reduce the negative effects that impact our profit margin. We maintain sufficient liquidity to meet our contractual obligations as a result of available sources of financing, in addition our customer’s payment terms are maintained between 14 and 28 days, while our payment terms to our suppliers are 120 days. For further information, see “Risk Factors—Risks Related to Our Business and Industry— The recent COVID-19 virus (nCoV), as well as any other public health crises that may arise in the future, is having and will likely continue to have a negative impact on the retail industry and in our results of operation.”

Components of Operating Results

A number of factors have a significant impact on our business and results of operations, the most important of which are regulations, fluctuations in exchange rates in the currencies in which we operate, external factors, such as the COVID-19 pandemic, see “—Operating and Financial Review and Prospects—Liquidity and Capital Resources—The COVID-19 Impact,” and our capital investment plans.

Distributors and Associates

Betterware sells its products through a unique two-tier sales model that is comprised of Distributors and Associates. Distributors are the link between the Company and the Associates. The Company distributes products in a weekly basis to the Distributors domicile, who in turn delivers to each Associate. To cover for the associated payment cycle, the Company provides to Distributors a two week credit line for them to make the payment back to the Company.

Net Revenue

Betterware primarily generates its revenue through selling products focused on the home organization segment under the Betterware® brand. Some of the categories through which the Company offers its product line include Kitchen and Food Preservation, Bathroom, Bedroom, Home Solutions, among others. Betterware’s products are sold through catalogues and are distributed to the end customer by its network of Distributors and Associates. Betterware sells its products to a wide array of customers but focuses on the C and D segments of the socioeconomic pyramid in Mexico.

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Betterware’s revenues are driven by the increase in volume of products sold, the price of its products and by the increase in its network of Distributors and Associates. Factors that impact unit pricing and sales volume include promotional campaigns, marketing campaigns, the Company’s business intelligence unit, increase in variable costs, and macroeconomic factors.

Betterware reports net revenue, which represents its gross revenue less sales discounts, adjustments and allowances, also the Company has a deferred revenue due to undelivered performance obligations related to the promotional points, so the revenue is determined in a five-step model:

●	Identify the contract with client (verbal or written).

●	Identify the performance obligations committed in the contract.

●	Consider the contractual terms and the business model of the Company in order to determine the transaction price. The transaction price is the amount of consideration to which an entity expects to be entitled in exchange for transferring goods or services to a customer, excluding amounts collected on behalf of third parties. In determining the transaction price, the Company considers the variable considerations.

●	Allocate the transaction price to the performance obligations identified in the contract (generally each distinct good or service), to depict the amount of consideration to which an entity expects to be entitled in exchange for transferring the promised goods or services to the customer.

●	Recognition of revenue when or as it satisfies a performance obligation by transferring a good or service to a customer, either at a point in time (when) or over time (as).

Cost of Sales

Cost of goods sold consists of the purchase of finished goods, maritime freight costs, land freight costs, customs costs, provisions for defective inventory, packing material, among others. The cost of finished goods and maritime and land freight costs represent the majority of Betterware total costs of goods sold.

Distribution Expenses

Betterware’s distribution expenses are highly correlated with its sales volume, meaning that if sales volume increases, distribution costs increase, and vice versa. Distribution costs refer to the logistics services paid to third party logistics companies that distribute the products from the Company’s distribution center to the Distributors’ domiciles. The delivery to the final client is responsibility of the Distributors and Associates, thus Betterware has zero last mile costs.

Selling Expenses

Selling expenses include all costs related to the sale of products, such as printing and design of sales catalog, packing material costs, events, marketing and advertising, travel expenses, a part of promotional points products expenses, among others. Costs related to sales catalog and rewards program products account for most of the weight of total selling expenses.

Administrative Expenses

Administrative expenses primarily include employee salaries and related expenses of all departments of the company’s operations such as accounting, planning, customer service, legal, and human resources. Also included are corporate operations, research and development, leases, professional services relating to Betterware’s statutory corporate audit and tax advisory fees, legal fees, outsourcing fees relating to information technology, transportation planning, and corporate site and insurance costs.

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Financing Income/Cost

Financing income/costs consists primarily of: (i) interest expense and charges in connection with financings, (ii) income derived from investments of excess cash, (iii) loss/gains from foreign exchange changes, and (iv) loss /gains in valuation of financial derivatives.

Income Taxes

The Company is subject to a 30% Corporate Income Tax rate provided by the Mexican Income Tax Law.

Fluctuations in Exchange Rates in the Currencies in which We Operate

Our primary foreign currency exposure gives rise to market risks associated with exchange rate movements of the, Mexican Peso against the U.S. dollar See “—Quantitative and Qualitative Disclosure about Market Risk—Exchange Rate Risk.”

Results of Operations — Six Months Ended June 30, 2019 Compared with Six Months Ended June 30, 2020

Net Revenue

	June 30, 2020		June 30, 2019
Net Revenue	Ps.	2,388,403	1,535,622

Net revenue increased by 55.5%, or MX$852,781, to MX$2,388,403 for the six months period ended June 30, 2020 compared to MX$1,535,622 for the six month period ended June 30, 2019, primarily due to the increase in the distribution network, including distributors and associates, volume of units sold, and average unit price. For the six months ended June 30, 2020, the Company had a Distributors and Associates network of 785,170, compared to a network of 400,482 for the six months period ended June 30, 2019.

Cost of Goods Sold

	June 30, 2020		June 30, 2019
Cost of Sales	Ps.	1,112,572	638,648

Cost of goods sold increased 74.2%, or MX$473,924, to MX$1,112,572 for the six months period ended June 30, 2020 compared to MX$638,648 for the six months period ended June 30, 2019 as a result of increased revenue, resulting in a gross profit of MX$1,275,831 for the six months period ended June 30, 2020 compared to MX$896,974 for the six months period ended June 30, 2019. As a percentage of net revenues, cost of goods sold was 47.0% for the six months period ended June 30, 2020 and 42.0% for the six months period ended June 30, 2019. The increase of cost of goods sold as a percentage of net revenues was primarily because of the impact of the increase in the US dollar exchange rate in 2020 compared to 2019. This was mainly due to the volume of purchases denominated in US dollars, as approximately 90% of our purchases are imported from China in US dollars, and sold in Mexican Pesos.

Administrative Expenses

	June 30, 2020		June 30, 2019
Administrative Expenses	Ps.	231,651	169,856

Administrative expenses increased 36.4%, or MX$61,795, to MX$231,651 for the six months period ended June 30, 2020 compared to MX$169,856 for the six months period ended June 30, 2019, primarily due to increases in Betterware’s wages and benefits to employees. As a percentage of net revenues, these expenses represented 9.7% and 11.0% for the six months period ended June 30, 2020 and 2019, respectively. This percentage decrease was a result of maintaining fixed administrative expenses, such as salaries and wages, leases and fees.

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Administrative expenses by department are as follows:

	June 30, 2020	June 30, 2019	Var. $	Var. %
Operations	108,228	108,228	29,718	38%
Finance	37,421	37,421	12,903	53%
IT	17,44	17,44	5,046	41%
Marketing	9,712	9,712	1,134	13%
Quality	11,714	11,714	3,531	43%
Depreciation	19,575	19,575	2,099	12%
Others	27,560	17,476	7,364	36%
Total	231,651	169,856	61,795	73.3%

Selling Expenses

	June 30, 2020		June 30, 2019
Selling Expenses	Ps.	317,780	272,930

Selling expenses increased 16.4%, or MX$44,850, to MX$317,780 for the six months period ended June 30, 2020 compared to MX$272,930 for the six months period ended June 30, 2019, primarily due to an increase in sales bonuses and wages, and an increase of expenses incurred in connection with the higher number of sales catalogues printed in order to have enough copies to provide for the increased number of Distributors and Associates. The Company’s selling expenses were 13.0% of net revenue for the six months period ended June 30, 2020 compared to 18.0% of net revenue for the six months period ended June 30, 2019. This decrease was mainly a combination of maintaining the same expenses related to employees during 2020 and 2019 and an increase in sales during 2020. The selling expenses major line items include:

	June 30, 2020	June 30, 2019	Var. $	Var. %
Sales bonuses and wages	140,015	96,411	43,604	45%
Sales Catalogue	81,523	61,577	19,946	32%
Events and Conventions	10,343	20,219	(9,876)	(49)%
Rewards Program	33,651	53,325	(19,674)	(37)%
Others	52,248	41,398	10,850	26%
Total	317,780	272,930	44,850	16%

Distribution Expenses

	June 30, 2020		June 30, 2019
Distribution Expenses	Ps.	114,795	67,333

Distribution expenses increased 70.5%, or MX$47,462, to MX$114,795 for the six months period ended June 30, 2020 compared to MX$67,333 for the six months period ended June 30, 2019. Distribution expenses are driven primarily by sales volume, which increased 55.5% for the six months period ended June 30, 2020, compared to the six months period ended June 30, 2019.

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Financing Income/Costs

	June 30, 2020		June 30, 2019
Financing Income (Cost)
Interest Expense(1)	Ps.	(72,371)	(44,730)
Interest Income		5,487	3,831
Unrealized Loss in Valuation of Financial Derivative Instruments		75,336	880
Foreign Exchange (Loss), Net(2)		(18,599)	(5,913)
Financing Cost, Net		(10,147)	(45,932)

(1)	Financing net cost decreased 77.9% or MX$35,785, to MX$10,147 for the six months period ended June 30, 2020 compared to MX$45,932 for the six months period ended June 30, 2019. Interest expenses increased as a result of the commission payment made to Credit Suisse in the amount of MX$27,641.
(2)	The Company’s exposure to currency exchange rate fluctuations and how it mitigates this risk can be found in the section entitled “Risk Factors — Risks Related to Mexico” located elsewhere in this prospectus.

Income Tax Expense

Income taxes increased 76.9% or MX$81,548 to MX$187,605 for the six months period ended June 30, 2020 compared to MX$106,057 for the six months period ended June 30, 2019 due to an increase in income before income taxes.

Capital Expenditures

Our capital expenditures for the six months period ended June 30, 2020, were mainly related to the construction of our new headquarters and distribution center in Guadalajara, Mexico. Our capital expenditures for the six months period ended June 30, 2020 and 2019 amounted to MX$5,560 and MX$4,439, respectively.

Results of Operations — Year Ended December 31, 2018 Compared with Year Ended December 31, 2019

All amounts discussed are in thousands of Mexican pesos unless otherwise noted

Net Revenue

	December 31, 2019		December 31, 2018
Net Revenue	Ps.	3,084,662	2,316,716

Net revenue increased by 33.1%, or MX$767,946, to MX$3,084,662 for the year ended December 31, 2019 compared to MX$2,316,716 for the year ended December 31, 2018, primarily due to the increase in the distribution network, including distributors and associates, volume of units sold, and average unit price. For the year ended December 31, 2019, the Company had a Distributors and Associates network of 437,872, compared to 42.3 million units and a 342,867 Distributors and Associates network for the year ended December 31, 2018.

Cost of Goods Sold

	December 31, 2019		December 31, 2018
Cost of Sales	Ps.	1,280,829	958,469

Cost of goods sold increased 33.6%, or MX$322,360, to MX$1,280,829 for the year ended December 31, 2019 compared to MX$958,469 for the year ended December 31, 2018 as a result of increased revenue, resulting in a gross profit of MX$1,803,833 for the year ended December 31, 2019 compared to MX$1,358,247 for the year ended December 31, 2018. As a percentage of net revenues, cost of goods sold was 41.5% for the year ended December 31, 2019 and 41.4% for the year ended December 31, 2018. The increase of cost of goods sold as a percentage of net revenues was primarily because of the impact of the increase in the US dollar exchange rate in 2019 compared to 2018. This was mainly due to the volume of purchases denominated in US dollars, as approximately 90% of our purchases are imported from China, and sold in Mexican Pesos.

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Administrative Expenses

	December 31, 2019		December 31, 2018
Administrative Expenses	Ps.	319,133	249,148

Administrative expenses increased 28.1%, or MX$69,985, to MX$319,133 for the year ended December 31, 2019 compared to MX$249,148 for the year ended December 31, 2018, primarily due to increases in Betterware’s wages and benefits to employees. As a percentage of net revenues, these expenses represented 10.4% and 10.8% for the years ended December 31, 2019 and 2018, respectively. This percentage decrease was a result of maintaining fixed administrative expenses, such as salaries and wages, leases and fees.

Administrative expenses by department are as follows:

	December 31, 2019	December 31, 2018	Var. $	Var. %
Operations	164,336	128,918	35,418	27.5%
Finance	51,374	41,037	10,337	25.2%
IT	27,765	20,172	7,593	37.6%
Marketing	19,085	16,461	2,624	15.9%
Quality	15,909	14,615	1,294	8.9%
Depreciation	38,394	25,260	13,134	52.0%
Others	2,270	2,685	(415)	(15.5)%
Total	319,133	249,148	69,985	28.1%

Selling Expenses

	December 31, 2019		December 31, 2018
Selling Expenses	Ps.	551,300	454,016

Selling expenses increased 21.4%, or MX$97,284, to MX$551,300 for the year ended December 31, 2019 compared to MX$454,016 for the year ended December 31, 2018, primarily due to an increase in sales bonuses and wages, and an increase of expenses incurred in connection with the higher number of sales catalogues printed in order to have enough copies to provide for the increased number of Distributors and Associates. The Company’s selling expenses were 17.9% of net revenue for the year ended December 31, 2019 compared to 19.6% of net revenue for the year ended December 31, 2018. This decrease was mainly a combination of maintaining the same expenses related to employees during 2019 and 2018 and an increase in sales during 2019. The selling expenses major line items include:

	December 31, 2019	December 31, 2018	Var. $	Var. %
Sales bonuses and wages	281,259	217,978	63,281	29.0%
Sales Catalogue	128,687	92,931	35,756	38.5%
Events and Conventions	37,848	35,253	2,595	7.4%
Rewards Program	26,311	24,492	1,819	7.4%
Others	77,195	83,362	(6,167)	(7.4)%
Total	551,300	454,016	97,284	21.4%

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Distribution Expenses

	December 31, 2019		December 31, 2018
Distribution Expenses	Ps.	121,155	103,336

Distribution expenses increased 17.2%, or MX$17,819, to MX$121,155 for the year ended December 31, 2019 compared to MX$103,336 for the year ended December 31, 2018. Distribution expenses are driven primarily by sales volume, which increased 33.1% for the year ended December 31, 2019, compared to the year ended December 31, 2018.

Financing Income/Costs

	December 31, 2019		December 31, 2018
Financing Income (Cost)
Interest Expense(1)	Ps.	(85,429)	(86,343)
Interest Income		7,028	6,707
Unrealized Loss in Valuation of Financial Derivative Instruments		(15,680)	(16,629)
Foreign Exchange (Loss), Net(2)		(13,330)	(6,036)
Financing Cost, Net		(107,411)	(102,301)

(1)	Interest expenses decreased 1.1% or MX$914, to MX$85,429 for the year ended December 31, 2019 compared to MX$86,343 for the year ended December 31, 2018. Interest expenses decreased as a result of a lower outstanding debt balances in 2019, as compared to 2018, due to repayment of principal amounts in certain financing agreements.
(2)	The Company’s exposure to currency exchange rate fluctuations and how it mitigates this risk can be found in the section entitled “Risk Factors — Risks Related to Mexico” located elsewhere in this prospectus.

Income Tax Expense

	December 31, 2019		December 31, 2018
Current	Ps.	229,900	158,545
Deferred		2,792	(8,366)
Total Income Tax Expense		232,692	150,179

Income taxes increased 54.9% or MX$82,513 to MX$232,692 for the year ended December 31, 2019 compared to MX$150,179 for the year ended December 31, 2018 due to an increase in income before income taxes. Effective income tax rate increased as a result of an increase in, mainly, the tax effect of inflation and non-deductible expenses.

Capital Expenditures

Our capital expenditures for the year ended December 31, 2019, were mainly related to the construction of our new headquarters and distribution center in Guadalajara, Mexico. Our capital expenditures for the year ended December 31, 2019 and 2018 amounted to MX$182.6 million and MX$21.3 million, respectively.

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Results of Operations — Year Ended December 31, 2017 Compared with Year Ended December 31, 2018

A result of operations comparison of the years ended December 31, 2018 and 2017 has been omitted from this prospectus, but may be found in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Registrant’s Registration Statement on Form F-1 filed with the SEC and effective on January 22, 2020.

Liquidity and Capital Resources

Betterware’s primary source of liquidity is from cash flow generated from operations. Betterware has an efficient working capital structure where its seller supplier financing matches the Company requirements to serve their clients and inventory supplemented by lines of credit. Additionally, the Company capex requirements to sustain its growth is levered on the existing platform with minimum increased investment in technology. Due to these low capital requirements and closed working capital cycle, the Company has high cash conversion rate enabling it to annually serve their shareholders through dividends.

In order to maintain sufficient liquidity, the Company establishes maintaining a minimum cash and cash equivalent monthly balance to equal approximately MX$100,000 in order to cover its Selling, General and Administrative expenses. As of June 30, 2020 and December 31, 2019, cash and cash equivalents of the Company was MX$520,805 and MX$213,697, respectively, above its minimum internal policy.

Six Months ended June 30, 2020 and June 30, 2019

Cash Flows from Operating Activities

Cash flow provided by operating activities was MX$825,716 and MX$170,100 during the six months ended June 30, 2020 and 2019, respectively. The cash flow from operations increased primarily due to the cash received from increased sales and an increase in accounts payable versus a reduction in accounts receivable. Inventory management decreased from 88 to 77 days as of June 30, 2019 and June 30, 2020 respectively, Accounts payable days increased from 135 to 180 as of June 30, 2019 and June 30, 2020 respectively. Accounts receivable days increased from 24 to 27 as of June 30, 2019 and June 30, 2020.

Cash Flows from Investing Activities

Cash flows (used in) provided by investing activities were MX$178,102 and MX$79,845 during the six months ended June 30, 2020 and 2019, respectively. Cash outflows from investing activities include purchases of molds for products, investment in technological platform, product innovation, equipment, and property. The increase in cash flows used in investing activities was mainly related to the construction of a distribution center in Guadalajara.

Cash Flows from Financing Activities

Cash flows used in financing activities were MX$340,506 and MX$170,718 during the six months ended June 30, 2020 and 2019, respectively. During the six months ended June 30, 2020, the Company made repayments in the amount of MX$1,106,806 under its long-term financing agreements, of which MX$516,598 were repaid to Credit Suisse, MX$310,208 were paid to Banamex and MX$280,000 were paid to HSBC. During the six months ended June 30, 2020 and June 30, 2019, the Company paid dividends of MX$170,000 and MX$192,955, respectively, to shareholders. Also, there was a $164,603 equity increase for the six month ended June 30, 2020. Interests paid for the six months ended June 30, 2020 were MX$79,756, a 90.1% and increase compared to MX$41,954 for the six months ended June 30, 2019 primarily due to repayment of the Credit Suisse loan.

Years ended December 31, 2019 and 2018

Cash Flows from Operating Activities

Cash flow provided by operating activities was MX$605,446 and MX$338,214 during the year ended December 31, 2019 and 2018, respectively. The cash flow from operations increased primarily due to an increase in cash received from sales. Inventory management decreased from 104 days as of December 31, 2018, to 88 as of December 31, 2019, Days of Payables increased from 95 as of December 31, 2018 to 135 as of December 31, 2019, and Days of Receivables decreased from 22 as of December 31, 2018 to 20 as of December 31, 2019.

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Cash Flows from Investing Activities

Cash flows used in by investing activities were MX$(175,597) and MX$13,549 during the year ended December 31, 2019 and 2018, respectively. Cash outflows from investing activities include purchases of molds for products, investment in technological platform, product innovation, equipment, and property. The increase in investing activities was mainly due to the construction of a distribution center in Guadalajara.

Cash Flows from Financing Activities

Cash flows used in financing activities were MX$393,535 and MX$405,235 during the year ended December 31, 2019 and 2018, respectively. During the year ended December 31, 2019, the Company made repayments in the amount of MX$83,041 under its long-term financing agreements, of which MX$78,750 were repaid to Credit Suisse and MX$4,291 to Banamex, and received two additional disbursements under the existing such long-term financing agreements for the total amount of MX$104,500. During the year ended December 31, 2019 and December 31, 2018, the Company paid dividends of MX$342,955 and MX$235,124, respectively, to shareholders. Interests paid for the year ended December 31, 2019 were MX$82,654, a 2.9% decrease compared to MX$85,189 for the year ended December 31, 2018 mainly due to a lower outstanding balance of credits resulting from principal repayments made during 2019.

Years ended December 31, 2018 and 2017

A cash flow comparison of the years ended December 31, 2018 and 2017 has been omitted from this annual report, but may be found in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Registration Statement on Form F-1 filed with the SEC and effective as of January 22, 2020.

Debt

MCRF P, S.A. de C.V., S.O.F.O.M., E.N.R. Term Loan

On May 10, 2017, Betterware, as borrower, and BLSM, as guarantor (obligado solidario), entered into a secured credit facility agreement with MCRF P, S.A. de C.V., S.O.F.O.M., E.N.R. for an aggregate principal amount of MX$600 million. The loan was secured by (i) the Invex Security Trust with approximately 61.06% of the outstanding common stock of Betterware prior to the Business Combination, and (ii) a non-possessory pledge over all assets, inventory and intellectual property of Betterware and BLSM. MCRF P, S.A. de C.V. SOFOM, E.N.R. Term Loan bore a fixed interest rate of 13.10%. Principal and interests are paid in quarterly installments, with final maturity on May 15, 2023. This loan was partially repaid on March 27, 2020 in the amount of MX$258,750 and repaid in full on April 27, 2020.

Banamex Term Loan

On December 18, 2018, Betterware, as borrower, and BLSM, as guarantor (fiador), entered into a secured credit facility agreement with Banco Nacional de México, S.A., Integrante de Grupo Financiero Banamex for an aggregate principal amount of MX$400 million. The loan is secured by (i) a first priority mortgage over a 49,756.47 square meters property located in Jalisco, Mexico property of BLSM and (ii) a bond (fianza) granted by BLSM.

This Banamex credit line bared TIIE rate plus 317 basis points as of December 31, 2019 and bears a TIIE rate plus 260 basis points starting January 30, 2020. Withdrawals from this credit line can be made no later than August 2020, and are payable on a quarterly basis from September 2020 until December 18, 2025.

Under this facility, Betterware and BLSM must observe certain restrictive covenants, which require the Betterware and BLSM (i) to continue to perform the same type of activities and businesses, maintaining their legal existence, (ii) complying with all applicable laws, (ii) having audited its combined financial statements by internationally recognized auditors authorized by the financial institution, (iii) paying all applicable taxes, (iv) obtaining all licenses and permits required by government to operate, (v) keeping assets and businesses insured against loss or damage, (vi) not to incur liens on Betterware and BLSM’s assets, and (vii) not to give or sell any rights of financial documents.

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The line of credit agreement with Banamex contains the following financial covenants:

a)	To maintain a short-term debt coverage ratio not lower than 1.5.

b)	To maintain a total debt coverage ratio not greater than 3.0.

c)	To maintain a leverage ratio not greater than 7.0.

d)	To maintain a minimum cash and cash equivalents balance of MX$40,000.

As of the date of this prospectus, the Company is in compliance with all covenants under this facility. In connection with the Merger, Banamex granted the Company the required permission from Banamex to consummate the transaction under the Business Combination.

On March 25, 2020 and April 13, 2020 and June 30, 2020, the Company withdrew from the line of credit Ps. 74 million, Ps. 100 million, and Ps. 90.8 million, respectively. As of December 31, 2018, December 31, 2019 and June 30, 2020, the principal amount outstanding under this line was Ps.50 million, Ps.135.2 million and Ps.400 million, respectively.

Banamex Revolving Facility

On April 30, 2019, Betterware, as borrower, and BLSM, as guarantor (fiador), entered into a revolving facility agreement with Banco Nacional de México, S.A., Integrante de Grupo Financiero Banamex for an aggregate principal amount of MX$80 million.

This Banamex credit line bears a TIIE rate plus 285 basis points. This credit line is renewable annually.

Under this facility, Betterware and BLSM must observe certain restrictive covenants, which require the Betterware and BLSM (i) to continue to perform the same type of activities and businesses, maintaining their legal existence, (ii) complying with all applicable laws, (ii) having audited its combined financial statements by internationally recognized auditors authorized by the financial institution, (iii) paying all applicable taxes, (iv) obtaining all licenses and permits required by government to operate, (v) keeping assets and businesses insured against loss or damage, (vi) not to incur liens on Betterware and BLSM’s assets, and (vii) not to give or sell any rights of financial documents.

Under this facility, Betterware and BLSM shall maintain a short-term debt coverage ratio not lower than 1.0.

Credit Opening Agreement with Banco Nacional de México, S.A. Member of Grupo Financiero Banamex.

On June 3, 2020, Betterware, as debtor, and BLSM, as guarantor, entered into a credit agreement with Banco Nacional de México, S.A., a member of Grupo Financiero Banamex for a total amount of Ps. 195 million. The loan is guaranteed by (i) a first degree mortgage on a 49,756.47 m2 property located in Jalisco, Mexico owned by BLSM and (ii) a bond granted by BLSM.

This credit with Banamex bears interest at a TIIE rate plus 295 basis points. The maturity of this line of credit is December 30, 2025. On July 30, 2020, the Company disposed all the loan.

In accordance with this credit, Betterware and BLSM must comply with certain obligations that require that Betterware and BLSM (i) continue to carry out the same type of activities and businesses, maintaining their legal existence, (ii) comply with all applicable laws, (ii) have audited their combined financial statements by internationally recognized auditors authorized by the financial institution, (iii) pay all applicable taxes, (iv) obtain all government licenses and permits required to operate, (v) keep assets and businesses insured against loss or damage, (vi) do not incur liens on the assets of Betterware and BLSM, and (vii) do not give or sell any rights to financial documents.

Revolving Credit Opening Agreement with HSBC, S.A. HSBC.

On March 10, 2020, Betterware as debtor, and BLSM as joint obligor, entered into a current account credit agreement with HSBC México, S.A., a member of Grupo Financiero HSBC for an amount of Ps. 50 million with provisions through promissory notes where payment of principal and interest are specified and bearing interest at a TIIE rate plus 350 basis points. On May 4, 2020, the first modifying agreement was signed where the amount of the loan was increased to Ps. 150 million. The maturity of this line is March 10, 2022.

In accordance with this credit, Betterware and BLSM must comply with certain obligations that require that Betterware and BLSM (i) continue to carry out the same type of activities and businesses, maintaining their legal existence, (ii) comply with all applicable laws, (ii) have audited their combined financial statements by internationally recognized auditors authorized by the financial institution, (iii) pay all applicable taxes, (iv) obtain all government licenses and permits required to operate, (v) keep assets and businesses insured against loss or damage, (vi) do not incur liens on the assets of Betterware and BLSM, and (vii) do not give or sell any rights to financial documents.

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This credit with HSBC contains the following financial obligations:

a)	To maintain a debt leverage ratio less than or equal to 3.0.

b)	To maintain a leverage ratio no higher than 7.0.

c)	Maintain a minimum balance of cash and cash equivalents of Ps. 100,000.

The Company paid in full this loan on June 30, 2020.

Impact of Inflation

Inflationary factors, such as increases in the cost of goods sold and administrative, selling, and distribution expenses, may adversely affect Betterware’s operating results. Although it does not believe that inflation has had a material impact on its financial position or results of operations to date, a high rate of inflation in the future may have an adverse effect on Betterware’s ability to maintain current levels of gross profit margin and administrative, selling, and distribution expenses as a percentage of net revenues if the selling prices of its products do not increase to cover these increased costs.

Seasonality

Betterware’s business model is tailored to Mexico’s unique geographic, demographic and economic dynamics, where communities are small and scattered across the country, with very low retail penetration and difficult to fulfill last mile logistics, middle-income consumers are emerging. Additionally, the business model is resilient to economic downturns given low average sales price to consumers and also because being a Distributor or Associate represents an additional source of income for households. As a result, Betterware’s operations are not subject to significant seasonal fluctuations.

Off-Balance Sheet Arrangements

Betterware does not engage in any off-balance sheet financing activities, nor does it have any interest in entities referred to as variable interest entities.

Critical Accounting Policies and Estimates

Betterware’s combined financial statements are prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”). In addition, Betterware’s interim consolidated financial statements are prepared in accordance with IAS 34 “Interim Financial Reporting”. In connection with the preparation of its combined financial statements, Betterware is required to make assumptions and estimates about future events and apply judgments that affect the reported amounts of assets, liabilities, revenue, expenses, and the related disclosures. Betterware bases its assumptions, estimates, and judgments on historical experience, current trends and other factors that management believes to be relevant at the time its combined financial statements are prepared. On a regular basis, Betterware reviews the accounting policies, assumptions, estimates, and judgments to ensure that its financial statements are presented fairly and in accordance with IFRS. However, because future events and their effects cannot be determined with certainty, actual results could differ from its assumptions and estimates, and such differences could be material. Betterware has identified several policies as being critical because they require management to make particularly difficult, subjective and complex judgments about matters that are inherently uncertain, and there is a likelihood that materially different amounts would be reported under different conditions or using different assumptions.

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All of Betterware’s significant accounting policies are discussed in Note 2 to its combined financial statements included elsewhere in this prospectus.

Revenue Recognition

Betterware invoices at the time of shipment of its product, but it recognizes revenue only upon delivery to its customers, as it arranges freight and is generally responsible, along with its common carriers, for any damage that occurs during transportation. Betterware allows customers to return product that is damaged or defective at the time of delivery. Betterware’s products are sold on credit terms established in accordance with industry practice, which typically require payment within 15 days of invoice date. Betterware’s policy is to provide customers with product when needed.

Revenue is reported net of the estimates for the costs of various trade and promotional allowances including, but not limited to, discounts to sales representatives. Also, Betterware includes an estimate for returns of damaged or defective products. In lieu of accepting returns for damaged products, Betterware provides an allowance to certain customers.

Betterware’s promotional activities are conducted either through the retail trade or directly with consumers and include activities such as feature price discounts and loyalty programs. The costs of these activities are generally recognized at the time the related revenue is recorded, which precedes the actual cash expenditure. The recognition of these costs therefore requires management judgment regarding the volume of promotional offers that will be redeemed by either the retail trade or consumer. These estimates are made using various techniques including historical data on performance of similar promotional programs. Differences between estimated expense and actual redemptions are normally insignificant and recognized as a change in management estimate in a subsequent period. These expenditures are recorded as reductions to net revenue and based on their significance, could fluctuate materially if different assumptions or conditions were to prevail.

Valuation of Goodwill, Intangible Assets, and Long-Lived Assets

Betterware evaluates goodwill, intangible and long-lived assets for impairment at the end of each year and at any time an event occurs or circumstances change that would more likely than not indicate fair value is less than the carrying amount of the related asset group and may not be fully recoverable.

Valuation of Goodwill

Betterware’s recorded goodwill was MX$348,441 for the six months ended June 30, 2020 and for the years ended December 31, 2019, and December 31, 2018. Betterware’s goodwill is allocated to the Cash Generating Unit (“CGU”) or groups of CGUs that receive a benefit from the synergies of the combination. An impairment loss is recognized if the carrying amount of an asset or CGU exceeds its recoverable amount. Impairment losses are recognized in profit or loss. They are allocated first to reduce the carrying amount of any goodwill allocated to the CGU, and then to reduce the carrying amounts of the other assets in the CGU on a pro rata basis. An impairment loss in respect of goodwill is not reversed.

Valuation of Intangible Assets

Betterware evaluates indefinite lived intangible assets for impairment annually or more frequently if there are indicators of triggering events or circumstances that indicate potential impairment. Betterware evaluates finite lived intangible assets for impairment whenever events or changes in circumstances indicate that these assets may not be fully recoverable.

As of June 30, 2020, December 31, 2019 and December 31, 2018, Betterware’s recorded indefinite-lived trademarks were MX$317,000 and its customer relationships net of accumulated amortization were MX$38,395, MX$34,873, and MX$28,245, respectively.

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Valuation of Long-Lived Assets.

Betterware reviews internal management reports on a quarterly basis as well as monitors current and potential future competition in the markets where it operates for indicators of triggering events or circumstances that indicate potential impairment. Upon an indicator of a triggering event, if the sum of the estimated future cash flows, undiscounted and without interest charges, are less than the carrying amount of the asset group, an impairment loss is recognized in the amount by which the carrying value of the asset exceeds its estimated fair value. Assets are evaluated for impairment on an individual production line basis, which management believes is the lowest level for which there are identifiable cash flows. The impairment evaluation is based on the estimated cash flows from continuing use until the expected disposal date or end of the useful life.

There are a number of estimates and significant judgments that are made by management in performing these impairment evaluations. Such judgments and estimates include estimates of future revenues, cash flows, and expenses, among others. Betterware believes it has used reasonable and appropriate business judgments. There is considerable management judgment with respect to cash flow estimates to be used in determining fair value, and, accordingly, actual results could vary significantly from such estimates. These estimates determine whether impairments have been incurred and quantify the amount of any related impairment charge. Given the nature of Betterware’S business, future impairments are possible, and they may be material, based upon business conditions that are constantly changing and the competitive business environment in which Betterware operates.

Contractual Obligations

As of June 30, 2020, Betterware is subject to the following contractual obligations:

i.	Secured Term Loan Agreement dated December 18, 2018, entered by and among Banco Nacional de México, Sociedad Anónima, Integrante de Grupo Financiero Banamex, as lender; Betterware as borrower; and BLSM as guarantor;

ii.	Revolving Unsecured Term Loan Agreement dated April 30, 2018, entered by and among Banco Nacional de México, Sociedad Anónima, Integrante de Grupo Financiero Banamex, as lender; Betterware as borrower; and BLSM as guarantor. This loan is renewable annually;

iii.	Credit Opening Agreement with Banco Nacional de México, S.A. Member of Grupo Financiero Banamex, dated June 3, 2020, Betterware, as debtor, and BLSM, as guarantor. The maturity of this line of credit is December 30, 2025.

iv.	Facilities Lease Agreement dated January 1, 2017, by and between Mrs. María Cecila Estela de Asunción Díaz Romo as lessor and Betterware as lessee. Termination date is December 31, 2020;

v.	Warehouse Lease Agreement dated December 1, 2018 by and between Urbanizadora Gutor, S.A. de C.V. as lessor and Betterware as lessee. Termination date is November 30, 2020; and

vi.	Warehouse Lease Agreement dated April 16, 2018 by and between Mrs. Adriana Hermosillo Hernández as lessor and Betterware as lessee.

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MANAGEMENT

Executive Officers and Directors

Set forth below is information concerning our officers and directors. Our executive officers are appointed by the board of directors to serve in their roles. Each executive officer is appointed for such term as may be prescribed by the board of directors or until a successor has been chosen and qualified or until such officer’s death, resignation or removal. Unless otherwise indicated, the business address of all of our executive officers and directors is Luis Enrique Williams, 549 Colonia Belenes Norte, Zapopan, Jalisco, 45145, México.

Name	Age	Position Held
Luis Campos	67	Chairman of the Board
Andres Campos	37	Chief Executive Officer and Board Member
Diana Karina Jones Villalpando	38	Chief Financial Officer
Fabian Rivera	39	Chief of Operations
Santiago Campos	28	Board Member
Jose de Jesus Valdez	67	Independent Board Member
Federico Clariond	46	Independent Board Member
Mauricio Morales	59	Independent Board Member
Joaquin Gandara	49	Independent Board Member
Dr. Martín M. Werner	57	Independent Board Member
Dr. Guillermo Ortiz Martinez	71	Independent Board Member
Reynaldo Vizcarra	54	Secretary

Background of Our Officers and Directors

Betterware’s board of directors is composed of the following members and a non-member Secretary:

●	Luis Campos has been in the direct to consumer business for almost 25 years. He has been chairman of Betterware de México since he bought the Company in 2001. Prior to Betterware, Mr. Campos served as Chairman of Tupperware Americas (1994 – 1999), Chairman of Sara Lee — House of Fuller Mexico (1991 – 1993), and Chairman of Hasbro Mexico (1984 – 1990). Mr. Luis Campos is an active member of the “Consejo Consultivo” of Banamex and he was an active member of the Direct Selling Association, The Latin America Regional Managers’ Club, The Conference Board, and a board member of the Economic Development Commission of Mid Florida, Casa Alianza-Covenant House, The Metro Orlando International Affairs Commission, SunTrust Bank and Casa de Mexico de la Florida Central, Inc. Mr. Campos was selected to serve on Betterware’s board of directors due to his extensive experience in consumer product companies, especially in the direct sales, as well as his relevant top-level experience in American public multinational companies. Luis Campos is the father of Andres and Santiago Campos.

●	Andres Campos has been CEO of Betterware de México since 2018. Prior to becoming CEO, within the Company, Andres Campos served as Commercial Director (2014 – 2018) and Strategy and New Businesses Director (2012 – 2014). Prior to Betterware, Mr. Campos worked in Banamex Corporate Banking area (2012 – 2014) and in KPMG as an Auditor (2004 – 2005). Andres holds a bachelor’s degree in Business Administration from Instituto Tecnológico y de Estudios Superiores de Monterrey and an MBA from Cornell University. Andres Campos is son of Luis Campos and brother of Santiago Campos.

●	Diana Karina Jones Villalpando Diana Karina Jones Villalpando has served as Chief Financial Officer since 2020. Previously, she was Director of Controllership (2018-2019) and Director of Financial Planning (2019-2020) at Betterware. Before joining the Company, she served as Director of External Audit at KPMG Cárdenas Dosal, S.C. (2003-2018), with an international secondment in New York City from 2008 to 2010. Diana has a degree in Public Accounting and Finance from the Instituto Tecnológico y de Estudios Superiores de Monterrey, is a Certified Public Accountant by the Mexican Institute of Public Accountants and has a master’s degree in Administration and Finance from Universidad Tecmilenio.

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●	Fabian Rivera has served as CO of Betterware de México since 2016. Prior to Betterware, Mr. Rivera served as IT Director of Finamex (2012 – 2016), Consultant at Deloitte (2009 – 2012), and Software Products Coordinator and Developer at IBM (2005 – 2007). Fabian holds a B.S. in Computer Systems Engineering from Instituto Tecnológico y de Estudios Superiores de Monterrey and an MBA from Tuck School of Business at Dartmouth.

●	Santiago Campos has served as Director of Innovation and Communication at Betterware since 2018. Prior to joining Betterware, Santiago Campos served as Commercial Director at EPI Desarrollos, a Real Estate Development company, coordinating efforts between marketing, sales, finance and also taking care of administration, he was involved in achieving successful projects in a span of 2.5 years where 100% sales were accomplished before finishing construction. Santiago holds a bachelor’s degree in public accounting and finance from Instituto Tecnológico y de Estudios Superiores de Monterrey. Mr. Campos was selected to serve on Betterware’s board of directors due to his natural instinct in product innovation and household needs in Betterware market target group. Santiago Campos is son of Luis Campos and brother of Andres Campos.

●	Jose de Jesus Valdez serves as CEO of Alpek since 1988. Mr. Valdez joined Alpek in 1976 and has held several senior management positions such as CEO of Petrocel, Indelpro and Polioles. He was also president of the “Asociación Nacional de la Industria Química” (ANIQ), of the “Comisión Energética de la Confederación de Cámaras Industriales de los Estados Unidos Mexicanos” (CONCAMIN) and of the “Cámara de la Industria de Transformación de Nuevo León” (CANAINTRA). Mr. Valdez is a mechanical engineer and has an MBA from Tecnológico de Monterrey (ITESM) and a master’s degree in industrial engineering from Stanford University. Mr. Valdez was selected to serve on the Company’s board of directors due to his vast experience in Mexican, US and Latin American business and market economy.

●	Federico Clariond has served as CEO of Valores Aldabra, a single-family office with investments in financial services, aluminum, packaging and consumer goods companies, since 2011, and as CEO of Buro Inmobiliario Nacional, a Real Estate investment vehicle with holdings in the hospitality, industrial, office, and commercial spaces throughout Mexico, since 2015. Prior to Valores Aldabra and Buro Inmobiliario Nacional, from 2007 to 2011, Mr. Clariond served as CEO of Stabilit Mexico, a manufacturer of fiber glass reinforced plastics with operations in Mexico, the United States and Europe, and from 2004 to 2007, as Commercial VP of IMSA Acero. Additionally, he is board member of several companies ranging from the financial services, aluminum, packaging and consumer goods industries. Mr. Clariond is a mechanical engineer and has an MBA from Stanford University. Mr. Clariond was selected to serve on Betterware’s board of directors due to his vast business experience in Mexico’s private investment matters.

●	Mauricio Morales is a founding partner at MG Capital. Before his 21-year tenure at the firm, he worked at different financial institutions in Mexico, specializing in wealth management, with a focus on exchange-traded instruments. Mauricio hold a B.S. in Mechanical Engineering, from the Instituto Tecnológico y de Estudios Superiores de Monterrey. Mauricio participates as a board member at one private firm, and one private charity group. Mr. Morales was selected to serve on Betterware’s board of directors due to his vast experience in Mexico and USA capital markets.

●	Joaquin Gandara serves as CEO of Stone Financial Awareness since 2017. Prior to Stone Financial Awareness, he worked at Scotiabank for 24 years where he held several positions in different departments such as Credit, Consumer Banking, Branch Operations and Corporate Banking. Mr. Gandara was selected to serve on the Company’s board of directors due to his extensive knowledge in the financial and banking field.

●	Dr. Martín M. Werner, who has served as DD3’s Chief Executive Officer and Chairman of the Board since inception, is a founding partner of DD3 Capital. Prior to founding DD3 Capital in 2016, Dr. Werner worked at Goldman Sachs for 16 years (2000 – 2016) becoming a Managing Director in 2000 and a Partner in 2006. He was co-head of the Investment Banking Division for Latin America and the country head of the Mexico office. Dr. Werner continues to serve as the Chairman of the board of directors of Red de Carreteras de Occidente (RCO), which is one of Mexico’s largest private concessionaires and operates more than 760 kilometers of toll roads and is owned by Goldman Sachs Infrastructure Partners. Prior to his time with Goldman Sachs, Dr. Werner served in the Mexican Treasury Department as the General Director of Public Credit from 1995 to 1997, and as Deputy Minister from 1997 to 1999. Among his numerous activities, he was in charge of restructuring Mexico’s Public debt after the financial crisis of 1994 and 1995. Dr. Werner is the second largest investor of Banca Mifel, a leading mid-market Mexican bank with $3.3 billion in assets and a credit portfolio of $2.0 billion; he is also member of the Board of Directors of Grupo Comercial Chedraui, a leading supermarket chain in Mexico and the United States; the Board of Directors of Grupo Aeroportuario Centro Norte, one of Mexico’s largest airport operators; and he is a member of Yale University’s School of Management Advisory Board. Dr. Werner holds a bachelor degree in economics from Instituto Tecnológico Autónomo de Mexico (ITAM) and a Ph.D. in economics from Yale University.

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●	Dr. Guillermo Ortiz has served as Chairman of BTG Pactual Latin America ex-Brazil, a leading Brazilian financial services company with operations throughout Latin America, the U.S. and Europe, since 2015. Prior to joining BTG, from 2010 to 2015, he was Chairman of the Board of Grupo Financiero Banorte-Ixe, the largest independent Mexican financial institution. Dr. Ortiz also served two consecutive six-year terms as Governor of Mexico’s Central Bank from 1998 to 2009. From 1994 to 1997, Dr. Ortiz served as Secretary of Finance and Public Credit in the Mexican Federal Government where he guided Mexico through the “Tequila” crisis and contributed to the stabilization of the Mexican economy, helping return the nation to growth in 1996. He has served on the Board of Directors of the International Monetary Fund, the World Bank and the Interamerican Development Bank. Dr. Ortiz is Chairman of the Pe Jacobsson Foundation, a member of Group of Thirty, Board of Directors of the Center for Financial Stability, Board of Directors of the Globalization and Monetary Policy Institute, Board of Directors in the Federal Reserve Bank of Dallas and Board of Directors of the China’s International Finance Forum. He is also an Officer of Zurich Insurance Group Ltd. and a Member of the Board of Directors of Wetherford International, a leading company in the oil and equipment industry, as well as of a number of Mexican companies, including Aeropuertos del Sureste, one of Mexico’s largest airport operators, Mexichem, a global leading petrochemical group, and Vitro, a leading glass manufacturer company in Mexico. Dr. Ortiz is also a member of the Quality of Life Advisory board of the Government of Mexico City. Dr. Ortiz holds a bachelor’s degree in economics from Universidad Nacional Autónoma de México (UNAM), a master’s degree and a Ph.D. in economics from Stanford University. Dr. Ortiz was selected to serve on our board of directors due to his significant government service and finance experience.

●	Reynaldo Vizcarra (non-member Secretary) is a member of Baker & McKenzie’s Corporate and Transactional Practice Group. He is a professor at the University Anáhuac del Norte where he teaches foreign investment as part of the master of laws program, and an instructor at Universidad Panamericana’s Baker McKenzie Seminar. He joined Baker & McKenzie’s Mexico City office in 1986, handling foreign investments, banking and finance matters and international agreements. He also worked in the Chicago office’s Latin America Practice Group, advising on investments and acquisitions in Latin America (1996 – 1997). In 2000, Mr. Vizcarra co-founded Baker & McKenzie’s Guadalajara office, where he led the Banking & Finance Practice Group. In August 2005, he transferred to Baker McKenzie’s Cancun office as a founding member and director mainly handling tourism and real estate projects. In 2009, he transferred back to the Mexico City office, where he was local managing partner for four years and thereafter became National Managing Partner of the Firm in Mexico until August 2018.

Committees of the Board of Directors

Board Committees

The Company’s Audit and Corporate Practices Committee has the following specifications:

Integration

●	The Audit and Corporate Practices Committee of the Company consists of 3 (three) members appointed by the board itself, in accordance with the provisions of the Securities Market Law (Ley del Mercado de Valores) and the provisions applicable in the stock exchange in which the Shares are listed, these corporate bylaws and other legal provisions, in the understanding, however, that the chairman of the Audit and Corporate Practices Committee will be elected by the General Assembly of Shareholders of the Company.

●	The members of the Audit and Corporate Practices Committee are independent as under Nasdaq requirements are subject to the duties and responsibilities provided in the Securities Market Law (Ley del Mercado de Valores) and by the provisions applicable in the stock exchange in which the Shares are listed, as well as to the corresponding exclusion of liability.

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●	The Audit and Corporate Practices Committee may create one or more Sub-Committees, to receive support in the performance of its functions. The Audit and Corporate Practices Committee shall be empowered to designate and remove the members of said Sub-Committees and to determine their powers.

●	The members of the Audit and Corporate Practices Committee are:

i.	Joaquin Gandara Ruiz Esparza — Chairman

ii.	Mr. Gandara serves as CEO of Stone Financial Awareness since 2017. Prior to Stone Financial Awareness, he worked at Scotiabank for 24 years where he held several positions in different departments such as Credit, Consumer Banking, Branch Operations and Corporate Banking.

iii.	Dr. Martín M. Werner

iv.	Federico Clariond

Sessions Periodicity

●	The Audit and Corporate Practices Committee and its Sub-Committees shall meet with the necessary periodicity for the performance of their duties, at the request of any of its members, the Board of Directors or its Executive President or the General Assembly of Shareholders; in the understanding that it must meet at least 4 (four) times during the same calendar year, to resolve matters that concern it in terms of the Securities Market Law (Ley del Mercado de Valores), these bylaws and other applicable legal provisions.

●	The sessions of the Audit and Corporate Practices Committee and its Sub-Committees may be held by telephone or videoconference, with the understanding that the Secretary of the respective session must take the corresponding minutes, which must in any case be signed by the Executive President and the respective Secretary, and collect the signatures of the members who participated in the session.

Functions

●	Regarding Corporate Practices, the Audit and Corporate Practices Committee will have the functions referred to in the Securities Market Law (Ley del Mercado de Valores), especially the provisions of section I (first) of its Article 42 (forty-two), and other applicable legal provisions, as well as those determined by the General Assembly of Shareholders. They will also perform all those functions of which they must render a report in accordance with the provisions of the Securities Market Law (Ley del Mercado de Valores). In an enunciative way, but not limited to, it will have the following functions:

o	Provide opinions regarding transactions between related parties to the General Assembly of Shareholders and the Board of Directors.

o	Develop, recommend and review corporate governance guidelines and guidelines of the Company and its subsidiary.

o	Recommend modifications to the bylaws of the Company and its subsidiary.

o	Analyze and review all legislative, regulatory and corporate governance developments that may affect the operations of the Company, and make recommendations in this regard to the Board of Directors.

o	Prepare and propose the different manuals necessary for the corporate governance of the Company or for compliance with the applicable provisions.

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o	Define the compensation and performance evaluation policies of the senior executives of the Company.

o	Use the best compensation practices to align the interests of the Shareholders and the senior executives of the Company, being able to hire any independent expert necessary for the development of this function.

o	Ensure access to market data and best corporate practices through external consultants specialized in the field.

o	Develop a plan for the succession of senior executives of the Company.

●	In matters of Audit, the Audit and Corporate Practices Committee will have the functions referred to in the Securities Market Law (Ley del Mercado de Valores), especially the provisions of section II of its Article 42 (forty-two), and other applicable legal provisions, as well as those determined by the General Assembly of Shareholders. They will also perform all those functions of which they must render a report in accordance with the provisions of the Securities Market Law (Ley del Mercado de Valores). In an enunciative way, but not limited to, it will have the following functions:

o	Determine the need and viability of the fiscal and financial structures of the Company.

o	Comment on the financial and fiscal structure of the international expansion of the Company.

o	Comment on the financial reports, accounting policies, control and information technology systems of the Company.

o	Evaluate and recommend the external auditor of the Company.

o	Ensure the independence and efficiency of the internal and external audits of the Company.

o	Evaluate the transactions between related parties of the Company, as well as identify possible conflicts of interest derived from them.

o	Analyze the financial structure of the Company, in the short, medium and long term, including any financing and refinancing transactions.

o	Review and comment on the management of the Company’s treasury, risk and exposure to fluctuations in exchange rates and hedging instruments of the Company, whatever their nature or denomination.

o	Evaluate the processes and selection of insurance brokers, as well as the coverage and premiums of the Company’s insurance policies.

Compensation

For the year ended December 31, 2019, we paid our top management for services in all capacities an aggregate compensation of approximately MX$27,860,000 of fixed compensation, also the executive herein mentioned are entitled to receive performance bonuses. The amount and rules applicable vary among the different divisions and/or officers. The variable aggregate compensation for bonuses was MX$6,660,000 during 2019, and the amounts payable under the performance bonus depend on the results achieved and include certain qualitative and/or quantitative objectives that can be operative and financial. Hence the total executive compensation for the year ended December 31, 2019 was MX$34,450,000.

During 2019, the Board of Directors did not receive any compensation and going forward the Company does not expect have a compensation plan for the Board of Directors

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Stock Compensation Plans

In July and August 2020, Betterware granted a share-based long term incentive plan to certain officers and directors. The purpose of this incentive plan is to provide to executives and directors the opportunity to receive share-based incentives to encourage them to contribute significantly to the growth of the Company and to align the economic interests of those individuals with those of the shareholders. The delivery of certain shares to the executives and directors was agreed and approved by the Board of Directors. The incentive plan is aligned with the interest of the shareholders regarding the management’s ability to obtain operating results that potentially benefit the share price; if the established results are achieved, it will cause a gradual delivery of shares over a period of four to five years.

Employees

The following table provides information regarding the number of our employees as of June 30, 2020 December 31, 2019, 2018 and 2017:

	Number of Employees
	As of June 30,	As of December 31,
	2020	2019	2018	2017
Operations	570	296	283	164
Sales and marketing	172	263	289	347
Finance, administration, human resources, IT	265	115	108	95
Total	1,007	674	680	606

Foreign Private Issuer Exemptions

The company is considered a “foreign private issuer” under the securities laws of the United States and the rules of Nasdaq. Under the applicable securities laws of the United States, “foreign private issuers” are subject to different disclosure requirements than U.S. domiciled issuers. The Company takes all necessary measures to comply with the requirements of a foreign private issuer under the applicable corporate governance requirements of the Sarbanes-Oxley Act, the rules of which were adopted by the SEC and Nasdaq as listing standards and requirements. Under Nasdaq’s rules, a “foreign private issuer” is subject to less stringent corporate governance and compliance requirements and subject to certain exceptions, Nasdaq permits a “foreign private issuer” to follow its home country’s practice in lieu of the listing requirements of Nasdaq. Accordingly, the Company’s shareholders may not receive the same protections afforded to shareholders of companies that are subject to all of Nasdaq’s corporate governance requirements.

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DESCRIPTION OF SHARE CAPITAL

Shares

Betterware is a company incorporated under the General Corporations Law. As Betterware is a Mexican corporation, the rights of holders of company shares will be governed directly by Mexican law and the Amended and Restated Charter.

The Amended and Restated Charter provide that the company is authorized to issue an unlimited number of ordinary shares, no par value. As of the date of this prospectus, the Company has 34,451,020 authorized and issued shares.

Warrants

Betterware’s warrants are quoted on the OTCQX market under the symbol “BWXMF.” Each warrant entitles the registered holder to purchase one Betterware share at a price of $11.50 per share, subject to adjustment as discussed below, and became exercisable on April 12, 2020. However, no warrants will be exercisable for cash unless Betterware has an effective and current registration statement covering the Betterware shares issuable upon exercise of the warrants and a current prospectus relating to such shares. During any period when Betterware shall have failed to maintain an effective registration statement, warrant holders may exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. In such event, each holder would pay the exercise price by surrendering the warrants for that number of Betterware shares equal to the quotient obtained by dividing (x) the product of the number of Betterware shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the Betterware shares for the five trading days ending on the trading day prior to the date of exercise. The warrants will expire on March 13, 2025, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

Betterware assumed an obligation that allows warrant holders to purchase a total of 5,804,125 Betterware shares subject to exercise as of April 12, 2020 and that will expire on or before March 25, 2025 at the time of redemption or settlement. The unit purchase option is executable as of closing and will expire on October 11, 2023. The exercise price of the warrants is US$11.50 per share, or US$66,747,438. The Company has recently repurchased 1,540,288 warrants. As of the date of this prospectus, the outstanding number of warrants is 4,263,837. Therefore, if all of the outstanding warrants are exercised in full, we will issue 4,263,837 ordinary shares and we will receive aggregate net proceeds of approximately US$49,034,125. Warrants are traded on OTC Markets and have an observable fair value. Betterware recognized a liability as part of the transaction at the fair value of the warrants (unit value of US$ 0.40) equivalent to Ps.55,810. As of June 30, 2020, the current liability of the warrants recognized at fair value (unit value of US$0.45) is equivalent to Ps.59,541. The difference with respect to its initial recognition is recognized in profit and loss under the heading “Unrealized Gain in Valuation of Derivatives Financial Instruments”. The potential dilutive effect of the warrants and the unit purchase option subject to the warrant contract were not included in the diluted earnings per share for the six month period ended June 30, 2020 as the average fair value of the shares in such period was less than the contractual exercise price.

Betterware may call the warrants for redemption, in whole and not in part, at a price of $0.01 per warrant:

●	at any time after the warrants became exercisable;

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder;

●	if, and only if, the reported last sale price of Betterware shares equals or exceeds $18.00 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations), for any 20 trading days within a 30-trading day period ending on the third business day prior to the notice of redemption to warrant holders; and

●	if, and only if, there is a current registration statement in effect with respect to Betterware shares underlying such warrants.

2 NTD: Company please provide information

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The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for the warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of Betterware’s redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If Betterware calls the warrants for redemption as described above, Betterware’s management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of Betterware shares equal to the quotient obtained by dividing (x) the product of the number of Betterware shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of Betterware shares for the five trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

The warrants were issued in registered form under the Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and Betterware as successor to DD3. The Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of at least 50% of the then outstanding warrants in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of Betterware shares issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or Betterware’s recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of Betterware shares at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to Betterware, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Betterware shares and any voting rights until they exercise their warrants and receive Betterware shares. After the issuance of Betterware shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Under the terms of the Warrant Agreement, Betterware is required to use its best efforts to keep a prospectus relating to Betterware shares issuable upon exercise of the warrants current until the expiration of the warrants. However, we cannot assure you that Betterware will be able to do so and, if Betterware does not maintain a current prospectus relating to the Betterware shares issuable upon exercise of the warrants, holders will be unable to exercise their warrants for cash and Betterware will not be required to net cash settle or cash settle the warrant exercise.

Warrant holders may elect to be subject to a restriction on the exercise of their warrants such that an electing warrant holder would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.8% of Betterware shares outstanding.

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MARKET PRICE AND DIVIDENDS

Market Information

Following consummation of the Business Combination, our ordinary shares and warrants began trading on NASDAQ under the symbols “BWMX” and “BWXMF,” respectively. The following table shows, for the periods indicated, after the consummation of the Business Combination on March 13, 2020, the high and low sales prices per share of our ordinary shares and our warrants as reported by NASDAQ.

	Ordinary Shares		Warrants
Quarter Ended	High	Low	High	Low
March 2020	9.34	5.80	-	-
June 2020	10.09	5.67	0.51	0.19

Dividends

The following table provides a summary of the dividends payments during recent years:

Year	Declared date	Amount		Dividend per Share(1)
2020	May 8, 2020	Ps.	100,000,000	Ps.	2.90
	January 10, 2020	Ps.	70,000,000	Ps.	8.05
2019	May 29, 2019	Ps.	128,000,000	Ps.	14.72
	October 8, 2019	Ps.	150,000,000	Ps.	17.25
2018	February 13, 2018	Ps.	79,080,000	Ps.	9.09
	November 28th, 2018	Ps.	111,000,000	Ps.	12.76
	December 4th, 2018	Ps.	110,000,000	Ps.	12.65

(1)	Dividend per share considers combined shares of Betterware and BLSM for dividends declared prior to the Business Combination and consolidated shares of Betterware for dividends declared after the Business Combination.

Dividends shall be declared by the General Ordinary Stockholders’ Meeting and its payments shall be made on the terms, days and place determined by such Meeting, taking into consideration the policies established by the Board of Directors or its Executive Chairman, which shall be made known through the publication of a notice in at least one newspaper with wide circulation.

The dividends not collected within 5 (five) years, from the date on which they were due and payable, shall be deemed to have been waived in favor of the Company.

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PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership of our shares as of June 30, 2020:

●	each shareholder, or group of affiliated shareholders, who we know beneficially owns more than 5% of our outstanding shares;

●	each of our directors and executive officers individually; and

●	all directors and executive officers as a group.

As of June 30, 2020, we had 34,451,020 issued and outstanding ordinary shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting and/or investment power. Shares subject to options and warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding the options but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated, we believe the beneficial owners of the shares listed below, based on information furnished by them, have sole voting and investment power with respect to the number of shares listed opposite their names. The address for Campalier is Luis Enrique Williams 549, Colonia Belenes Norte, Zapopan, Jalisco, 45145, Mexico and for Forteza is Pedro Ramírez Vázquez 200-12, Piso 4, Colonia Valle Oriente, San Pedro Garza García, Nuevo León, Parque Corporativo Valle Oriente 66269, Mexico

Ordinary shares Beneficially Owned as of June 30, 2020
Ordinary Shares
	Number	%
Five Percent or More Holders
Campalier, S.A. de C.V	18,438,770	53.5%
Promotora Forteza, S.A. de C.V. (1)	11,761,175	34.1%

Our executive officers and directors:
Luis Campos	—	—
Andres Campos	—	—
Santiago Campos	—	—
Jose de Jesus Valdez	—	—
Federico Clariond	—	—
Mauricio Morales	—	—
Joaquin Gandara	—	—
Dr. Martín M. Werner	404,584	1.2%
Dr. Guillermo Ortiz	300,690	— (2)
Reynaldo Vizcarra	—	—
Diana Karina Jones Villalpando	—	—
Fabian Rivera	—	—
All directors and executive officers as a group (twelve individuals)	705,274	2.04%

(1)	Includes shares held by Invex Security Trust 2397 in trust to secure debt obligations of the Company.
(2)	Less than 1%.

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SELLING SHAREHOLDERS

This prospectus covers the public resale of our ordinary shares owned by the selling shareholders referred to below. Such selling shareholders may from time to time offer and sell pursuant to this prospectus any or all of the ordinary shares owned by them. The selling shareholders, however, make no representations that the ordinary shares will be offered for sale. The table below presents information regarding the selling shareholders and the ordinary shares that each may offer and sell from time to time under this prospectus.

The following table sets forth:

●	the name of each selling shareholder;

●	the number of ordinary shares beneficially owned by each selling shareholder prior to the sale of the ordinary shares covered by this prospectus;

●	the number of ordinary shares that may be offered by each selling shareholder pursuant to this prospectus;

●	the number of ordinary shares to be beneficially owned by each selling shareholder following the sale of any ordinary shares covered by this prospectus; and

●	the percentage of our issued and outstanding ordinary shares to be owned by each selling shareholder before and after the sale of the ordinary shares covered by this prospectus.

The ordinary shares offered hereunder comprise:

●	the offering of 5,804,125 of our ordinary shares issuable upon exercise of the warrants (each warrant is currently exercisable for one ordinary share at a price of US$11.50 per ordinary share, and upon exercise and issuance, such ordinary shares will be freely tradeable under U.S. securities laws); and

●	the resale of 1,421,900 ordinary shares held by selling shareholders named in this Combined Prospectus.

All information with respect to ownership of our ordinary shares of the selling shareholders has been furnished by or on behalf of the selling shareholders and, unless otherwise indicated, is as of June 30, 2020. Based on information supplied by the selling shareholders, we believe that, except as may otherwise be indicated in the footnotes to the table below, the selling shareholders have sole voting and dispositive power with respect to the ordinary shares reported as beneficially owned by them. Unless otherwise indicated in the footnotes, shares in the table refer to our ordinary shares.

Because the selling shareholders may sell, transfer or otherwise dispose of all, some or none of the ordinary shares covered by this prospectus, we cannot determine the number of such ordinary shares that will be sold, transferred or otherwise disposed of by the selling shareholders, or the amount or percentage of ordinary shares that will be held by the selling shareholders upon termination of any particular offering or sale, if any. The selling shareholders make no representations, however, that they will sell, transfer or otherwise dispose of any ordinary shares in any particular offering or sale. In addition, the selling shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the ordinary shares they hold in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth on the table below. Solely for purposes of the requirements applicable to the registration statement of which this prospectus forms a part, the following table assumes that the selling shareholders will sell all of the ordinary shares owned beneficially by them that are covered by this prospectus but will not sell any other ordinary shares that they presently own.

Beneficial ownership for the purposes of this table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days.

The following table presents information regarding each selling shareholder and the ordinary shares that it may offer and sell from time to time under this prospectus. The table is prepared based on information supplied to us by the selling shareholders and reflects their holdings as of August 28, 2020.

Selling Shareholder	Number of Ordinary Shares Owned Prior to Offering	Maximum Number of Ordinary Shares to be Sold Pursuant to this Prospectus	Number of Ordinary Shares Owned After the Offering	Percentage of Ordinary Shares Owned After the Offering
Ordinary Shares registered for resale
JORGE COMBE HUBBE	404,584	-	404,584	1.2%
I-BANKERS SECURITIES INC	2,825	-	2,825	*
PEDRO SOLIS CAMARA	2,500	-	2,500	*
LARRAIN VIAL SPA	127,444	-	127,444	*
GUILLERMO ORTIZ MARTINEZ	300,690	-	300,690	*
RENTAS PATIO XI SPA	74,848	-	74,848	*
ALAN DOUGLAS SMITHERS HOGG	2,500	-	2,500	*
JUAN ANDRES ALVAREZ VEGA	7,196	-	7,196	*
DANIEL SALIM VILCHES	23,479	-	23,479	*
MARTIN MAXIMO WERNER WAINFELD	404,584	-	404,584	1.2%
Others	91,250	-	91,250	*
Early Bird Capital Inc.	27,825	-	27,825	*
Unit Purchase Options
I-Bankers	25,000	-	25,000	-
EBC Holdings, Inc.	125,000	-	125,000	-
David Nussbaum	50,000	-	50,000	-
Steven Levine	50,000	-	50,000	-

*	Less than 1%

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PLAN OF DISTRIBUTION

Ordinary Shares Issuable upon Exercise of Outstanding Warrants

This prospectus covers the offering of 5,804,125 ordinary shares that are issuable upon exercise of our outstanding warrants. The offering of such warrants and the ordinary shares issuable upon exercise of such warrants was registered on our registration statement on Form F-4 with File No. 333-233982). Each warrant is currently exercisable for one ordinary share at a price of US$11.50 per share, which exercise price is payable to us.

The ordinary shares underlying the warrants will be issued directly to the holders of the warrants upon payment of the exercise price to us. The exercise of the warrants is subject to the terms of the Warrant Agreement.

No fractional shares will be issued upon the exercise of the warrants. If, upon the exercise of the warrants, a holder would be entitled to receive a fractional interest in an ordinary share, we will, upon the exercise, round down to the nearest whole number the number of ordinary shares to be issued to such holder, pursuant to the Warrant Agreement.

If all of the warrants described in this prospectus are exercised in full, we will issue 5,804,125 ordinary shares and we will receive aggregate net proceeds of approximately US$66,747,438. The Company has recently repurchased 1,540,288 warrants. As of the date of this prospectus, the outstanding number of warrants is 4,263,837. Therefore, if all of the outstanding warrants are exercised in full, we will issue 4,263,837 ordinary shares and we will receive aggregate net proceeds of approximately US$49,034,125. We intend to use the proceeds from any exercise of the warrants for general corporate purposes. See “Use of Proceeds.”

Ordinary Shares Offered by the Selling Shareholders

The resale of up to 1,421,900 Warrants and 1,421,900 Ordinary Shares currently issued in connection with the consummation of the Business Combination (as defined below) to satisfy our obligation to register such shares for resale pursuant to the Registration Rights Agreement, as well as 5,804,125 Ordinary Shares issuable upon exercise of the Warrants. We will not receive any proceeds from the sale of our ordinary shares by the selling shareholders.

We are registering the ordinary shares covered by this prospectus to permit the selling shareholders to conduct public secondary trading of such ordinary shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the ordinary shares offered by this prospectus. The aggregate proceeds to the selling shareholders from the sale of the ordinary shares will be the purchase price of the ordinary shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the ordinary shares covered by this prospectus. The selling shareholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of ordinary shares to be made directly or through agents.

The ordinary shares offered by this prospectus may be sold from time to time to purchasers:

●	directly by the selling shareholders, or

●	through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the selling shareholders for the purchasers of the ordinary shares.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the ordinary shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealers or agents who are deemed to be “underwriters” within the meaning of the Securities Act will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Exchange Act.

We will make copies of this prospectus available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the selling shareholders and any underwriter, broker-dealer or agent regarding the sale of the ordinary shares by the selling shareholders. To our knowledge, except as indicated in the notes to the table under the heading “Selling Shareholders,” no selling shareholder is a broker-dealer or an affiliate of a broker-dealer.

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The ordinary shares may be sold in one or more transactions at:

●	fixed prices;

●	prevailing market prices at the time of sale;

●	prices related to such prevailing market prices;

●	varying prices determined at the time of sale; or

●	negotiated prices.

These sales may be effected in one or more transactions:

●	on any national securities exchange or quotation service on which the ordinary shares may be listed or quoted at the time of sale, including NASDAQ;

●	in the over-the-counter market;

●	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

●	any other method permitted by applicable law; or

●	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of the ordinary shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the selling shareholder, the aggregate amount of ordinary shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the selling shareholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.

We may suspend the sale of ordinary shares by the selling shareholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information. The selling shareholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the selling shareholders will sell any or all of the ordinary shares under this prospectus. Further, we cannot assure you that the selling shareholders will not transfer, distribute, devise or gift the ordinary shares by other means not described in this prospectus. In addition, any ordinary shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The ordinary shares may be sold in some states or jurisdictions only through registered or licensed brokers or dealers. In addition, in some states or jurisdictions the ordinary shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The selling shareholders and any other person participating in the sale of the ordinary shares will be subject to the Exchange Act. The Exchange Act rules may limit the timing of purchases and sales of any of the ordinary shares by the selling shareholders and any other person. In addition, applicable rules may restrict the ability of any person engaged in the distribution of the ordinary shares to engage in market-making activities with respect to the particular ordinary shares being distributed. This may affect the marketability of the ordinary shares and the ability of any person or entity to engage in market-making activities with respect to the ordinary shares.

With respect to those ordinary shares being registered pursuant to the Registration Rights Agreement, we have agreed to indemnify such selling shareholders against certain liabilities, including liabilities under the Securities Act. The selling shareholders have agreed to indemnify us in certain circumstances against certain liabilities, including certain liabilities under the Securities Act. The selling shareholders may indemnify any broker or underwriter that participates in transactions involving the sale of the ordinary shares against certain liabilities, including liabilities arising under the Securities Act.

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SHARES ELIGIBLE FOR FUTURE SALE

As of the date of this prospectus:

●	our authorized share capital was Ps.164,730,924 represented by 34,451,020 ordinary shares; and

●	there are 5,804,125 warrants outstanding, comprising (i) 4,230,237 public warrants, and (ii) 1,573,888 private placement warrants. The warrants are exercisable on a one-for-one basis for ordinary shares. Each warrant is currently exercisable for one ordinary share at a price of US$11.50 per ordinary share, which exercise price is payable to the Registrant.

The number of our outstanding ordinary shares will not change as a result of sales of our ordinary shares pursuant to this prospectus.

Sales of substantial amounts of the ordinary shares in the public market could adversely affect prevailing market prices of the ordinary shares.

Lock-Up Agreement

In connection with the Business Combination, (i) the Company, DD3 and certain security holders of the Company (the “Members”) entered into the Member Lock-Up Agreement, dated as of March 11, 2020, and (ii) the Company, DD3 and certain members of the Company’s management team (“Management”), entered into the Management Lock-Up Agreement, dated as of March 11, 2020, pursuant to which the Members and Management agreed not to transfer any of the Company’s shares held by them for a period of six or twelve months, as applicable, after the closing of the Business Combination, subject to certain limited exceptions.

Merger Agreement

In connection with the Business Combination, the Company and DD3 entered into the Merger Agreement, dated as of March 10, 2020 (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, DD3 merged with and into the Company with the Company surviving the Merger, the separate corporate existence of DD3 ceased and BLSM became a wholly-owned subsidiary of the Company. At Closing, pursuant to the Merger Agreement, (i) all of the Betterware shares issued and outstanding immediately prior to the Closing were canceled, and Campalier and Forteza received, directly and indirectly (through the Invex Security Trust), 18,438,770 and 11,761,175, respectively, of Betterware’s shares and (ii) all of DD3’s ordinary shares issued and outstanding immediately prior to the Closing were canceled and exchanged for Betterware shares on a one-for-one basis. See “The Business Combination.”

Warrant Amendment

In connection with the Business Combination, the Company, DD3 and Continental Stock Transfer & Trust Company (“Continental”) entered into the Assignment, Assumption and Amendment Agreement, dated as of March 13, 2020 (the “Warrant Amendment”), pursuant to which DD3 assigned to the Company, and the Company assumed, all of DD3’s right, title and interest in and to the Warrant Agreement, dated as of October 11, 2018, by and between DD3 and Continental (as amended pursuant to the Warrant Amendment, the “Warrant Agreement”), and the parties thereto agreed to certain amendments to reflect the fact that DD3’s warrants that were outstanding immediately prior to the Closing are, as a result of the Merger, exercisable for Betterware shares.

Regulation S

Regulation S under the Securities Act provides an exemption from registration requirements in the United States for offers and sales of securities that occur outside the United States. Rule 903 of Regulation S provides the conditions to the exemption for a sale by an issuer, a distributor, their respective affiliates or anyone acting on their behalf, while Rule 904 of Regulation S provides the conditions to the exemption for a resale by persons other than those covered by Rule 903. In each case, any sale must be completed in an offshore transaction, as that term is defined in Regulation S, and no directed selling efforts, as that term is defined in Regulation S, may be made in the United States.

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Betterware is a foreign issuer as defined in Regulation S. As a foreign issuer, securities that Betterware sells outside the United States pursuant to Regulation S are not considered to be restricted securities under the Securities Act, and, subject to the offering restrictions imposed by Rule 903, are freely tradable without registration or restrictions under the Securities Act, unless the securities are held by Betterware’s affiliates. Generally, subject to certain limitations, holders of Betterware’s restricted shares who are not affiliates of Betterware or who are affiliates of Betterware by virtue of their status as an officer or director of Betterware may, under Regulation S, resell their restricted shares in an “offshore transaction” if none of the seller, its affiliate nor any person acting on their behalf engages in directed selling efforts in the United States and, in the case of a sale of Betterware restricted shares by an officer or director who is an affiliate of Betterware solely by virtue of holding such position, no selling commission, fee or other remuneration is paid in connection with the offer or sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent. Additional restrictions are applicable to a holder of Betterware restricted shares who will be an affiliate of Betterware other than by virtue of his or her status as an officer or director of Betterware.

Betterware is not claiming the potential exemption offered by Regulation S in connection with the offering of newly issued shares outside the United States and will register all of the newly issued shares under the Securities Act.

Rule 144

All of the Company’s equity shares outstanding, other than those equity shares sold in connection with the Business Combination, are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act. In general, beginning 90 days after the date of this prospectus, a person (or persons whose shares are aggregated) who, at the time of a sale, is not, and has not been during the three months preceding the sale, an affiliate of the Company and has beneficially owned the Company’s restricted securities for at least six months will be entitled to sell the restricted securities without registration under the Securities Act, subject only to the availability of current public information about the Company. Persons who are affiliates of the Company and have beneficially owned the Company’s restricted securities for at least six months may sell a number of restricted securities within any three-month period that does not exceed the greater of the following:

●	1% of the then outstanding equity shares of the same class which equal to approximately 344,510 Company shares; or

●	the average weekly trading volume of Company shares of the same class during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales by affiliates of the Company under Rule 144 are also subject to certain requirements relating to manner of sale, notice and the availability of current public information about the Company.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of Betterware’s employees, consultants or advisors who purchases equity shares from the Company in connection with a compensatory stock plan or other written agreement executed prior to the completion of the Business Combination is eligible to resell those equity shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Registration Rights

In connection with the Business Combination, the Company, DD3 and the Holders entered into the Registration Rights Agreement on March 11, 2020. Pursuant to the terms of the Registration Rights Agreement, the Company is obligated to file a shelf registration statement to register the resale of certain Company securities held by the Holders. The Registration Rights Agreement also provides the Holders with demand, “piggy-back” and Form F-3 registration rights, subject to certain minimum requirements and customary conditions.

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U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of the material U.S. federal income tax consequences of the ownership and disposition of our ordinary shares to U.S. holders and non-U.S. holders. This discussion is based on provisions of the Code, the Treasury regulations promulgated thereunder (whether final, temporary or proposed), administrative rulings of the IRS, and judicial decisions, all as in effect on the date hereof, and all of which are subject to differing interpretations or change, possibly with retroactive effect. Any such change or differing interpretation could affect the accuracy of the statements and conclusions set forth herein. This discussion is for general purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to holders as a result of the ownership and disposition of our ordinary shares. In addition, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular holders, nor does it take into account the individual facts and circumstances of any particular holder that may affect the U.S. federal income tax consequences to such holder. Accordingly, it is not intended to be, and should not be construed as, tax advice. This discussion does not address any withholding required pursuant to the Foreign Account Tax Compliance Act of 2010 (including the Treasury regulations promulgated thereunder and intergovernmental agreements entered into in connection therewith) or any aspects of U.S. federal taxation other than those pertaining to income taxation, nor does it address any tax consequences arising under any U.S. state and local, or non-U.S., tax laws. Holders should consult their tax advisors regarding such tax consequences in light of their particular circumstances. No ruling has been requested or will be obtained from the IRS regarding the U.S. federal income tax consequences described herein; thus, there can be no assurance that the IRS will not challenge the U.S. federal income tax treatment described below or that, if challenged, such treatment will be sustained by a court.

This discussion is limited to U.S. federal income tax considerations relevant to U.S. holders and non-U.S. holders that hold our ordinary shares as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be important to particular holders in light of their individual circumstances, including holders subject to special treatment under the U.S. tax laws, such as, for example:

●	banks, thrifts, mutual funds or other financial institutions, underwriters, or insurance companies;

●	traders in securities who elect to apply a mark-to-market method of accounting;

●	real estate investment trusts and regulated investment companies;

●	tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts;

●	expatriates or former long-term residents of the United States;

●	partnerships or other pass-through entities (or arrangements treated as such) or investors therein;

●	dealers or traders in securities, commodities or currencies;

●	grantor trusts;

●	persons subject to the alternative minimum tax;

●	U.S. persons whose “functional currency” is not the U.S. dollar;

●	persons who received our ordinary shares through the exercise of incentive stock options or through the issuance of restricted stock under an equity incentive plan or through a tax-qualified retirement plan or otherwise as compensation;

●	persons who own (directly or through attribution) 5% or more (by vote or value) of our ordinary shares;

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●	persons who are required to accelerate the recognition of any item of gross income with respect to our ordinary shares as a result of such income being recognized on an applicable financial statement;

●	the initial shareholders and their affiliates; or

●	holders holding our ordinary shares as a position in a “straddle,” as part of a “synthetic security” or “hedge,” as part of a “conversion transaction,” or other integrated investment or risk reduction transaction.

For the purposes of this discussion, the term “U.S. holder” means a beneficial owner of our ordinary shares that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity that is classified as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, any State thereof or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

For purposes of this discussion, a “non-U.S. holder” means a beneficial owner of our ordinary shares that is neither a U.S. holder nor a partnership (or an entity or arrangement treated as a partnership) for U.S. federal income tax purposes.

If a partnership, including for this purpose any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, holds our ordinary shares, the U.S. federal income tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. A holder that is a partnership and the partners in such partnership should consult their tax advisors with regard to the U.S. federal income tax consequences of the ownership and disposition of our ordinary shares.

THIS SUMMARY DOES NOT PURPORT TO BE A COMPREHENSIVE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF our ordinary shares. HOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF Our ordinary shares, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE, LOCAL AND OTHER TAX LAWS.

U.S. Federal Income Tax Consequences of the Ownership and Disposition of Ordinary Shares

U.S. Holders

Distributions on Ordinary Shares

Subject to the discussion below under “—Passive Foreign Investment Company Status,” the gross amount of any distribution on our ordinary shares, including any Mexican taxes withheld, that is made out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) generally will be taxable to a U.S. holder as ordinary dividend income on the date such distribution is actually or constructively received. Any such dividends will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from other U.S. corporations. To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), such excess amount will be treated first as a non-taxable return of capital to the extent of the U.S. holder’s tax basis in its ordinary shares, and thereafter as capital gain recognized on a sale or exchange. Because the Company does not maintain calculations of its earnings and profits under U.S. federal income tax principles, it is expected that distributions on our ordinary shares (including any Mexican taxes withheld) will be reported to U.S. holders as dividends. U.S. holders should consult their own tax advisers with respect to the appropriate U.S. federal income tax treatment of any distribution received from the Company.

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Dividends received by non-corporate U.S. holders (including individuals) from a “qualified foreign corporation” may be eligible for reduced rates of taxation, provided that certain holding period requirements and other conditions are satisfied. A non-U.S. corporation is treated as a qualified foreign corporation with respect to dividends it pays if  (i) such foreign corporation is eligible for the benefits of a comprehensive income tax treaty with the United States that the Secretary of the Treasury determines is satisfactory for purposes of these rules and that includes an exchange of information program or (ii) the shares with respect to which such dividends are paid are readily tradable on an established securities market in the United States, provided, in each case, that the combined company was not a PFIC (as defined below) for the taxable year in which it pays a dividend or for the preceding taxable year. The ordinary shares are listed on Nasdaq, and should be considered readily tradable on an established securities market in the United States as long as they are so listed. There can be no assurance that our ordinary shares will be considered readily tradable on an established securities market in future years. In any event, there is a comprehensive income tax treaty between the United States and Mexico that the Secretary of the Treasury has determined is satisfactory for purposes of the above rules and the Company will be a resident of Mexico that should be eligible for the benefits of such treaty. Non-corporate U.S. holders that do not meet a minimum holding period requirement during which they are not protected from the risk of loss or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code (dealing with the deduction for investment interest expense) will not be eligible for the reduced rates of taxation regardless of the Company’s status as a qualified foreign corporation. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to the positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. The Company will not constitute a qualified foreign corporation for purposes of these rules if it is a PFIC for the taxable year in which it pays a dividend or for the preceding taxable year. See “—Passive Foreign Investment Company Status.”

Subject to certain conditions and limitations, withholding taxes, if any, on dividends paid by the Company may be treated as foreign taxes eligible for credit against a U.S. holder’s U.S. federal income tax liability under the U.S. foreign tax credit rules. For purposes of calculating the U.S. foreign tax credit, dividends paid on our ordinary shares will generally be treated as income from sources outside the United States and will generally constitute passive category income. The rules governing the U.S. foreign tax credit are complex. U.S. holders should consult their tax advisors regarding the availability of the U.S. foreign tax credit under particular circumstances.

Sale, Exchange, Redemption or Other Taxable Disposition of Ordinary Shares

Subject to the discussion below under “—Passive Foreign Investment Company Status,” a U.S. holder generally will recognize gain or loss on any sale, exchange, redemption or other taxable disposition of our ordinary shares in an amount equal to the difference between (i) the amount realized on the disposition and (ii) such U.S. holder’s adjusted tax basis in such shares. Any gain or loss recognized by a U.S. holder on a taxable disposition of our ordinary shares generally will be capital gain or loss and will be long-term capital gain or loss if the holder’s holding period in such shares exceeds one year at the time of the disposition. Preferential tax rates may apply to long-term capital gains of non-corporate U.S. holders (including individuals). The deductibility of capital losses is subject to limitations. Any gain or loss recognized by a U.S. holder on the sale or exchange of our ordinary shares generally will be treated as U.S. source gain or loss.

It is possible that Mexico may impose an income tax upon sale of our ordinary shares. Because gains generally will be treated as U.S. source gain, as a result of the U.S. foreign tax credit limitation, any Mexican income tax imposed upon capital gains in respect of our ordinary shares may not be currently creditable. U.S. holders should consult their tax advisors regarding the application of Mexican taxes to a disposition of our ordinary shares and their ability to credit a Mexican tax against their U.S. federal income tax liability.

Passive Foreign Investment Company Status

The treatment of U.S. holders of our ordinary shares could be materially different from that described above, if the Company is treated as a passive foreign investment company, or a PFIC, for U.S. federal income tax purposes.

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A non-U.S. corporation, such as the Company, will be a PFIC for U.S. federal income tax purposes for any taxable year in which, after the application of certain look-through rules either: (i) 75% or more of its gross income for such taxable year is passive income, or (ii) 50% or more of the total value of its assets (based on an average of the quarterly values of the assets during such year) is attributable to assets, including cash, that produce passive income or are held for the production of passive income. Passive income generally includes dividends, interest, rents and royalties (other than certain rents and royalties that are derived in the active conduct of a trade or business), annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains. The determination of whether the Company is a PFIC is based upon the composition of the Company’s income and assets (including, among others, corporations in which the Company owns at least a 25% interest), and the nature of the Company’s activities.

Based on the projected composition of its income and assets, including goodwill, it is not expected that the Company will be a PFIC for its current taxable year or in the foreseeable future. The tests for determining PFIC status are applied annually after the close of the taxable year, and it is difficult to predict accurately future income and assets relevant to this determination. Our PFIC status is expected to depend, in part, upon (a) the market value of our ordinary shares, and (b) the composition of the assets and income of the Company. A decrease in the market value of our ordinary shares, and/or an increase in cash or other passive assets would increase the relative percentage of the Company’s passive assets. The application of the PFIC rules is subject to uncertainty in several respects and, therefore, the IRS may assert that, contrary to expectations, the Company is a PFIC for its current taxable year or in a future taxable year. Accordingly, there can no assurance that the Company will not be a PFIC for its current taxable year or in any future taxable year.

If the Company is a PFIC during any year in which a U.S. holder holds our ordinary shares, unless the U.S. holder makes a qualified electing fund, or QEF, election or mark-to-market election with respect to the shares, as described below, a U.S. holder generally would be subject to additional taxes (including taxation at ordinary income rates and an interest charge) on any gain realized from a sale or other disposition of our ordinary shares and on any “excess distributions” received from the Company, regardless of whether the Company qualifies as a PFIC in the year in which such distribution is received or gain is realized. For this purpose, a pledge of our ordinary shares as security for a loan may be treated as a disposition. The U.S. holder would be treated as receiving an excess distribution in a taxable year to the extent that distributions on the shares during that year exceed 125% of the average amount of distributions received on such shares during the three preceding taxable years (or, if shorter, the U.S. holder’s holding period). To compute the tax on excess distributions or on any gain, (i) the excess distribution or gain would be allocated ratably over the U.S. holder’s holding period, (ii) the amount allocated to the current taxable year and any year before the first taxable year for which the Company was a PFIC would be taxed as ordinary income in the current year, and (iii) the amount allocated to other taxable years would be taxed at the highest applicable marginal rate in effect for each such year (i.e. at ordinary income tax rates) and an interest charge would be imposed to recover the deemed benefit from the deferred payment of the tax attributable to each such prior year.

If the Company were to be treated as a PFIC, a U.S. holder may avoid the rules relating to excess distributions and gains described above by electing to treat the Company (for the first taxable year in which the U.S. holder owns any shares) and any lower-tier PFIC (for the first taxable year in which the U.S. holder is treated as owning an equity interest in such lower-tier PFIC) as a QEF. If a U.S. holder makes an effective QEF election with respect to the Company (and any lower-tier PFIC), the U.S. holder will be required to include in gross income each year, whether or not the Company makes distributions, as capital gains, its pro rata share of the Company’s (and such lower-tier PFIC’s) net capital gains and, as ordinary income, its pro rata share of the Company’s (and such lower-tier PFIC’s) net earnings in excess of its net capital gains. U.S. holders can make a QEF election only if the Company (and each lower-tier PFIC) provides certain information, including the amount of its ordinary earnings and net capital gains determined under U.S. tax principles. The Company will make commercially reasonable efforts to provide U.S. holders with this information if it determines that it is a PFIC, but there is no assurance that we will timely provide such information. There is also no assurance that we will have timely knowledge of our status as a PFIC in the future or of the information to be provided.

As an alternative to making a QEF election, a U.S. holder may also be able to avoid some of the adverse U.S. tax consequences of PFIC status by making an election to mark our ordinary shares to market annually. A U.S. holder may elect to mark-to-market our ordinary shares only if they are “marketable stock.” Our ordinary shares will be treated as “marketable stock” if they are regularly traded on a “qualified exchange.” Our ordinary shares are listed on Nasdaq, which should be a qualified exchange for this purpose. Our ordinary shares will be treated as regularly traded in any calendar year in which more than a de minimis quantity of our ordinary shares are traded on at least 15 days during each calendar quarter. There can be no certainty that our ordinary shares will be sufficiently traded such as to be treated as regularly traded.

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U.S. holders should consult their tax advisors regarding the U.S. federal income tax consequences of the PFIC rules. If the Company is treated as a PFIC, each U.S. holder generally will be required to file a separate annual information return (Form 8621) with the IRS with respect to the Company and any lower-tier PFICs.

Medicare Surtax on Net Investment Income

Non-corporate U.S. holders whose income exceeds certain thresholds generally will be subject to 3.8% surtax on their “net investment income” (which generally includes, among other things, dividends on, and capital gain from the sale or other taxable disposition of, our ordinary shares). Non-corporate U.S. holders should consult their own tax advisors regarding the possible effect of such tax on their ownership and disposition of our ordinary shares.

Additional Reporting Requirements

Certain U.S. holders holding specified foreign financial assets with an aggregate value in excess of the applicable dollar thresholds are required to report information to the IRS relating to our ordinary shares, subject to certain exceptions (including an exception for our ordinary shares held in accounts maintained by U.S. financial institutions), by attaching a complete IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return, for each year in which they hold our ordinary shares. Substantial penalties apply to any failure to file IRS Form 8938, unless the failure is shown to be due to reasonable cause and not willful neglect. Also, in the event a U.S. holder does not file IRS Form 8938 or fails to report a specified foreign financial asset that is required to be reported, the statute of limitations on the assessment and collection of U.S. federal income taxes of such U.S. holder for the related taxable year may not close before the date which is three years after the date on which the required information is filed. U.S. holders should consult their tax advisors regarding the effect, if any, of these rules on the ownership and disposition of our ordinary shares.

Non-U.S. Holders

In general, a non-U.S. holder of our ordinary shares will not be subject to U.S. federal income tax or, subject to the discussion below under “—Information Reporting and Backup Withholding,” U.S. federal withholding tax on any dividends received on our ordinary shares or any gain recognized on a sale or other disposition of our ordinary shares (including any distribution to the extent it exceeds the adjusted basis in the non-U.S. holder’s ordinary shares) unless:

●	the dividend or gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, and if required by an applicable tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States; or

●	in the case of gain only, the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the sale or disposition, and certain other requirements are met.

A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable tax treaty) on its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Dividends paid on, and proceeds from the sale, redemption or other disposition of our ordinary shares realized by a U.S. holder generally may be subject to information reporting requirements and may be subject to backup withholding unless the U.S. holder provides an accurate taxpayer identification number or otherwise establishes an exemption. The amount of any backup withholding collected from a payment to a U.S. holder will be allowed as a credit against the U.S. holder’s U.S. federal income tax liability and may entitle the U.S. holder to a refund, provided certain required information is furnished to the IRS.

A non-U.S. holder generally will be exempt from these information reporting requirements and backup withholding tax but may be required to comply with certain certification and identification procedures in order to establish its eligibility for exemption, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, as applicable, or the non-U.S. holder otherwise establishes an exemption. Dividends paid with respect to our ordinary shares and proceeds from the sale of other disposition of our ordinary shares received in the United States by a non-U.S. holder through certain U.S.-related financial intermediaries may be subject to information reporting and backup withholding unless such non-U.S. holder provides proof of an applicable exemption or complies with the certification procedures described above, and otherwise complies with the applicable requirements of the backup withholding rules.

The preceding discussion is not tax advice. Each prospective investor should consult the prospective investor’s own tax advisor regarding the particular U.S. federal, state, and local and non-U.S. tax consequences of the ownership and disposition of our ordinary shares, including the consequences of any proposed change in applicable laws.

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EXPENSES RELATED TO THE OFFERING

The estimated expenses payable by us in connection with the offering described in this registration statement will be as follows:

	US$	Ps.*
SEC Registration Fee	21,303	462,499
Accounting fees and expenses	47,000	1,020,393
Printing and engraving expenses	2,360	51,236
Legal fees and expenses	27,000	586,183
Miscellaneous	-	-
Total	73,363	2,120,311

*	Conversion of USD into Ps. was made using an exchange rate of August 21, 2020.

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ADDITIONAL INFORMATION

Legal Matters

The validity of the ordinary shares to be offered by this prospectus will be passed upon by Baker & McKenzie Abogados, S.C. counsel to Betterware.

Experts

The combined financial statements of Betterware de Mexico, S.A.P.I. de C.V. and BLSM Latino America Servicios, S.A. de C.V. as of December 31, 2018, and for each of the years in the two-year period ended December 31, 2018, included herein, include the effects of the adjustment to retrospectively apply the issuance of shares as described in Note 22 to such combined financial statements. KPMG Cardenas Dosal S.C., an independent registered public accounting firm, audited the combined financial statements as of December 31, 2018, and for each of the years in the two-year period ended December 31, 2018, before the effects of the retrospective adjustment, which financial statements are not included herein. Galaz, Yamazaki, Ruiz Urquiza, S.C. member of Deloitte Touche Tohmatsu Limited, an independent registered public accounting firm, audited the retrospective adjustment. The combined financial statements of Betterware de Mexico, S.A.P.I. de C.V. and BLSM Latino America Servicios, S.A. de C.V. as of December 31, 2018, and for each of the years in the two-year period ended December 31, 2018, have been included herein in reliance upon the reports of (1) KPMG Cardenas Dosal S.C., solely with respect to the financial statements before the effects of the retrospective adjustment, and (2) Galaz, Yamazaki, Ruiz Urquiza, S.C. member of Deloitte Touche Tohmatsu Limited, solely with respective to the retrospective adjustment, included herein, and upon the authority of said firms as experts in accounting and auditing.

The audit report covering the December 31, 2018 combined financial statements refers to the basis of preparation of the combined financial statements.

The Audited Combined Financial Statements for the year ended December 31, 2019, have been included herein in reliance upon the report of Galaz, Yamazaki, Ruiz Urquiza, S.C. member of Deloitte Touche Tohmatsu Limited, (which report included explanatory paragraphs relating to the basis of presentation for the combined financial statements and for the effects of the new outbreak of the coronavirus disease (“COVID-19”) after the reporting period), an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

Enforcement of Civil Liabilities

We exist under the laws of Mexico. Certain of our directors and officers, and some of the experts named in this prospectus reside outside of the United States, and all or a substantial portion of their assets, and all or a substantial portion of our assets, are located outside of the United States. We have appointed an agent for service of process in the United States, but it may be difficult for shareholders who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for shareholders who reside in the United States to realize in the United States upon judgements of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the United States federal securities laws. U.S. investors may not be able to enforce against us, members of our board of directors, officers or certain experts named herein who are residents of Mexico or other countries outside the United States, any judgements in civil and commercial matters, including judgements under the federal securities laws.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act with respect to the ordinary shares offered under this prospectus. For purposes of this section, the term registration statement means the original registration statement and any and all amendments including the schedules and exhibits to the original registration statement or any amendment. This prospectus, which constitutes a part of the registration statement, does not contain all of the information included in the registration statement. For further information about us and the ordinary shares offered in this prospectus, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. The SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You can read our SEC filings, including the registration statement and its exhibits, at the SEC’s internet website at www.sec.gov.

As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and Section 16 short-swing profit reporting for our officers and directors and for holders of more than 10% of our ordinary shares.

We have not authorized anyone to give any information or make any representation about their companies that is different from, or in addition to, that contained in this prospectus or in any of the materials that have been incorporated in this prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies.

69

INDEX TO FINANCIAL STATEMENTS

Financial Statements

Betterware de Mexico, S.A.P.I. de C.V. (formerly Betterware de Mexico, S.A. de C.V.)

Unaudited Condensed Combined and Consolidated Interim Financial Statements

Unaudited Condensed Combined and Consolidated Statement of Financial Position as of June 30, 2020	F-2
Unaudited Condensed Combined and Consolidated Statements of Profit and Loss and Other Comprehensive Income for the three- and six-month Periods Ending on June 30, 2020 and 2019	F-4
Unaudited Condensed Combined and Consolidated Statements Reflecting Changes in Stockholders’ Equity and Net Investment for the six-month Periods Ending on June 30, 2020 and 2019	F-5
Unaudited Condensed Combined and Consolidated Statements of Cash Flows for the six-month Periods Ending on June 30, 2020 and 2019	F-6
Notes to the Unaudited Condensed Combined and Consolidated Interim Financial Statements	F-8

Audited Combined Financial Statements
Report of Independent Registered Public Accounting Firm	F-25
Report of Independent Registered Public Accounting Firm	F-27
Combined Statements of Financial Position as of December 31, 2019 and 2018	F-28
Combined Statements of Profit or Loss and Other Comprehensive Income for the years ended December 31, 2019, 2018 and 2017	F-30
Combined Statements of Changes in Net Parent Investment for the years ended December 31, 2019, 2018 and 2017	F-31
Combined Statements of Cash Flows for the years ended December 31, 2019, 2018 and 2017	F-32
Notes to Combined Financial Statements	F-34

Betterware de México, S.A.P.I. de C.V. (formerly Betterware de México, S.A. de C.V., a subsidiary of Campalier, S.A. de C.V.) and subsidiary

Condensed Combined and Consolidated Interim Statements of Financial Position

As of June 30, 2020 and December 31, 2019

(In thousands of Mexican pesos)

	Note	June 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	4	$520,805	$213,697
Trade accounts receivable, net	5	515,299	247,087
Accounts receivable from related parties	17	1,110	610
Inventories	6	520,214	345,554
Prepaid expenses		39,623	53,184
Derivative financial instruments	13	84,002	-
Other assets		66,823	20,574
Total current assets		1,747,876	880,706
Non-current assets:
Property, plant, and equipment, net	7	380,782	207,350
Right-of use assets, net		15,467	23,811
Deferred income tax	11	6,020	5,082
Intangible assets, net	9	309,055	310,965
Goodwill	8	348,441	348,441
Other assets		3,721	13,371
Total non-current assets		1,063,486	909,020
Total assets		$2,811,362	$1,789,726

(Continued)

Betterware de México, S.A.P.I. de C.V. (formerly Betterware de México, S.A. de C.V., a subsidiary of Campalier, S.A. de C.V.) and subsidiary

Condensed Combined and Consolidated Interim Statements of Financial Position

As of June 30, 2020 and December 31, 2019

(Thousands of Mexican pesos)

	Note	June 30, 2020	December 31, 2019
Liabilities and Stockholders’ Equity
Current liabilities:
Borrowings	10	$73,333	$148,070
Accounts payable to suppliers		1,220,456	529,348
Accrued expenses		128,875	54,456
Provisions	12	101,608	46,689
Income tax payable	11	52,545	34,709
Value added tax payable		57,743	30,299
Statutory employee profit sharing		4,187	5,006
Lease liability		10,912	14,226
Derivative financial instruments	13	64,010	15,555
Total current liabilities		$1,713,669	$878,358
Non-current liabilities:
Employee benefits		$1,161	$1,630
Derivative financial instruments	13	32,775	16,754
Deferred income tax	11	81,315	78,501
Lease liability		5,125	10,358
Borrowings	10	350,189	529,643
Total non-current liabilities		470,565	636,886
Total liabilities		2,184,234	1,515,244
Stockholders’ equity	15	627,128	274,482
Contingencies	19
Total liabilities and Stockholders’ equity		$2,811,362	$1,789,726

See accompanying notes to the condensed combined and consolidated interim financial statements.

(Concluded)

Betterware de México, S.A.P.I. de C.V. (formerly Betterware de México, S.A. de C.V., a subsidiary of Campalier, S.A. de C.V.) and subsidiary

Condensed Combined and Consolidated Interim Statements of Profit or Loss and Other Comprehensive Income

For the three- and six-month periods ended on June 30, 2020 and 2019

(Thousands of Mexican pesos)

		For the six-month periods ended on		For the three-month periods ended on
	Note	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Net revenue	18	$2,388,403	$1,535,622	$1,435,718	$788,447
Cost of sales	6	1,112,572	638,648	694,503	334,747
Gross profit		1,275,831	896,974	741,215	453,700
Administrative expenses	18	231,651	169,856	103,588	88,909
Selling expenses	18	317,780	272,930	182,685	136,677
Distribution expenses	18	114,795	67,333	75,043	35,953
		664,226	510,119	361,316	261,539
Operating income		611,605	386,855	379,899	192,161
Financing income (cost):
Interest expense		(72,371)	(44,730)	(30,428)	(22,400)
Interest income		5,487	3,831	2,777	2,121
Unrealized gain in valuation of derivative financial instruments		75,336	880	6,572	32
Foreign exchange (loss) gain, net		(18,599)	(5,913)	31,760	(4,314)
		(10,147)	(45,932)	10,681	(24,561)
Income before income taxes		601,458	340,923	390,580	167,600
Income taxes	11	187,605	106,057	122,235	52,371
Net income for the period		413,853	234,866	268,345	115,229
Other comprehensive income items:
Remeasurement of defined benefit obligations, net of taxes		47	45	(5)	(4)
Total comprehensive income for the period		$413,900	$234,911	$268,340	$115,225
Earnings per share	16
Basic earnings per common share (Mexican pesos)		$12.66	$7.78	$7.79	$3.82
Diluted earnings per common share (Mexican pesos)		$12.66	$7.78	$7.79	$3.82

See accompanying notes to the condensed combined and consolidated interim financial statements.

Betterware de México, S.A.P.I. de C.V. (formerly Betterware de México, S.A. de C.V., a subsidiary of Campalier, S.A. de C.V.) and subsidiary

Condensed Combined and Consolidated Interim Statements of Changes in Stockholders’ Equity

For the six-month periods ended on June 30, 2020 and 2019

(Thousands of Mexican pesos)

	Note	Stockholders’ equity

Balance as of January 1, 2019		$80,264
Declared dividends	15	(128,000)
Comprehensive income for the period		234,911
Balance as of June 30, 2019		$187,175

	Note	Stockholders’ equity
Balance as of January 1, 2020		$274,482
Capital increase, net	15	108,743
Declared dividends	15	(170,000)
Minority interest		3
Comprehensive income for the period		413,900
Balance as of June 30, 2020		$627,128

See accompanying notes to the condensed combined and consolidated interim financial statements.

Betterware de México, S.A.P.I. de C.V. (formerly Betterware de México, S.A. de C.V., a subsidiary of Campalier, S.A. de C.V.) and subsidiary

Condensed Combined and Consolidated Interim Statements of Cash Flows

For the six-month periods ended on June 30, 2020 and 2019

(Thousands of Mexican pesos)

	June 30, 2020	June 30, 2019
Operating activities:
Net income for the period	$413,853	$234,866
Adjustments for:
Income tax expense	187,605	106,057
Depreciation and amortization of non-current assets and right of use assets	19,575	18,276
Interest expense recognized in profit or loss	72,371	44,730
Interest income recognized in profit or loss	(5,487)	(3,831)
Loss on disposal of property, plant, and equipment	-	2,349
Unrealized gain in valuation of derivative financial instruments	(75,336)	(880)
	612,581	401,567
(Increase) decrease in:
Trade accounts receivable	(268,212)	(97,570)
Accounts receivable from related parties	(500)	(604)
Inventory	(174,660)	(49,426)
Prepaid expenses and other assets	(22,002)	(22,596)
Increase (decrease) in:
Accounts payable to suppliers and accrued expenses	764,589	25,031
Provisions	54,919	12,673
Value-added tax payable	27,444	17,072
Statutory employee profit sharing	(819)	(268)
Employee benefits	(469)	(280)
Income taxes paid	(166,955)	(115,499)
Net cash flows provided by operating activities	825,716	170,100
Investing activities:
Payments for property, plant, and equipment	(191,250)	(79,845)
Proceeds from sale of property, plant, and equipment	7,661	-
Interest received	5,487	-
Net cash flows (used in) provided by investing activities	(178,102)	(79,845)

(Continued)

Betterware de México, S.A.P.I. de C.V. (formerly Betterware de México, S.A. de C.V., a subsidiary of Campalier, S.A. de C.V.) and subsidiary

Condensed Combined and Consolidated Interim Statements of Cash Flows

For the six-month periods ended on June 30, 2020 and 2019

(Thousands of Mexican pesos)

	June 30, 2020	June 30, 2019
Financing activities:
Proceeds from long-term borrowings	$860,000	$155,743
Payments on borrowings	(1,106,806)	(90,980)
Interest paid	(79,756)	(41,954)
Restricted cash	-	(572)
Cash flows from issuance of capital stock	164,603	-
Payments of leases	(8,547)	-
Dividends paid	(170,000)	(192,955)
Net cash flows used in financing activities	(340,506)	(170,718)
Increase (decrease) in cash and cash equivalents	307,108	(80,463)

Cash and cash equivalents at the beginning of the period	213,697	177,383

Cash and cash equivalents at the end of the period	$520,805	$96,920

(Concluded)

See accompanying notes to the condensed combined and consolidated interim financial statements.

Betterware de México, S.A.P.I. de C.V. (formerly Betterware de México, S.A. de C.V., a subsidiary of Campalier, S.A. de C.V.) and subsidiary

Notes on the Condensed Combined and Consolidated Interim Financial Statements

As of June 30, 2020 and December 31, 2019, and for the three- and six-month periods ended on June 30, 2020 and 2019

(In thousands of Mexican pesos, except the number of shares and earnings per share expressed in Mexican pesos)

1.	Significant activity and events during the six-month period ended June 30, 2020

Betterware de México, S.A.P.I. de C.V. (formerly Betterware de México, SA de CV) (“Betterware”) is a direct-to-consumer selling company, focused on the home organization segment whose product portfolio includes home organization, kitchen preparation, food containers, among other categories (“Home Organization Products”). Betterware purchases these Home Organization Products and sells them through 9 (nine) catalogs published throughout the year. The holding company is Campalier, S.A. de C.V. (“Campalier”).

BLSM Latino América Servicios, S.A. de C.V. (“BLSM”) is a related party that provides administrative, technical, and operating services to Betterware, and as of March 10, 2020, a subsidiary of Betterware.

Betterware and BLSM (together hereinafter the“Group”) are companies incorporated in Mexico and carry out their operations in Mexico. The Group’s address, both its registered office and primary place of business, is Luis Enrique Williams 549, Parque Industrial Belenes Norte, Zapopan, Jalisco, Mexico, Zip Code 45150.

Due to the nature of the Group’s business, operating results are not subject to significant seasonal fluctuations.

Significant events –

●	As a result of the coronavirus (COVID-19) outbreak and its recent global spread to a large number of countries, the World Health Organization classified the viral outbreak as a pandemic on March 11, 2020. Public health measures have been taken in Mexico to limit the spread of this virus, including but not limited to, social isolation and the closure of educational centers (schools and universities), commercial establishments and certain non-essential businesses. There is great deal of uncertainty around how this virus will evolve in Mexico, the time it will take for precautionary and / or containment measures to take effect, and the result it will have on the national economy; therefore, the economic impacts and the consequences on the Group’s operations are uncertain and will largely depend on the evolution and spread of the pandemic in the coming months, as well as on all of the affected economic agents’ ability to react and adapt.

The Group’s operations have not been interrupted as a result of the COVID-19 pandemic, as its product lines include hygiene and cleaning solutions, which qualify as essential businesses in Mexico. The supply chain has not been affected either, as the Group maintains inventory levels sufficient for supplying sales for 13 weeks out, and its foreign suppliers resumed their normal activities on March 1, 2020. Net sales in 2020 from weeks one to twenty-six increased in comparison with the same period in the previous year, mainly due to an increase in the sales force (distributors and associates). The Group’s gross margin has been negatively affected by promotions aimed at gaining market share and by the appreciation of the US dollar with respect to the impact on the Mexican peso for inventory costs, as the Group purchases most of its products in US dollars. To mitigate this risk, the Group initiated forwards contracts to fix the exchange rate on future purchases in dollars, which has allowed it to partially reduce the effects of the exchange rate due to the COVID-19 pandemic. In addition, management is working on plans to introduce more products with higher profit margins and, therefore, reduce the negative effects on profit margins. The Group maintains sufficient liquidity to comply with its contractual obligations as a result of having financing sources; in addition, the conditions for its customers require payment within 14 and 28 days, while the conditions with its suppliers require payment within 120 days.

●	As of March 10, 2020, Betterware’s legal designation changed from Betterware de México, S.A. de C.V. to Betterware de México, S.A.P.I. de C.V. In addition, the transaction with DD3 closed on March 13, 2020. All Betterware shares that were issued and outstanding immediately prior to the closing date were cancelled and new shares were issued. This transaction was accounted as an acquisition by Betterware of DD3, in accordance with IFRS 3 – Business Combinations, whereby Betterware issued shares to the DD3 shareholders and obtained US $ 22,767 (Ps. 498,445) in cash through the acquisition of DD3 and, simultaneously settled liabilities and related transaction costs on that date, for net cash earnings of US$ 7,519 (Ps. 181,734) on such date. In addition, Betterware assumed the obligation of the warrants issued by DD3 (see description below), recognizing a liability inherent to the transaction, equivalent to the fair value of Ps. 55,810 of the warrants. No other assets or liabilities were transferred as part of the transaction that required adjustment to fair value as a result of the acquisition. On the same date, 2,040,000 Betterware shares, that were offered for subscription and payment under its initial public offering on Nasdaq, were subscribed and paid for by different investors. As of the closing date, BLSM is a fully-owned subsidiary of Betterware. The acquisition by Betterware of BLSM was considered a common control transaction and accounted for as a pooling of interests, whereby the historical values of BLSM’s assets and liabilities where the same before and after. As a result of the transaction, Betterware’s original shareholders hold 87.7% of the total outstanding shares, DD3 shareholders obtained a 6.4% stake, and investors under the Nasdaq listing, a 5.9% shake. After the closing date, Betterware has 34,451,020 issued and outstanding shares.

●	As of March 10, 2020, and as a result of the aforementioned transaction, the warrants that DD3 had issued were automatically converted into warrants for the purchase of a total of 5,804,125 Betterware shares. Such warrants may be exercised in accordance with the terms of the warrant agreement governing those securities, and the option to purchase units automatically became an option to purchase the same number of Betterware securities underlying those units and is expected to be enforceable pursuant to its terms which, if exercised, will result in the issuance of 250,000 Betterware shares and warrants for the purchase of an additional 250,000 Betterware shares. Warrants can be exercised starting on April 12, 2020 and will expire on March 25, 2025, or prior to redemption or settlement. The securities purchase option is executable as of closing and will expire on October 11, 2023. The exercise price of the warrants is US $11.50 per share, or US $66,747,438 in total for all of the shares underlying these warrants, and the exercise price of the securities purchase option is US $10 per security, or US $2,500,000 in total, in each case assuming that none of the securities is exercised through a “cashless” exercise.

As warrants and securities purchase options (and underlying securities) are exercised, additional Betterware shares will be issued, resulting in dilution for Betterware shareholders and increasing the number of Betterware shares eligible for resale in the public market. The sale of a significant number of such shares on the public market, or the fact that such securities may be exercised, could negatively affect the market price of Betterware shares and dilute current shareholders (see diluted earnings per share disclosure).

●	On May 7, 2020, at the General Meeting of the Board of Directors, it was discussed the intention to register and list the shares representative of Betterware’s capital stock, without a public offering on the Institutional Stock Exchange of Mexico (“BIVA”). At the Extraordinary Shareholders’ Meeting that took place on June 30, 2020, the proposal and approval of the listing of shares representative of the capital stock on the Institutional Stock Exchange was carried out as well as the change in Betterware’s legal designation in order to be designated a publicly held company with variable capital (S.A.B. de C.V.). The change is subject to the resolution of the Mexican Security Exchange Commission to authorize the registration of the shares in BIVA.

2.	Basis of preparation and measurement

a.	Basis of preparation

The unaudited condensed combined and consolidated interim financial statements include Betterware’s and BLSM’s financial statements (the “interim financial statements”). Prior to the transaction mentioned in Note 1, Betterware and BLSM were subsidiaries under the common control of Campalier; therefore, combined financial statements of these entities were prepared. As of March 10, 2020, BLSM became a subsidiary of Betterware and consolidated financial statements are prepared.

The intercompany transactions between the consolidated companies and the balances and unrealized profits or losses arising from the transactions within the Group have been excluded in the preparation of the interim financial statements.

b.	Basis of accounting

The Group’s interim financial statements have been prepared in accordance with IAS 34, Interim Financial Reporting, issued by the International Accounting Standards Board (“IASB”).

c.	Basis of measurement

The interim financial statements have been prepared on a historical cost basis, except for certain financial instruments measured at fair value.

The aforementioned interim financial statements as of June 30, 2020 and for the three- and six- month periods ended on June 30, 2020 and 2019 have not been audited. In the opinion of the Group’s management, all the adjustments necessary for a fair presentation of the accompanying interim financial statements are included. Earnings for interim periods are not necessarily indicative of projected earnings for the entire year.

These interim financial statements must be read in conjunction with the Group’s audited combined financial statements and their respective notes on and for the year ended on December 31, 2019.

Functional and reporting currency

The interim financial statements are presented in thousands of Mexican pesos (“Ps”), which is the Group’s functional currency. All financial information presented in Mexican pesos has been rounded to the nearest thousand (except where otherwise specified). When referring to US dollars, “US $” means thousands of United States dollars.

3.	Accounting policies, critical accounting judgments and key sources of estimation uncertainty

The accounting policies, critical judgments and key sources of estimation uncertainty applied in the recognition and measurement of assets, liabilities, income, and expenses in the accompanying interim financial statements are consistent with those used in the audited combined financial statements for the year ended December 31, 2019, except for the new accounting policies derived from the issuance of the following amendments to IFRS, effective and mandatory as of January 1, 2020:

●	Amendments to IFRS 3, Definition of a Business

●	Amendments to IAS 1 and IAS 8, Definition of Material

●	Amendments to the conceptual framework of IFRS

●	Amendments to IFRS 9, IAS 39 and IFRS 7, Interest Rate Benchmark Reform

●	Amendments to IFRS 16, Leases in relation to rent concessions related to COVID-19

The Group’s interim financial statements were not impacted by the adoption of these amendments and modifications.

4.	Cash and cash equivalents

	June 30, 2020		December 31, 2019
Cash on hand in banks	Ps.	511,546	96,008
Time deposits		9,259	117,689
	Ps.	520,805	213,697

As of June 30 2020, the balance of cash on hand in banks increased, primarily due to the merger described in Note 1.

5.	Trade accounts receivable

	June 30, 2020		December 31, 2019
Trade accounts receivable	Ps.	523,303	260,727
Expected credit loss		(8,004)	(13,640)
	Ps.	515,299	247,087

The clients’ trade accounts receivable detailed above are measured at their amortized cost. The average, with respect to the turnover of accounts receivable, is from 14 to 28 days as of June 30, 2020, and 30 days as of December 31, 2019. No interest is charged on pending accounts receivable.

The Group measures the loss allowance for trade receivables in an amount equal to lifetime expected credit loss. Expected credit losses on trade receivables are estimated using a provision matrix by reference to past default experience of the debtor and an analysis of the debtor’s current financial position, adjusted for factors that are specific to the debtors, general economic conditions of the industry in which the debtors operate, and an assessment of both the current as well as the forecast direction of conditions at the reporting date. There have been no changes to the estimation techniques used or significant assumptions made during the current reporting period.

The Group writes off a trade receivable when there is information indicating that the debtor is in severe financial difficulty and there is no realistic prospect of recovery, e.g. when the debtor has been placed in liquidation or has entered bankruptcy proceedings, or when the trade receivables are over one year past due, whichever occurs earlier. None of the trade receivables that have been written off is subject to enforcement activities.

The following table shows the expected lifetime credit loss recognized for trade accounts receivable in accordance with the simplified approach established in IFRS 9.

	Total

Balance as of December 31, 2018	Ps.	(9,340)
Expected credit loss		(22,515)
Amounts written off		18,215
Balance as of December 31, 2019	Ps.	(13,640)
Expected credit loss		(18,170)
Amounts written off		23,806
Balance as of June 30, 2020	Ps.	(8,004)

6.	Inventories and cost of sales

	June 30, 2020		December 31, 2019

Finished goods	Ps.	255,360	224,025
Packing material		7,250	4,577
		262,610	228,602
Merchandise- in- transit		257,604	116,952
	Ps.	520,214	345,554

The cost of inventories recognized as cost of sales during the period, in respect to continuing operations was Ps. 1,112,572 and Ps. 638,648, for the periods ended on June 30, 2020 and 2019, respectively.

The cost of inventories recognized as an expense includes Ps. 7,331 and Ps. 4,348 during June 2020 and 2019, respectively, with respect to write-downs on inventory to net realizable value. Such write-downs have been recognized to account for obsolete inventories.

7.	Property, plant, and equipment, net

	June 30, 2020		December 31, 2019
Acquisition cost	Ps.	488,815	305,874
Accumulated depreciation		(108,033)	(98,524)

	Ps.	380,782	207,350

	December 31, 2019		Additions	Disposals	June 30, 2020
Acquisition cost:
Land	Ps.	47,124	-	-	47,124
Molds		41,269	3,844	-	45,113
Vehicles		1,602	3,483	1,482	3,603
Computers and equipment		66,823	1,408	47	68,184
Leasehold improvements		29,882	16	-	29,898
Construction in process		119,174	175,719	-	294,893
	Ps.	305,874	184,470	1,529	488,815

	December 31, 2019		Depreciation	Disposals	June 30, 2020
Accrued depreciation:
Molds	Ps.	(25,648)	(1,512)	-	(27,160)
Vehicles		(1,505)	(171)	-	(1,676)
Computers and equipment		(48,003)	(6,820)	47	(54,776)
Leasehold improvements		(23,368)	(1,053)	-	(24,421)
	Ps.	(98,524)	(9,556)	47	(108,033)

Depreciation expenses are included in administrative expenses in the condensed combined and consolidated interim statements of profit or loss and other comprehensive income. No impairment losses have been determined.

During August 2019, the Group began to build a distribution center, which is expected to be completed in the fourth quarter of 2020. As of June 30, 2020 and December 31, 2019, payments related to this construction amounted to Ps. 294,893 and Ps.165,000, respectively. The total investment is estimated at Ps. 581,000.

For the period ended on June 30, 2020 and the year ended December 31, 2019, the Group capitalized borrowings costs in the amount of Ps. 5,560 and Ps. 9,284, respectively, directly related to the distribution center that is under construction.

8.	Goodwill

Goodwill corresponds to the excess resulted between the consideration paid and the fair values of the net assets acquired on the acquisition date paid by Betterware Latinoamérica Holding México, S.A. de C.V. (BLHM) and Strevo Holding, S.A. de C.V.

For the purposes of impairment testing, goodwill has been allocated to a CGU. The recoverable amount of the CGU was based on the fair value less costs of disposal, estimated using discounted cash flows. The fair value measurement was categorized as a Level 3 fair value based on the inputs in the valuation technique used.

The values assigned to the key assumptions represent management’s assessment of future trends in the relevant industries and have been based on historical data from external and internal sources.

As of June 30, 2020, no signs of impairment have been identified.

9.	Intangible assets, net

	December 31, 2019		Additions	Disposals	June 30, 2020
Acquisition costs:
Brand	Ps.	253,000	-	-	253,000
Customer relationships		64,000	-	-	64,000
Software		21,651	4,938	-	26,589
Brand and logo rights		7,608	1,842	4,281	5,169
	Ps.	346,259	6,780	4,281	348,758

	December 31, 2019		Amortization	Disposals	June 30, 2020
Accumulated amortization:
Customer relationships	Ps.	(30,933)	(3,200)	-	(34,133)
Software		(421)	(887)	-	(1,308)
Brand and logo rights		(3,940)	(322)	-	(4,262)
	Ps.	(35,294)	(4,409)	-	(39,703)

On each reporting date, the Group reviews the carrying amounts of its non-financial assets to determine whether there is any indication of impairment. If any such indication exists, then the asset’s recoverable amount is estimated. As of June 30, 2020, no signs of impairment have been identified.

10.	Borrowings

	June 30, 2020		December 31, 2019
Line of credit with MCRF P, S.A. de C.V. SOFOM, E.N.R. for Ps. 600,000, with fixed rate interest of 13.10%. This line of credit is payable on a quarterly basis from May 15, 2019 to May 15, 2023. BLSM Latino América Servicios, S.A. de C.V. is a guarantor in this loan.	Ps.	-	516,597
Secured line of credit with Banamex, up to for up to Ps. 400,000, bearing interest at the TIIE rate plus 260 basis points. Withdrawals from this line of credit have been extended through August 2020, and are payable on quarterly basis from December 17, 2019 up to December 18, 2025.		400,000	135,209
Unsecured line of credit with Banamex, for up to Ps. 80,000, bearing interest at the TIIE rate plus 275 basis points (renewable on a yearly basis).		20,000	15,000
Interest payable		3,522	10,907
Total debt		423,522	677,713
Less: Current portion		73,333	148,070
Long-term debt	Ps.	350,189	529,643

On March 10, 2020, Betterware entered into a current account credit agreement with HSBC México, S.A., for an amount of Ps. 50,000, with provisions by means of promissory notes specifying payment of principal and interest. BLSM is jointly liable for this credit. On May 4, 2020, the first amending agreement was signed, in which the amount of the loan was increased to Ps. 150,000. The maturity date of this line of credit is March 10, 2022, and it bears interest at TIIE plus 350 basis points. During the interim period, Ps. 115,000 were disposed, which as of June 30, 2020, were settled by the Group.

As of June 30, 2020 and December 31, 2019, the fair value of the borrowings amounted to Ps. 406,300 and Ps. 679,188, respectively. Fair value was calculated using the discounted cash flow method and the Interbank Equilibrium Interest Rate (TIIE), adjusted for credit risk, and it was used to discount future cash flows.

As of June 30, 2020, the interest rate spread of the Banamex unsecured credit line of up to Ps. 80,000 amounted to 285 basis points. As of December 31, 2019, the credit interest rate was TIIE plus 275 basis points.

Interest expenses related to the borrowings presented above are included in the interest expense line in the condensed combined and consolidated interim statement of profit or loss and other comprehensive income.

11.	Income tax

The income tax expense is recognized by multiplying profits before taxes for the interim reporting period by the expected average annual income tax rate for the full year, adjusting for the tax effect of certain items recognized in full in the intermediate period.

The effective rate in the interim financial statements could differ from that of the annual financial statements.

The Group’s effective rate with respect to operations for the six-month periods ended on June 30, 2020 and 2019 was 31.1%, in both periods.

As of June 30, 2020 and December 31, 2019, the Group had no tax loss carryforwards.

12.	Provisions

	Commissions, promotions, and other		Bonuses and other employee benefits	Professional services fees	Total

As of December 31, 2019	Ps.	32,779	13,356	554	46,689

Increases		426,162	42,197	1,586	469,945
Payments		373,954	38,932	2,140	415,026
As of June 30, 2020	Ps.	84,987	16,621	-	101,608

Commissions, promotions, and other

Commissions, promotions, and other includes commissions payable to the sales force on the last week of the period, which are settled in the first week of the year or of the following period. Additionally, it includes the provision of reward points obtained by distributors and associates for the sale of products and for increasing the network of registered distributors and associates.

Bonuses and other employee benefits

Bonuses and other employee benefits include annual performance bonuses as well as vacation provisions, vacation bonuses, savings funds, and more.

Professional services fees

Professional services fess includes fees for services such as external audit, legal, internal audit, among others.

13.	Derivative financial instruments

13.1 Interest rate and exchange rate derivatives

In connection with the secured line of credit contracted with Banamex, and in order to mitigate the risk of future increases in interest rates, the Group entered into a derivatives contract with Banamex, consisting in an interest rate swap. By using this interest rate swap, the Group sets interest rates from variable rates to fixed rates.

Additionally, in order to reduce the risks related to fluctuations in the exchange rate of the US dollar, the Group uses derivative financial instruments such as forwards to adjust foreign currency exposures resulting from inventory purchases in US dollars.

The derivative financial instrument contracts entered into by the Group as of June 30, 2020 and December 31, 2019, are analyzed in the follow manner:

June 30, 2020

Instrument	Notional amount in thousands		Fair Value		Contract date	Maturity date	Rate received	Rate paid

Interest rate swap	Ps.	376,667	Ps.	(37,244)	11/15/2018	12/15/2023	28-day TIIE (1)	8.33%

					Average Strike Ps./US$	Maturity date

Forwards US Dollar-Mexican Peso	US$	72,665	Ps.	84,002	22.11	Weekly, through December 2020
Total assets			Ps.	84,002
Total liabilities			Ps.	(37,244)
Non-current liability			Ps.	(32,775)
Total current liability			Ps.	(4,469)

(1)	As of June 30, 2020, the 28-day TIIE rate was 5.2887%.

December 31, 2019

Instrument	Notional amount in thousands		Fair Value		Contract date	Maturity date	Rate received	Rate paid

Interest rate swap	Ps.	50,000	Ps.	(19,614)	11/15/2018	12/15/2023	28-day TIIE(1)	8.33%

					Average Strike Ps./US$	Maturity date

Forwards US Dollar-Mexican Peso	US$	47,690	Ps.	(12,695)	19.61	Weekly, through October 2020
Total liabilities			Ps.	(32,309)
Non-current liability			Ps.	(16,754)
Total current liability			Ps.	(15,555)

(1) As of December 31, 2019, the 28-day TIIE rate was 7.55%.

The impact in profit or loss of the derivative financial instruments for the six-month periods ended June 30, 2020 and 2019 amounted to a gain of Ps. 79,067 and. Ps. 880, respectively, and is included in the combined condensed and consolidated interim statement of profit or loss and other comprehensive income under the heading ” Unrealized gain in valuation of derivatives financial instruments”.

The maturities of the notional amounts of the derivatives are as follows:

Instrument	Notional amount in thousands of	2020	2021	2022	2023	2024 and thereafter
Liabilities:
Interest rate swap	Ps.	23,333	46,667	46,667	46,667	213,333

Forwards US Dollar-Mexican Peso	US$	72,665		-	-	-

The Group does not apply hedge accounting and it recognizes the changes in fair value of financial derivative instruments in the condensed combined and consolidated interim statement of profit or loss and other comprehensive income.

13.2 Warrants

As part of the transaction with DD3 disclosed in Note 1, “Significant Events”, Betterware assumed an obligation that allows warrant holders to purchase a total of 5,804,125 Betterware shares subject to exercise as of April 12, 2020 and that will expire on or before March 25, 2025 at the time of redemption or settlement. The unit purchase option is executable as of closing and will expire on October 11, 2023. The exercise price of the warrants is US $11.50 per share, or US $66,747,438. Warrants are traded on OTC Markets and have an observable fair value. Betterware recognized a liability as part of the transaction at the fair value of the warrants (unit value of USD$ 0.40) equivalent to Ps. 55,810. As of June 30, 2020, the current liability of the warrants recognized at fair value (unit value of USD $ 0.45) is equivalent to Ps. 59,541. The difference with respect to its initial recognition is recognized in the condensed combined and consolidated interim statement of profit and loss and other comprehensive income under the heading “Unrealized gain in valuation of derivatives financial instruments”.

14.	Financial instruments

The following is the accounting categorization of financial instruments and their fair value, excluding cash and cash equivalents, held by the Group as of June 30, 2020, as well as the indication of the fair value hierarchy level, where applicable:

As of June 30, 2020	Receivables, Payable, and Loans		Fair value through profit or loss	Fair value hierarchy level

Financial assets -
Trade accounts receivable, net	Ps.	515,299	-
Accounts receivable from related parties		1,110	-
Derivative financial instruments		-	84,002	2
Total		516,409	84,002
Financial liabilities -
Borrowings		423,522	-
Warrants		-	59,541	1
Accounts payable to suppliers		1,220,456	-
Derivative financial instruments		-	37,244	2
Total	Ps.	1,643,978	96,785

15.	Stockholders’ equity

The stockholders’ equity as of June 30, 2020 and December 31, 2019 is integrated as follows:

Stockholders’ equity	June 30, 2020		December 31, 2019

Capital stock	Ps.	164,731	55,985
Retained earnings		462,229	218,376
Other comprehensive income		168	121
	Ps.	627,128	274,482

The stockholders’ equity as of June 30, 2020 and December 31, 2019, by number of shares, is integrated as follows:

	Betterware de México, S.A.B. de C.V. (formerly Betterware de México, S.A. de C.V.)
	June 30, 2020	December 31, 2019

Fixed capital	10,000	5,000
Variable capital	34,441,020	5,032,939
	34,451,020	5,037,939

(1)	The capital stock is represented by fully subscribed and paid common shares without expressing the par value, with the exception of fixed capital, for which the par value per share is Ps. 10. The variable capital stock is unlimited.

(2)	The capital increase resulting from the DD3 acquisition shows a net effect on stockholders’ equity of Ps.125,924, which is the difference between the cash received of Ps. 181,743 and the fair value of the warrants for Ps. 55,810.

Retained earnings

On May 8, 2020, the Ordinary General Shareholders’ Meeting approved payment of dividends on account from profits to be generated in the fiscal year 2020 in the amount of Ps. 100,000, which were paid in cash on May 28, 2020. Part of this amount (Ps. 53,522) was paid to Campalier based on its shareholding. The dividend per share was Ps. 2.90.

On January 10, 2020, the Ordinary General Shareholders’ Meeting approved dividends payment from retained earnings in the amount of Ps. 70,000, which were paid in cash on January 10, 2020. Part of this amount (Ps.42,739) was paid to Campalier based on its shareholding. The dividend per share was Ps. 2.32.

On May 29, 2019, the Ordinary General Shareholders’ Meeting approved dividends payment from retained earnings for an amount of Ps.128,000, which were paid in cash. Part of this amount (Ps. 78,151) was paid to Campalier based on its equity interest.

On October 8, 2019, the Ordinary General Shareholders’ Meeting approved dividends payment from retained earnings in the amount of Ps.150,000, which were paid in cash. Part of this amount (Ps. 91,583) was paid to Campalier based on its equity participation.

Legal reserve

Retained earnings include the statutory legal reserve. The Mexican General Corporate Law requires that at least 5% of net income of the year be transferred to the legal reserve until the reserve equals 20% of the common stock at par value (historical pesos). The legal reserve may be capitalized but not distributed unless the Group is dissolved. The legal reserve must be replenished if it is reduced for any reason. As of June 30, 2020 and December 31, 2019, the legal reserve, in historical pesos, was Ps.10,370 and is included in the retained earnings.

16.	Earnings per share

The amount of basic earnings per share is calculated by dividing the net income for the year attributable to shareholders of the Group’s ordinary shares by the weighted average of the ordinary shares outstanding during the year.

The amount of diluted earnings per share is calculated by dividing the net income attributable to shareholders of the Group’s common shares (after adjusting it due to changes in the fair value of dilutive warrants recognized at fair value through profit or loss in accordance with IFRS 9) between the sum of the (i) weighted average of the ordinary shares outstanding during the year and (ii) the weighted average of the potential diluted ordinary shares issued in the period.

The potential dilutive effect of the warrants that DD3 had issued and that were automatically converted into warrants to purchase a total of 5,084,125 Betterware shares and the unit purchase option subject to the warrant contract to issue 250,000 Betterware shares and warrants to buy 250,000 additional Betterware shares were not included in the diluted earnings per share as the average fair value of the shares for the three and six month period ended June 30, 2020 was less than the contractual exercise price (see Note 1).

As a result of the transaction, which closed on March 13, 2020 (see Note 1), between Betterware and DD3 and the subscription and payment of 2,040,000 Betterware shares on Nasdaq all Betterware shares issued and outstanding immediately prior to the closing date were canceled and new shares were issued. As of the closing date, BLSM is a fully-owned subsidiary of Betterware, which now prepares consolidated financial statements as of the aforementioned date. Betterware’s original shareholders held 87.7% of the total outstanding shares, DD3 shareholders held a 6.4% stake, and investors under the Nasdaq listing held a 5.9% stake. After the closing date, Betterware has 34,451,020 issued and outstanding shares.

Additionally, because IFRS requires that the calculation of basic and diluted earnings per share (“EPS”) for all periods presented be adjusted retrospectively when the number of ordinary shares or potential ordinary shares outstanding increases as a result of a capitalization, bond issue, or share split, or decreases as a result of a reverse share split, EPS calculations for the reporting period and the comparative period should be based on the new number of shares. Therefore, as a result of the cancellation and issuance of new shares on March 13, 2020 (see Note 1), earnings per share in the interim financial statements has also been adjusted for all periods presented to reflect the number of shares issued and outstanding giving an amount of 34,451,020 for the three- and six-month periods ended on June 30, 2020, and an amount of 30,199,945 shares for the three- and six-month periods ended on June 30, 2019, which corresponds to the amount of shares attributable to the original Betterware shareholders without giving effect to the capital contribution of the DD3 shareholders and the resources obtained by the Nasdaq listing described in the previous paragraph.

The following table shows the income and share data used in the calculation of basic and diluted earnings per share for the three- and six-month periods ended on June 30, 2020 and 2019:

	For the six-month periods ended on			For the three-month periods ended on
	June 30, 2020		June 30, 2019	June 30, 2020	June 30, 2019

Net profit (in thousands of pesos) Attributable to shareholders	Ps.	413,853	234,866	268,345	115,229
Shares (in thousands of shares) Weighted average of outstanding shares
Basic		32,680	30,200	34,451	30,200
Diluted		32,680	30,200	34,451	30,200

Earnings per share:
Basic earnings per share (pesos per share)		12.66	7.78	7.79	3.82
Diluted earnings per share (pesos per share)		12.66	7.78	7.79	3.82

17.	Transactions with related parties

The transactions between Betterware and BLSM, which are related parties, were eliminated in the consolidation and are not disclosed in this note.

The balance receivable with related parties corresponds to Fundación Betterware, A.C. the transactions for the six-month periods ended on June 30, 2020 and 2019 are shown below:

	For the six-month periods ended on
	June 30, 2020		June 30, 2019
Donation expenses	Ps.	1,002	Ps.	1,812

Compensation for key administrative personnel comprised short-term employee benefits of Ps. 8,635, for the three-month periods ended on June 30, 2020 and 2019, and Ps.17,270 for the six-month periods ended June 30, 2020 and 2019, respectively. Compensation of the Group’s key administrative personnel includes salaries and non-monetary benefits.

18.	Revenue and operating expenses

Revenue –

Revenues recognized on June 30, 2020 and 2019 are generated in Mexico. A disaggregation per home product is as follows:

	For the six-month periods ended on			For the three-month periods ended on
	June 30, 2020		June 30, 2019	June 30, 2020	June 30, 2019
Kitchen and food preservation	Ps.	938,168	629,573	563,952	323,379
Home solutions		476,609	250,902	286,499	128,876
Bathroom		265,761	213,778	159,754	109,807
Laundry & Cleaning		250,700	159,530	150,701	81,942
Bedroom		236,391	150,296	142,099	77,199
BW Contigo		211,642	121,821	127,222	62,573
Personal care		9,132	9,722	5,491	4,671
	Ps.	2,388,403	1,535,622	1,435,718	788,447

Operating expenses -

Operating expenses by nature, for the periods ended on June 30, 2020 and 2019, are as follows:

	For the six-month periods ended on			For the three-month periods ended on
	June 30, 2020		June 30, 2019	June 30, 2020	June 30, 2019
Cost of personnel services and other employee benefits	Ps.	251,345	216,614	126,225	104,506
Sales catalog		81,523	61,577	42,175	31,749
Distribution costs		115,695	67,333	75,043	35,953
Packing materials		41,951	31,848	26,126	16,725
Depreciation and amortization		19,575	18,276	10,605	8,827
Events, marketing, and advertising		10,346	20,913	105	10,049
Promotions for the sales force		34,229	18,664	16,378	6,365
Impairment loss on trade accounts receivables		18,170	9,751	12,294	4,698
Travel expenses		10,294	9,452	5,703	4,914
Rent expenses, operating leases		11,081	12,858	3,658	6,420
Bank fees		6,761	6,863	3,746	3,430
Professional commissions and fees		10,890	4,206	6,106	3,250
Other		52,366	31,764	33,152	24,653
	Ps.	664,226	510,119	361,316	261,539

19.	Contingencies

In preparing the interim financial statements, the Group evaluated contingencies as of June 30, 2020 and did not identify any changes with respect to those identified as of December 31, 2019.

20.	Subsequent events

In July and August 2020, Betterware granted a share-based long term incentive plan to certain officers and directors (“Incentive Plan”). The purpose of the Incentive Plan is to provide to executives and directors the opportunity to receive share-based incentives to encourage them to contribute significantly to the growth of the Group and to align the economic interests of those individuals with those of the shareholders. The delivery of certain shares to the executives and directors was agreed and approved by the Board. The Incentive Plan is aligned with the interest of the shareholders regarding management’s ability to obtain operating results that potentially benefit the share price; if the established results are achieved, it will cause a gradual delivery of shares over a period of 4 to 5 years.

As of July 23, 2020, Betterware had made a purchase of 1,439,083 warrants at a unit price of US$0.50 dollars or US$720, equivalent to Ps. 16,040.

On July 30, a total amount of Ps. $195 million was withdrawn from a credit agreement signed on June 3, 2020 with the National Bank of Mexico. S.A., this loan will bear interest at a TIIE rate plus 295 basis points maturing on December 30, 2025.

21.	Authorization for the issuance of the interim financial statements

On August 19, 2020, the issuance of the Group’s interim financial statements was authorized by Andrés Campos, Managing Director, and Diana Jones, Director of Administration and Finance (appointed in June 2020).

* * * * * *

Betterware de México, S.A.P.I. de C.V. (formerly Betterware de México, S.A. de C.V.) and BLSM Latino América Servicios, S.A. de C.V.

(Subsidiaries of Campalier, S.A. de C.V.)

Combined financial statements as of December 31, 2019 and 2018 and for the years ended December 31, 2019, 2018 and 2017, and Report of Independent Registered Public Accounting Firm dated May 4, 2020

Betterware de México, S.A.P.I. de C.V. (formerly Betterware de México, S.A. de C.V.) and BLSM Latino América Servicios, S.A. de C.V.

(Subsidiaries of Campalier, S.A. de C.V.)

Combined financial statements as of December 31, 2019 and 2018 and for the years ended December 31, 2019, 2018 and 2017 and report of Independent Registered Public Accounting Firm

Report of Independent Registered Public

Accounting Firm

To the Shareholders and Board of Directors of Betterware de México, S.A.P.I. de C.V. (formerly Betterware de México, S.A. de C.V.) and BLSM Latino América Servicios, S.A. de C.V.

Opinion on the Combined Financial Statements

We have audited the accompanying combined statement of financial position of Betterware de México, S.A.P.I. de C. V. and BLSM Latino América Servicios, S.A. de C.V. (collectively, the “Group”) as of December 31, 2019, the related combined statements of profit and loss and other comprehensive income, changes in parent investment, and cash flows, for the year then ended, and the related notes (collectively referred to as the “combined financial statements”). In our opinion, the combined financial statements present fairly, in all material respects, the financial position of the Group as of December 31, 2019 and the results of its operations and its cash flows for the year then ended, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

The combined financial statements of the Group for the years ended December 31, 2018 and 2017, before the effects of the adjustments to retrospectively apply the issuance of shares discussed in Note 22 to the combined financial statements, were audited by other auditors whose report, dated September 27, 2019, expressed an unqualified opinion on those statements. We have also audited the adjustments to the 2018 and 2017 combined financial statements to retrospectively apply the retrospective application of the shares issued in 2020 as part of the reorganization on the presentation of earnings per share as discussed in Note 22 to the financial statements. Our procedures included (1) comparing the amounts shown in the earnings per share disclosures for 2018 and 2017 to the Group’s underlying accounting analysis, (2) comparing the previously reported shares outstanding and statement of profit and loss amounts per the Group’s accounting analysis to the previously issued combined financial statements, and (3) recalculating the additional shares to give effect to the stock issuance and testing the mathematical accuracy of the underlying analysis. In our opinion, such retrospective adjustments are appropriate and have been properly applied. However, we were not engaged to audit, review, or apply any procedures to the 2018 and 2017 combined financial statements of the Group other than with respect to the retrospective adjustments, and accordingly, we do not express an opinion or any other form of assurance on the 2018 and 2017 combined financial statements taken as a whole.

Basis of preparation

As discussed in Note 2a to the combined financial statements, the financial statements have been presented on a combined basis because both entities are under common control.

Emphasis of a Matter

We draw attention to Note 28g of the combined financial statements, which describes the effects of the new outbreak of coronavirus disease (“COVID-19”) after the reporting period.

Basis for Opinion

These combined financial statements are the responsibility of the Group’s management. Our responsibility is to express an opinion on the Group’s combined financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Group in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Group is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Group´s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the combined financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined financial statements. We believe that our audit provides a reasonable basis for our opinion.

Galaz, Yamazaki, Ruiz Urquiza, S.C.

Member of Deloitte Touche Tohmatsu Limited

/s/

C.P.C. Ramón Alvarez Cisneros

Guadalajara, Jalisco, Mexico

May 4, 2020

We have served as the Company’s auditor since 2019.

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors Betterware de México, S.A.P.I. de C.V. (formerly

Betterware de México, S.A. de C.V.):

Opinion on the Combined Financial Statements

We have audited, before the effects of the adjustments to retrospectively apply the issuance of shares described in Note 22, the accompanying combined statements of financial position of Betterware de México, S.A.P.I. de C.V. and BLSM Latino America Servicios, S.A. de C.V. (collectively, the Group) as of December 31, 2018, the related combined statements of profit or loss and other comprehensive income, net parent investment, and cash flows for each of the years in the two-year period ended December 31, 2018, and the related notes (collectively, the combined financial statements). c In our opinion, the combined financial statements, before the effects of the adjustments to retrospectively apply the issuance of shares described in Note 22, present fairly, in all material respects, the financial position of the Group as of December 31, 2018, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2018, in conformity with International Financial Reporting Standards as issued by the International Accounting Standard Board.

We were not engaged to audit, review, or apply any procedures to the adjustments to retrospectively apply the issuance of shares described in Note 22, and accordingly, we do not express an opinion or any other form of assurance about whether such adjustments are appropriate and have been properly applied. Those adjustments were audited by other auditors.

Basis of Preparation

As discussed in Note 2a to the combined financial statements, the financial statements have been presented on a combined basis because both entities are under common control.

Basis for Opinion

These combined financial statements are the responsibility of the Group’s management. Our responsibility is to express an opinion on these combined financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Group in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the combined financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the combined financial statements. Our audits also included evaluating the accounting standards used and significant estimates made by management, as well as evaluating the overall presentation of the combined financial statements. We believe that our audits provide a reasonable basis for our opinion.

We served as the Group’s auditor from 2002 to 2019.

Guadalajara, México

KPMG Cardenas Dosal S.C.

/s/

Guadalajara Jalisco, México

September 27, 2019.

Betterware de México, S.A.P.I. de C.V. (formerly Betterware de México, S.A. de C.V.) and BLSM Latino América Servicios, S.A. de C.V.

(Subsidiaries of Campalier, S.A. de C.V.)

Combined statements of financial position

As of December 31, 2019 and 2018

(In Thousands of Mexican pesos)

	Note	2019	2018
Assets

Current assets:
Cash and cash equivalents	5	$213,697	$177,383
Trade accounts receivable, net	6, 20	247,087	198,776
Accounts receivable from related parties	23	610	-
Inventories	7	345,554	302,206
Prepaid expenses	8	53,184	42,283
Other assets	9	20,574	9,202
Total current assets		880,706	729,850

Non-current assets:
Property, plant and equipment, net	10	207,350	42,972
Right of use assets, net	13	23,811	-
Deferred income tax	16	5,082	-
Intangible assets, net	12	310,965	312,099
Goodwill	11	348,441	348,441
Other assets	5, 9	13,371	24,236
Total non-current assets		909,020	727,748

Total assets		$1,789,726	$1,457,598

(Continued)

Betterware de México, S.A.P.I. de C.V. (formerly Betterware de México, S.A. de C.V.) and BLSM Latino América Servicios, S.A. de C.V.

(Subsidiaries of Campalier, S.A. de C.V.)

Combined statements of financial position

As of December 31, 2019 and 2018

(In Thousands of Mexican pesos)

	Note	2019	2018
Liabilities and net parent investment

Current liabilities:
Borrowings	15	$148,070	$90,691
Accounts payable to suppliers	14	529,348	445,241
Accrued expenses		54,456	36,706
Provisions	17	46,689	38,986
Income tax payable		34,709	29,016
Value added tax payable		30,299	17,624
Dividends payable	21	-	64,955
Statutory employee profit sharing		5,006	2,716
Lease liability	13	14,226	-
Derivative financial instruments	18	15,555	8,509

Total current liabilities		$878,358	$734,444

Non-current liabilities:
Employee benefits	19	$1,630	$1,355
Derivative financial instruments	18	16,754	8,120
Deferred income tax	16	78,501	70,627
Lease liability	13	10,358	-
Borrowings	15	529,643	562,788

Total non-current liabilities		636,886	642,890

Total liabilities		1,515,244	1,377,334

Net Parent investment	21	274,482	80,264

Contingencies	27

Total liabilities and Net Parent investment		$1,789,726	$1,457,598

(Concluded)

See accompanying notes to combined financial statements.

Betterware de México, S.A.P.I. de C.V. (formerly Betterware de México, S.A. de C.V.) and BLSM Latino América Servicios, S.A. de C.V.

(Subsidiaries of Campalier, S.A. de C.V.)

Combined statements of profit or loss and other comprehensive income

For the years ended December 31, 2019, 2018 and 2017

(Thousands of Mexican pesos)

	Note	2019	2018	2017

Net revenue	24	$3,084,662	$2,316,716	$1,449,705

Cost of sales	7	1,280,829	958,469	558,105

Gross profit		1,803,833	1,358,247	891,600

Administrative expenses	24	319,133	249,148	204,555
Selling expenses	24	551,300	454,016	291,834
Distribution expenses	24	121,155	103,336	64,349
		991,588	806,500	560,738

Operating income		812,245	551,747	330,862

Financing income (cost):
Interest expense		(85,429)	(86,343)	(118,205)
Interest income		7,028	6,707	20,754
Unrealized loss in valuation of financial derivative instruments	18	(15,680)	(16,629)	-
Foreign exchange (loss) gain, net		(13,330)	(6,036)	71,214
		(107,411)	(102,301)	(26,237)

Income before income taxes		704,834	449,446	304,625

Income taxes:
Current	16	229,900	158,545	92,209
Deferred	16	2,792	(8,366)	4,742
		232,692	150,179	96,951

Net income for the year		472,142	299,267	207,674

Other comprehensive income items:
Items that will not be reclassified subsequently to profit or loss:
Remeasurement of defined benefit obligation, net of taxes	19	76	165	(115)

Total comprehensive income for the year		$472,218	$299,432	$207,559

Basic and diluted earnings per common share (pesos)	22	$15.63	$9.91	$6.88

See accompanying notes to combined financial statements.

Betterware de México, S.A.P.I. de C.V. (formerly Betterware de México, S.A. de C.V.) and BLSM Latino América Servicios, S.A. de C.V.

(Subsidiaries of Campalier, S.A. de C.V.)

Combined statements of changes in net parent investment

For the years ended December 31, 2019, 2018 and 2017

(Thousands of Mexican pesos)

	Note	Net parent investment

Balance as of January 1, 2017		$58,702

Effects from the merger	21	(87,484)

Total comprehensive income for the year		207,559

Balance as of December 31, 2017		178,777

Capital stock reduction	21	(97,866)

Dividends declared	21	(300,079)

Total comprehensive income for the year		299,432

Balance as of December 31, 2018		80,264

Dividends declared	21	(278,000)

Total comprehensive income for the year		472,218

Balance as of December 31, 2019		$274,482

See accompanying notes to combined financial statements.

Betterware de México, S.A.P.I. de C.V. (formerly Betterware de México, S.A. de C.V.) and BLSM Latino América Servicios, S.A. de C.V.

(Subsidiaries of Campalier, S.A. de C.V.)

Combined statements of cash flows

For the years ended December 31, 2019, 2018 and 2017

(Thousands of Mexican pesos)

	2019	2018	2017

Operating activities:
Net income for the year	$472,142	$299,267	$207,674
Adjustments for:
Income tax expense	232,692	150,179	96,952
Depreciation and amortization of non-current assets and right of use assets	38,394	25,962	24,209
Interest expense recognized in profit or loss	85,429	86,343	118,205
Interest income recognized in profit or loss	(7,028)	(6,707)	(20,754)
Gain on disposal of equipment	-	(11,970)	1,807
Unrealized foreign exchange gain	-	-	(57,626)
Unrealized loss in valuation of financial derivative instruments	15,680	16,629	-
	837,309	559,703	370,467
(Increase) decrease in:
Trade accounts receivable	(48,311)	(50,843)	(28,761)
Trade accounts receivable from related parties	(610)	22	135
Inventory	(43,348)	(160,312)	(34,807)
Prepaid expenses and other assets	(40,263)	(31,329)	(9,345)
Increase (decrease) in:
Accounts payable to suppliers and accrued expenses	101,857	238,927	80,112
Provisions	7,703	(3,496)	(1,094)
Value-added tax payable	12,675	(2,909)	4,490
Statutory employee profit sharing	2,290	1,470	(282)
Employee benefits	351	308	184
Income taxes paid	(224,207)	(213,327)	(8,411)
Net cash provided by operating activities	605,446	338,214	372,688

Investing activities:
Payments for property, plant and equipment	(182,625)	(21,268)	(33,668)
Proceeds from disposal of property, plant and equipment	-	28,110	368
Interest received	7,028	6,707	1,788
Net cash (used in) provided by investing activities	(175,597)	13,549	(31,512)

(Continued)

Betterware de México, S.A.P.I. de C.V. (formerly Betterware de México, S.A. de C.V.) and BLSM Latino América Servicios, S.A. de C.V.

(Subsidiaries of Campalier, S.A. de C.V.)

Combined statements of cash flows

For the years ended December 31, 2019, 2018 and 2017

(Thousands of Mexican pesos)

	2019	2018	2017

Financing activities:
Proceeds from long-term debt	$104,500	$50,000	$589,798
Payments of debt	(83,041)	(35,085)	(743,787)
Interest paid	(82,654)	(85,159)	(142,431)
Restricted cash	22,940	(2,001)	(20,087)
Payments of leases	(12,325)	-	-
Dividends paid	(342,955)	(235,124)	-
Payments made to shareholders	-	(97,866)	-
Net cash used in financing activities	(393,535)	(405,235)	(316,507)

Increase (decrease) in cash and cash equivalents	36,314	(53,472)	24,669

Cash and cash equivalents at the beginning of year	177,383	230,855	206,186

Cash and cash equivalents at the end of year	$213,697	$177,383	$230,855

(Concluded)

See accompanying notes to combined financial statements.

Betterware de México, S.A.P.I. de C.V. (formerly Betterware de México, S.A. de C.V.) and BLSM Latino América Servicios, S.A. de C.V.

(Subsidiaries of Campalier, S.A. de C.V.)

Notes to combined financial statements

As of December 31, 2019 and 2018 and for the years ended December 31, 2019, 2018 and 2017

(Thousands of Mexican pesos, except shares and earnings per share expressed in pesos)

1.	Nature of business and significant events of 2019

Betterware de México, S.A.P.I. de C.V. (formerly Betterware de México, S.A. de C.V., see Note 28c) (“Betterware”) is a direct-to-consumer selling company, focused on the home organization segment whose product portfolio includes home organization, kitchen preparation, food containers, among other categories (“Home Organization Products”). Betterware purchases these Home Organization Products and sells them through 9 (nine) catalogs issued throughout the year.

BLSM Latino América Servicios, S.A. de C.V., (“BLSM”) is a related party that provides administrative, technical and operating services to Betterware.

Betterware and BLSM (together hereinafter the “Group”) are companies incorporated in Mexico and carry out their operations in Mexico. The Group’s address, both its registered office and principal place of business, is Luis Enrique Williams 549, Parque Industrial Belenes Norte, Zapopan, Jalisco, México, C.P. 45150.

The ultimate parent company is Campalier, S.A. de C.V. (“Campalier”).

Significant events –

●

On August 5, 2019, Betterware and DD3 Acquisition Corp. (“DD3”, a publicly listed entity in the US and whose shares traded on the Nasdaq Capital Market (“Nasdaq”)), announced they had entered into a business combination agreement. As part of this transaction, DD3 would merge into Betterware through an exchange of shares with their respective shareholders and Betterware would survive as the acquiror. BLSM would become a wholly-owned subsidiary of Betterware. As the surviving entity and accounting acquiror, a selected number of shares of Betterware would become publicly listed on Nasdaq as a result of the transaction. The transaction closed on March 13, 2020 and Betterware issued shares to DD3’s shareholders and obtained cash of US$22,767 (Ps. 498,445) through the acquisition of DD3 and concurrently settled liabilities owed by DD3 and related transaction costs on such date, for net cash proceeds of US$7,519 (Ps. 181,734). Immediately after the transaction closed, on the same day, 2,040,000 shares of Betterware offered for subscription and payment under its initial public offering on Nasdaq were subscribed and paid for by different investors (see Note 28c).

●	During August 2019, the Group started building a distribution center which is estimated to be completed in the fourth quarter of 2020. As of December 31, 2019, payments related to this construction amounted to Ps. 165 million. The total investment is estimated to amount to Ps. 581 million.

●	On July 28, 2017, the Extraordinary General Shareholders’ Meeting agreed to merge Betterware, as a merging company, with Betterware Controladora, S.A. de C.V. and Strevo Holding, S.A. de C.V. (holding company and a related party, respectively), as merged companies. The merger was carried out based on the figures as of July 28, 2017, so as of that date, the merged entities ceased to exist. In accordance with the General Law of Commercial Companies, when the merger took effect, all of the assets, liabilities, rights, obligations, and liabilities of the merged companies were incorporated into the merging company, without reservations or limitations. As a result of this, Betterware’s assets decreased by Ps. 16,513, liabilities increased by Ps. 60,144 and stockholders’ equity decreased by Ps. 76,657 (see Note 21). The afore-mentioned transaction was accounted for as a pooling of interest between entities under common control, therefore, it was recognized by Betterware at the book value of the assets, liabilities and stockholders’ equity of the merged entities at the date of the merger.

2.	Significant accounting policies

a.	Basis of preparation

The combined financial statements include the financial statements of Betterware and BLSM (the “combined financial statements”). The Group prepares combined financial statements for the above-referred companies because it provides more meaningful information to the reader as both entities are complementary to the same operation, they are under common control and operate under common management. These combined financial statements were prepared for purposes of including them in the filing to the US Securities and Exchange Commission as a result of the merger transaction of 2020 described in Note 1.

Transactions among the combined companies and the balances and unrealized gains or losses arising from intra-group transactions have been eliminated in the preparation of the combined financial statements.

b.	Basis of accounting

The combined financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board.

c.	Basis of measurement

The combined financial statements have been prepared on the historical cost basis except for certain financial instruments measured at fair value.

Functional and presentation currency

These combined financial statements are presented in Mexican pesos (“Ps.”), which is the Group’s functional currency. All financial information presented in Mexican pesos has been rounded to the nearest thousand (except where specified differently). When referring to U.S. dollars (“US$”), it is thousands of dollars of the United States of America.

Combined statement of profit or loss and other comprehensive income

The Group opted to present a single combined statement of profit or loss and comprehensive income, combining the presentation of profit and loss, including an operating profit line item, and comprehensive income in the same statement. Due to the commercial activities of the Group, costs and expenses presented in the combined statements of profit or loss and other comprehensive income were classified according to their function. Accordingly, cost of sales and operating expenses were presented separately.

d.	Cash and cash equivalents and restricted cash

Cash and cash equivalents consist mainly of bank deposits and short-term investments in securities, highly liquid and easily convertible into cash in a period no longer than three months. Cash is stated at nominal value and cash equivalents are valued at fair value.  Any cash or cash equivalent that cannot be disposed of in less than three months is classified as restricted cash.

As of December 31 2018, restricted cash was classified within other non-current assets, which equaled one quarter of the interest accrued under the long term credit with MCRFP, S.A. de C.V. SOFOM, E.N.R. As of December 31, 2019, the Group does not maintain restricted cash (see Note 5) as the restriction was lifted during the year.

e.	Financial instruments

Financial assets and financial liabilities are recognized in the Group’s combined statement of financial position when the Group becomes a party to the contractual provisions of the instrument.

Financial assets and financial liabilities are initially measured at fair value. Transaction costs that are directly attributable to the acquisition or issue of financial assets and financial liabilities (other than financial assets and financial liabilities at fair value through profit or loss) are added to or deducted from the fair value of the financial assets or financial liabilities, as appropriate, on initial recognition. Transaction costs directly attributable to the acquisition of financial assets or financial liabilities at fair value through profit or loss are recognized immediately in profit or loss.

f.	Financial assets

All recognized financial assets are measured subsequently in their entirety at either amortized cost or fair value, depending on the classification of the financial assets.

Classification of financial assets

Debt instruments that meet the following conditions are measured subsequently at amortized cost:

●	the financial asset is held within a business model whose objective is to hold financial assets in order to collect contractual cash flows; and

●	the contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest (“SPPI”) on the principal amount outstanding.

Debt instruments that meet the following conditions are measured subsequently at fair value through other comprehensive income (FVTOCI):

●	the financial asset is held within a business model whose objective is achieved by both collecting contractual cash flows and selling the financial assets; and

●	the contractual terms of the financial asset give rise on specified dates to cash flows that are SPPI on the principal amount outstanding.

By default, all other financial assets are measured subsequently at fair value through profit or loss (FVTPL).

Despite the foregoing, the Group may make the following irrevocable election/designation at initial recognition of a financial asset:

●	the Group may irrevocably elect to present subsequent changes in fair value of an equity investment in other comprehensive income if certain criteria are met; and

●	the Group may irrevocably designate a debt investment that meets the amortized cost or FVTOCI criteria as measured at FVTPL if doing so eliminates or significantly reduces an accounting mismatch.

Amortized cost and effective interest method

The effective interest method is a method of calculating the amortized cost of a debt instrument and of allocating interest income over the relevant period.

The amortized cost of a financial asset is the amount at which the financial asset is measured at initial recognition minus the principal repayments, plus the cumulative amortization using the effective interest method of any difference between that initial amount and the maturity amount, adjusted for any loss allowance. The gross carrying amount of a financial asset is the amortized cost of a financial asset before adjusting for any loss allowance.

Foreign exchange gains and losses

The carrying amount of financial assets that are denominated in a foreign currency is determined in that foreign currency and translated at the spot rate at the end of each reporting period. Specifically, for financial assets measured at amortized cost that are not part of a designated hedging relationship, exchange differences are recognized in profit or loss.

Impairment of financial assets

The Group always recognizes lifetime expected credit losses (“ECL”) for trade receivables. The expected credit losses on these financial assets are estimated using the simplified approach by using a provision matrix, estimated based on historical credit loss experience based on the past due status of the debtors, adjusted as appropriate to reflect current conditions and estimates of future economic conditions.

For all other financial instruments, the Group recognizes lifetime ECL when there has been a significant increase in credit risk since initial recognition. However, if the credit risk on the financial instrument has not increased significantly since initial recognition, the Group measures the loss allowance for that financial instrument at an amount equal to 12-month ECL.

Lifetime ECL represents the expected credit losses that will result from all possible default events over the expected life of a financial instrument. In contrast, 12-month ECL represents the portion of lifetime ECL that is expected to result from default events on a financial instrument that are possible within 12 months after the reporting date.

Write-off policy

The Group writes off a financial asset when there is information indicating that the debtor is in severe financial difficulty and there is no realistic prospect of recovery, e.g. when the debtor has been placed under liquidation or has entered into bankruptcy proceedings, or in the case of trade receivables, when the amounts are over one year past due, whichever occurs sooner. Financial assets written off may still be subject to enforcement activities under the Group’s recovery procedures, taking into account legal advice where appropriate. Any recoveries made are recognized in profit or loss.

g.	Financial liabilities

All financial liabilities are measured subsequently at amortized cost using the effective interest method or at FVTPL.

Financial liabilities at FVTPL are measured at fair value, with any gains or losses arising on changes in fair value recognized in profit or loss to the extent that they are not part of a designated hedging relationship.

Financial liabilities and equity

Classification as debt or equity

Debt and equity instruments are classified as either financial liabilities or as equity in accordance with the substance of the contractual arrangements and the definitions of a financial liability and an equity instrument.

Financial liabilities measured subsequently at amortized cost

Financial liabilities that are not (i) contingent consideration of an acquirer in a business combination, (ii) held-for-trading, or (iii) designated as at FVTPL, are measured subsequently at amortized cost using the effective interest method.

The effective interest method is a method of calculating the amortized cost of a financial liability and of allocating interest expense over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash payments (including all fees and points paid or received that form an integral part of the effective interest rate, transaction costs and other premiums or discounts) through the expected life of the financial liability, or (where appropriate) a shorter period, to the amortized cost of a financial liability.

Foreign exchange gains and losses

For financial liabilities that are denominated in a foreign currency and are measured at amortized cost at the end of each reporting period, the foreign exchange gains and losses are determined based on the amortized cost of the instruments. These foreign exchange gains and losses are recognized in the ‘Foreign exchange (loss) gain, net’ line item in the Combined Statements of Profit or Loss and Other Comprehensive Income for financial liabilities that are not part of a designated hedging relationship.

The fair value of financial liabilities denominated in a foreign currency is determined in that foreign currency and translated at the spot rate at the end of the reporting period. For financial liabilities that are measured as at FVTPL, the foreign exchange component forms part of the fair value gains or losses and is recognized in profit or loss for financial liabilities that are not part of a designated hedging relationship.

Derecognition of financial liabilities

The Group derecognizes financial liabilities when, and only when, the Group’s obligations are discharged, canceled or have expired. The difference between the carrying amount of the financial liability derecognized and the consideration paid and payable is recognized in profit or loss.

When the Group exchanges with the existing lender one debt instrument into another one with the substantially different terms, such exchange is accounted for as an extinguishment of the original financial liability and the recognition of a new financial liability. Similarly, the Group accounts for substantial modification of terms of an existing liability or part of it as an extinguishment of the original financial liability and the recognition of a new liability. It is assumed that the terms are substantially different if the discounted present value of the cash flows under the new terms, including any fees paid net of any fees received and discounted using the original effective rate is at least 10 per cent different from the discounted present value of the remaining cash flows of the original financial liability. If the modification is not substantial, the difference between (1) the carrying amount of the liability before the modification; and (2) the present value of the cash flows after modification should be recognized in profit or loss as the modification gain or loss within other gains and losses.

h.	Derivative financial instruments

The Group enters into a variety of derivative financial instruments to manage its exposure to interest rate and foreign exchange rate risks, including foreign exchange forward contracts and interest rate swaps. Further details of derivative financial instruments are disclosed in Note 18.

Derivatives are recognized initially at fair value at the date a derivative contract is entered into and are subsequently remeasured to their fair value at each reporting date. The resulting gain or loss is recognized in profit or loss immediately unless the derivative is designated and effective as a hedging instrument, in which event the timing of the recognition in profit or loss depends on the nature of the hedge relationship.

A derivative with a positive fair value is recognized as a financial asset whereas a derivative with a negative fair value is recognized as a financial liability. Derivatives are not offset in the combined financial statements unless the Group has both legal right and intention to offset. A derivative is presented as a non-current asset or a non-current liability if the remaining maturity of the instrument is more than 12 months and it is not expected to be realized or settled within 12 months. Other derivatives are presented as current assets or current liabilities.

i.	Inventories and cost of sales

Inventories are measured at the lower of cost and net realizable value. The cost of inventories is based on weighted-average. The net realizable value represents the estimated selling price less all estimated costs of completion and costs to be incurred in marketing, selling and distribution.

j.	Prepaid expenses

Prepaid expenses are mainly comprised of advanced payments for printed catalogs, as well as, advanced payments for the purchase of inventories that are received after the date of the combined statement of financial position and during the normal course of business, and they are presented in current assets in accordance with the classification of the destination item.

k.	Other assets

Other assets mainly include restricted cash (see Note 2d), inventory of rewards and rent security deposits. They are presented in current or non-current assets in accordance with the classification of the destination item.

Under the reward program, the Group grants reward points to its distributors for the recruitment of associates, while associates receive such points for the referral of new associates within a catalogue. These points are exchangeable for products that Betterware acquires from other suppliers, which are not related to a revenue contract. The points expire based on commercial terms established by the Group that can be modified at management’s discretion. Inventory of rewards mainly consist of certain products and items (in the form of rewards) that Betterware acquires with the purpose to encourage sales among the distributors and associates. Such inventory is acquired once the distributors and associates redeem the reward points that are granted by the Group so that the balance of inventory at each reporting period only relates to items already redeemed but not delivered. Inventory of rewards are recognized at cost of acquisition.

l.	Property, plant and equipment, net

Items of property, plant and equipment are measured at cost less accumulated depreciation and any accumulated impairment losses.

If significant parts of an item have different useful lives, then they are accounted for as separate items (major components).

Depreciation is recognized using the straight-line method. The estimated useful lives and depreciation method are reviewed at the end of each reporting period, with the effect of any changes in estimate accounted for on a prospective basis.

The following useful lives are used in the calculation of depreciation:

Molds	5 years
Vehicles	4 years
Computers and equipment	3 - 10 years
Leasehold improvements	3 years

Property, plant and equipment is derecognized upon disposal or when no future economic benefits are expected to arise from the continued use of the asset. Any gain or loss arising on the disposal or retirement is determined as the difference between the sales proceeds and the carrying amount of the asset and is recognized in profit or loss.

Borrowing costs directly attributable to the acquisition or construction of qualifying assets (designated asset), which are assets that necessarily take a substantial period of time before they are available for their intended use, are added to the cost of those assets, until such time as the assets are available for their intended use. If any specific borrowing remains outstanding after the related asset is ready for its intended use or sale, that borrowing becomes part of the funds that an entity borrows generally when calculating the capitalization rate on general borrowings.

Investment income earned on the temporary investment of specific borrowings pending their expenditure on qualifying assets is deducted from the borrowing costs eligible for capitalization. All other borrowing costs are recognized in profit or loss in the period in which they are incurred. All other borrowing costs are recognized in profit or loss in the period in which they are incurred.

m.	Intangible assets

●	Brand

This is an intangible asset with an indefinite useful life and corresponds mainly to the value of the “Betterware” brand, which was transmitted to the Group through a merger with Strevo Holding, S.A. de C.V. (“Strevo”, an unrelated third party) on July 28, 2017. This intangible asset is subject to annual impairment testing, and whenever there is an indication that the asset may be impaired.

Additionally, the Group has incurred expenditures related to registration of trademark rights, which have a finite life. Such expenditures are amortized on a straight-line basis over their estimated useful lives which range from 10 to 30 years.

●	Relationship with customers

This is an intangible asset with a definite useful life of ten years and is being amortized on a straight line basis and corresponds to the value of the relationships with customers. It was transmitted to the Group through a merger with Strevo on July 28, 2017. This intangible asset is subject to impairment testing whenever there is an indication that the asset may be impaired.

●	Derecognition of intangible assets

An intangible asset is derecognized on disposal, or when no future economic benefits are expected from use or disposal. Gains or losses arising from derecognition of an intangible asset, measured as the difference between the net disposal proceeds and the carrying amount of the asset, are recognized in profit or loss when the asset is derecognized.

n.	Impairment of tangible and intangible assets other than goodwill

At the end of each reporting period, the Group reviews the carrying amounts of its tangible and intangible assets to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any). When it is not possible to estimate the recoverable amount of an individual asset, the Group estimates the recoverable amount of the cash-generating unit to which the asset belongs. When a reasonable and consistent basis of allocation can be identified, corporate assets are also allocated to individual cash-generating units, or otherwise, they are allocated to the smallest group of cash-generating units for which a reasonable and consistent allocation basis can be identified.

Intangible assets with indefinite useful lives and intangible assets not yet available for use are tested for impairment at least annually, and whenever there is an indication that the asset may be impaired.

Recoverable amount is the higher of fair value less costs to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a post-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset for which the estimates of future cash flows have not been adjusted.

If the recoverable amount of an asset is estimated to be less than its carrying amount, the carrying amount of the asset is reduced to its recoverable amount. Any impairment is recognized immediately in profit or loss.

When an impairment loss subsequently reverses, the carrying amount of the asset is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognized for the asset in prior years. A reversal of an impairment loss is recognized immediately in profit or loss unless the relevant asset is carried at a revalued amount, in which case the reversal of the impairment loss is treated as a revaluation increase.

o.	Goodwill

Goodwill corresponds to the excess resulted between the consideration paid and the fair values of the net assets acquired at the date of acquisition paid by Betterware Latinoamérica Holding México, S.A. de C.V. (BLHM) and Strevo. Goodwill was generated by different legal entities and transmitted to the Group through the mergers carried out on November 30, 2002 and July 28, 2017, respectively (Note 11).

As disclosed in Note 11, Goodwill was transferred to the Group through mergers carried out on November 30, 2002 and July 28, 2017 with BLHM and Strevo, respectively, which was generated through the acquisition of shares of the Group in November 2002 and March 2015, respectively.

Goodwill is not amortized but is tested annually for impairment. Goodwill arising from a business combination is allocated to the cash generating unit (“CGU”) receiving a benefit from the synergies of the combination. An impairment loss is recognized if the carrying amount of an asset or CGU exceeds its recoverable amount. Impairment losses are recognized in profit or loss. They are allocated first to reduce the carrying amount of any goodwill allocated to the CGU, and then to reduce the carrying amounts of the other long-lived assets in the CGU on a pro rata basis. An impairment loss in respect of goodwill is not reversed.

p.	Leases

Classification and valuation of leases under IAS 17, in effect through December 31, 2018

The Group as lessee

For the year ended December 31, 2018, the classification of leases as finance or operating depended on the substance of the transaction rather than the form of the contract.

Leases in which a significant portion of the risks and rewards relating to the leased property are retained by the lessor were classified as operating leases. Payments made under operating leases (net of incentives received by the lessor) were recognized in the combined statement of income based on the straight-line method over the lease period.

Leases where the Group assumes substantially all the risks and rewards of ownership were classified as finance leases. Finance leases were capitalized at the beginning of the lease, at the lower of the fair value of the leased property and the present value of the future minimum lease payments. If its determination was practical, in order to discount the future minimum lease payments to present value, the interest rate implicit in the lease was used; otherwise, the incremental borrowing rate of the lessee was used.

For the year ended December 31, 2018, the Group had only entered into operating leases.

The Group as lessor

As of and for the year ended December 31, 2018, the Group did not maintain any leases as lessor.

Classification and valuation of leases under IFRS 16, in effect beginning January 1, 2019 (Note 3a)

The Group as lessee

The Group evaluates whether a contract is or contains a lease agreement at inception of a contract. A lease is defined as an agreement or part of an agreement that conveys the right to control the use of an identified asset for a period of time in exchange for a consideration. The Group recognizes an asset for right-of-use and the corresponding lease liability, for all lease agreements in which it acts as lessee, except in the following cases: short-term leases (defined as leases with a lease term of less than 12 months); leases of low-value assets (defined as leases of assets with an individual market value of less than US$5,000 (five thousand dollars)); and, lease agreements whose payments are variable (without any contractually defined fixed payment). For these agreements, which exempt the recognition of an asset for right-of-use and a lease liability, the Group recognizes the rent payments as an operating expense in a straight-line method over the lease period.

The right-of-use asset comprises all lease payments discounted at present value; the direct costs to obtain a lease; the advance lease payments; and the obligations of dismantling or removal of assets. The Group depreciates the right-of-use asset over the shorter of the lease term or the useful life of the underlying asset; therefore, when the lessee will exercise a purchase option, the lessee shall depreciate the right-of-use asset from the commencement date to the end of the useful life of the underlying asset. Depreciation begins on the lease commencement date.

The lease liability is initially measured at the present value of the future minimum lease payments that have not been paid at that date, using a discount rate that reflects the cost of obtaining funds for an amount similar to the value of the lease payments, for the acquisition of the underlying asset, in the same currency and for a similar period to the corresponding contract (incremental borrowing rate). To determine the lease term, the Group considers the non-cancellable period, including the probability to exercise any right to extend and/or terminate the agreement.

Subsequently, the lease liability is measured increasing the carrying amount to reflect interest on the lease liability (using the effective interest method) and reducing the carrying amount to reflect the lease payments made.

When there is a modification in future lease payments resulting from changes in an index or a rate used to determine those payments, the Group remeasures the lease liability when the adjustment to the lease payments takes effect, without reassessing the discount rate. However, if the modifications are related to the lease term or exercising a purchase option, the Group reassesses the discount rate during the liability’s remeasurement. Any increase or decrease in the value of the lease liability subsequent to this remeasurement is recognized as an adjustment to the right-of-use asset to the same extent.

Finally, the lease liability is derecognized when the Group fulfills all lease payments. When the Group determines that it is probable that it will exercise an early termination of the contract that leads to a cash disbursement, such disbursement is accounted as part of the liability’s remeasurement mentioned in the previous paragraph; however, in cases in which the early termination does not involve a cash disbursement, the Group cancels the lease liability and the corresponding right-of-use asset, recognizing the difference immediately in the combined statement of profit or loss and other comprehensive income.

The Group as lessor

As of and for the year ended December 31, 2019, the Group does not maintain any leases as lessor.

q.	Foreign currency

In preparing the combined financial statements, transactions in currencies other than the Mexican Peso, which is the functional currency of the combined entities are recognized at the exchange rates at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rate at the reporting date. Non-monetary items that are measured based on historical cost in a foreign currency are translated at the exchange rate at the date of transaction.

Exchange differences on monetary items are recognized in profit or loss in the period in which they arise.

r.	Employee benefits

Retirement benefits - Defined benefit obligations

The Group’s defined benefit obligations cover seniority premiums which consist of a lump sum payment of 12 day’s wage for each year worked, calculated using the most recent salary, not to exceed twice the legal minimum wage established by law. The related liability and annual cost of such benefits are calculated with the assistance of an independent actuary on the basis of formulas defined in the plans using the projected unit credit method at the end of each annual reporting period.

The Group’s net obligation with respect to the defined-benefit plan are calculated separately for each plan, estimating the amount of future benefit accrued by employees in return for their services in ongoing and past periods; that benefit is discounted to determine its present value, and the costs for the services that have not been recognized and the fair value of the plan assets are deducted. The discount rate is the yield at the reporting date of the government bonds that have maturity dates approximate to the maturities of the Group’s obligations which are denominated in the same currency in which benefits are expected to be paid (Mexican pesos).

Net interest is calculated by applying the discount rate at the beginning of the period to the net defined benefit liability or asset. Defined benefit costs are categorized as follows:

●	Service cost (including current service cost, past service cost, as well as gains and losses on curtailments and settlements);

●	Net interest expense or income; and

●	Remeasurements.

Remeasurements of the net defined benefit liability, which comprise actuarial gains and losses, the return on plan assets (excluding interest) and the effect of the asset ceiling (if applicable), are recognized immediately in the liability against other comprehensive income in the period in which they occur. Remeasurement recognized in other comprehensive income is never reclassified to profit or loss. Past service cost is recognized in profit or loss in the period in which a plan amendment or curtailment occurs, or when the Group recognizes the related restructuring costs or termination benefits, if earlier.

Short-term and other long-term employee benefits and statutory employee profit sharing (“PTU”)

A liability is recognized for benefits accruing to employees in respect of wages and salaries, annual leave and sick leave in the period the related service is rendered at the undiscounted amount of the benefits expected to be paid in exchange for that service. Likewise, a liability is recognized for the amount expected to be paid if the Group has a present legal or constructive obligation to pay this amount as a result of past service provided by the employee and the obligation can be estimated reliably.

Liabilities recognized in respect of short-term employee benefits are measured at the undiscounted amount of the benefits expected to be paid in exchange for the related service.

Liabilities recognized in respect of other long-term employee benefits are measured at the present value of the estimated future cash outflows expected to be made by the Group in respect of services provided by employees up to the reporting date.

Statutory employee profit sharing (“PTU”)

PTU is recorded in the results of the year in which it is incurred and is presented in operating expenses line item in the combined statement of profit or loss and other comprehensive income.

As a result of the 2014 Income Tax Law, as of December 31, 2019 and 2018, PTU is determined based on taxable income, according to Section I of Article 9 of the that Law.

Termination benefits

Termination benefits are recognized as an expense when the Group’s commitment can be evidenced, without real possibility of reversing, with a detailed formal plan either to terminate employment before the normal retirement date, or else, to provide benefits for termination as a result of an offer that is made to encourage voluntary retirement. If the benefits are payable no later than 12 months after the reporting period, then they are discounted at present value.

s.	Income taxes

Income tax expense represents the sum of the tax currently payable and deferred tax.

●	Current tax

Current income tax (“ISR”) is recognized in the results of the year in which is incurred.

The tax currently payable is based on taxable profit for the year. Taxable profit differs from net profit as reported in profit or loss because it excludes items of income or expense that are taxable or deductible in other years and it further excludes items that are never taxable or deductible. The Group’s liability for current tax is calculated using tax rates that have been enacted or substantively enacted by the end of the reporting period.

A provision is recognized for those matters for which the tax determination is uncertain but it is considered probable that there will be a future outflow of funds to a tax authority. The provisions are measured at the best estimate of the amount expected to become payable. The assessment is based on the judgment of tax professionals within the Group supported by previous experience in respect of such activities.

●	Deferred income tax

Deferred tax is recognized on temporary differences between the carrying amounts of assets and liabilities in the combined financial statements and the corresponding tax bases used in the computation of taxable profit. Deferred tax liabilities are generally recognized for all taxable temporary differences. Deferred tax assets are generally recognized for all deductible temporary differences to the extent that it is probable that taxable profits will be available against which those deductible temporary differences can be utilized. Such deferred tax assets and liabilities are not recognized if the temporary difference arises from the initial recognition (other than in a business combination) of assets and liabilities in a transaction that affects neither the taxable profit nor the accounting profit. In addition, deferred tax liabilities are not recognized if the temporary difference arises from the initial recognition of goodwill.

The carrying amount of deferred tax assets is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered.

Deferred tax liabilities and assets are measured at the tax rates that are expected to apply in the period in which the liability is settled or the asset realized, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting date.

The measurement of deferred tax liabilities and assets reflects the tax consequences that would follow from the manner in which the Group expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.

●	Current and deferred tax for the year

Current and deferred tax are recognized in profit or loss, except when they relate to items that are recognized in other comprehensive income or directly in equity, in which case, the current and deferred tax are also recognized in other comprehensive income or directly in equity respectively.

t.	Provisions

Provisions are recognized when the Group has a present obligation (legal or constructive) as a result of a past event, it is probable that the Group will be required to settle the obligation, and a reliable estimate can be made of the amount of the obligation.

Provisions mainly include incentives granted to distributors and associates in the form of reward points, discounts and others such as compensations to employees (bonuses) not paid at the reporting date, professional services fees, among others.

The amount recognized as a provision is the best estimate of the consideration required to settle the present obligation at the end of the reporting period, taking into account the risks and uncertainties surrounding the obligation. When a provision is measured using the cash flows estimated to settle the present obligation, its carrying amount is the present value of those cash flows (when the effect of the time value of money is material).

When some or all of the economic benefits required to settle a provision are expected to be recovered from a third party, a receivable is recognized as an asset if it is virtually certain that reimbursement will be received and the amount of the receivable can be measured reliably.

Warranties

When the Group grants assurance-type warranties in contracts with customers, those rights to the customer are recognized in profit or loss in the cost of sales line item against a provision in the statement of financial position; however, when the Group provides its customers with service-type warranties, those are treated under the revenue recognition model as a performance obligation. For the years ended December 31, 2019 and 2018, the Group has not granted any service-type warranties to its customers.

Reward Points

Through its loyalty program (see note 2u), the Group also grants reward points to its distributors for the recruitment of associates, while associates receive such points for the referral of new associates within a catalogue. The loyalty program allows the Group’s distributors and associates to accumulate sales points which are exchangeable for products that are purchased from other retailers. Since these type of points also provide a benefit to distributors and associates that they would not receive without purchasing the Group’s products, this loyalty program represents a separate performance obligation, which is recognized as described in Note 2u.

u.	Revenue recognition

Revenues comprise the fair value of the consideration received or to receive for the sale of goods and services in the ordinary course of the transactions, and are presented in the combined statement of profit or loss, net of the amount of variable considerations (discounts and product returns). To recognize revenues from contracts with its customers, the Group applies a comprehensive model, which is based on a five-step approach consisting of the following: (1) identify the contract (verbal or written); (2) identify performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when the Group satisfies a performance obligation. The Group recognizes revenue at a point in time, when it transfers control over a product to a customer, which occurs when the customers take delivery of the products and formally accepts them.

The Group invoices its customers at the shipment date with payment terms between 15 and 30 days; customers are allowed to request for a product return only if the product has technical issues or physical damages. However, this right qualifies as an assurance-type warranty (and not a performance obligation) related to the functionality of the products sold, and therefore, it is recognized in accordance with the policy disclosed in Note 2t.

Discounts to distributors and associates are included in the invoice price and are presented in the net sales line item from the moment in which the customer acquires control of the products sold; thus, management does not perform estimates over discounts to be taken by the customers.

Loyalty program

The Group operates a loyalty program through which its distributors and associates accumulate points on sales of Betterware goods that entitle them to exchange the points for products the Group acquires from different suppliers. Since these points provide a benefit to distributors and associates that they would not receive without purchasing the Betterware products, this loyalty program represents a separate performance obligation.

Therefore, the transaction price is allocated between the product and the points on a relative stand-alone selling price basis. The stand-alone selling price per point is estimated based on the fair value of the product to be given when the points are redeemed by the distributors and associates and the likelihood of redemption, as evidenced by the Group’s historical experience. Additionally, a contract liability is recognized for revenue relating to the loyalty points at the time of the initial sales transaction, reducing the revenue recognized upon the initial sale of the goods. Revenue from the loyalty points is recognized when the points are redeemed by the customer and exchanged for the related products. Revenue for points that are not expected to be redeemed is recognized in proportion to the pattern of rights exercised by customers.

Variable considerations

The Group adjusts the transaction price according to the estimations that may result in a variable consideration. These estimates are determined according to the terms and conditions of the contracts with the customer, the history or the customer’s performance.

Contract costs

The Group capitalizes incremental costs to obtain a contract with a customer if it expects to recover those costs. However, the Group does not capitalize incremental costs if the amortization period for the asset is one year or less. For any other costs related to the fulfillment of a contract with a customer, that is not part of the revenue recognition, it is considered as an asset including all the costs incurred, only if such costs are directly related to an existing contract or specific anticipated contract and if those costs generate or enhance resources that will be used to satisfy performance obligations in the future and are expected to be recovered. The Group amortizes the asset recognized for the costs to obtain and/or fulfill a contract on a systematic basis, consistent with the pattern of transfer of the good to which the asset relates.

v.	Financing income and cost

Financing income (cost) are comprised of interest income, interest expense, the foreign currency gain (loss) on financial assets and financial liabilities; and gain (loss) in valuation of financial derivative instruments. Those are recognized in the combined statement of profit or loss and other comprehensive income when accrued.

w.	Contingencies

Significant obligations or losses related to contingencies are recognized when it is probable that their effects will materialize and there are reasonable elements for their quantification. If these reasonable elements do not exist, their disclosure is included qualitatively in the notes to the combined financial statements. Income, profits or contingent assets are recognized until such time as there is certainty of their realization.

x.	Common control transactions

The Group has established as its accounting policy choice to recognize transactions under common control at the book value of the assets and liabilities acquired or involved in the common control transaction (either acquisition or disposition).

3.	Changes in significant accounting policies

a.	Application of new and revised International Financing Reporting Standards (“IFRSs” or “IAS”) that are mandatorily effective for the current year

In the current year, the Group has applied a number of new standards and amendments to IFRSs issued by the International Accounting Standards Board (“IASB”) that are mandatorily effective as of January 1, 2019.

New and amended IFRS Standards that are effective for the current year

IFRS 16 Leases

IFRS 16, Leases, supersedes IAS 17, Leases, and the related interpretations. This new standard brings most leases on balance sheet for lessees under a single model, eliminating the distinction between operating and financial leases, while the model for lessees remains without significant changes. IFRS 16 is effective beginning January 1, 2019, and the Group adopted the requirements utilizing the modified retrospective method, without restating prior years and recognizing a right-of-use asset and a lease liability of Ps. 22,393. In addition, management applied the practical expedient, provided by IFRS 16 at the transition date, that allows the creation of portfolios of contracts that are similar in terms, economic environment and characteristics of assets, and use a funding rate by portfolio to measure leases.

The application of IFRS 16 represents the following considerations on the combined statement of cash flows of the Group: a) short-term lease payments, payments for leases of low-value assets and variable lease payments not included in the measurement of the lease liability are presented as part of operating activities; and b) cash paid for the interest portion of a lease liability is presented as financing activities, as well as cash payments for the principal portion for a lease liability. However, the adoption of IFRS 16 did not have any impacts on net cash flows.

The Group took the required steps to implement the changes that the standard represents in terms of internal control, tax and systems affairs, from the adoption date.

Additionally, the tables below show the amount of adjustment for each financial statement line item affected by the application of IFRS 16 for the current year.

Impact on profit or loss	December 31, 2019

Increase in depreciation of right-of-use asset	Ps.	13,098
Increase in finance costs		3,765

Decrease in profit for the year	Ps.	(16,863)

Impact on assets and liabilities	January 1, 2019

Right-of-use assets	Ps.	36,909
Lease liabilities		36,909

IFRIC 23 Uncertainty over Income Tax Treatments

This interpretation clarifies how to apply the recognition and measurement requirements in IAS 12, Income taxes when there is uncertainty over income tax treatments. Uncertain tax treatments are tax treatments for which there is uncertainty over whether the relevant taxation authority will accept the tax treatment under tax law; in such a circumstance, the Group shall recognize and measure its current or deferred tax asset or liability by applying the requirements in IAS 12 based on taxable profit (tax loss), tax bases, unused tax losses, unused tax credits and tax rates determined applying this Interpretation. The Group did not have any impacts in the adoption of this interpretation.

Other amendments to IFRS

In the current year, the Group has also considered and applied a number of amendments to IFRS issued by the IASB that are not applicable or significant but that are effective for an annual period that begins on or after 1 January 2019. Their adoption did not have any material impacts in the combined financial statements for the following amendments and improvements:

●	Amendments to IFRS 9 Prepayment Features with Negative Compensation

●	Amendments to IAS 28 Long-term Interests in Associates and Joint Ventures

●	Annual Improvements to IFRS 2015–2017 Cycle Amendments to IFRS 3 Business Combinations, IFRS 11 Joint Arrangements, IAS 12 Income Taxes and IAS 23 Borrowing Costs

●	Amendments to IAS 19 Employee Benefits Plan Amendment, Curtailment or Settlement

New and revised IFRS Standards in issue but not yet effective

At the date of authorization of these combined financial statements, the Group has not applied the following new and revised IFRS that have been issued but are not yet effective as of December 31, 2019; however, for the amendments effective from January 1, 2020 the Group already concluded on its adoption as follows:

Amendments to IFRS 3 Definition of a business

The amendments clarify that while businesses usually have outputs, outputs are not required for an integrated set of activities and assets to qualify as a business. To be considered a business, an acquired set of activities and assets must include, at a minimum, an input and a substantive process that together significantly contribute to the ability to create outputs. Additional guidance is provided that helps to determine whether a substantive process has been acquired. In addition, the amendments introduce an optional concentration test that permits a simplified assessment of whether an acquired set of activities and assets is not a business. Under the optional concentration test, the acquired set of activities and assets is not a business if substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or group of similar assets.

The amendments are applied prospectively to all business combinations and asset acquisitions for which the acquisition date is on or after the first annual reporting period beginning on or after January 1, 2020, with early application permitted. The Group did not have any impacts in the combined financial statements from the adoption of these amendments.

Amendments to IAS 1 and IAS 8 Definition of material

The amendments are intended to make the definition of material in IAS 1 easier to understand and are not intended to alter the underlying concept of materiality in IFRS. The concept of ‘obscuring’ material information with immaterial information has been included as part of the new definition. The threshold for materiality influencing users has been changed from ‘could influence’ to ‘could reasonably be expected to influence’. The definition of material in IAS 8 has been replaced by a reference to the definition of material in IAS 1. In addition, the IASB amended other standards and the conceptual framework that contain a definition of material or refer to the term ‘material’ to ensure consistency.

The amendments are applied prospectively for annual periods beginning on or after January 1, 2020, with earlier application permitted. The Group did not have any impacts in the combined financial statements from the adoption of these amendments.

Amendments to the conceptual framework in IFRS

Together with the revised Conceptual Framework, which became effective upon publication on March 29, 2018, the IASB has also issued Amendments to References to the Conceptual Framework in IFRS. The document contains amendments to IFRS 2, IFRS 3, IFRS 6, IFRS 14, IAS 1, IAS 8, IAS 34, IAS 37, IAS 38, IFRIC 12, IFRIC 19, IFRIC 20, IFRIC 22, and SIC-32. Not all amendments, however, update those pronouncements with regard to references to and quotes from the framework so that they refer to the revised Conceptual Framework. Some pronouncements are only updated to indicate which version of the Framework they are referencing to (the IASC Framework adopted by the IASB in 2001, the IASB Framework of 2010, or the new revised Framework of 2018) or to indicate that definitions in the standard have not been updated with the new definitions developed in the revised Conceptual Framework.

The amendments that imply updates are effective for annual periods beginning on or after January 1, 2020, with early application permitted. The Group did not have any impacts in the combined financial statements from the adoption of these amendments.

Amendments to IFRS 9, IAS 39 and IFRS 7 Interest rate benchmark reform

The amendments in the Interest Rate Benchmark Reform deal with issues affecting financial reporting in the period before the replacement of an existing interest rate benchmark with an alternative interest rate and addresses the implications for specific hedge accounting requirements and disclosures in IFRS 9, IAS 39 and IFRS 7. The amendments also clarify that entities would continue to apply certain hedge accounting requirements assuming that the interest rate benchmark on which the hedged cash flows and cash flows from the hedging instrument are based will not be altered as a result of the interest rate benchmark reform.

The amendments are effective for annual reporting periods beginning on or after January 1, 2020 and must be applied retrospectively, with earlier application permitted. The Group did not have any impacts in the combined financial statements from the adoption of these amendments.

IFRS 17 Insurance Contracts

IFRS 17 establishes the principles for the recognition, measurement, presentation and disclosure of insurance contracts and supersedes IFRS 4, Insurance Contracts. IFRS 17 outlines a general model, which is modified for insurance contracts with direct participation features, described as the variable fee approach. The general model is simplified if certain criteria are met by measuring the liability for remaining coverage using the premium allocation approach. The general model uses current assumptions to estimate the amount, timing and uncertainty of future cash flows and it explicitly measures the cost of that uncertainty. It takes into account market interest rates and the impact of policyholders’ options and guarantees.

The standard is effective for annual reporting periods beginning on or after 1 January 2021, with early application permitted. It is applied retrospectively unless impracticable, in which case the modified retrospective approach or the fair value approach is applied. Amendments to IFRS 17 addresses concerns and implementation challenges that were identified after IFRS 17 was published. One of the main changes proposed is the deferral of the date of initial application of IFRS 17 by one year to annual periods beginning on or after January 1, 2022.

For the purpose of the transition requirements, the date of initial application is the start of the annual reporting period in which the entity first applies the standard, and the transition date is the beginning of the period immediately preceding the date of initial application. The Group is in the process of evaluating these requirements to conclude if it maintains any insurance contracts under the scope of the standard, that may represent an impact to its combined financial statements.

4.	Critical accounting judgments and key sources of estimation uncertainty

In the application of the Group’s accounting policies, which are described in Note 2, management of the Group is required to make judgments, estimates, and assumptions about the carrying amounts of assets and liabilities that are not readily apparent from other sources. The judgments, estimates and associated assumptions are based on historical experience and other factors that are considered to be relevant. Actual results may differ from these estimates.

Management has exercised the following critical judgments in the process of applying its accounting policies, which is considered to have the most significant effect on the amounts recognized in the combined financial statements:

-	Contingencies

Management makes judgments and estimates in recording provisions for matters relating to claims and litigation. Actual costs may vary from estimates for several reasons, such as changes in cost estimates for resolution of complaints and disputes based on different interpretations of the law, opinions and evaluations concerning the amount of loss.

Contingencies are recorded as provisions when it is probable that a liability has been incurred and the amount of the loss is reasonably estimable. It is not practical to estimate sensitivity to potential losses if other assumptions were used to record these provisions, due to the number of underlying assumptions and the range of possible reasonable outcomes regarding potential actions by third parties, such as regulators, both in terms of loss probability and estimates of such loss.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period, or in the period of the revision and future periods if the revision affects both current and future periods. The significant estimates impacting the Group’s combined financial statements are as follows:

-	Key assumptions used in impairment testing

The Group performs annual impairment testing on long-lived assets, for which key assumptions are used in the calculation of the recoverable amount (see Note 11). For impairment testing, goodwill is allocated to the cash-generating unit (“CGU”) from which the Group has considered that economic and operational synergies of business combinations are generated. The recoverable amounts of the CGU have been determined based on the calculations of their value in use, which require the use of estimates. The most significant of these estimates are as follows:

●	Estimates of future gross and operating margins, according to the historical performance and industry expectations of the CGU.

●	Discount rate based on the weighted average cost of capital (WACC) of the CGU.

●	Long-term growth rates.

-	Loyalty program and provision for reward points

The Group operates a loyalty program through which its distributors and associates accumulate points on sales of Betterware goods that entitle them to exchange the points for products the Group acquires from different suppliers. Since these points provide a benefit to distributors and associates that they would not receive without purchasing the Betterware products, this loyalty program represents a separate performance obligation.

Therefore, the transaction price is allocated between the product and the points on a relative stand-alone selling price basis. The stand-alone selling price per point is estimated based on the fair value of the product to be given when the points are redeemed by the distributors and associates and the likelihood of redemption, as evidenced by the Group’s historical experience. Additionally, a contract liability is recognized for revenue relating to the loyalty points at the time of the initial sales transaction. Revenue from the loyalty points is recognized when the points are redeemed by the customer and exchanged for the related products. Revenue for points that are not expected to be redeemed is recognized in proportion to the pattern of rights exercised by customers.

The Group also grants reward points to its distributors for the recruitment of associates, while associates receive such points for the referral of new associates within a catalogue. Since these points, which are exchangeable for products Betterware acquires from other suppliers are not related to a revenue contract, they are recognized in the statement of profit or loss within the selling expenses line item with the corresponding provision in the statement of financial position, when the distributor or associate earns them. The Group creates a provision for the rewards that are expected to be redeemed by its associates and distributors based on its experience and past history.

5.	Cash and cash equivalents

	2019		2018

Cash on hand in banks	Ps.	96,008	46,445

Time deposits		117,689	130,938

	Ps.	213,697	177,383

As of December 31, 2018, cash and cash equivalents balance excluded an amount of Ps. 22,088 of restricted cash derived from the credit with MCRF P, S.A. de C.V. SOFOM, E.N.R. The amount equaled one quarter of the interest accrued under the credit agreement (see Note 15) and was presented as non-current asset in the combined statement of financial position (see Note 9) and under financing activities in the combined statements of cash flows. As of December 31, 2019, there was no restricted cash as the bank waived the covenant for the remaining period of the loan.

6.	Trade accounts receivable

	2019		2018

Trade account receivables	Ps.	260,727	208,116

Expected credit loss		(13,640)	(9,340)

	Ps.	247,087	198,776

Trade accounts receivable from customers detailed above are measured at their amortized cost. The average related to the turnover of accounts receivable is 30 days. No interest is charged on outstanding trade receivables.

The Group always measures the loss allowance for trade receivables at an amount equal to lifetime ECL. The expected credit losses on trade receivables are estimated using a provision matrix by reference to past default experience of the debtor and an analysis of the debtor’s current financial position, adjusted for factors that are specific to the debtors, general economic conditions of the industry in which the debtors operate and an assessment of both the current as well as the forecast direction of conditions at the reporting date. See Note 20 for information on exposure to credit and market risks.

There has been no change in the estimation techniques or significant assumptions made during the current reporting period.

The Group writes off a trade receivable when there is information indicating that the debtor is in severe financial difficulty and there is no realistic prospect of recovery, e.g. when the debtor has been placed under liquidation or has entered into bankruptcy proceedings, or when the trade receivables are over one year past due, whichever occurs earlier. None of the trade receivables that have been written off is subject to enforcement activities.

The following table details the risk profile of trade receivables based on the Group’s provision matrix. As the Group’s historical credit loss experience does not show significantly different loss patterns for different customer segments, the provision for loss allowance based on past due status is not further distinguished between the Group’s different customer base.

Trade receivables – days past due
December 31, 2019	Not past due		14-21	21 – 28	>28	Total

Expected credit loss rate		2%	20%	49%	42%
Estimated total gross carrying amount at default	Ps.	207,032	12,098	7,045	29,807	255,982
Expected credit loss	Ps.	3,950	2,454	3,477	12,634	22,515

Trade receivables – days past due
December 31, 2018	Not past due		14-21	21 – 28	>28	Total

Expected credit loss rate		1%	16%	37%	38%
Estimated total gross carrying amount at default	Ps.	194,366	13,794	5,681	33,438	247,279
Expected credit loss	Ps.	1,910	2,150	2,108	12,531	18,699

The following table shows the movement in lifetime ECL that has been recognized for trade and other receivables in accordance with the simplified approach set out in IFRS 9.

	Total

Balance as at January 1, 2018	Ps.	(4,333)
Expected credit loss		(18,699)
Amounts written off		13,692
Balance as at 31 December 2018		(9,340)
Expected credit loss		(22,515)
Amounts written off		18,215
Balance as at December 31, 2019	Ps.	(13,640)

7.	Inventories and cost of sales

	2019		2018

Finished goods	Ps.	224,025	215,812
Packing material		4,577	3,750
		228,602	219,562
Merchandise-in-transit		116,952	82,644
	Ps.	345,554	302,206

The cost of inventories recognized as an expense during the year in respect of continuing operations was Ps. 1,280,829, Ps. 958,469 and Ps. 558,105, for the years ended December 31, 2019, 2018 and 2017, respectively.

The cost of inventories recognized as an expense includes Ps. 14,273, Ps. 7,084 and Ps. 6,214 during 2019, 2018, and 2017, respectively, in respect of write-downs of inventory to net realizable value. Such write-downs have been recognized to account for obsolete inventories.

8.	Prepaid expenses

	2019		2018

Printed catalogs	Ps.	21,692	19,406
Advances to suppliers		12,973	11,471
Premiums paid in advance for insurance		9,628	8,948
Other		8,891	2,458

	Ps.	53,184	42,283

9.	Other assets

	2019		2018

Inventory of rewards	Ps.	13,315	8,667
Transaction costs of the merger		9,822	-
Other receivables		7,259	535
Rent security deposit		3,549	2,148
Restricted cash		-	22,088

		33,945	33,438

Current		20,574	9,202
Non-current		13,371	24,236

	Ps.	33,945	33,438

10.	Property, plant and equipment, net

	2019		2018

Acquisition cost	Ps.	305,874	123,249
Accumulated depreciation		(98,524)	(80,277)

	Ps.	207,350	42,972

Acquisition cost:	January 1, 2018		Additions	Disposals	December 31, 2018

Molds	Ps.	29,155	8,360	-	37,515
Vehicles		40,349	306	(39,053)	1,602
Computers and equipment		47,628	12,042	(30)	59,640
Leasehold improvements		23,932	560	-	24,492

	Ps.	141,064	21,268	(39,083)	123,249

Accumulated depreciation:	January 1, 2018		Depreciation expense	Eliminated on disposals	December 31, 2018

Molds	Ps.	(21,119)	(1,844)	-	(22,963)
Vehicles		(21,214)	(3,162)	22,930	(1,446)
Computers and equipment		(26,499)	(10,014)	13	(36,500)
Leasehold improvements		(15,070)	(4,298)	-	(19,368)

	Ps.	(83,902)	(19,318)	22,943	(80,277)

Acquisition cost:	December 31, 2018		Additions	Disposals	December 31, 2019

Land	Ps.	-	47,124	-	47,124
Molds		37,515	3,754	-	41,269
Vehicles		1,602	-	-	1,602
Computers and equipment		59,640	7,183	-	66,823
Leasehold improvements		24,492	5,390	-	29,882
Construction in progress		-	119,174	-	119,174

	Ps.	123,249	182,625	-	305,874

Accumulated depreciation:	December 31, 2018		Depreciation expense	Eliminated on disposals	December 31, 2019

Molds	Ps.	(22,963)	(2,685)	-	(25,648)
Vehicles		(1,446)	(59)	-	(1,505)
Computers and equipment		(36,500)	(11,503)	-	(48,003)
Leasehold improvements		(19,368)	(4,000)	-	(23,368)

	Ps.	(80,277)	(18,247)	-	(98,524)

Depreciation expense is included in administrative expenses line in the combined statement of profit or loss and other comprehensive income.

No impairment losses have been determined.

In December 2018, the Group obtained a secured line of credit with Banco Nacional de México, S.A. (Banamex), for up to Ps. 400,000 to build the Group’s new corporate headquarters and distribution center (Note 15). For the year ended December 31, 2019, the Group capitalized borrowing costs in the amount of Ps. 9,284 directly related to the distribution center.

11.	Goodwill

	January 1, 2018		Additions	Disposals	December 31, 2018

Cost	Ps.	348,441	-	-	348,441

	December 31, 2018		Additions	Disposals	December 31, 2019

Cost	Ps.	348,441	-	-	348,441

Goodwill corresponds to the excess resulted between the consideration paid and the fair values of the net assets acquired at the date of acquisition paid by BLHM and Strevo as mentioned in Note 2o. Goodwill was generated by different legal entities and transmitted to the Group through the mergers carried out on November 30, 2002 and July 28, 2017, respectively.

For the purposes of impairment testing, goodwill has been allocated to one CGU. The recoverable amount of the CGU was based on fair value less costs of disposal, estimated using discounted cash flows. The fair value measurement was categorized as a Level 3 fair value based on the inputs in the valuation technique used.

The values assigned to the key assumptions represent management´s assessment of future trends in the relevant industries and have been based on historical data from both external and internal sources.

At December 31, 2019 and 2018, the estimated recoverable amount of the CGU exceeded its carrying amount.

The key assumptions used in the estimation of the recoverable amount are set out below. The values assigned to the key assumptions represent management’s assessment of future trends in the relevant industries and have been based on historical data from both internal and external sources.

In percent	2019	2018
Discount rate	12.4	15.7
Terminal Value Growth Rate	3.0	3.0
Budgeted EBITDA Growth Rate	14.0	14.8

The discount rate was a post-tax measurement estimated based on the historical industry average, weighted-average cost of capital and a market interest rate of 7.2% as of December 31, 2019.

The cash flow projections included specific estimates for 5 years and a terminal growth rate thereafter. The terminal growth rate was determined based on management’s estimate of the long-term compound annual EBITDA growth rate, consistent with the assumptions that a market participant would make.

Budgeted EBITDA was estimated taking into account past experience and a revenue growth rate projected taking into account the average growth levels experienced over the past 5 years and the estimated sales volume and price growth for the next five years. It was assumed that the sales price would increase in line with forecast inflation over the next five years.

12.	Intangible assets, net

Acquisition cost:	January 1, 2018		Additions	Disposals	December 31, 2018

Brand	Ps.	253,000	-	-	253,000
Customer relationships		64,000	-	-	64,000
Software		-	17,135	-	17,135
Brands and logo rights		5,072	1,137	-	6,209

	Ps.	322,072	18,272	-	340,344

Accumulated amortization:	January 1, 2018		Depreciation expense	Eliminated on disposals	December 31, 2018

Customer relationships	Ps.	(18,133)	(6,400)	-	(24,533)
Brands and logo rights		(3,468)	(244)	-	(3,712)

	Ps.	(21,601)	(6,644)	-	(28,245)

Acquisition cost:	December 31, 2018		Additions	Disposals	December 31, 2019

Brand	Ps.	253,000	-	-	253,000
Customer relationships		64,000	-	-	64,000
Software		17,135	4,516	-	21,651
Brands and logo rights		6,209	1,399	-	7,608

	Ps.	340,344	5,915	-	346,259

Accumulated amortization:	December 31, 2018		Depreciation expense	Eliminated on disposals	December 31, 2019

Customer relationships	Ps.	(24,533)	(6,400)	-	(30,933)
Software		-	(421)	-	(421)
Brands and logo rights		(3,712)	(228)	-	(3,940)

	Ps.	(28,245)	(7,049)	-	(35,294)

As of December 31, 2019 and 2018, a carrying amount of Ps. 253,000 for the value of “Betterware” brand is presented in the combined statements of financial position. Such brand was transmitted to the Group through a merger carried out on July 28, 2017 with Strevo (a related party, under common control). Strevo obtained such brand when acquiring the majority of the Group’s shares in March 2015.

As of December 31, 2019 and 2018, a carrying amount of Ps. 33,067 and Ps. 39,467, respectively, for the value of the Group’s intangible asset comprised of relationships with customers, is presented in the combined statements of financial position. Such intangible asset was transmitted to the Group through the merger carried out on July 28, 2017 with Strevo as previously discussed. This intangible asset has a useful life of ten years and is being amortized on a straight line basis.

Additionally, as of December 31, 2019 and 2018, the intangible asset line in the combined statement of financial position includes Ps. 3,668 and Ps. 2,497, respectively, corresponding to paid rights related to registration of brands and logos before the intellectual property authorities. Such rights are valid ranging a defined period from 10 to 30 years and therefore, are amortized over such useful lives.

At each reporting date, the Group reviews the carrying amounts of its non-financial assets to determine whether there is any indication of impairment. If any such indication exists, then the asset’s recoverable amount is estimated. As of December 31, 2019 and 2018, no indications of impairment have been identified.

In relation to impairment of intangible assets with indefinite useful life (brand), the Group estimates the recoverable amount of the intangible asset which is based on fair value less costs of disposal, estimated using discounted cash flows. The fair value measurement was categorized as a Level 3 fair value based on the inputs in the valuation technique used. Key assumptions are the same as those used for estimating the recoverable amount for Goodwill. See Note 11.

13.	Leases

Right of use assets, net

The Group leases a fleet of cars for its sales staff and qualified employees with different expiration dates, being the latest expiration date in April 2023. Those leases were recorded as right of use assets as follows:

	January 1, 2019		Additions	Disposals	December 31, 2019

Cost	Ps.	36,909	-	-	36,909

	January 1, 2019		Additions	Disposals	December 31, 2019

Accumulated depreciation	Ps.	-	(13,098)	-	(13,098)

Rental expense for the year ended December 31, 2018 was Ps. 6,100.

As of December 31, 2019, the Group has commitments derived from short-term lease contracts (Note 26).

Lease liability

The lease liabilities as of December 31, 2019 amounted $24,584.

The maturity analysis of total future minimum lease payments, including non-accrued interest, is as follows:

Year	Amount
2020	Ps	15,463
2021		8,617
2022		3,310
2023		29

	Ps	27,419

Interest expense generated from the lease liability amounted to Ps. 3,765 for the year ended December 31, 2019.

14.	Accounts payable to suppliers

Trade payables and accruals principally comprise amounts outstanding for trade purchases and ongoing costs.

The average payment period is 4 months, with no interest charged. The Group has financial risk management policies in place to ensure that all payables are paid within the pre-agreed credit terms.

15.	Borrowings

	2019		2018
Line of credit with MCRF P, S.A. de C.V. SOFOM, E.N.R. of Ps. 600,000, bearing interest at a fixed rate of 13.10%. This line of credit is payable on a quarterly basis starting May 15, 2019 through May 15, 2023. BLSM Latino América Servicios, S.A. de C.V., is a guarantor in this loan.	Ps.	516,597	592,252

Secured line of credit with Banamex, for up to Ps. 400,000, bearing interest at the TIIE rate plus 317 basis point. Withdrawals from this line of credit can be made during a 10-month period starting December 15, 2018, and are payable on a quarterly basis from December 17, 2019 up to December 18, 2025.		135,209	50,000

Unsecured line of credit with Banamex, for up to Ps. 80,000, bearing interest at the TIIE rate plus 275 basis points (renewable on a yearly basis).		15,000	-

Unsecured line of credit with Banamex, for up to US$ 1,800, bearing interest at LIBOR rate plus 300 basis point. Maturity was on March 31, 2018.		-	-

Interest payable		10,907	11,227

Total debt		677,713	653,479

Less: Current portion		148,070	90,691

Long-term debt	Ps.	529,643	562,788

As of December 31, 2019, the fair value of borrowings amounted Ps. 679,188. As of December 31, 2018, the fair value of borrowings is considered to be similar to the book value (at amortized cost) determined by using the effective interest method.

Interest expense in connection with debt presented above is included in the interest expense line in the combined statement of profit or loss and other comprehensive income.

Reconciliation of movements of liabilities to cash flows arising from financing activities

The table below details changes in the Group’s liabilities arising from financing activities, including both cash and non-cash changes. Liabilities arising from financing activities are those for which cash flows were, or future cash flows will be, classified in the Group’s combined statement of cash flows as cash flows from financing activities.

	Long-term debt		Interest payable	Derivative financial instruments, net

Balances as of January 1, 2018 (1)	Ps.	607,250	10,043	-

Changes that represent cash flows -
Loans obtained		50,667	-	-
Restricted cash		(2,001)	-	-
Payments		(36,829)	(85,159)	-
Commissions and debt issuance cost		(667)	-	-

Changes that do not represent cash flows -
Interest expense		-	86,343	-
Valuation effects of derivative financial instruments		-	-	16,629
Amortization of commissions and debt issuance cost		1,744	-	-

Balances as of December 31, 2018 (1)	Ps.	620,164	11,227	16,629

Changes that represent cash flows -
Loans obtained		104,500	-	-
Restricted cash		22,940	-	-
Payments		(82,996)	(76,465)	-
Commissions and debt issuance cost		-		-

Changes that do not represent cash flows -
Interest expense		-	85,429	-
Borrowing costs capitalized on PP&E		-	(9,284)
Valuation effects of derivative financial instruments		-	-	15,680
Amortization of commissions and debt issuance cost		2,198	-	-

Balances as of December 31, 2019	Ps.	666,806	10,907	32,309

(1)	Balances in column “Long-term debt”, are presented net of restricted cash balances as of December 31, 2018. See Note 5 for details about restricted cash.

The Group’s long-term debt maturities as of December 31, 2019, are as follows:

Year	Amount

2021	Ps.	185,447
2022		169,312
2023		245,343
2024		23,611
2025		54,000
	Ps.	677,713

The loans with financial institutions referred to above contain restrictive covenants, which require the Group (i) to continue to perform the same type of activities and businesses, maintaining their legal existence, (ii) complying with all applicable laws, (ii) having its combined financial statements audited by internationally recognized auditors authorized by the financial institution, (iii) paying all applicable taxes, (iv) obtaining all licenses and permits required by government to operate, (v) keeping assets and businesses insured against loss or damage, (vi) not to obtain additional loans exceeding Ps. 100,000 or 60% of earnings before interest, taxes, depreciation and amortization (EBITDA) of the immediately preceding year, (vii) not to incur liens on the Group’s assets, (viii) not to give or sell any rights of financial documents and (ix) not to pay dividends in an amount greater than Ps. 200,000; except in 2019 when it was permitted to pay up to Ps. 350,000. It is important to mention that additional debt may be obtained, or dividends may be paid in amounts greater than those stipulated in the contract if prior consent from such financial institution is obtained.

The line of credit agreement with MCRF P, S.A. de C.V. SOFOM, E.N.R. contains the following financial covenants:

a)	To maintain a leverage ratio equal to or lower than 3.0 during 2018; and 2.5 from January 1, 2019, until the contract expiration date.

b)	To maintain a coverage interest ratio equal to or greater than 2.5 during all term of the contract.

c)	Not to maintain the equity book value lower than Ps. 100,000.

d)	To maintain a minimum cash and cash equivalents balance of Ps. 40,000

The line of credit agreement with Banamex contains the following financial covenants:

a)	To maintain a short-term debt coverage ratio not lower than 1.5.

b)	To maintain a total debt coverage ratio not greater than 3.0.

c)	To maintain a leverage ratio not greater than 7.0.

d)	To maintain a minimum cash and cash equivalents balance of Ps. 40,000

The Group was in compliance with all covenants as of December, 31, 2019 and 2018. The Group obtained permission from Banamex prior to December 31, 2019 to consummate the merger disclosed in Notes 1 and 28c.

16.	Income taxes

The Group is subject to income taxes (“ISR”) in Mexico. Under the ISR Law, the rate for 2019, 2018 and 2017 was 30% and will continue as such in future periods.

Income tax recognized in profit or loss for the years ended December 31 was comprised of the following:

	2019		2018	2017

Current tax	Ps.	229,900	158,545	92,209
Deferred tax (benefit) expense		2,792	(8,366)	4,742

	Ps.	232,692	150,179	96,951

Income tax expense recognized at the effective ISR rate differs from income tax expense at the statutory tax rate. Reconciliation of income tax expense recognized from statutory to effective ISR rate is as follows:

	2019		2018	2017

Profit before income tax	Ps.	704,834	449,447	304,625
Tax rate		30%	30%	30%
Income tax expense calculated at 30% statutory tax rate		211,450	134,834	91,388

Inflation effects, net		6,278	6,408	4,832
Non-deductible expenses		3,202	3,217	2,340
Other items, net		11,762	5,720	(1,609)

	Ps.	232,692	150,179	96,951

Realization of deferred tax assets depends on the future generation of taxable income during the period in which the temporary differences will be deductible. Management considers the reversal of deferred tax liabilities and projections of future taxable income to make its assessment on the realization of deferred tax assets. Based on the results obtained in previous years and in future profit and tax projections, management has concluded that it is probable the deferred tax assets will be realized.

As of December 31, 2019 and 2018, the Group had no tax loss carryforwards.

Composition of deferred tax asset (liabilities) as well as the reconciliation of changes in deferred taxes balances as of December 31, 2019 and 2018 is presented below:

Temporary differences	January 1, 2018		Recognized in profit or loss	Recognized in OCI	Equity	December 31, 2018

Deferred tax assets:
Expected credit loss	Ps.	2,499	303	-	-	2,802
Accruals and provisions		19,865	6,838	(71)	-	26,632
Derivative financial instruments		-	4,989	-	-	4,989
Property, plant and equipment		2,857	(2,783)	-	-	74

Deferred tax liabilities:
Intangible assets		(89,660)	1,920	-	-	(87,740)
Inventories		(4,189)	(2,003)	-	-	(6,192)
Other assets and prepaid expenses		(10,294)	(898)	-	-	(11,192)

Net deferred tax liability	Ps.	(78,922)	8,366	(71)	-	(70,627)

Temporary differences	December 31, 2018		Recognized in profit or loss	Recognized in OCI	Equity	December 31, 2019

Deferred tax assets:					-
Expected credit loss	Ps.	2,802	2,415	-	-	5,217
Accruals and provisions		26,632	(668)	(26)	-	25,938
Derivative financial instruments		4,989	(4,989)	-	-	-
Property, plant and equipment		74	4,505	-	-	4,579
					-
Deferred tax liabilities:					-
Intangible assets		(87,740)	1,920	-	-	(85,820)
Inventories		(6,192)	(3,161)	-	-	(9,353)
Derivative financial instruments			(89)	-		(89)
Other assets and prepaid expenses		(11,192)	(2,699)	-	-	(13,891)

Net deferred tax liability	Ps.	(70,627)	(2,766)	(26)	-	(73,419)

17.	Provisions

	Commissions, promotions and other		Bonuses and other employee benefits	Professional services fees	Total

As of January 1, 2018	Ps.	41,324	1,158	-	42,482

Increases		247,282	56,854	30,704	334,840
Payments		(252,801)	(56,054)	(29,481)	(338,336)

As of December 31, 2018	Ps.	35,805	1,958	1,223	38,986

Increases		345,148	90,843	2,026	438,017
Payments		(348,174)	(79,445)	(2,695)	(430,314)

As of December 31, 2019	Ps.	32,779	13,356	554	46,689

Commissions, promotions and other

Commissions, promotions and other includes commissions payable to the sales force for the last week of the year, which are settled in the first week of the following year. Additionally, it includes the provision of reward points obtained by distributors and associates for the sale of products and for increasing the network of registered distributors and associates.

Bonuses and other employee benefits

Bonuses and other employee benefits include annual performance bonuses as well as vacation provisions, vacation premium, savings fund, among others.

Professional services fees

Professional services fees includes the fees for services such as external audit, legal, internal audit, among others.

18.	Derivative financial instruments

In connection with the secured line of credit contracted with Banamex as described in Note 15, and to mitigate the risks of future increases in interest rates, the Group entered into a derivative contract with Banamex, consisting in an interest rate swap. By using this interest rate swap, the Group sets interest rates from variable rates to fixed rates.

Additionally, in order to reduce the risks related to fluctuations in the exchange rate of US dollar, the Group uses derivative financial instruments such as forwards to adjust foreign currency exposures resulting from inventory purchases in US dollars.

An analysis of the derivative financial instruments contracted by the Group as of December 31, 2019 and 2018, is as follows:

December 31, 2019

Instrument	Notional amount in thousands		Fair Value		Contract date	Maturity date	Rate received	Rate paid
Liabilities:
Interest rate swap	Ps.	50,000	Ps.	19,614	11/15/2018	12/15/2023	TIIE 28 days (1)	8.33%

					Average Strike Ps./US$	Maturity date

Forwards US Dollar-Mexican Peso	US$	47,690	Ps.	12,695	19.61	Weekly, through October 2020
Total Liabilities			Ps.	32,309

Non-current liability			Ps.	16,754

Total current liability			Ps.	15,555

(1) As of December 31, 2019, the 28-day TIIE rate was 7.55%.

December 31, 2018

Instrument	Notional amount in thousands		Fair Value		Contract date	Maturity date	Rate received	Rate paid
Liabilities:
Interest rate swap	Ps.	50,000	Ps.	8,364	15/11/2018	15/12/2023	TIIE 28 days (1)	8.33%

					Average Strike Ps./US$	Maturity date

Forwards US Dollar-Mexican Peso	US$	24,414	Ps.	8,265	20.06	Weekly, through June 2019
Total Liabilities			Ps.	16,629

Non-current liability			Ps.	8,120

Total current liability			Ps.	8,509

(1) As of December 31, 2018, the 28-day TIIE rate was 8.5956%.

The impacts to profit and loss of the derivative financial instruments for the years ended December 31, 2019 and 2018 amounted to a loss of Ps. (15,680) and Ps. (16,629), respectively, which is included in the combined statements of comprehensive income in the line item of “Valuation of derivatives, interest cost and other financial items, net”.

The maturities of the notional amount of the derivatives are as follows:

Instrument	Notional amount in thousands of	2020	2021	2022	2023	2024 and thereafter

Liabilities:
Interest rate swap	Ps.	1,458	5,833	5,833	5,833	31,043
Forwards US Dollar-Mexican Peso	US$	12,695		-	-	-

The Group does not apply hedge accounting and it recognizes the changes in fair value of financial derivative instruments in profit or loss.

19.	Employee benefits

Post-employment benefits –

The Group recognizes the liability and corresponding impacts to profit and loss as well as comprehensive income regarding to the seniority premiums to be paid to its employees. This benefit is determined considering the years of service and the compensation from the employees.

The components of the defined benefit liability for the years ended at December 31, 2019, 2018 and 2017, are as follows:

a)	Movement in net defined liability –

The following table shows a reconciliation from the opening balances to the closing balances for the net defined benefit liability and its components:

	2019		2018

Balance at January 1	Ps.	1,355	1,283

Included in profit or loss:
Current service cost		424	441
Interest cost		123	92

Net cost of the period		547	533

Included in OCI:
Actuarial loss (gain)		(102)	(165)
Income tax effect		(26)	(71)

Other:
Benefits paid		(196)	(225)

Balance as of December 31	Ps.	1,630	1,355

b)	Actuarial assumptions –

The following were the principal actuarial assumptions at the reporting date (expressed as weighted averages):

	2019	2018	2017

Financial:
Future salary growth	6.6%	4.8%	4.5%
Discount rate	7.1%	9.2%	7.4%

Demographic:
Number of employees	654	684	622
Age average	35 years	35 years	36 years
Longevity average	3 years	2 years	2 years

c)	Sensitivity analysis –

Reasonably possible changes at the reporting date to one of the relevant actuarial assumptions, holding other assumptions constant, would have affected the defined benefit obligation considering a change of ±0.50% in the discount rate.

	Effects at December 31, 2019		Effects at December 31, 2018

Increase / decrease in the discount rate
+ 0.50%	Ps.	(127)	(93)
- 0.50%		115	103

20.	Financial instruments

Below is the categorization of the financial instruments, excluding cash and cash equivalents, held by the Group as of December 31, 2019 and 2018, as well as the indication of fair value hierarchy level, when applicable:

Accounting classification and fair values

As of December 31, 2019	Receivables, Payables, and Loans		Fair value through profit or loss	Fair value hierarchy level

Financial assets -
Trade receivables	Ps.	266,938	-
Other receivables		5,867	-

Total		272,805	-

Financial liabilities -
Debt		677,713	-
Accounts payable		529,348	-
Derivative financial instruments		32,309	32,309	2

Total		1,239,370	32,309

As of December 31, 2018	Receivables, Payables, and Loans		Fair value through profit or loss	Fair value hierarchy level

Financial assets -
Trade receivables	Ps.	198,776	-
Other receivables		536	-

Total		199,312	-

Financial liabilities -
Debt		653,479	-
Accounts payable		445,241	-
Derivative financial instruments		16,629	16,629	2

Total		1,115,349	16,629

Measurements of fair values

Fair value hierarchy levels 1 to 3 are based on the degree to which the fair value is observable:

●	Level 1 fair value measurements are those derived from quoted prices (unadjusted) in active markets for identical assets or liabilities;

●	Level 2 fair value measurements are those derived from inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices); and

●	Level 3 fair value measurements are those derived from valuation techniques that include inputs for the asset or liability that are not based on observable market data (unobservable inputs).

As previously disclosed, some of the Group’s financial liabilities are measured at fair value at the end of each reporting period. The following table gives information about how the fair values of these financial liabilities are determined (in particular, the valuation technique(s) and inputs used).

Financial assets/ financial liabilities	Valuation technique(s) and key input(s)	Significant unobservable input(s)	Relationship and sensitivity of unobservable inputs to fair value
Foreign currency forward contracts and interest rate swaps (Note 18)	Discounted cash flows.
	Future cash flows are estimated based on forward exchange rates (from observable forward exchange rates at the end of the reporting period) and contract forward rates, discounted at a rate that reflects the credit risk of various counterparties.	N/A	N/A

There were no transfers between Level 1 and 2 during the current or prior year.

Fair value of debt that is not measured at fair value (but fair value disclosures are required)

The fair value of debt, which is subsequently measured at amortized cost using the effective interest method, amounted Ps. 679,188 and was classified as Level 2. Fair value was calculated using the discounted cash flow method and the Mexican risk-free rate (TIIE), adjusted by credit risk, was used for discounting future cash flows.

Financial risk management

The Group’s Treasury function provides services to the business, coordinates access to domestic and international financial markets, monitors and manages the financial risks relating to the operations of the Group through internal risk reports which analyses exposures by degree and magnitude of risks. These risks include market risk (including currency risk, interest rate risk, and price risk), credit risk, liquidity risk.

The Group seeks to minimize the effects of these risks by using derivative financial instruments to hedge these risk exposures. The use of financial derivatives is governed by the Group’s policies approved by the board of directors, which provide written principles on foreign exchange risk, interest rate risk, credit risk, the use of financial derivatives and non-derivative financial instruments, and the investment of excess liquidity. Compliance with policies and exposure limits is reviewed by the internal auditors on a continuous basis. The Group does not enter into or trade financial instruments, including derivative financial instruments, for speculative purposes.

Market risk

The Group’s activities expose it primarily to the financial risks of changes in exchange rates and interest rates (see below). The Group enters into a variety of derivative financial instruments to manage its exposure to interest rate and foreign currency risk, including:

●	In order to reduce the risks related to fluctuations in the exchange rate of foreign currency, the Group uses derivative financial instruments such as forwards to adjust exposures resulting from foreign exchange currency.

●	Additionally, the Group occasionally uses interest rate swaps to adjust its exposure to the variability of the interest rates or to reduce their financing costs. The Group’s practices vary from time to time depending on judgments about the level of risk, expectations of change in the movements of interest rates and the costs of using derivatives.

See Note 18 for disclosure of the derivatives derivative financial instruments entered into as of and for the year ended December 31, 2019 and 2018.

Exchange risk management

The Group undertakes transactions denominated in foreign currencies, mainly U.S. dollars; consequently, exposures to exchange rate fluctuations arise. Exchange rate exposures are managed within approved policy parameters utilizing forward foreign exchange contracts.

The carrying amounts of the Group’s U.S. dollars denominated financial assets and financial liabilities at the reporting date are as follows:

	2019		2018

Assets	US$	1,331	1,294
Liabilities		(16,095)	(12,075)

Net position	US$	(14,764)	(10,781)
Closing exchange rate of the year		18.8452	19.6566

Exchange rate sensitivity analysis

The Group is mainly exposed to variations in the Mexican Peso / the U.S. Dollar exchange rate. For sensitivity analysis purposes, the Group has determined a 10 percent increase and decrease in Ps. currency units against the U.S. dollar (“relevant currency”). 10 percent is the sensitivity rate used when reporting foreign currency risk internally to key management personnel and represents management’s assessment of the reasonably possible change in foreign exchange rates. The sensitivity analysis includes only outstanding foreign currency denominated financial assets/liabilities and adjusts their translation at the year-end for a 10 percent change in foreign currency rates. A positive number below indicates an increase in profit where currency units strengthen 10 percent against the relevant currency. For a 10 percent weakening of currency units against the relevant currency, there would be a comparable impact on the profit, and the balances below would be negative.

2019

Profit	Ps.	27,823

Foreign exchange forward contracts

It is the policy of the Group to enter into foreign exchange forward contracts to manage the foreign currency risk associated with anticipated purchase transactions up to 6 months. Basis adjustments are made to the initial carrying amounts of inventories when the anticipated purchases take place.

See Note 18 with details on foreign currency forward contracts outstanding at the end of the reporting period. Foreign currency forward contract liabilities are presented in the line ‘Derivative financial instruments’ within the combined statement of financial position.

The Group has entered into contracts to purchase raw materials from suppliers in China, with such purchases denominated in U.S. dollars. The Group has entered into foreign exchange forward contracts to hedge the exchange rate risk arising from these anticipated future purchases.

Interest rate risk management

The Group is exposed to interest rate risk because the Group borrows funds at variable interest rates. The risk is managed by the Group by maintaining an appropriate balance between fixed and variable rate borrowings, and by the use of interest rate swap contracts. Hedging activities are evaluated regularly to align with interest rate views and defined risk appetite; ensuring the most cost-effective hedging strategies are applied.

The Group’s exposures to interest rates on financial assets and financial liabilities are detailed in the liquidity risk management section of this note.

Interest rate sensitivity analysis

The sensitivity analyses below have been determined based on the exposure to interest rates at the reporting date. For floating rate liabilities, the analysis is prepared assuming the amount of the liability outstanding at the reporting date was outstanding during the year. A one per cent increase or decrease is used when reporting interest rate risk internally to key management personnel and represents management’s assessment of the reasonably possible change in interest rates.

If interest rates had been one per cent higher/lower and all other variables were held constant, the Group’s profit for the year ended December 31, 2019 would decrease/increase by Ps. 1,352. This is attributable to the Group’s exposure to interest rates on its variable rate borrowing as described in Note 15.

Interest rate swap contracts

Under interest rate swap contracts, the Group agrees to exchange the difference between fixed and variable rate interest amounts calculated on agreed notional principal amounts. Such contracts enable the Group to mitigate the risk of changing interest rates on the cash flow exposures on the issued variable rate debt held. The fair value of interest rate swaps at the reporting date is determined by discounting the future cash flows using the curves at the reporting date and the credit risk inherent in the contract, and is disclosed in Note 18. The average interest rate is based on the outstanding balances at the end of the financial year.

Credit risk management

The Group’s exposure to credit risk is not significant as no customer represents more than 10% of combined sales and receivables. The concentration of credit risk is limited due to the fact that the customer base is large and unrelated, spread across diverse geographical areas. Credit policy has been implemented for each customer establishing purchase limits. Customers who do not satisfy the credit references set out by the Group, can only carry out transactions with the Group through prepayment.

See Note 6 for further details on Trade Receivables and allowance for doubtful accounts.

Collateral held as security and other credit enhancements

The Group does not hold any collateral or other credit enhancements to cover its credit risks associated with its financial assets.

Overview of the Group’s exposure to credit risk

Credit risk refers to the risk that a counterparty will default on its contractual obligations resulting in a financial loss to the Group. As of 31 December 2019, the Group’s maximum exposure to credit risk without taking into account any collateral held or other credit enhancements, which will cause a financial loss to the Group due to failure to discharge an obligation by the counterparties and financial guarantees provided by the Group, arises from the carrying amount of the respective recognized financial assets as stated in the combined statement of financial position.

For trade receivables, the Group has applied the simplified approach in IFRS 9 to measure the loss allowance at lifetime ECL. The Group determines the expected credit losses on these items by using a provision matrix, estimated based on historical credit loss experience based on the past due status of the debtors, adjusted as appropriate to reflect current conditions and estimates of future economic conditions. Accordingly, the credit risk profile of these assets is presented based on their past due status in terms of the provision matrix. Note 6, includes further details on the loss allowance for these assets respectively.

Liquidity risk management

The ultimate responsibility for liquidity risk management rests with the board of directors, which has established an appropriate liquidity risk management framework for management of the Group’s short, medium and long-term funding and liquidity management requirements. The Group manages liquidity risk by maintaining adequate reserves, banking facilities, and reserve borrowing facilities, by continuously monitoring the forecast and actual cash flows, and by matching the maturity profiles of financial assets and liabilities. Details of additional undrawn facilities that the Group has at its disposal to further reduce liquidity risk are set out below.

Liquidity maturity analysis

The Group manages its liquidity risk by maintaining adequate reserves of cash and bank credit lines available and consistently monitoring its projected and actual cash flows. The maturity analysis of lease liabilities is presented in Note 13 and long-term debt maturities are presented in Note 15.

The Group has access to financing facilities as described below, of which Ps. 260,500 were unused at the reporting date. The Group expects to meet its other obligations from operating cash flows and proceeds of maturing financial assets.

Bank credit lines	December 31, 2019		December 31, 2018

Amount used	Ps.	656,459	650,000
Amount not used		260,500	350,000

Total credit lines	Ps.	916,959	1,000,000

The following tables detail the Group’s remaining contractual maturity for its financial liabilities with agreed repayment periods. The tables have been drawn up based on the undiscounted cash flows of financial liabilities based on the earliest date on which the Group can be required to pay. The table includes both interest and principal cash flows.

As of December 31, 2019	Less than 1 year		Over 1 year and less than 5 years	Over 5 years	Total

Accounts payable to suppliers	Ps.	529,348	-	-	529,348
Derivative financial instruments		15,555	16,754	-	32,309
Long-term debt		137,163	484,903	49,393	671,459

	Ps.	682,066	501,657	49,393	1,233,116

As of December 31, 2018	Less than 1 year		Over 1 year and less than 5 years	Over 5 years	Total

Accounts payable to suppliers	Ps.	445,241	-	-	445,241
Derivative financial instruments		8,509	8,120	-	16,629
Long-term debt		78,750	536,073	25,208	640,031

	Ps.	532,500	544,193	25,208	1,101,901

Capital risk management

The Group manages its capital to ensure it will be able to continue as a going concern, while it maximizes returns for its shareholders through the optimization of its capital structure. The Group’s management reviews the capital structure when presenting its financial projections to the Board of Directors and stockholders as part of the annual business plan. When performing its review, the Board of Directors considers the cost of equity and its associated risks.

The capital structure of the Group consists of net debt (borrowings disclosed in Note 15 after deducting cash and bank balances) and net parent investment of the Group (comprising issued capital, other comprehensive income and retained earnings).

21.	Net parent investment

Net parent investment as of December 31, 2019 and 2018 is integrated as follows:

Net parent investment	2019		2018

Capital stock	Ps.	55,985	55,985
Retained earnings		218,376	24,234
Other comprehensive income		121	45

	Ps.	274,482	80,264

Net parent investment as of December 31, by number of shares, is integrated as follows:

	Betterware de México, S.A.P.I. de C.V. (formerly Betterware de México, S.A. de C.V.)			BLSM Latino América Servicios, S.A. de C.V.
	2019	2018	2017	2019	2018	2017

Fixed capital	5,000	5,000	5,000	5,000	5,000	5,000
Variable capital	5,032,939	5,032,939	4,786,193	3,654,378	3,654,378	3,475,150

	5,037,939	5,037,939	4,791,193	3,659,378	3,659,378	3,480,150

Common stock is represented by common shares, with a par value of Ps. 10 in regard to fixed capital and without par value in case of variable capital, fully subscribed and paid. Variable capital is unlimited.

On February 13, 2018, the Ordinary General Shareholders’ Meeting of Betterware de México agreed to reduce the capital stock by Ps. 97,921. On December 5, 2018, as part of the unanimous resolutions adopted outside the Shareholders’ Meeting, it was agreed to increase capital stock by Ps. 20.

On July 28, 2017, at an Extraordinary General Shareholders’ Meeting it was agreed to merge Betterware de México as the surviving entity with Betterware Controladora, S.A. de C.V. (“BWC”) and Strevo Holding, S.A. de C.V. (“SH”, controlling company of BWC and in turn, subsidiary of Campalier, S.A. de C.V.), as merged companies. The transaction was carried out as of July 28, 2017, so as of that date, the merged entities ceased to exist. Upon the merger becoming effective, all of the assets, liabilities, rights, and obligations of the merged companies were incorporated into the merging company, without reservations or limitations. As a result of the transaction, which was accounted for as a pooling of interest between entities under common control, the capital stock of Betterware increased by Ps. 87,317, retained earnings decreased by Ps. 174,801 and net stockholders’ equity decreased by Ps. 87,484.

On December 4, 2017, the Ordinary General Shareholders’ Meeting of BLSM agreed to increase capital stock by Ps. 15. On December 5, 2018, as part of the unanimous resolutions adopted outside the Shareholders’ Meeting, it was agreed to increase capital stock by Ps. 20.

Retained earnings

On May 29, 2019, the Ordinary General Shareholders’ Meeting approved dividends payment from retained earnings for an amount of Ps. 128,000 which were paid in cash. Part of this amount (Ps. 78,151) was paid to Campalier based on its equity interest.

On October 8, 2019, the Ordinary General Shareholders’ Meeting approved dividends payment from retained earnings for an amount of Ps. 150,000 which were paid in cash. Part of this amount (Ps. 91,583) was paid to Campalier based on its equity interest.

On February 13, 2018, the Ordinary General Shareholders’ Meeting approved dividends payment from retained earnings for an amount of Ps. 79,080, which were paid in cash. Part of this amount (Ps. 46,696) was paid to Campalier based on its equity interest.

On November 28, 2018, the Ordinary General Shareholders’ Meeting approved payment of dividends from profits generated in the year, for an amount of Ps. 111,000, which were paid in cash. Part of this amount (Ps. 65,545) was paid to Campalier based on its equity interest.

On December 4, 2018, the Ordinary General Shareholders’ Meeting approved payment of dividends from profits generated in the year, in the amount of Ps. 110,000. From this amount, Ps. 45,045 was paid in cash; while the remaining for Ps. 64,955 was paid on March 31, 2019, hence it is included as a liability in the combined statement of financial position.

Legal reserve

Retained earnings include the statutory legal reserve. The Mexican General Corporate Law requires that at least 5% of net income of the year be transferred to the legal reserve until the reserve equals 20% of common stock at par value (historical pesos). The legal reserve may be capitalized but may not be distributed unless the Group is dissolved. The legal reserve must be replenished if it is reduced for any reason. As of December 31, 2019 and 2018, the legal reserve, in historical pesos, was Ps. 10,370 and Ps. 8,571, respectively, and it is included in retained earnings.

22.	Earnings per share

The amount of basic earnings per share is calculated by dividing the net income for the year attributable to shareholders of the Group’s ordinary shares by the weighted average of the ordinary shares outstanding during the year.

The amount of diluted earnings per share is calculated by dividing the net profit attributable to shareholders of the parent’s ordinary shares (after adjusting it due to interest on convertible preferred shares) by the weighted average of ordinary shares outstanding during the year plus the weighted average of common shares that would have been issued at the time of converting all diluted potential ordinary shares into ordinary shares. As of December 31, 2019, 2018 and 2017, the Group has no potentially dilutive shares.

As a result of the transaction between Betterware and DD3 and the subscription and payment of 2,040,000 Betterware’s shares in Nasdaq, which closed on March 13, 2020 (see Notes 1 and 28c), all Betterware shares issued and outstanding immediately prior to the closing date were canceled and new shares were issued. As of the closing date, BLSM is now a wholly-owned subsidiary of Betterware, who will begin to prepare consolidated financial statements as of such date. Betterware’s original shareholders maintained an ownership of 87.7% of the total outstanding shares, DD3’s shareholders obtained a 6.4% ownership interest and investors under the Nasdaq listing a 5.9% ownership interest. After the closing date, Betterware has 34,451,020 shares issued and outstanding.

IFRS requires that the calculation of basic and diluted earnings per share (“EPS”) for all periods presented be adjusted retrospectively when the number of ordinary or potential ordinary shares outstanding increases as a result of a capitalization, bonus issue, or share split, or decreases as a result of a reverse share split. If such changes occur after the statement of financial position date but before the financial statements are authorized for issue, the EPS calculations for those and any prior period financial statements presented are based on the new number of shares.

As a result of the cancellation and issuance of new shares on March 13, 2020, the EPS in the combined financial statements has been adjusted for all periods presented to reflect the amount of shares attributable to the Betterware original shareholders resulting from the transaction described above as follows: 87.7% of the total outstanding shares of 34,451,020, which is equal to 30,199,945 shares without giving effect to the DD3 shareholders’ capital contribution and the proceeds from the Nasdaq listing. The effects of the DD3 transaction, including the related share issuance that resulted in DD3’s shareholders obtaining a 6.4% ownership interest and the net capital contribution of US$7,519 (Ps. 181,734), and the effects of the Nasdaq listing, have not been included in the calculation of EPS for the periods presented as they are considered to be non-adjusting subsequent events that will be reflected in Betterware’s 2020 consolidated financial statements.

The following table shows the income and share data used in the calculation of basic earnings per share for the years ended December 31, 2019, 2018 and 2017:

	2019		2018	2017
Net income (in thousands of pesos)
Attributable to shareholders	Ps.	472,218	299,267	207,674

Shares (in thousands of shares)
Weighted average of outstanding shares		30,200	30,200	30,200
Basic and diluted earnings per share (pesos per share)		15.63	9.91	6.88

23.	Related parties balances and transactions

Balances and transactions between Betterware and BLSM, which are related parties, have been eliminated on combination and are not disclosed in this note. Details of transactions between the Group and other related parties are disclosed below.

Key management personnel compensation comprised short-term employee benefits by Ps. 34,540 and Ps. 34,500 as of December 31, 2019 and 2018, respectively. Compensation of the Group’s key management personnel includes salaries and non-cash benefits. No long-term employee benefits were paid to key management personnel during 2019 and 2018. Additionally, the Group does not have any share-based payment scheme for employees.

Transactions

During 2017, the Group entered into the following transactions with related parties that are not members of the Group:

	2017
Interest income
Strevo Holding, S.A. de C.V.(i)	Ps.	18,650
Betterware Controladora, S.A. de C.V.(i)		316

Total		18,966

(i) Merged with the Group on July 28, 2017

The following balances were outstanding as of December 31, 2019 and 2018:

		2019	2018
Trade accounts receivable from related parties
Fundación Betterware., A.C.	Ps.	610	-

	Ps.	610	-

24.	Revenue and operating expenses

Revenue –

Revenue recognized during 2019, 2018 and 2017 is generated in Mexico. A disaggregation per home product is as follows:

	2019		2018	2017

Kitchen and food preservation	Ps.	1,229,148	820,995	484,044
Home solutions		529,551	360,595	223,383
Bathroom		441,093	376,262	250,741
Laundry & Cleaning		318,782	308,359	186,708
Tech & mobility		290,366	196,439	105,957
Bedroom		275,722	254,066	198,872

	Ps.	3,084,662	2,316,716	1,449,705

Contract balances

As of December 31, 2019 and 2018, the Group did not identify significant costs to obtain/fulfill a contract that are required to be capitalized as an asset. Consequently, the Group did not perform any analysis in order to identify possible impairment losses. See Note 6 about the expected credit loss model applicable to all financial assets measured at amortized cost.

Operating expenses –

Operating expenses by nature, for the years ended December 31, 2019, 2018 and 2017 are as follows:

	2019		2018	2017

Cost of personnel services and other employee benefits	Ps.	423,956	332,878	227,597
Sales catalog		128,687	92,931	66,562
Distribution costs		121,155	102,397	63,283
Packing materials		58,361	46,976	27,258
Depreciation and amortization		38,394	25,960	24,209
Events, marketing and advertising		37,848	35,253	21,513
Promotions for the sales force		26,311	24,492	2,417
Impairment loss on trade accounts receivables		22,512	18,699	16,243
Travel expenses		18,835	17,254	14,974
Rent expense, operating leases		17,663	20,269	11,794
Bank fees		15,436	30,934	24,174
Commissions and professional fees		13,577	8,335	8,444
Other		68,853	50,122	52,270

	Ps.	991,588	806,500	560,738

25.	Segment information

Information reported to the Chief Operating Decision Maker (“CODM”), for the purposes of resource allocation and assessment of business performance, focuses on the Group as a whole and with main strategies on a company-wide basis. As discussed in Note 1, the Group is focused on the home organization segment whose product portfolio includes home organization, kitchen preparation, food containers, and practical furniture, among other categories (see Note 24). The Group’s products are offered through 9 catalogs in Mexico over the year. As such, no reporting on segment information is deemed necessary to assess the Group performance given its business model and current operations.

In addition to the above, the Group obtains all its revenue from the Mexican market, therefore no geographic information is disclosed. Also, the Group considers that there are no major customers, and therefore, no concentration risks exist given the nature of the business and the sale of its products through a significant number of distributors.

26.	Commitments

Lease arrangements

The Group leases warehouses and an administrative office space that expire on December 31, 2020. Leases will not be renewed because the Group will move to the new distribution center when its construction is finalized (see Note 1). Rental expense for the years ended December 31, 2019, 2018 and 2017 was Ps. 11,605, Ps. 14,169 and Ps. 11,794, respectively.

Borrowings

The secured line of credit with Banamex, for up to Ps. 400,000 (Note 15) has a lien for the land acquired to build the Group’s new corporate headquarters and distribution center (Note 10).

27.	Contingencies

The Group is a party to various legal actions in the normal course of its business. The Group is not involved in or threatened by proceedings for which the Group believes it is not adequately insured or indemnified or which, if determined adversely, would have a material adverse effect on its combined financial position, results of operations and cash flows.

Additional taxes payable could arise in transactions with related parties if the tax authority, during a review, believes that prices and amounts used by the Group are not similar to those used with or between independent parties in comparable transactions.

In accordance with the current tax legislation, the authorities have the power to review up to five fiscal years prior to the last income tax return filed.

On August 12, 2014, the International Inspection Administration “4” (“AFI” for its acronym in Spanish), under the Central Administration of International Control, in relation to the General Administration of Large Taxpayers of the Tax Administration Service (“SAT” for its acronym in Spanish), requested information regarding the Group’s 2010 income tax filing, which was provided at that time. On February 20, 2017, the final agreement was signed with the Taxpayer Advocacy Office (“PRODECON”) regarding the SAT’s review. On March 2, 2017, the SAT notified the Group about certain issues on which an agreement was not reached. As a result, the Group filed a lawsuit for annulment before the SAT’s resolution, which is in progress as of the date of issuance of these combined financial statements. Based on the evaluation of the Group’s Management, tax liabilities are not expected to arise as a result of this matter. The maximum exposure of the contingent liability on this matter was estimated to amount Ps. 14,010.

28.	Subsequent events

a)	On January 10, 2020, the Ordinary General Shareholders’ Meeting approved a dividends payment from retained earnings for an amount of Ps. 70,000 which were paid in cash. Part of this amount (Ps. 42,739) was paid to Campalier based on its equity interest.

b)	On January 30, 2020, the Group renegotiated the interest rate of the secured line of credit with Banamex, which changed from TIIE rate plus 317 basis points to TIIE rate plus 260 basis points. In addition, withdrawals from this line of credit were extended to August 2020, and are payable on a quarterly basis from September 2020 up to December 18, 2025 (see Note 15). The assessment required by IFRS 9 to conclude whether the renegotiation qualified as an extinguishment or modification of a financial liability (see note 2g) was performed and qualified as a modification of debt.

c)	As of March 10, 2020, Betterware’s legal designation changed from Betterware, S.A. de C.V. to Betterware. S.A.P.I. de C.V. Additionally, the transaction with DD3 closed on March 13, 2020. All Betterware shares issued and outstanding immediately prior to the closing date were canceled and new shares were issued. Betterware issued shares to DD3’s shareholders and obtained cash of US$22,767 (Ps. 498,445) through the acquisition of DD3 and concurrently settled a liabilities owed by DD3 and related transaction costs on such date, for net cash proceeds of US$7,519 (Ps. 181,734) on such date. No other assets or liabilities were transferred as part of the transaction. On the same date, 2,040,000 shares of Betterware offered for subscription and payment under its initial public offering on Nasdaq were subscribed and paid for by different investors. As of the closing date, BLSM is now a wholly-owned subsidiary of Betterware. As a result of the transaction, Betterware’s original shareholders maintained an ownership of 87.7% of the total outstanding shares, DD3’s shareholders obtained a 6.4% ownership interest and investors under the Nasdaq listing a 5.9% ownership interest. After the closing date, Betterware has 34,451,020 shares issued and outstanding.

d)	On March 25, 2020, the Group withdrew Ps. 74,000 from its secured line of credit with Banamex (see Notes 15 and 28b).

e)	On March 27, 2020, the Group made a prepayment to the line of credit with MCRF P, S.A. de C.V. SOFOM, E.N.R of Ps. 258,750. In addition, on April 27, 2020, the Group paid the outstanding amount of the line of credit using corporate resources (see Note 15).

f)	On April 13, 2020, the Group withdrew Ps. 100,000 from its secured line of credit with Banamex (see Notes 15 and 28b).

g)	As a result of the outbreak of the Coronavirus (COVID-19) and its recent global expansion to a large number of countries, it has led to the viral outbreak being classified as a pandemic by the World Health Organization since March 11, 2020. Sanitary measures have been taken in Mexico to limit the spread of this virus, which include among others, social isolation and the closure of educational centers (schools and universities), commercial establishments and non-essential businesses. There is strong uncertainty about how this virus will evolve in Mexico, the time needed for precautionary and/or containment measures to take effect, and the outcome it will have on the national economy; therefore the economic impacts and consequences for the Company’s operations are uncertain and will depend to a large extent on the evolution and spread of the pandemic in the coming months, as well as the reaction and adaptation capacity of all the economic agents impacted.

The Company’s operations have not been interrupted as a result of the COVID-19 pandemic as its product lines include hygiene and cleaning solutions, which qualify as an essential activity in Mexico. The supply chain has not been affected either, as the Company maintains sufficient inventory levels to supply sales for the subsequent 13 weeks, and its foreign suppliers restarted normal activities on March 1st of 2020. Net sales in 2020 from week one to sixteen increased with respect to the same period of the previous year. The Company’s gross margin has been negatively affected by promotions aimed at gaining market share and the appreciation of the U.S. dollar compared to the Mexican peso’s impact on inventory costs as it purchases most of its products in U.S. dollars. In order to mitigate this risk, the Company enters into forward contracts to fix the exchange rate for future purchases in dollars, which has allowed it to partially reduce the exchange rate effects of the COVID-19 pandemic. In addition, management is working on plans to increase the introduce products with higher profit margins and therefore reduce the negative effects that impact its profit margin. The Company maintains sufficient liquidity to meet its contractual obligations as a result of available sources of financing, in addition its customer’s payment terms are maintained between 14 and 28 days, while its payment terms to its suppliers are 120 days.

29.	Authorization to issue the combined financial statements

On May 4, 2020, the issuance of the Group’s combined financial statements was authorized by Andrés Campos, Chief Executive Officer, and Gustavo Rodarte de la Serna, Chief Financial Officer.

* * * * * *

Betterware de México, S. A. de C. V. and Combined Entity

Notes to the Combined Financial Statements

As of December 31, 2018 and 2017, and January 1, 2017, and for the years ended December 31, 2018 and 2017

(In thousands of Mexican pesos “Ps.” and thousands of U.S. dollars “US$”, unless otherwise indicated)

1.	Nature of business and significant events

Betterware de México, S. A. de C. V. (“Betterware”) is a direct-to-consumer selling company, focused on the home organization segment which product portfolio includes home organization, kitchen preparation, food containers, among other categories (“Home Organization Products”). The Entity purchases those Home Organization Products and sells them through 9 (nine) catalogs throughout the year.

BLSM Latino América Servicios, S.A. de C.V., (“BLSM”) is a company that only provides administrative, technical and operating services to Betterware.

Betterware and BLSM (together hereinafter the “Group”) are companies incorporated in Mexico and carry out their operations in Mexico. The company’s address of its registered office and principal place of business is Luis Enrique Williams 549, Parque Industrial Belenes Norte, Zapopan, Jalisco, México, C.P. 45150.

Significant event –

On July 28, 2017, the Extraordinary General Shareholders’ Meeting agreed to merge Betterware, as a merging company, with Betterware Controladora, S.A. de C.V. and Strevo Holding, S.A. de C.V. (holding company and a related party, respectively), as merged companies. The merger was carried out based on the figures as of July 28, 2017, so as of that date, the merged entities ceased to exist. In accordance with the General Law of Commercial Companies, when the merger took effect, all of the assets, liabilities, rights, obligations, and liabilities of the merged companies were incorporated into the merging company, without reservations or limitations. As a result of this, the Entity’s assets decreased by Ps. 16,513, liabilities increased by Ps. 60,144 and stockholders’ equity decreased by Ps. 76,657. See Note 20. The afore-mentioned transaction was recognized by Betterware at the book value of the assets, liabilities and stockholders’ equity of the merged entities at the date of the merger considering that before and after such transaction were and continued to be under common control.

As a result of the aforementioned merger, as of July 28, 2017, the Betterware became a subsidiary of Campalier, S.A. de C.V., the ultimate holding company.

2.	Significant accounting policies

a.	Basis of preparation

The combined financial statements include the financial statements of Betterware and BLSM. The Group prepares combined financial statements for the above-referred companies because it provides more meaningful information to the reader as both entities are complementary to the same operation, they are under common control and operate under common management. These combined financial statements have been prepared for purposes of including them in a filing with the U.S. Securities and Exchange Commission, where, it is contemplated that once the transaction in question takes place BLSM will become in a subsidiary of Betterware.

Transactions among the combined companies and the balances and unrealized gains or losses arising from intra-group transactions have been eliminated in the preparation of the combined financial statements.

b.	Statement of compliance

The combined financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board.

These are the Group´s first combined financial statements prepared in accordance with IFRS and IFRS 1 First-time Adoption of International Financial Reporting Standards has been applied.

An explanation of how the transition to IFRSs has affected the reported financial position, financial performance and cash flows of the Group is provided in Note 28.

On June 10, 2019, the issuance of the accompanying combined financial statements was authorized by Lic. Luis Germán Campos Orozco, President of the Group; consequently, they do not reflect events occurred after that date. These combined financial statements are subject to the approval of the Group’s ordinary shareholders’ meeting, where they may be modified, based on provisions set forth in the Mexican General Corporate Law.

c.	Basis of measurement

The combined financial statements have been prepared on the historical cost basis except for certain financial instruments measured at fair value.

Functional and presentation currency

These combined financial statements are presented in Mexican pesos (“Ps.”), which is the Group’s functional currency. All financial information presented in Mexican pesos has been rounded to the nearest thousand (except where specified differently). When referring to U.S. dollars (“US$”), it is thousands of dollars of the United States of America.

Combined statement of profit or loss and other comprehensive income

The Group opted to present a single combined statement of profit or loss and comprehensive income, combining the presentation of profit and loss, including an operating profit line item, and comprehensive income in the same statement. Due to the commercial activities of the Group, costs and expenses presented in the combined statements of profit or loss and other comprehensive income were classified according to their function. Accordingly, cost of sales and operating expenses were presented separately.

d.	Financial instruments

Financial assets and financial liabilities are recognized in the Group’s combined statement of financial position when the Group becomes a party to the contractual provisions of the instrument.

Financial assets and financial liabilities are initially measured at fair value. Transaction costs that are directly attributable to the acquisition or issue of financial assets and financial liabilities (other than financial assets and financial liabilities at fair value through profit or loss) are added to or deducted from the fair value of the financial assets or financial liabilities, as appropriate, on initial recognition. Transaction costs directly attributable to the acquisition of financial assets or financial liabilities at fair value through profit or loss are recognized immediately in profit or loss.

e.	Financial assets

All recognized financial assets are measured subsequently in their entirety at either amortized cost or fair value, depending on the classification of the financial assets.

Classification of financial assets

Debt instruments that meet the following conditions are measured subsequently at amortized cost:

●	the financial asset is held within a business model whose objective is to hold financial assets in order to collect contractual cash flows; and

●	the contractual terms of the financial asset give rise on specified dates to cash flows that are SPPI on the principal amount outstanding.

Debt instruments that meet the following conditions are measured subsequently at fair value through other comprehensive income (FVTOCI):

●	the financial asset is held within a business model whose objective is achieved by both collecting contractual cash flows and selling the financial assets; and

●	the contractual terms of the financial asset give rise on specified dates to cash flows that are SPPI on the principal amount outstanding.

By default, all other financial assets are measured subsequently at fair value through profit or loss (FVTPL).

Despite the foregoing, the Group may make the following irrevocable election/designation at initial recognition of a financial asset:

●	the Group may irrevocably elect to present subsequent changes in fair value of an equity investment in other comprehensive income if certain criteria are met (see (iii) below); and

●	the Group may irrevocably designate a debt investment that meets the amortized cost or FVTOCI criteria as measured at FVTPL if doing so eliminates or significantly reduces an accounting mismatch (see (iv) below).

Amortized cost and effective interest method

The effective interest method is a method of calculating the amortized cost of a debt instrument and of allocating interest income over the relevant period.

The amortized cost of a financial asset is the amount at which the financial asset is measured at initial recognition minus the principal repayments, plus the cumulative amortization using the effective interest method of any difference between that initial amount and the maturity amount, adjusted for any loss allowance. The gross carrying amount of a financial asset is the amortized cost of a financial asset before adjusting for any loss allowance.

Foreign exchange gains and losses

The carrying amount of financial assets that are denominated in a foreign currency is determined in that foreign currency and translated at the spot rate at the end of each reporting period. Specifically, for financial assets measured at amortized cost that are not part of a designated hedging relationship, exchange differences are recognized in profit or loss.

Impairment of financial assets

The Group always recognizes lifetime ECL for trade receivables. The expected credit losses on these financial assets are estimated using the simplified approach as described in Note 3b.

For all other financial instruments, the Group recognizes lifetime ECL when there has been a significant increase in credit risk since initial recognition. However, if the credit risk on the financial instrument has not increased significantly since initial recognition, the Group measures the loss allowance for that financial instrument at an amount equal to 12-month ECL.

Lifetime ECL represents the expected credit losses that will result from all possible default events over the expected life of a financial instrument. In contrast, 12-month ECL represents the portion of lifetime ECL that is expected to result from default events on a financial instrument that are possible within 12 months after the reporting date.

Write-off policy

The Group writes off a financial asset when there is information indicating that the debtor is in severe financial difficulty and there is no realistic prospect of recovery, e.g. when the debtor has been placed under liquidation or has entered into bankruptcy proceedings, or in the case of trade receivables, when the amounts are over one year past due, whichever occurs sooner. Financial assets written off may still be subject to enforcement activities under the Group’s recovery procedures, taking into account legal advice where appropriate. Any recoveries made are recognized in profit or loss.

f.	Financial liabilities

All financial liabilities are measured subsequently at amortized cost using the effective interest method or at FVTPL.

Financial liabilities at FVTPL are measured at fair value, with any gains or losses arising on changes in fair value recognized in profit or loss to the extent that they are not part of a designated hedging relationship.

Financial liabilities and equity

Classification as debt or equity

Debt and equity instruments are classified as either financial liabilities or as equity in accordance with the substance of the contractual arrangements and the definitions of a financial liability and an equity instrument.

Financial liabilities measured subsequently at amortized cost

Financial liabilities that are not (i) contingent consideration of an acquirer in a business combination, (ii) held-for-trading, or (iii) designated as at FVTPL, are measured subsequently at amortized cost using the effective interest method.

The effective interest method is a method of calculating the amortized cost of a financial liability and of allocating interest expense over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash payments (including all fees and points paid or received that form an integral part of the effective interest rate, transaction costs and other premiums or discounts) through the expected life of the financial liability, or (where appropriate) a shorter period, to the amortized cost of a financial liability.

Foreign exchange gains and losses

For financial liabilities that are denominated in a foreign currency and are measured at amortized cost at the end of each reporting period, the foreign exchange gains and losses are determined based on the amortized cost of the instruments. These foreign exchange gains and losses are recognized in the ‘Foreign exchange (loss) gain, net’ line item in the Combined Statements of Profit or Loss and Other Comprehensive Income for financial liabilities that are not part of a designated hedging relationship.

The fair value of financial liabilities denominated in a foreign currency is determined in that foreign currency and translated at the spot rate at the end of the reporting period. For financial liabilities that are measured as at FVTPL, the foreign exchange component forms part of the fair value gains or losses and is recognized in profit or loss for financial liabilities that are not part of a designated hedging relationship.

Derecognition of financial liabilities

The Group derecognizes financial liabilities when, and only when, the Group’s obligations are discharged, canceled or have expired. The difference between the carrying amount of the financial liability derecognized and the consideration paid and payable is recognized in profit or loss.

When the Group exchanges with the existing lender one debt instrument into another one with the substantially different terms, such exchange is accounted for as an extinguishment of the original financial liability and the recognition of a new financial liability. Similarly, the Group accounts for substantial modification of terms of an existing liability or part of it as an extinguishment of the original financial liability and the recognition of a new liability. It is assumed that the terms are substantially different if the discounted present value of the cash flows under the new terms, including any fees paid net of any fees received and discounted using the original effective rate is at least 10 per cent different from the discounted present value of the remaining cash flows of the original financial liability. If the modification is not substantial, the difference between (1) the carrying amount of the liability before the modification; and (2) the present value of the cash flows after modification should be recognized in profit or loss as the modification gain or loss within other gains and losses.

g.	Derivative financial instruments

The Group enters into a variety of derivative financial instruments to manage its exposure to interest rate and foreign exchange rate risks, including foreign exchange forward contracts and interest rate swaps. Further details of derivative financial instruments are disclosed in Note 17.

Derivatives are recognized initially at fair value at the date a derivative contract is entered into and are subsequently remeasured to their fair value at each reporting date. The resulting gain or loss is recognized in profit or loss immediately unless the derivative is designated and effective as a hedging instrument, in which event the timing of the recognition in profit or loss depends on the nature of the hedge relationship.

A derivative with a positive fair value is recognized as a financial asset whereas a derivative with a negative fair value is recognized as a financial liability. Derivatives are not offset in the combined financial statements unless the Group has both legal right and intention to offset. A derivative is presented as a non-current asset or a non-current liability if the remaining maturity of the instrument is more than 12 months and it is not expected to be realized or settled within 12 months. Other derivatives are presented as current assets or current liabilities.

h.	Inventories and cost of sales

Inventories are measured at the lower of cost and net realizable value. The cost of inventories is based on weighted-average. The net realizable value represents the estimated selling price less all estimated costs of completion and costs to be incurred in marketing, selling and distribution.

i.	Prepaid expenses

Prepaid expenses are mainly comprised of advanced payments for printed catalogs, as well as, advanced payments for the purchase of inventories that are received after the date of the combined statement of financial position and during the normal course of business, and they are presented in current assets in accordance with the classification of the destination item.

j.	Other assets

Other assets mainly include restricted cash, inventory of rewards and rent security deposits. They are presented in current or non-current assets in accordance with the classification of the destination item.

●	Restricted cash: equals one quarter of the interest accrued under the long term credit with MCRFP, S.A. de C.V. SOFOM, E.N.R. (see note 5).

●	Inventory of rewards: Inventory of rewards mainly consist of certain products and items (in the form of rewards) that Betterware acquires with the purpose to encourage sales among the distributors, such inventory is acquired once the distributors redeemed the reward points that are granted by the Group so that the balance of inventory at each reporting period only relates to items already redeemed but not delivered. Inventory of rewards are recognized at its cost of acquisition and are recognized in the statement of profit and loss overtime as distributors earn the points granted by the Group based on its loyalty program.

k.	Molds, equipment, and leasehold improvements

Items of molds, equipment, and leasehold improvements are measured at cost less accumulated depreciation and any accumulated impairment losses.

If significant parts of an item of molds, equipment and leasehold improvements have different useful lives, then they are accounted for as separate items (major components) of molds, equipment and leasehold improvements.

Depreciation is recognized to write off the cost or valuation of assets, using the straight-line method. The estimated useful lives and depreciation method are reviewed at the end of each reporting period, with the effect of any changes in estimate accounted for on a prospective basis.

The following useful lives are used in the calculation of depreciation:

Molds	5 years
Vehicles	4 years
Computers and equipment	3 - 10 years
Leasehold improvements	3 years

An item of molds, equipment and leasehold improvements is derecognized upon disposal or when no future economic benefits are expected to arise from the continued use of the asset. Any gain or loss arising on the disposal or retirement of an item of molds, equipment and leasehold improvements is determined as the difference between the sales proceeds and the carrying amount of the asset and is recognized in profit or loss.

l.	Intangible assets

●	Brand

This is an intangible asset with an indefinite useful life and corresponds mainly to the value of the “Betterware” brand, which was transmitted to the Group through a merger with Strevo Holding, S.A. de C.V. on July 28, 2017. This intangible asset is subject annual impairment testing, and whenever there is an indication that the asset may be impaired.

Additionally, the Group has recorded expenses related to registration of trademark rights, which have a finite life. Such expenses are amortized on a straight-line basis over their estimated useful lives.

●	Relationship with customers

This is an intangible asset with a definite useful life of ten years and it is being amortized on a straight line basis and corresponds to the value of the relationships with customers. It was transmitted to the Group through a merger with Strevo Holding, S.A. de C.V. on July 28, 2017. This intangible asset is subject annual impairment testing, and whenever there is an indication that the asset may be impaired.

●	Derecognition of intangible assets

An intangible asset is derecognized on disposal, or when no future economic benefits are expected from use or disposal. Gains or losses arising from derecognition of an intangible asset, measured as the difference between the net disposal proceeds and the carrying amount of the asset, are recognized in profit or loss when the asset is derecognized.

m.	Impairment of tangible and intangible assets other than goodwill

At the end of each reporting period, the Group reviews the carrying amounts of its tangible and intangible assets to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any). When it is not possible to estimate the recoverable amount of an individual asset, the Group estimates the recoverable amount of the cash-generating unit to which the asset belongs. When a reasonable and consistent basis of allocation can be identified, corporate assets are also allocated to individual cash-generating units, or otherwise, they are allocated to the smallest group of cash-generating units for which a reasonable and consistent allocation basis can be identified.

Intangible assets with indefinite useful lives and intangible assets not yet available for use are tested for impairment at least annually, and whenever there is an indication that the asset may be impaired.

Recoverable amount is the higher of fair value less costs to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a post-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset for which the estimates of future cash flows have not been adjusted.

If the recoverable amount of an asset is estimated to be less than its carrying amount, the carrying amount of the asset is reduced to its recoverable amount. Any impairment is recognized immediately in profit or loss, unless the asset is carried at its revalued amount in accordance with IAS 16 Property, Plant and Equipment. Any impairment loss of a revalued asset is treated as a revaluation decrease in accordance with IAS 16.

When an impairment loss subsequently reverses, the carrying amount of the asset is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognized for the asset in prior years. A reversal of an impairment loss is recognized immediately in profit or loss unless the relevant asset is carried at a revalued amount, in which case the reversal of the impairment loss is treated as a revaluation increase.

n.	Goodwill

Goodwill corresponds to the excess resulted between the consideration paid and the fair values of the net assets acquired at the date of acquisition paid by Betterware Latinoamérica Holding México, S.A. de C.V. (BLHM) and Strevo Holding, S.A. de C.V., goodwill was generated by different legal entities and transmitted to the Group through the mergers carried out on November 30, 2002 and July 28, 2017, respectively.

As mentioned in note 11, Goodwill was transferred to the Group through mergers carried out on November 30, 2002 and July 28, 2017 with BLHM and Strevo Holding, S.A. de C.V., respectively, which was generated through the acquisitions of shares of the Group in November 2002 and March 2015.

Goodwill is not amortized but is tested annually for impairment. Goodwill arising from a business combination is allocated to the cash generating unit (“CGU”) or groups of CGUs that receive a benefit from the synergies of the combination. An impairment loss is recognized if the carrying amount of an asset or CGU exceeds its recoverable amount. Impairment losses are recognized in profit or loss. They are allocated first to reduce the carrying amount of any goodwill allocated to the CGU, and then to reduce the carrying amounts of the other assets in the CGU on a pro rata basis. An impairment loss in respect of goodwill is not reversed.

o.	Leases

Leases are classified as finance leases whenever the terms of the lease transfer substantially all the risks and rewards of ownership to the lessee. All other leases are classified as operating leases.

Operating lease payments are recognized as an expense on a straight-line basis over the lease term, except where another systematic basis is more representative of the time pattern in which economic benefits from the leased asset are consumed. Contingent rentals arising under operating leases are recognized as an expense in the period in which they are incurred.

In the event that lease incentives are received to enter into operating leases, such incentives are recognized as a liability. The aggregate benefit of incentives is recognized as a reduction of rental expense on a straight-line basis, except where another systematic basis is more representative of the time pattern in which economic benefits from the leased asset are consumed.

p.	Foreign currency

In preparing the combined financial statements, transactions in currencies other than the Group’s functional currency (foreign currencies) are recognized at the exchange rates at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rate at the reporting date. Non-monetary assets and liabilities that are measured at fair value in a foreign currency are translated into the functional currency at the exchange rate when the fair value was determined. Non-monetary items that are measured based on historical cost in a foreign currency are translated at the exchange rate at the date of transaction.

Exchange differences on monetary items are recognized in profit or loss in the period in which they arise.

q.	Employee benefits

Retirement benefits costs from termination benefits

The calculation for defined benefit obligations is performed annually by a qualified actuary using the projected unit credit method, with actuarial valuations being carried out at the end of each annual reporting period. Remeasurements of the net defined benefit liability, which comprise actuarial gains and losses, the return on plan assets (excluding interest) and the effect of the asset ceiling (if applicable), are recognized immediately in the combined statement of financial position with a charge or credit recognized in other comprehensive income in the period in which they occur. Remeasurement recognized in other comprehensive income is not reclassified. Past service cost is recognized in profit or loss in the period of a plan amendment or curtailment occurs, or when the Group recognizes related restructuring costs or termination benefits, if earlier.

Net interest is calculated by applying the discount rate at the beginning of the period to the net defined benefit liability or asset. Defined benefit costs are categorized as follows:

●	Service cost (including current service cost, past service cost, as well as gains and losses on curtailments and settlements).

●	Net interest expense or income, and

●	Remeasurement.

Short-term and other long-term employee benefits and statutory employee profit sharing (“PTU”)

A liability is recognized for benefits accruing to employees in respect of wages and salaries, annual leave and sick leave in the period the related service is rendered at the undiscounted amount of the benefits expected to be paid in exchange for that service. Likewise, a liability is recognized for the amount expected to be paid if the Group has a present legal or constructive obligation to pay this amount as a result of past service provided by the employee and the obligation can be estimated reliably.

Liabilities recognized in respect of short-term employee benefits are measured at the undiscounted amount of the benefits expected to be paid in exchange for the related service.

Liabilities recognized in respect of other long-term employee benefits are measured at the present value of the estimated future cash outflows expected to be made by the Group in respect of services provided by employees up to the reporting date.

Statutory employee profit sharing (“PTU”)

PTU is recorded in the results of the year in which it is incurred and is presented in operating expenses line item in the combined statement of profit or loss and other comprehensive income.

As a result of the 2014 Income Tax Law, as of December 31, 2018 and 2017, PTU is determined based on taxable income, according to Section I of Article 9 of the that Law.

Termination benefits

A liability for a termination benefit is recognized at the earlier of when the Group can no longer withdraw the offer of the termination benefit and when the Group recognizes any related restructuring costs.

r.	Income taxes

The income tax expense represents the sum of the tax currently payable and deferred tax.

●	Current tax

Current income tax (“ISR”) is recognized in the results of the year in which is incurred.

The tax currently payable is based on taxable profit for the year. Taxable profit differs from net profit as reported in profit or loss because it excludes items of income or expense that are taxable or deductible in other years and it further excludes items that are never taxable or deductible. The Group’s liability for current tax is calculated using tax rates that have been enacted or substantively enacted by the end of the reporting period.

A provision is recognized for those matters for which the tax determination is uncertain but it is considered probable that there will be a future outflow of funds to a tax authority. The provisions are measured at the best estimate of the amount expected to become payable. The assessment is based on the judgment of tax professionals within the Group supported by previous experience in respect of such activities and in certain cases based on specialist independent tax advice.

●	Deferred income tax

Deferred tax is recognized on temporary differences between the carrying amounts of assets and liabilities in the combined financial statements and the corresponding tax bases used in the computation of taxable profit. Deferred tax liabilities are generally recognized for all taxable temporary differences. Deferred tax assets are generally recognized for all deductible temporary differences to the extent that it is probable that taxable profits will be available against which those deductible temporary differences can be utilized. Such deferred tax assets and liabilities are not recognized if the temporary difference arises from the initial recognition (other than in a business combination) of assets and liabilities in a transaction that affects neither the taxable profit nor the accounting profit. In addition, deferred tax liabilities are not recognized if the temporary difference arises from the initial recognition of goodwill.

The carrying amount of deferred tax assets is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered.

Deferred tax liabilities and assets are measured at the tax rates that are expected to apply in the period in which the liability is settled or the asset realized, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting date.

The measurement of deferred tax liabilities and assets reflects the tax consequences that would follow from the manner in which the Group expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.

●	Current and deferred tax for the year

Current and deferred tax are recognized in profit or loss, except when they relate to items that are recognized in other comprehensive income or directly in equity, in which case, the current and deferred tax are also recognized in other comprehensive income or directly in equity respectively.

s.	Provisions

Provisions are recognized when the Group has a present obligation (legal or constructive) as a result of a past event, it is probable that the Group will be required to settle the obligation, and a reliable estimate can be made of the amount of the obligation.

Provisions mainly include incentives granted to distributors in the form of reward points, discounts and others such as compensations to employees (bonuses) not paid at the reporting date, professional services fees, etcetera.

The amount recognized as a provision is the best estimate of the consideration required to settle the present obligation at the end of the reporting period, taking into account the risks and uncertainties surrounding the obligation. When a provision is measured using the cash flows estimated to settle the present obligation, its carrying amount is the present value of those cash flows (when the effect of the time value of money is material).

When some or all of the economic benefits required to settle a provision are expected to be recovered from a third party, a receivable is recognized as an asset if it is virtually certain that reimbursement will be received and the amount of the receivable can be measured reliably.

t.	Revenue recognition

The Group recognizes revenue when it transfers control over a product or service to a customer. The management applies the five-step model to determine when to recognize revenue and at what amount:

●	Identify the contract with client (verbal or written).

●	Identify the performance obligations committed in the contract.

●	Consider the contractual terms and the business model of the Group in order to determine the transaction price. The transaction price is the amount of consideration to which an Group expects to be entitled in exchange for transferring goods or services to a customer, excluding amounts collected on behalf of third parties. In determining the transaction price, the Group considers the variable considerations.

●	Allocate the transaction price to the performance obligations identified in the contract (generally each distinct good or service), to depict the amount of consideration to which an Group expects to be entitled in exchange for transferring the promised goods or services to the customer.

●	Recognition of revenue when or as it satisfies a performance obligation by transferring a good or service to a customer, either at a point in time (when) or over time (as).

The following table provides information about the nature, timing and satisfaction of performance obligations and the significant payment terms:

Products and services	Nature, timing of satisfaction of performance obligations and significant payments terms	Revenue recognition under IFRS 15 (applicable since January 1, 2018)	Revenue recognition under IAS 18 (applicable before January 1, 2017)
Home products

Customers take control of the products when this are delivered.

Invoices are generated at the shipment date and they are paid usually between 15 and 30 days.

The Customers are allowed to exchange products the products (only if such products have issues identified such as: damages or failures in its nature).

		The revenue recognition from sales of home products are recognized at a point in time when the customers took delivery of the products and formally accepted.	Revenue from the sales of goods was recognized when the significant risks and rewards of ownership has been transferred to the customer.

Variable considerations

The Group adjusts the transaction price according to the estimations of discounts and rebates that may result in variable consideration. This estimates are determined according to the terms and conditions of the contracts with clients, the history or the client´s performance.

Contract costs

A Group capitalizes incremental costs to obtain a contract with a customer if it expects to recover those costs. However, the Group does not capitalize incremental costs if the amortization period for the asset is one year or less. For any other cost related to the fulfillment of a contract with a client, that is not part of the revenue recognition, it is considered as an asset including all the costs incurred, only if such costs are directly related to an existing contract or specific anticipated contract and if those costs generate or enhance resources that will be used to satisfy performance obligations in the future and are expected to be recovered. The Group amortizes the asset recognized for the costs to obtain and/or fulfill a contract on a systematic basis, consistent with the pattern of transfer of the good or service to which the asset relates.

u.	Financing income and cost

Financing income (cost) are comprised of interest income, interest expense, the foreign currency gain or loss on financial assets and financial liabilities; and gain (loss) in valuation of financial derivative instruments. Those are recognized in the combined statement of profit or loss and other comprehensive income when accrued.

v.	Contingencies

Significant obligations or losses related to contingencies are recognized when it is probable that their effects will materialize and there are reasonable elements for their quantification. If these reasonable elements do not exist, their disclosure is included qualitatively in the notes to the combined financial statements. Income, profits or contingent assets are recognized until such time as there is certainty of their realization.

w.	Common Control Transactions

The Group has established as its accounting policy choice to recognize transactions under common control at the book value of the assets and liabilities acquired or involved in the common control transaction (either acquisition or disposition).

3.	Changes in significant accounting policies

a.	Application of new and revised International Financing Reporting Standards (“IFRSs” or “IAS”) that are mandatorily effective for the current year

In the current year, the Group has applied a number of amendments to IFRSs issued by the International Accounting Standards Board (“IASB”) that are mandatorily effective for an accounting period that begins on or after January 1, 2018.

New and amended IFRS Standards that are effective for the current year

Impact of initial application of IFRS 9 Financial Instruments

The Group has early adopted the IFRS 9 in the combined financial statements on January 1, 2017 under the cumulative effect method (prospective method). The Group adopted the new standard and the related consequential amendments to other IFRS Standards that are effective for an annual period that begins on or after 1 January 2018.

Additionally, the Group adopted consequential amendments to IFRS 7 Financial Instruments: Disclosures that were applied to the disclosures about 2018 and to the comparative period.

IFRS 9 introduced new requirements for:

1.	The classification and measurement of financial assets and financial liabilities,

2.	Impairment of financial assets, and

3.	General hedge accounting.

Details of these new requirements as well as their impact on the Group’s combined financial statements are described below.

The Group has applied IFRS 9 in accordance with the transition provisions set out in IFRS 9.

(a)	Classification and measurement of financial assets

The date of initial application (i.e. the date on which the Group has assessed its existing financial assets and financial liabilities in terms of the requirements of IFRS 9) is January 1, 2017 as the Group has anticipated the adoption of IFRS 9. All recognized financial assets that are within the scope of IFRS 9 are required to be measured subsequently at amortized cost or fair value on the basis of the Group’s business model for managing the financial assets and the contractual cash flow characteristics of the financial assets.

Specifically:

●	debt instruments that are held within a business model whose objective is to collect the contractual cash flows, and that have contractual cash flows that are solely payments of principal and interest on the principal amount outstanding, are measured subsequently at amortized cost;

●	debt instruments that are held within a business model whose objective is both to collect the contractual cash flows and to sell the debt instruments, and that have contractual cash flows that are solely payments of principal and interest on the principal amount outstanding, are measured subsequently at fair value through other comprehensive income (FVTOCI);

●	all other debt investments and equity investments are measured subsequently at fair value through profit or loss (FVTPL).

Despite the foregoing, the Group may make the following irrevocable election/designation at initial recognition of a financial asset:

●	the Group may irrevocably elect to present subsequent changes in fair value of an equity investment that is neither held for trading nor contingent consideration recognized by an acquirer in a business combination in other comprehensive income; and

●	the Group may irrevocably designate a debt investment that meets the amortized cost or FVTOCI criteria as measured at FVTPL if doing so eliminates or significantly reduces an accounting mismatch.

In the current year, the Group has not designated any debt investments that meet the amortized cost or FVTOCI criteria as measured at FVTPL.

When a debt investment measured at FVTOCI is derecognized, the cumulative gain or loss previously recognized in other comprehensive income is reclassified from equity to profit or loss as a reclassification adjustment. When an equity investment designated as measured at FVTOCI is derecognized, the cumulative gain or loss previously recognized in other comprehensive income is subsequently transferred to retained earnings.

Debt instruments that are measured subsequently at amortized cost or at FVTOCI are subject to impairment. See (b) below.

Management reviewed and assessed the Group’s existing financial assets as at January 1, 2017 based on the facts and circumstances that existed at that date and concluded that the initial application of IFRS 9 had no impact on the Group’s financial assets as regards their classification and measurement, since financial assets which mainly consist in trade receivables that under IAS 39 were measured at amortized cost, continue to be measured at amortized cost under IFRS 9 as they are held within a business model to collect contractual cash flows and these cash flows consist solely of payments of principal amount outstanding. As such, there was no impact on the Group’s financial position, profit or loss, other comprehensive income or total comprehensive income in either year.

(b)	Impairment of financial assets

In relation to the impairment of financial assets, IFRS 9 requires an expected credit loss model as opposed to an incurred credit loss model under IAS 39. The expected credit loss model requires the Group to account for expected credit losses and changes in those expected credit losses at each reporting date to reflect changes in credit risk since initial recognition of the financial assets. In other words, it is no longer necessary for a credit event to have occurred before credit losses are recognized.

Specifically, IFRS 9 requires the Group to recognize a loss allowance for expected credit losses on:

(1)	Debt investments measured subsequently at amortized cost or at FVTOCI,

(2)	Lease receivables,

(3)	Trade receivables and contract assets, and

(4)	Financial guarantee contracts to which the impairment requirements of IFRS 9 apply.

In particular, IFRS 9 requires the Group to measure the loss allowance for a financial instrument at an amount equal to the lifetime expected credit losses (ECL) if the credit risk on that financial instrument has increased significantly since initial recognition, or if the financial instrument is a purchased or originated credit-impaired financial asset. However, if the credit risk on a financial instrument has not increased significantly since initial recognition (except for a purchased or originated credit-impaired financial asset), the Group is required to measure the loss allowance for that financial instrument at an amount equal to 12-months ECL. The Group has applied a simplified approach, as permitted by IFRS 9, for measuring the loss allowance at an amount equal to lifetime ECL for trade receivables, as those receivables represent the main financial asset, other than cash and cash equivalents.

Because the Group has elected to restate comparatives, for the purpose of assessing whether there has been a significant increase in credit risk since initial recognition of financial instruments that remain recognized on the date of initial application of IFRS 9 (i.e. 1 January 2017), management has compared the credit risk of the respective financial instruments on the date of their initial recognition to their credit risk as at 1 January 2017.

The result of the assessment is as follows:

Items existing as at 01/01/17 that are subject to the impairment provisions of IFRS 9	Credit risk attributes at 01/01/17 and 01/01/18	Cumulative additional loss allowance recognized on:

Trade receivables	The Group applies the simplified approach and recognizes lifetime ECL for these assets.	No additional loss allowance was necessary for 2017 and 2018. ECL for years 2018 and 2017 was Ps. 18,699 and Ps. 16,243 respectively.
Cash and bank balances	All bank balances are assessed to have low credit risk at each reporting date as they are held with reputable international banking institutions	None

The consequential amendments to IFRS 7 have also resulted in more extensive disclosures about the Group’s exposure to credit risk in the combined financial statements (see notes for details).

Classification and measurement of financial liabilities

A significant change introduced by IFRS 9 in the classification and measurement of financial liabilities relates to the accounting for changes in the fair value of a financial liability designated as at FVTPL attributable to changes in the credit risk of the issuer. Specifically, IFRS 9 requires that the changes in the fair value of the financial liability that is attributable to changes in the credit risk of that liability be presented in other comprehensive income, unless the recognition of the effects of changes in the liability’s credit risk in other comprehensive income would create or enlarge an accounting mismatch in profit or loss. Changes in fair value attributable to a financial liability’s credit risk are not subsequently reclassified to profit or loss but are instead transferred to retained earnings when the financial liability is derecognized. Previously, under IAS 39, the entire amount of the change in the fair value of the financial liability designated as at FVTPL was presented in profit or loss. This change in accounting policy had no effects on the Group’s profit and other comprehensive income as the Group did not have any financial liabilities designated as at FVTPL as of January 1, 2017 and years 2017 and 2018.

As described above, the application of IFRS 9 has had no impact on the classification and measurement of the Group’s financial liabilities.

Impact of application of IFRS 15 Revenue from Contracts with Customers

The Group has adopted IFRS 15 Revenue from Contracts with Customers in its combined financial statements on January 1, 2017 under the “full retrospective effect” method. The new standard replaces substantially all of the current revenue recognition guidance, including IAS 11 Construction Contracts, IAS 18 Revenue and IFRIC 13 Customer Loyalty Programmes.

The transition considerations that the Group has considered by applying the full retrospective effect method in the adoption of the IFRS 15, involve the recognition of the retrospective effect of the adoption of the IFRS 15 as of January 1, 2017; consequently, under this method the Group is required to restate the financial information for the years ended December 31, 2017, also the Group has the obligation to adjust the amounts that have arisen as a result of the accounting differences between the current accounting standard IAS 18 and the new standard IFRS 15.

The new standard establishes a five-step model to determine how much and when revenue is recognized. The Group recognizes revenue when it transfers control over a product or service to a customer.

Compared to the previous standard, IFRS 15 provides a guide about the revenue recognition of the variable considerations such as discounts, rebates, refunds, rights of return, credits, incentives or similar items. The Group assesses whether, and to what extent, it can include an amount of variable consideration in the transaction price at contract inception.

At December 31, 2018, 2017 and at January 1, 2017 the Group has not identify significant impacts in its combined financial statements and has only modified its accounting policies in order to align them with the five step model established by IFRS 15, such changes did not originate effects in revenue recognition as compared with the revenue recognition under IAS 18.

Impact of application of other amendments to IFRS Standards and Interpretations

In the current year, the Group has applied a number of amendments to IFRS Standards and Interpretations issued by the International Accounting Standards Board (IASB) that are effective for an annual period that begins on or after 1 January 2018. Their adoption has not had any material impact on the disclosures or on the amounts reported in these combined financial statements.

IFRIC 22 Foreign Currency Transactions and Advance Consideration

IFRIC 22 addresses how to determine the ‘date of transaction’ for the purpose of determining the exchange rate to use on initial recognition of an asset, expense or income, when consideration for that item has been paid or received in advance in a foreign currency which resulted in the recognition of a non-monetary asset or non-monetary liability (for example, a non-refundable deposit or deferred revenue).

The Interpretation specifies that the date of the transaction is the date on which the Group initially recognizes the non-monetary asset or non-monetary liability arising from the payment or receipt of advance consideration. If there are multiple payments or receipts in advance, the Interpretation requires a Group to determine the date of transaction for each payment or receipt of advance consideration.

New and revised IFRS Standards in issue but not yet effective

At the date of authorization of these combined financial statements, the Group has not applied the following new and revised IFRS Standards that have been issued but are not yet effective:

IFRS 16	Leases

Amendments to IFRS 9	Prepayment Features with Negative Compensation

Annual Improvements to IFRS Standards 2015–2017 Cycle	Amendments to IFRS 3 Business Combinations, IFRS 11 Joint Arrangements, IAS 12 Income Taxes and IAS 23 Borrowing Costs

Amendments to IAS 19 Employee Benefits	Plan Amendment, Curtailment or Settlement

IFRS 10 Consolidated Financial Statements and IAS 28 (amendments)	Sale or Contribution of Assets between an Investor and its Associate or Joint Venture

IFRIC 23	Uncertainty over Income Tax Treatments

Management of the Group does not expect that the adoption of the Standards listed above will have a material impact on the combined financial statements of the Group in future periods, except as noted below:

IFRS 16 Leases

In January, 2016, the IASB published the IFRS 16 Leases that introduces a single, on-balance lease sheet accounting model for leases. A lessee recognizes a right-of-use asset representing its right to use the underlying asset and a lease liability representing its obligation to make lease payments. The new standard replaces existing leases guidance including IAS 17 Leases, IFRIC 4 Determining whether an Arrangement contains a Lease, SIC-15 Operating Leases – Incentives and SIC-27 Evaluating the Substance of Transactions Involving the Legal Form of a Lease.

The standard is effective for annual periods beginning on or after January 1, 2019. Early adoption is permitted for entities that apply IFRS 15 Revenue from Contracts with Customers at or before the date of initial application of IFRS 16. The Group has the intention to adopt the IFRS 16 in the combined financial statements on January 1, 2019 under the modified retrospective approach with optional practical expedients (prospective method).

The transition considerations that the Group has evaluated by applying the modified retrospective approach (prospective method) in the adoption of the IFRS 16, involve the recognition of the cumulative effect of the adoption of the IFRS 16 as of January 1, 2019; consequently, there is no obligation under this method to restate the financial information for the years ended on December 31, 2018. Also, at the date of transition to the IFRS 16 (January 1, 2019), the Group has chosen to apply the practical expedient called “Grandfather” which considers as lease those contracts that qualified as such under the previous accounting standards IAS 17 Leases and IFRIC 4 Determining whether an arrangement contains a lease.

Currently, the Group has completed an initial qualitative and quantitative assessment of the potential impacts of the adoption of IFRS 16 on its combined financial statements. The evaluation includes, among others, the following activities realized over the lease contracts of the Group:

●	Detailed analysis of the lease contracts and evaluation of the characteristics that may have an impact in the determination of the right-of-use and the lease liability;

●	Identification of the exceptions provided by the IFRS 16 that may be applicable to the Group;

●	Identification and determination of the costs associated with lease agreements;

●	Identification of the currencies in which the lease agreements are denominated;

●	Analysis of the renewal periods and improvements to leased assets, as well as the amortization periods thereof;

●	Analysis of qualitative and quantitative disclosure requirements and their impacts on processes and internal control of the Group; and

●	Analysis of the interest rate used in the determination of the present value of the lease payments of those assets for which a right-of-use has to be recognized.

The preliminary assessment of the Group about the potential impact on its combined financial statements indicates that the Group would recognize a right-of-use asset equivalent to 1.4% of total assets as of December 31, 2018 and a corresponding lease liability equivalent to 1.6% of total liabilities, at the same date, with respect of all qualifying leases.

Amendments to IFRS 9 Prepayment Features with Negative Compensation

The amendments to IFRS 9 clarify that for the purpose of assessing whether a prepayment feature meets the Solely Payment of Principal and Interest (SPPI) condition, the party exercising the option may pay or receive reasonable compensation for the prepayment irrespective of the reason for prepayment. In other words, prepayment features with negative compensation do not automatically fail SPPI.

The amendment applies to annual periods beginning on or after 1 January 2019, with earlier application permitted. There are specific transition provisions depending on when the amendments are first applied, relative to the initial application of IFRS 9.

The Group’s management does not anticipate that the application of the amendments in the future will have an impact on the Group’s combined financial statements.

Annual Improvements to IFRS Standards 2015–2017 Cycle Amendments to IFRS 3 Business Combinations, IFRS 11 Joint Arrangements, IAS 12 Income Taxes and IAS 23 Borrowing Costs

The Annual Improvements include amendments to four Standards.

IAS 12 Income Taxes

The amendments clarify that a Group should recognize the income tax consequences of dividends in profit or loss, other comprehensive income or equity according to where the Group originally recognized the transactions that generated the distributable profits. This is the case irrespective of whether different tax rates apply to distributed and undistributed profits.

IAS 23 Borrowing Costs

The amendments clarify that if any specific borrowing remains outstanding after the related asset is ready for its intended use or sale, that borrowing becomes part of the funds that and Group borrows generally when calculating the capitalization rate on general borrowings.

IFRS 3 Business Combinations

The amendments to IFRS 3 clarify that when a Group obtains control of a business that is a joint operation, the Group applies the requirements for a business combination achieved in stages, including remeasuring its previously held interest (PHI) in the joint operation at fair value. The PHI to be remeasured includes any unrecognized assets, liabilities, and goodwill relating to the joint operation.

All the amendments are effective for annual periods beginning on or after 1 January 2019 and generally require a prospective application. Earlier application is permitted.

The Group’s management does not anticipate that the application of the amendments in the future will have an impact on the Group’s combined financial statements.

Amendments to IAS 19 Employee Benefits Plan Amendment, Curtailment or Settlement

The amendments clarify that the past service cost (or of the gain or loss on settlement) is calculated by measuring the defined benefit liability (asset) using updated assumptions and comparing benefits offered and plan assets before and after the plan amendment (or curtailment or settlement) but ignoring the effect of the asset ceiling (that may arise when the defined benefit plan is in a surplus position). IAS 19 is now clear that the change in the effect of the asset ceiling that may result from the plan amendment (or curtailment or settlement) is determined in a second step and is recognized in the normal manner in other comprehensive income.

The paragraphs that relate to measuring the current service cost and the net interest on the net defined benefit liability (asset) have also been amended. A Group will now be required to use the updated assumptions from this remeasurement to determine current service cost and net interest for the remainder of the reporting period after the change to the plan. In the case of the net interest, the amendments make it clear that for the period post plan amendment, the net interest is calculated by multiplying the net defined benefit liability (asset) as remeasured under IAS 19.99 with the discount rate used in the remeasurement (also taking into account the effect of contributions and benefit payments on the net defined benefit liability (asset)).

The amendments are applied prospectively. They apply only to plan amendments, curtailments or settlements that occur on or after the beginning of the annual period in which the amendments to IAS 19 are first applied. The amendments to IAS 19 must be applied to annual periods beginning on or after 1 January 2019, but they can be applied earlier if a Group elects to do so.

The Group’s management does not anticipate that the application of the amendments in the future will have an impact on the Group’s combined financial statements.

IFRIC 23 Uncertainty over Income Tax Treatments

IFRIC 23 sets out how to determine the accounting tax position when there is uncertainty over income tax treatments. The Interpretation requires a Group to:

●	determine whether uncertain tax positions are assessed separately or as an Group; and

●	assess whether it is probable that a tax authority will accept an uncertain tax treatment used, or proposed to be used, by an Group in its income tax filings:

○	If yes, the Group should determine its accounting tax position consistently with the tax treatment used or planned to be used in its income tax filings.

○	If no, the Group should reflect the effect of uncertainty in determining its accounting tax position.

The Interpretation is effective for annual periods beginning on or after 1 January 2019. Entities can apply the Interpretation with either full retrospective application or modified retrospective application without restatement of comparatives retrospectively or prospectively.

The Group’s management does not anticipate that the application of the amendments in the future will have an impact on the Group’s combined financial statements.

4.	Critical accounting judgments and key sources of estimation uncertainty

In the application of the Group’s accounting policies, which are described in Note 2, the management of the Group is required to make judgments, estimates, and assumptions about the carrying amounts of assets and liabilities that are not readily apparent from other sources. The estimates and associated assumptions are based on historical experience and other factors that are considered to be relevant. Actual results may differ from these estimates.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period, or in the period of the revision and future periods if the revision affects both current and future periods.

Critical judgments in applying accounting policies

The following are the critical judgments, apart from those involving estimations, that the management of the Group has made in the process of applying the Group’s accounting policies and that have the most significant effect on the amounts recognized in the combined financial statements.

-	Key assumptions used in impairment testing

The Group performs annual impairment testing on long-lived assets, for which key assumptions are used in the calculation of the recoverable amount.

-	Key assumptions used to determine the carrying amount of the Group’s defined benefit obligation

The Group’s defined benefit obligation is determined using key actuarial assumptions. However, defined benefit obligation balance, which is calculated by an independent actuary, as of December 31, 2018, and 2017 and January 1, 2017, is not significant.

-	Key assumptions used to determine arrangement contains a lease and the corresponding lease classification

The Management of the Group assessed whether or not the arrangements entered into contained a lease. If a lease is identified, then an analysis is performed to determine proper classification.

Assumptions and estimation uncertainties

Information about assumptions and estimation uncertainties as of December 31, 2018 that have a significant risk of resulting in a material adjustment to the carrying amounts of assets and liabilities in the next financial year is included in the following notes:

Note 6 – Measurement of ECL.

Note 15 – Recognition of deferred tax assets and liabilities.

Notes 17 and 19 – Determining the fair value of certain financial instruments.

Note 26 – Recognition of contingencies.

5.	Cash and cash equivalents

For the purposes of the combined statement of cash flows, cash and cash equivalents includes cash on hand and in banks, net of outstanding bank overdrafts, and the balance of the periods shown on the combined statements of financial position are as follows:

	2018		2017	January 1, 2017
Cash on hand in banks	Ps.	46,445	120,855	61,186
Time deposits		130,938	110,000	145,000
		177,383	230,855	206,186

As of December 31, 2018 and 2017, cash and cash equivalents balance excludes an amount of Ps. 22,088 and Ps. 20,087, respectively, of restricted cash derived from the credit with MCRF P, S.A. de C.V. SOFOM, E.N.R. This amount of restricted cash equals one quarter of the interest accrued under said credit agreement (see note 13). As of January 1, 2017 there was no restricted cash. Restricted cash is presented as non-current asset in the combined statement of financial position as part of “Other Assets” (see note 9) and under financing activities in the combined statements of cash flows.

6.	Trade accounts receivable

	2018		2017	January 1, 2017

Trade account receivables	Ps.	208,116	152,266	123,818

Expected credit loss		(9,340)	(4,333)	(4,646)

	Ps.	198,776	147,933	119,172

Trade accounts receivable from customers detailed above are measured at their amortized cost. The average related to the turnover of accounts receivable is 30 days. No interest is charged on outstanding trade receivables.

The Group always measures the loss allowance for trade receivables at an amount equal to lifetime ECL. The expected credit losses on trade receivables are estimated using a provision matrix by reference to past default experience of the debtor and an analysis of the debtor’s current financial position, adjusted for factors that are specific to the debtors, general economic conditions of the industry in which the debtors operate and an assessment of both the current as well as the forecast direction of conditions at the reporting date. See Note 19 for information on exposure to credit and market risks.

There has been no change in the estimation techniques or significant assumptions made during the current reporting period.

The Group writes off a trade receivable when there is information indicating that the debtor is in severe financial difficulty and there is no realistic prospect of recovery, e.g. when the debtor has been placed under liquidation or has entered into bankruptcy proceedings, or when the trade receivables are over one year past due, whichever occurs earlier. None of the trade receivables that have been written off is subject to enforcement activities.

The following table details the risk profile of trade receivables based on the Group’s provision matrix. As the Group’s historical credit loss experience does not show significantly different loss patterns for different customer segments, the provision for loss allowance based on past due status is not further distinguished between the Group’s different customer base.

Trade receivables – days past due
December 31, 2018	Not past due		14-21	21 – 28	>28	Total

Expected credit loss rate		1%	16%	37%	38%
Estimated total gross carrying amount at default	Ps.	194,366	13,794	5,681	33,438	247,279
Expected Credit Loss	Ps.	1,910	2,150	2,108	12,531	18,699

Trade receivables – days past due
December 31, 2017	Not past due		14-21	21 – 28	>28	Total

Expected credit loss rate		1%	14%	32%	60%
Estimated total gross carrying amount at default	Ps.	136,704	8,919	1,731	22,153	169,507
Expected Credit Loss	Ps.	925	1,278	546	13,494	16,243

Trade receivables – days past due
January 1, 2017	Not past due		14-21	21 – 28	>28	Total

Trade receivable aging at transition date	Ps.	99,854	6,515	1,264	16,185	123,818

The following table shows the movement in lifetime ECL that has been recognized for trade and other receivables in accordance with the simplified approach set out in IFRS 9.

	Total

Balance as at 1 January 2017 under IAS 39	Ps.	(4,646)
Adjustment upon application of IFRS 9		-
Balance as at 1 January 2017 – under IFRS 9		(4,646)
Expected credit loss		(16,243)
Amounts written off		16,556
Balance as at 31 December 2017		(4,333)
Expected credit loss		(18,699)
Amounts written off		13,692
Balance as at 31 December 2018	Ps.	(9,340)

7.	Inventories and cost of sales

	2018		2017	January 1, 2017

Finished goods	Ps.	215,812	90,432	71,874
Packing material		3,750	2,309	1,121
		219,562	92,741	72,995
Merchandise-in-transit		82,644	49,153	34,092
	Ps.	302,206	141,894	107,087

The cost of inventories recognized as an expense during the year in respect of continuing operations was Ps. 958,469 and Ps. 558,105 as of December 31, 2018 and 2017, respectively.

The cost of inventories recognized as an expense includes Ps. 7,084 and Ps. 6,214 during 2018 and 2017, respectively, in respect of write-downs of inventory to net realizable value. Such write-downs have been recognized to account for obsolete inventories.

8.	Prepaid expenses

	2018		2017	January 1, 2017

Printed catalogs	Ps.	19,406	11,062	9,918
Advances to suppliers		11,471	11,028	6,294
Premiums paid in advance for insurance		8,948	6,436	4,921
Others		2,458	3,287	3,628
	Ps.	42,283	31,813	24,761

9.	Other assets

	2018		2017	January 1, 2017

Restricted cash	Ps.	22,088	20,087	-
Inventory of rewards		8,667	5,348	3,793
Rent security deposit		2,148	1,330	1,299

		32,903	26,765	5,092

Current		8,667	5,348	3,793
Non-current		24,236	21,417	1,299

	Ps.	32,903	26,765	5,092

10.	Molds, equipment, and leasehold improvements

	2018		2017	January 1, 2017

Acquisition cost	Ps.	123,249	141,064	113,947
Accumulated depreciation		(80,277)	(83,902)	(66,992)
	Ps.	42,972	57,162	46,955

	January 1, 2017		Additions	Disposals	December 31, 2017
Acquisition cost:
Molds	Ps.	25,820	3,507	(172)	29,155
Vehicles		31,244	12,575	(3,470)	40,349
Computers and equipment		36,663	13,064	(2,099)	47,628
Leasehold improvements		20,220	4,522	(810)	23,932
	Ps.	113,947	33,668	(6,551)	141,064

	January 1, 2017		Depreciation expense	Eliminated in disposals	December 31, 2017
Accumulated depreciation:
Molds	Ps.	(19,749)	(1,542)	172	(21,119)
Vehicles		(15,337)	(8,216)	2,339	(21,214)
Computers and equipment		(20,124)	(7,746)	1,371	(26,499)
Leasehold improvements		(11,782)	(3,782)	494	(15,070)
	Ps.	(66,992)	(21,286)	4,376	(83,902)
		December 31, 2017	Additions	Disposals	December 31, 2018
Acquisition cost:
Molds	Ps.	29,155	8,360	-	37,515
Vehicles		40,349	306	(39,053)	1,602
Computers and equipment		47,628	12,042	(30)	59,640
Leasehold improvements		23,932	560	-	24,492
	Ps.	141,064	21,268	(39,083)	123,249

	December 31, 2017		Depreciation expense	Eliminated in disposals	December 31, 2018
Accumulated depreciation:
Molds	Ps.	(21,119)	(1,844)	-	(22,965)
Vehicles		(21,214)	(3,162)	22,930	(1,444)
Computers and equipment		(26,499)	(10,014)	13	(36,500)
Leasehold improvements		(15,070)	(4,298)	-	(19,368)
	Ps.	(83,902)	(19,318)	22,943	(80,277)

Depreciation expense is included in operating expenses line in the combined statement of profit or loss and other comprehensive income.

No impairment losses on molds, equipment and leasehold improvements have been determined.

11.	Goodwill

	January 1, 2017		Additions	Disposals	December 31, 2017

Cost	Ps.	25,805	322,636	-	348,441

	December 31, 2017		Additions	Disposals	December 31, 2018
Cost	Ps.	348,441	-	-	348,441

Goodwill corresponds to the excess resulted between the consideration paid and the fair values of the net assets acquired at the date of acquisition paid by Betterware Latinoamérica Holding México, S.A. de C.V. (BLHM) and Strevo Holding, S.A. de C.V. as mentioned in Note 2.n.

Goodwill was generated by different legal entities and transmitted to the Group through the mergers carried out on November 30, 2002 and July 28, 2017, respectively.

For the purposes of impairment testing, goodwill has been allocated to one CGUs.

The recoverable amount of the CGU was based on fair value less costs of disposal, estimated using discounted cash flows. The fair value measurement was categorized as a Level 3 fair value based on the inputs in the valuation technique used.

The values assigned to the key assumptions represent management´s assessment of future trends in the relevant industries and have been based on historical data from both external and internal sources.

At December 31, 2018, 2017 and January 1, 2017, the estimated recoverable amount of the CGU exceeded its carrying amount.

The key assumptions used in the estimation of the recoverable amount are set out below. The values assigned to the key assumptions represent management’s assessment of future trends in the relevant industries and have been based on historical data from both internal and external sources.

In percent	2018	2017
Discount rate	15.7	16.3
Terminal Value Growth Rate	3.0	3.5
Budgeted EBITDA Growth Rate	14.8	13.5

The discount rate was a post-tax measurement estimated based on the historical industry average, weighted-average cost of capital and a market interest rate of 9%.

The cash flow projections included specific estimates for 5 years and a terminal growth rate thereafter. The terminal growth rate was determined based on management’s estimate of the long-term compound annual EBITDA growth rate, consistent with the assumptions that a market participant would make.

Budgeted EBITDA was estimated taking into account past experience and a revenue growth rate projected taking into account the average growth levels experienced over the past 5 years and the estimated sales volume and price growth for the next five years. It was assumed that the sales price would increase in line with forecast inflation over the next five years.

12.	Intangible assets

Acquisition cost:	January 1, 2017		Additions	Disposals	December 31, 2017

Brand	Ps.	-	253,000	-	253,000
Customer relationships		-	64,000	-	64,000
Software		-	-	-	-
Brands and logos rights		5,072	-	-	5,072

	Ps.	5,072	317,000	-	322,072

Accumulated amortization:	January 1, 2017		Depreciation expense	Eliminated in disposals	December 31, 2017

Customer relationships	Ps.	-	(18,133)	-	(18,133)
Brands and logos rights		(3,212)	(256)	-	(3,468)

	Ps.	(3,212)	(18,389)	-	(21,601)

Acquisition cost:	December 31, 2017		Additions	Disposals	December 31, 2018

Brand	Ps.	253,000	-	-	253,000
Customer relationships		64,000	-	-	64,000
Software		-	17,135	-	17,135
Brands and logos rights		5,072	1,137	-	6,209

	Ps.	322,072	18,272	-	340,344

Accumulated amortization:	December 31, 2017		Depreciation expense	Eliminated in disposals	December 31, 2018

Customer relationships	Ps.	(18,133)	(6,400)	-	(24,533)
Brands and logos rights		(3,468)	(244)	-	(3,712)

	Ps.	(21,601)	(6,644)	-	(28,245)

As of December 31, 2018 and 2017, a carrying amount of Ps. 253,000 for the value of “Betterware” brand is presented in the Combined Statements of Financial Position at those dates. Such brand was transmitted to the Group through a merger carried out on July 28, 2017 with Strevo Holding, S.A. de C.V. (a related party, under common control). Strevo Holding, S.A. de C.V. obtained such brand when acquiring the majority of the Group’s shares in March 2015.

As of December 31, 2018 and 2017, a carrying amount of Ps. 39,467 and Ps. 45,867, respectively, for the value of the Group’s intangible asset comprised of relationships with customers, is presented in the Combined Statements of Financial Position at those dates. Such intangible asset was transmitted to the Group through a merger carried out on July 28, 2017 with Strevo Holding, S.A. de C.V. previously discussed. This intangible asset has a useful life of ten years and it is being amortized on a straight line basis.

Additionally, as of December 31, 2018 and 2017, the intangible asset line in the combined statement of financial position includes Ps. 2,497 and Ps. 1,604, respectively, corresponding to paid rights related to registration of brands and logos before the intellectual property authorities. Such rights are valid during a defined period and therefore, are amortized over such useful lives.

Also, during 2018, the Group has started the development and implementation process of software related to inventory management and it is planned to be completed during the first quarter of 2019. The total expected costs is Ps. 21,265 and as of December 31, 2018, 80% complete of such cost has been incurred.

At each reporting date, the Group reviews the carrying amounts of its non-financial assets to determine whether there is any indication of impairment. If any such indication exists, then the asset’s recoverable amount is estimated. At December 31, 2018, 2017 and January 1, 2017, no indications of impairment has been identified.

In relation to impairment of intangible assets with indefinite useful life (brand), the Group estimates the recoverable amount of the intangible asset which is based on fair value less costs of disposal, estimated using discounted cash flows. The fair value measurement was categorized as a Level 3 fair value based on the inputs in the valuation technique used. Key assumptions are the same as those used for estimating the recoverable amount for Goodwill. See Note 11.

13.	Borrowings

	2018		2017	January 1, 2017
Line of credit with MCRF P, S.A. de C.V. SOFOM, E.N.R. of Ps. 600,000,000, bearing interest at a fixed rate of 13.10%. This line of credit is payable on a quarterly basis starting May 15, 2019 through May 15, 2023. BLSM Latino América Servicios, S.A. de C.V., is a guarantor in this loan.	Ps.	592,252	591,162	-

Secured line of credit with Banco Nacional de México, S.A. (Banamex), for up to Ps. 400,000, bearing interest at the TIIE rate plus 317 basis point. Withdrawals from this line of credit can be made during a 10-month period starting December 15, 2018, and are payable on a quarterly basis from December 17, 2019 up to December 18, 2025.		50,000	-	-

Unsecured line of credit with Banamex, for up to US$ 1,800, bearing interest at the LIBOR rate plus 300 basis point. Maturity was on March 31, 2018.		-	36,175	33,056

Line of credit of US$ 39,000, bearing interest at a fixed rate of 12.5%. This line of credit was due on March 12, 2020, with allowed prepayments beginning March 12, 2018. Betterware Controladora, S.A. de C.V. and BLSM Latino América Servicios, S.A. de C.V., were guarantors in this loan. On March 13, 2017 a US$ 6,000 prepayment was made, with prior authorization of the creditor. On May 10, 2017, the remaining balance of this loan was repaid.		-	-	805,896
Interest payable		11,227	10,043	34,269

Total debt		653,479	637,380	873,221

Less: Current portion		90,691	46,218	67,325

Long-term debt	Ps.	562,788	591,162	805,896

As of December 31, 2018, 2017 and January 1, 2017, the fair value of borrowings presented above, is considered to be similar to the book value (at amortized cost) determined by using the effective interest method.

Interest expense in connection with debt presented above is included in the interest expense line in the combined statement of profit or loss and other comprehensive income.

Reconciliation of movements of liabilities to cash flows arising from financing activities

The table below details changes in the Group’s liabilities arising from financing activities, including both cash and non-cash changes. Liabilities arising from financing activities are those for which cash flows were, or future cash flows will be, classified in the Group’s combined statement of cash flows as cash flows from financing activities.

	Long-term debt		Interest payable	Derivative financial instruments, net

Balances, January 1, 2017	Ps.	838,952	34,269	-
Changes that represent cash flows -
Loans obtained		600,087	-	-
Restricted cash		(20,087)	-	-
Payments		(745,251)	(142,431)	-
Commissions and debt issuance cost		(10,289)	-	-

Changes that do not represent cash flows -
Interest expense			118,205	-
Unrealized foreign exchange loss		(57,626)	-	-
Amortization of commissions and debt issuance cost		1,464	-	-

Balances, December 31, 2017 (1)		607,250	10,043	-
Changes that represent cash flows -
Loans obtained		50,667	-	-
Restricted cash		(2,001)	-	-
Payments		(36,829)	(85,159)	-
Commissions and debt issuance cost		(667)	-	-

Changes that do not represent cash flows -
Interest expense		-	86,343	-
Valuation effects of derivative financial instruments		-	-	16,629
Amortization of commissions and debt issuance cost		1,744	-	-
Balances, December 31, 2018 (1)		620,164	11,227	16,629

(1)	Balances in column “Long-term debt” in the table above, are netted with restricted cash balances as of December 31, 2018 and 2017. See Note 5 for details about restricted cash.

The Group’s long-term debt maturities as of December 31, 2018, are as follows:

Year	Amount

2020	Ps.	110,833
2021		110,833
2022		110,833
2023		205,081
2024		5,833
2025		19,375
	Ps.	562,788

The credits with financial institutions referred to above contain restrictive covenants, which require the Group (i) to continue to perform the same type of activities and businesses, maintaining their legal existence, (ii) complying with all applicable laws, (ii) having audited its combined financial statements by internationally recognized auditors authorized by the financial institution, (iii) paying all applicable taxes, (iv) obtaining all licenses and permits required by government to operate, (v) keeping assets and businesses insured against loss or damage, (vi) not to obtain additional loans exceeding Ps. 100,000 or 60% of earnings before interest, taxes, depreciation and amortization (EBITDA) of the immediately preceding year, (vii) not to incur liens on the Group’s assets, (viii) not to give or sell any rights of financial documents and (ix) not to pay dividends in an amount greater than Ps. 200,000. It is important to mention that debt may be contracted, or dividends may be paid in amounts greater than those stipulated in the contract if prior consent from such financial institution is obtained.

The line of credit agreement with MCRF P, S.A. de C.V. SOFOM, E.N.R. contains the following financial covenants:

a)	To maintain a leverage ratio equal to or lower than 3.5 from contract signing date (May 10, 2017) through December 31, 2017; 3.0 during the year 2018; and 2.5 from January 1, 2019, until the contract expiration date.

b)	To maintain a coverage interest ratio equal to or greater than 2.5 during all term of the contract.

c)	Not to maintain the equity book value lower than Ps. 100,000.

d)	To maintain a minimum cash and cash equivalents balance of Ps. 40,000

The line of credit agreement with Banamex contains the following financial covenants:

a)	To maintain a short-term debt coverage ratio not lower than 1.5.

b)	To maintain a total debt coverage ratio not greater than 3.0.

c)	To maintain a leverage ratio not greater than 7.0.

d)	To maintain a minimum cash and cash equivalents balance of Ps. 40,000

The Group was in compliance with all covenants as of January 1, 2017, December, 31, 2017, and December 31, 2018.

14.	Accounts payable to suppliers

Trade payables and accruals principally comprise amounts outstanding for trade purchases and ongoing costs.

The average credit period is 4 months, with no interest charged. The Group has financial risk management policies in place to ensure that all payables are paid within the pre-agreed credit terms.

The Group’s management considers that the carrying amount of trade payables approximates to their fair value.

15.	Income taxes

The Group is subject to ISR. Under the ISR Law, the rate for 2018 and 2017 was 30% and will continue to 30% and thereafter. The rate of current income is 30%.

Income tax recognized in profit or loss for the years ended December 31 was comprised of the following:

	2018		2017

Current tax	Ps.	158,545	92,209
Deferred tax (benefit) expense		(8,366)	4,742

	Ps.	150,179	96,951

Income tax expense recognized at the effective ISR rate differs from income tax expense at the statutory tax rate. Reconciliation of income tax expense recognized from statutory to effective ISR rate is as follows:

	2018		2017

Profit before income tax from continuing operations	Ps.	449,447	304,625
Tax rate		30%	30%
Income tax expense calculated at 30% statutory tax rate		134,834	91,388

Inflation effects, net		6,408	4,832
Non-deductible expenses		3,217	2,340
Other items, net		5,720	(1,609)

	Ps.	150,179	96,951

Realization of deferred tax assets depends on the future generation of taxable income during the period in which the temporary differences will be deductible. Management considers the reversal of deferred tax liabilities and projections of future taxable income to make its assessment on the realization of deferred tax assets. Based on the results obtained in previous years and in future profit and tax projections, Management considers that the deferred tax assets will be realized.

At December 31, 2018, the Group had no tax loss carryforwards.

Composition of deferred tax asset (liabilities) as well as the reconciliation of changes in deferred taxes balances for the years ended December 31, 2018 and 2017 is presented below:

Temporary differences	January 1, 2018		Recognized in profit or loss	Recognized in OCI	Goodwill	December 31, 2018

Deferred tax assets:
Expected credit loss	Ps.	2,499	(303)	-	-	2,802
Accruals and provisions		19,865	(6,838)	71	-	26,632
Financial derivative instruments		-	(4,989)	-	-	4,989
Equipment and leasehold improvements		2,857	2,783	-	-	74

Deferred tax liabilities:
Intangible assets		(89,660)	(1,920)	-	-	(87,740)
Inventories		(4,189)	2,003	-	-	(6,192)
Other assets and prepaid expenses		(10,294)	898	-	-	(11,192)

Net deferred tax (liability)	Ps.	(78,922)	(8,366)	71	-	(70,627)

Temporary differences	January 1, 2017		Recognized in profit or loss	Recognized in OCI	Goodwill	December 31, 2017

Deferred tax assets:
Expected credit loss	Ps.	1,394	(1,105)	-	-	2,499
Accruals and provisions		23,068	3,252	(49)	-	19,865
Financial derivative instruments		-	-	-	-	-
Equipment and leasehold improvements		(403)	(3,260)	-	-	2,857

Deferred tax liabilities:
Intangible assets		-	(800)	-	90,460	(89,660)
Inventories		(2,813)	1,376	-	-	(4,189)
Other assets and prepaid expenses		(5,085)	5,209	-	-	(10,294)

Net deferred tax asset (liability)	Ps.	16,161	4,672	(49)	90,460	(78,922)

16.	Provisions

	Commissions, promotions and other		Bonuses and other employee benefits	Professional Services Fees	Total

As of January 1, 2017	Ps.	39,469	3,148	959	43,576
Increases		115,841	32,490	21,924	170,255
Payments		(113,986)	(34,480)	(22,883)	(171,349)
As of December 31, 2017		41,324	1,158	-	42,482

Increases		247,282	56,854	30,704	334,840
Payments		(252,801)	(56,054)	(29,481)	(338,336)

As of December 31, 2018	Ps.	35,805	1,958	1,223	38,986

Commissions, promotions and other

Commissions, promotions and other includes commissions payable to the sales force for the last week of the year and is settled in the first week of the following year, additionally it includes the provision of exchange points obtained by distributors and associates for the sale of products, these points have a revolt where they are mostly used during the following year.

Bonuses and other employee benefits

Bonuses and other employee benefits includes annual performance bonuses as well as vacation provisions, vacation premium, savings fund, among others. They are mostly settled during the following year.

Professional Services Fees

Professional services fees includes the fees for services such as external audit, legal, internal audit, among others. Their revolt is annual.

17.	Derivative financial instruments

In connection with the secured line of credit contracted with Banamex as described in Note 13, and to mitigate the risks of future increases in interest rates, the Group entered into a derivative contract with Banamex, consisting in an interest rate swap. By using this interest rate swap, the Group sets interest rates from variable rates to fixed rates.

Further, in order to reduce the risks related to fluctuations in the exchange rate of US dollar, the Group uses derivative financial instruments such as forwards to adjust foreign currency exposures resulting from inventory purchases in US dollars.

An analysis of the derivative financial instruments contracted by the Group as of December 31, 2018, is as follows:

Instrument	Notional amount in thousands		Fair Value		Contract date	Maturity date	Rate received	Rate paid
Liabilities:
Interest rate swap	Ps.	50,000	Ps.	8,364	15/11/2018	15/12/2023	TIIE 28 days (1)	8.33%

					Average Strike Ps./US$	Maturity date
Forwards US Dollar-Mexican Peso	US$	24,414	Ps.	8,265	20.06	Weekly, through June 2019

Total Liabilities			Ps.	16,629

Non-current liability			Ps.	8,120

Total current liability			Ps.	8,509

(1) As of December 31, 2018, the 28-day TIIE rate was 8.5956%.

At December 31, 2017 the Group did not have derivative financial instruments contracted.

Recognition of the fair value of these derivative financial instruments for the year ended December 31, 2018 amounted to a loss of Ps. (16,629) which is included in the combined statements of comprehensive income as part of the caption “Valuation of derivatives, interest cost and other financial items, net”.

The maturities of the notional amount of the derivatives are as follows:

Instrument	Notional amount in thousands of	2019	2020	2021	2022	2023 and thereafter
Liabilities:
Interest rate swap	Ps.	1,458	5,833	5,833	5,833	31,043

Forwards US Dollar-Mexican Peso	US$	24,414	-	-	-	-

The Group does not apply hedge accounting and it recognizes changes in fair value in financial derivative instruments through profit or loss.

18.	Employee benefits

Post-employment benefits –

The Group recognizes the benefit regarding to the Seniority Premium from the employees. This benefit is determined considering the years of service and the compensation amount from the employees.

The components of the defined benefit liability for the years ended at December 31, 2018, 2017 and at January 1, 2017 are as follows:

a)	Movement in net defined liability –

The following table shows a reconciliation from the opening balances to the closing balances for the net defined benefit liability and its components:

	2018		2017

Balance at January 1	Ps.	1,283	935

Included in profit or loss:
Current service cost		441	316
Interest cost		92	66

Net cost of the period		533	382

Included in OCI:
Actuarial (gain) loss		(165)	115
Income Tax Effect		(71)	50

Other:
Benefits paid		(225)	(199)

Balance as of December 31	Ps.	1,355	1,283

b)	Actuarial assumptions –

The following were the principal actuarial assumptions at the reporting date (expressed as weighted averages):

			January 1,
	2018	2017	2017

Financial:
Future salary growth	4.8%	4.5%	4.5%
Discount rate	9.2%	7.4%	7.1%
Demographic:
Number of employees	684	622	516
Age average	35 years	36 years	36 years
Longevity average	2 years	2 years	3 years

c)	Sensitivity analysis –

Reasonably possible changes at the reporting date to one of the relevant actuarial assumptions, holding other assumptions constant, would have affected the defined benefit obligation considering a change of ±0.50% in the discount rate.

Increase /	Effects at		Effects at
Decrease in the	December 31,		December 31,
Discount rate	2018		2017

+0.50%	Ps.	(93)	(89)
-0.50%	103		99

The most recent actuarial valuation of the present value of the defined benefit obligation was carried out as of December 31, 2018 by an independent actuary. The present value of the defined benefit obligation, and the related current service cost and past service cost, were measured using the projected unit credit method.

19.	Financial Instruments

Set out below is the categorization of the financial instruments, excluding cash and cash equivalents, held by the Group as of December 31, 2018 and 2017, as well as the indication of fair value hierarchy level, when applicable:

Accounting classification and fair values

As of December 31, 2018	Receivables, Payables, and Loans		Fair value through profit or loss	Fair value hierarchy level

Financial Assets -
Trade receivables	Ps.	198,776	-	-
Other receivables		536	-	-
Total		199,312	-
Financial Liabilities -
Debt		653,479	-	-
Accounts payable		445,241	-	-
Financial derivative instruments		16,629	16,629	2

Total		1,115,349	16,629

As of December 31, 2017	Receivables, Payables, and Loans		Fair value through profit or loss	Fair value hierarchy level

Financial Assets -
Trade receivables	Ps.	147,933	-	-
Other receivables and related parties		2,108	-	-
Total		150,041	-
Financial Liabilities -
Debt		637,380	-	-
Accounts payable		211,071	-	-
Financial derivative instruments		-	-	-

Total		848,451	-

Measurements of fair values

Fair value hierarchy levels 1 to 3 are based on the degree to which the fair value is observable:

●	Level 1 fair value measurements are those derived from quoted prices (unadjusted) in active markets for identical assets or liabilities;

●	Level 2 fair value measurements are those derived from inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices); and

●	Level 3 fair value measurements are those derived from valuation techniques that include inputs for the asset or liability that are not based on observable market data (unobservable inputs).

As previously discussed, some of the Group´s financial liabilities are measured at fair value at the end of each reporting period. The following table gives information about how the fair values of these financial liabilities are determined (in particular, the valuation technique(s) and inputs used).

Financial assets/ financial liabilities	Valuation technique(s) and key input(s)	Significant unobservable input(s)	Relationship and sensitivity of unobservable inputs to fair value
Foreign currency forward contracts and interest rate swaps (Note 17)	Discounted cash flow.
	Future cash flows are estimated based on forward exchange rates (from observable forward exchange rates at the end of the reporting period) and contract forward rates, discounted at a rate that reflects the credit risk of various counterparties.	N/A	N/A

There were no transfers between Level 1 and 2 during the current or prior year.

Fair value of debts that are not measured at fair value (but fair value disclosures are required)

The fair value of the instruments classified as Level 2 (see above) was calculated using the discounted cash flow method. Mexican Risk-free rate adjusted by credit risk was used for discounting future cash flows.

Financial risk management

The Group’s Treasury function provides services to the business, coordinates access to domestic and international financial markets, monitors and manages the financial risks relating to the operations of the Group through internal risk reports which analyses exposures by degree and magnitude of risks. These risks include market risk (including currency risk, interest rate risk, and price risk), credit risk, liquidity risk.

The Group seeks to minimize the effects of these risks by using derivative financial instruments to hedge these risk exposures. The use of financial derivatives is governed by the Group’s policies approved by the board of directors, which provide written principles on foreign exchange risk, interest rate risk, credit risk, the use of financial derivatives and non-derivative financial instruments, and the investment of excess liquidity. Compliance with policies and exposure limits is reviewed by the internal auditors on a continuous basis. The Group does not enter into or trade financial instruments, including derivative financial instruments, for speculative purposes.

Market risk

The Group’s activities expose it primarily to the financial risks of changes in foreign currency exchange rates and interest rates (see below). The Group enters into a variety of derivative financial instruments to manage its exposure to interest rate and foreign currency risk, including:

●	In order to reduce the risks related to fluctuations in the exchange rate of foreign currency, the Group uses derivative financial instruments such as forwards to adjust exposures resulting from foreign exchange currency.

●	Additionally, the Group occasionally uses interest rate swaps to adjust its exposure to the variability of the interest rates or to reduce their financing costs. The Group’s practices vary from time to time depending on judgments about the level of risk, expectations of change in the movements of interest rates and the costs of using derivatives. See Note 17 for disclosure of the fair value of derivatives as of December 31, 2017 and 2018.

Foreign currency risk management

The Group undertakes transactions denominated in foreign currencies, mainly U.S. dollars; consequently, exposures to exchange rate fluctuations arise. Exchange rate exposures are managed within approved policy parameters utilizing forward foreign exchange contracts.

The carrying amounts of the Group’s U.S. dollars denominated monetary assets and monetary liabilities at the reporting date are as follows:

	2018		2017	January 1, 2017

Assets	US$	1,294	5,546	2,188
Liabilities		(12,075)	(8,789)	(46,208)

Net position	US$	(10,781)	(3,243)	(44,020)
Exchange rates at each reporting date		19.6566	19.7354	20.6640

Foreign currency sensitivity analysis

The Group is mainly exposed to the U.S. Dollar. For sensitivity analysis purposes, the Group has determined a 10 percent increase and decrease in currency units against the U.S. dollar. 10 percent is the sensitivity rate used when reporting foreign currency risk internally to key management personnel and represents management’s assessment of the reasonably possible change in foreign exchange rates. The sensitivity analysis includes only outstanding foreign currency denominated monetary items and adjusts their translation at the year-end for a 10 percent change in foreign currency rates. The sensitivity analysis includes external loans as well as loans to foreign operations within the Group where the denomination of the loan is in a currency other than the currency of the lender or the borrower. A positive number below indicates an increase in profit where currency units strengthen 10 percent against the relevant currency. For a 10 percent weakening of currency units against the relevant currency, there would be a comparable impact on the profit, and the balances below would be negative.

	2018		2017	January 1, 2017

Profit	Ps.	21,196	6,393	90,969

Foreign exchange forward contracts

It is the policy of the Group to enter into foreign exchange forward contracts to manage the foreign currency risk associated with anticipated purchase transactions out to 6 months. Basis adjustments are made to the initial carrying amounts of inventories when the anticipated purchases take place.

See Note 17 with details on foreign currency forward contracts outstanding at the end of the reporting period. Foreign currency forward contract liabilities are presented in the line ‘Derivative financial instruments’ (liabilities) within the combined statement of financial position.

The Group has entered into contracts to purchase raw materials from suppliers in China, being such purchases denominated in U.S. dollars. The Group has entered into foreign exchange forward to hedge the exchange rate risk arising from these anticipated future purchases.

Interest rate risk management

The Group is exposed to interest rate risk because the Group borrows funds at variable interest rates. The risk is managed by the Group by maintaining an appropriate mix between fixed and variable rate borrowings, and by the use of interest rate swap contracts. Hedging activities are evaluated regularly to align with interest rate views and defined risk appetite; ensuring the most cost-effective hedging strategies are applied.

The Group’s exposures to interest rates on financial assets and financial liabilities are detailed in the liquidity risk management section of this note.

Interest rate sensitivity analysis

The sensitivity analyses below have been determined based on the exposure to interest rates at the reporting date. For floating rate liabilities, the analysis is prepared assuming the amount of liability outstanding at reporting date was outstanding for the whole year. A one per cent increase or decrease is used when reporting interest rate risk internally to key management personnel and represents management’s assessment of the reasonably possible change in interest rates.

If interest rates had been one per cent higher/lower and all other variables were held constant, the Group’s profit for the year ended December 31, 2018 would decrease/increase by Ps. 500. This is attributable to the Group’s exposure to interest rates on its variable rate borrowing as described in Note 13.

Interest rate swap contracts

Under interest rate swap contracts, the Group agrees to exchange the difference between fixed and variable rate interest amounts calculated on agreed notional principal amounts. Such contracts enable the Group to mitigate the risk of changing interest rates on the cash flow exposures on the issued variable rate debt held. The fair value of interest rate swaps at the reporting date is determined by discounting the future cash flows using the curves at the reporting date and the credit risk inherent in the contract, and is disclosed in Note 17. The average interest rate is based on the outstanding balances at the end of the financial year.

Credit risk management

The Group’s exposure to credit risk is not significant as there is no substantial sales concentration on a limited number of customers. On the contrary, the concentration of credit risk is limited due to the fact that the customer base is large and unrelated, spread across diverse geographical areas. Credit policy has been implemented for each customer establishing purchase limits. Customers who do not satisfy the credit references set out by the Group, can only carry out transactions with the Group through prepayment.

See Note 6 for further details on Trade Receivables and allowance for doubtful accounts.

Collateral held as security and other credit enhancements

The Group does not hold any collateral or other credit enhancements to cover its credit risks associated with its financial assets.

Overview of the Group’s exposure to credit risk

Credit risk refers to the risk that a counterparty will default on its contractual obligations resulting in a financial loss to the Group. As at 31 December 2018, the Group’s maximum exposure to credit risk without taking into account any collateral held or other credit enhancements, which will cause a financial loss to the Group due to failure to discharge an obligation by the counterparties and financial guarantees provided by the Group arises from the carrying amount of the respective recognized financial assets as stated in the combined statement of financial position.

For trade receivables, the Group has applied the simplified approach in IFRS 9 to measure the loss allowance at lifetime ECL. The Group determines the expected credit losses on these items by using a provision matrix, estimated based on historical credit loss experience based on the past due status of the debtors, adjusted as appropriate to reflect current conditions and estimates of future economic conditions. Accordingly, the credit risk profile of these assets is presented based on their past due status in terms of the provision matrix. Note 6, includes further details on the loss allowance for these assets respectively.

Liquidity risk management

The ultimate responsibility for liquidity risk management rests with the board of directors, which has established an appropriate liquidity risk management framework for the management of the Group’s short, medium and long-term funding and liquidity management requirements. The Group manages liquidity risk by maintaining adequate reserves, banking facilities, and reserve borrowing facilities, by continuously monitoring the forecast and actual cash flows, and by matching the maturity profiles of financial assets and liabilities. Details of additional undrawn facilities that the Group has at its disposal to further reduce liquidity risk are set out below.

Liquidity and interest risk tables

The Group manages its liquidity risk by maintaining adequate reserves of cash and bank credit lines available and consistently monitoring its projected and actual cash flows. Long-term debt maturities are presented in Note 13.

The Group has access to financing facilities as described below, of which Ps. 350,000 were unused at the reporting date (2017: were fully used). The Group expects to meet its other obligations from operating cash flows and proceeds of maturing financial assets.

Bank credit lines	December 31, 2018		December 31, 2017

Amount used	Ps.	650,000	636,175
Amount not used		350,000	-

Total credit lines	Ps.	1,000,000	636,175

The following tables detail the Group’s remaining contractual maturity for its non-derivative financial liabilities with agreed repayment periods. The tables have been drawn up based on the undiscounted cash flows of financial liabilities based on the earliest date on which the Group can be required to pay. The table includes both interest and principal cash flows.

The contractual maturity is based on the earliest date on which the Group may be required to pay.

As of December 31, 2018	Less than 1 year		Over 1 year and less than 5 years	Over 5 years	Total

Accounts payable to suppliers	Ps.	445,241	-	-	445,241
Derivative financial instruments		8,509	8,120	-	16,629
Long-term debt		78,750	536,073	25,208	640,031

	Ps.	532,500	544,193	25,208	1,101,901

As of December 31, 2017	Less than 1 year		Over 1 year and less than 5 years	Over 5 years	Total

Accounts payable to suppliers	Ps.	211,071	-	-	211,071
Long-term debt		36,175	591,491	-	627,666

	Ps.	247,246	591,491	-	838,737

Capital risk management

The Group manages its capital to ensure that entities in the Group will be able to continue as going concerns while maximizing the return to shareholders through the optimization of the debt and equity balance. The Group’s overall strategy remains unchanged from 2017.

The capital structure of the Group consists of net debt (borrowings disclosed in Note 13 after deducting cash and bank balances) and net parent investment of the Group (comprising issued capital and retained earnings).

20.	Net parent investment

Net parent investment as of December 31, 2018, 2017 and January 1, 2017 is integrated as follows:

Net parent investment	2018		2017	January 1, 2017

Capital stock	Ps.	55,985	153,851	66,534
Retained earnings (deficit)		24,235	25,046	(7,827)
Other comprehensive income		45	(120)	(5)

	Ps.	80,265	178,777	58,702

Net parent investment as of December 31, by number of shares, is integrated as follows:

	Betterware de México, S.A. de C.V.		BLSM Latino América Servicios, S.A. de C.V.
	2018	2017	2018	2017

Fixed capital	5,000	5,000	5,000	5,000
Variable capital	5,032,939	4,786,193	3,654,378	3,475,150

	5,037,939	4,791,193	3,659,378	3,480,150

Common stock is represented by common shares, with a par value of Ps. 10 in regard to fixed capital and without par value in case of variable capital, fully subscribed and paid. Variable capital is unlimited.

On July 28, 2017, Extraordinary General Shareholders’ Meeting of Betterware de México, S.A. de C.V. (“BWM”) agreed to merge BWM, as a merging company, with Betterware Controladora, S.A. de C.V. and Strevo Holding, S.A. de C.V. (“SH”, controlling company of BWC and in turn, subsidiary of Campalier, S.A. de C.V.), as merged companies. The merger was carried out based on balances as of July 28, 2017, so as of that date, the merged entities ceased to exist. In accordance with the LGSM, upon the merger becoming effective, all of the assets, liabilities, rights, and obligations of the merged companies were incorporated into the merging company, without reservations or limitations. As a result of this, the capital stock of BWM increased by Ps. 87,317, retained earnings decreased by Ps. 174,801 and net stockholders’ equity decreased by Ps. 87,484.

On February 13, 2018, the Ordinary General Shareholders’ Meeting of BWM agreed to reduce the capital stock by Ps. 97,921. On December 5, 2018, as part of the unanimous resolutions adopted outside the Shareholders’ Meeting, it was agreed to increase capital stock by Ps. 20.

On December 4, 2017, the Ordinary General Shareholders’ Meeting of BLSM agreed to increase capital stock by Ps. 15. On December 5, 2018, as part of the unanimous resolutions adopted outside the Shareholders’ Meeting, it was agreed to increase capital stock by Ps. 20.

Retained earnings

On February 13, 2018, the Ordinary General Shareholders’ Meeting approved dividends payment from retained earnings for an amount of Ps. 79,080, which were paid in cash. Part of this amount (Ps. 46,696) was paid to Campalier, S.A. de C.V. (ultimate parent company) based on its equity interest.

On November 28, 2018, the Ordinary General Shareholders’ Meeting approved payment of dividends from profits generated in the year, for an amount of Ps. 111,000, which were paid in cash. Part of this amount (Ps. 65,545) was paid to Campalier, S.A. de C.V. (ultimate parent company) based on its equity interest.

On December 4, 2018, the Ordinary General Shareholders’ Meeting approved payment of dividends from profits generated in the year, in the amount of Ps. 110,000. From this amount, Ps. 45,045 was paid in cash; while the remaining for Ps. 64,955 was paid on March 31, 2019, hence is included as a liability in these combined financial statements.

Legal reserve

Retained earnings include the statutory legal reserve. The Mexican General Corporate Law requires that at least 5% of net income of the year be transferred to the legal reserve until the reserve equals 20% of common stock at par value (historical pesos). The legal reserve may be capitalized but may not be distributed unless the Group is dissolved. The legal reserve must be replenished if it is reduced for any reason. As of December 31, 2018 and 2017, the legal reserve, in historical pesos, was Ps. 8,571 and it is included in retained earnings.

21.	Earnings per share

The amount of basic earnings per share is calculated by dividing the net income for the year attributable to shareholders of the parent’s ordinary shares by the weighted average of the ordinary shares outstanding during the year.

The amount of diluted earnings per share is calculated by dividing the net profit attributable to shareholders of the parent’s ordinary shares (after adjusting it due to interest on convertible preferred shares) by the weighted average of ordinary shares outstanding during the year plus the weighted average of common shares that would have been issued at the time of converting all diluted potential ordinary shares into ordinary shares. As of December 31, 2018, 2017 and January 1, 2017, the entity has no diluted earnings per share.

The following table shows the income and share data used in the calculation of basic earnings per share:

	December 31, 2018	December 31, 2017	January 1, 2017
Net Profit (in thousands of pesos) Attributable to shareholders	299,268	207,674	(22,286)

Shares (in thousands of shares) Weighted Average of outstanding shares	8,307	5,820	4,884

Basic net income per share of continued operations (Pesos per share)	36.05	35.68	(4.56)

22.	Related parties balances and transactions

Balances and transactions between the Group and its combined Group, which are related parties, have been eliminated on consolidation and are not disclosed in this note. Details of transactions between the Group and other related parties are disclosed below.

Key management personnel compensation comprised short-term employee benefits by Ps.28,800 and Ps.27,360 as of December 31, 2018 and December 31, 2017, respectively. Compensation of the Entities’ key management personnel includes salaries and non-cash benefits. No long-term employee benefits were paid to key management personnel during 2018 and 2017.

Transactions

During 2017, the Group and combined Group entered into the following transactions with related parties that are not members of the Group:

Interest income	2017

Strevo Holding, S.A. de C.V. (i)	Ps.	18,650
Betterware Controladora, S.A. de C.V. (i)		316

Total	Ps.	18,966

(i)	Merged with the Group on July 28, 2017

During 2018, the Group and combined Group did not carry out transactions with related parties that are not members of the Group.

The following balances were outstanding at the end of the reporting period:

Trade accounts receivable from related parties	2018		2017	January 1, 2017

Strevo Holding, S.A. de C.V. (i)	Ps.	-	-	586,516
Betterware Controladora, S.A. de C.V. (i)		-	-	16,441
Campalier, S.A. de C.V.		-	22	-

	Ps.	-	22	602,957
Less: Current portion		-	22	16,783
Long-term		-	-	586,174

(i) Balances were canceled as a result of the merger with the Group on July 28, 2017. Also see Note 20.

23.	Revenue and operating expenses

Revenue –

Nature of goods and services

The following is a description of principal activities form which the Group generates its revenue:

Products and services	Nature, timing of satisfaction of performance obligations and significant payment terms
Home products

The revenue recognition from sales of home products are recognized at a point in time when the customers took delivery of the products and formally accepted. The Customers are allowed to return the products (only if such products have issues identified).

Invoices are generated at the shipment date and payment term is 15 days to 30 days. See Note 2.t for further details.

Disaggregation of revenue

The revenue recognized during 2018 and 2017, is totally obtained in the only geographical market in Mexico. A disaggregation of revenue is presented below, and are recognized at a point in time.

	2018		2017

Kitchen	Ps.	548,432	354,903
Home		360,595	223,383
Bathroom		324,535	203,831
Laundry & Cleaning		308,359	186,708
Food Preservation		272,563	129,141
Bedroom		254,066	198,871
BW Contigo		196,439	105,957
Personal Care		51,726	46,910

	Ps.	2,316,716	1,449,705

Contract balances

At December 31, 2018, and 2017 and at January 1, 2017, the Group does not identify significant costs to obtain/fulfill a contract that requires to be capitalized as an asset. Consequently, the Group did not perform any analysis in order to identify possible impairment losses. See Notes 3.a. and 6 about the new expected credit loss model applicable to all financial assets measured at amortized cost.

Transaction price allocated to the remaining performance obligations

The Group applies the practical expedient in paragraph C5(c) of IFRS 15 and does not disclose the amount of the transaction price allocated to the remaining performance obligations and an explanation of when the Group expects to recognize that amount as revenue.

Operating expenses –

Operating expenses by nature, for the years ended December 31, 2018 and 2017 are as follows:

	2018		2017

Cost of personnel services and other employee benefits	Ps.	332,878	227,597
Distribution cost		102,397	63,283
Sales catalog		92,931	66,562
Packing materials		46,976	27,258
Events, marketing and advertising		35,253	21,513
Bank Fees		30,934	24,174
Promotions for the sales force		24,492	2,417
Rent expense, operating leases		20,269	11,794
Depreciation and amortization		25,960	24,209
Impairment loss on trade accounts receivables		18,699	16,243
Travel expenses		17,254	14,974
Commissions and professional fees		8,335	8,444
Other		50,121	52,270

	Ps.	806,499	560,738

24.	Segment information

Information reported to the Chief Operating Decision Maker (“CODM”) for the purposes of resource allocation and assessment of business performance focuses on the Group as a whole and with main strategies on a company-wide basis vision. As discussed in Note 1, the Group is focused on the home organization segment which product portfolio includes home organization, kitchen preparation, food containers, and practical furniture, among other categories. The Group’s offer of its products goes to sales force through 9 catalogs over the year, and it is the same offer, prices, and promotions for all distributors throughout the country. As such, no reporting on segment information is deemed necessary to assess the Group performance given its business model and current operation.

In addition to the above, the Group obtains all its revenue from the Mexican market, therefore no geographic information is disclosed. Also, Group considers that there are no major customers, and therefore, no concentration risks exist given the nature of the business and the sale of its products through a significant number of distributors.

25.	Commitments

Leasing arrangements

The Group leases warehouses and administrative office space under operating leases that expire on December 31, 2019. Rental expense for the years ended December 31, 2018 and 2017 was Ps. 14,169 and Ps. 11,794, respectively.

The Group leases a fleet of cars for its sales staff and qualified employees operating leases with different expiration dates being the latest date in November 2022. Rental expense for the years ended December 31, 2018 was Ps. 6,100.

During 2017, the Group did not lease a fleet of cars. Non-cancellable operating lease commitments in connection with the fleet of cars are presented below:

	2018

Not later than 1 year	Ps.	9,072
Later than 1 year and not later than 5 years		17,872

	Ps.	26,944

The Group as guarantor

The Betterware was jointly and severally liable for a bank loan granted by Banamex, S.A. to Spacio Hogar, S.A. de C.V., which was paid in June 2017.

26.	Contingent liabilities

The Group is a party to various legal actions in the normal course of its business. The Group is not involved in or threatened by proceedings for which the Group believes it is not adequately insured or indemnified or which, if determined adversely, would have a material adverse effect on its combined financial position, results of operations and cash flows.

Additional taxes payable could arise in transactions with related parties if the tax authority, during a review, believes that prices and amounts used by the Group are not similar to those used with or between independent parties in comparable transactions.

In accordance with the current tax legislation, the authorities have the power to review up to five fiscal years prior to the last income tax return filed.

On August 12, 2014, the International Inspection Administration “4” (AFI), under the Central Administration of International Control, attached to the General Administration of Large Taxpayers of the Tax Administration Service (“SAT”), requested the Group, with respect to 2010 year, information regarding income tax, which was provided at the time. On February 20, 2017, the final agreement was signed with the Taxpayer Advocacy Office (“PRODECON”) regarding this SAT review. On March 2, 2017, SAT notified the Group about certain issues on which an agreement was not reached. As a result, the Group filed a lawsuit for annulment before such SAT resolution, which is in progress as of the date of issuance of these combined financial statements. The Group’s Management believes that tax credits will not arise as a result of this matter.

27.	Subsequent events

On March 11, 2019 the Group paid dividends for Ps. 65,955 and on May 30, 2019 paid additional dividends for Ps. 128,000.

On April 19, 2019 the Group withdrew from its credit line facility with Banamex a total amount of Ps. 9,000.

On May 10, 2019, the lawsuit for annulment before SAT resolution mentioned on note 26 was finalized with a favorable result for the Group.

On May 15, 2019, the Group paid its first installment of the long term debt to MCRF P, S.A. de C.V. SOFOM, E.N.R by an amount of Ps. 26,250. See note 13.

On May 20, 2019 the Group withdrew from its credit line facility with Banamex a total amount of Ps. 3,000.

On June 20, 2019 the Group withdrew from its credit line facility with Banamex a total amount of Ps. 9,500.

The Group is in the process of building a distribution center, which is the purpose for which a long-term loan agreement with Banamex was signed. The Group estimates to complete the construction of this distribution center in the second quarter of 2020. As of the date of issuance of these combined financial statements, payments related to this construction process amounted Ps. 59,000, which includes the acquisition of land of fifty thousand square meters.

28.	Explanation of transition to IFRS

As stated in note 2.a, these are the Group’s first combined financial statements prepared in accordance with IFRS.

The accounting policies set out in Note 2 have been consistently applied in preparing the combined financial statements for the year ended December 31, 2018, the comparative information presented in these combined financial statements for the year ended December 31, 2017 and in the preparation of an opening IFRS combined statement of financial position at January 1, 2017 (the Group’s date of transition to IFRS). In preparing its opening IFRS combined statement of financial position, the Group has corrected errors reported previously in the combined financial statements prepared in accordance with Mexican Financial Reporting Standards (referred to as “Mexican FRS” or Previous GAAP). Estimations made for IFRS purposes are consistent with Mexican FRS at the reporting dates. An explanation of how the transition from Mexican FRS to IFRSs has affected the Group’s financial position, financial performance and cash flows is displayed in the following tables and the notes that accompany the tables.

(Continued in the following page)

Effect of IFRS adoption for the combined statement of financial position –

		As of January 1, 2017								As of December 31, 2018
		(date of transition)				As of December 31, 2017				(end of last period presented under Mexican FRS)
In thousands of Mexican Pesos (“Ps.”)	Notes	Mexican FRS	Previous GAAP Error Correction	Effect of transition to IFRS	Opening IFRS combined balances	Mexican FRS	Previous GAAP Error Correction	Effect of transition to IFRS	IFRS	Mexican FRS	Previous GAAP Error Correction	Effect of transition to IFRS	IFRS
Assets
Current Assets:
Current assets other than other assets	e	474,867	-	-	474,867	574,690	-	(20,087)	554,603	743,272	-	(22,088)	721,184
Other assets	a	9,630	(5,837)	-	3,793	14,742	(9,394)	-	5,348	23,925	(15,258)	-	8,667
Total current assets		484,497	(5,837)	-	478,660	589,432	(9,394)	(20,087)	559,951	767,197	(15,258)	(22,088)	729,851

Trade accounts receivable from related parties, long-term		586,174	-	-	586,174	-	-	-	-	-	-	-	-
Molds, equipment and leasehold improvements, net		46,955	-	-	46,955	57,162	-	-	57,162	42,972	-	-	42,972
Deferred income tax	a, f, g	18,723	(767)	(1,795)	16,161	-	-	-	-	2,943	-	(2,943)	-
Intangible assets	b, c, i	1,860	-	-	1,860	311,603	(11,133)	-	300,470	329,632	(17,533)	-	312,099
Goodwill	i	25,805	-	-	25,805	393,241	(44,800)	-	348,441	393,241	(44,800)	-	348,441
Other assets	d	1,299	-	-	1,299	1,330	-	20,087	21,417	2,148	-	22,088	24,236
Total assets		1,165,313	(6,604)	(1,795)	1,156,914	1,352,768	(65,327)	-	1,287,441	1,538,133	(77,591)	(2,943)	1,457,599

Liabilities
Current liabilities other than Provisions, Value-added tax payable and Derivative Financial Instruments		231,762	-	-	231,762	374,283	-	-	374,283	669,325	-	-	669,325
Provisions	a	46,200	(2,624)	-	43,576	36,971	5,511	-	42,482	15,305	23,681	-	38,986
Value-added tax payable	e	21,808	(5,765)	-	16,043	26,600	(6,067)	-	20,533	23,365	(5,741)	-	17,624
Derivative financial instruments	k	-	-	-	-	-	-	-	-	-	8,509	-	8,509
Total current liabilities		299,770	(8,389)	-	291,381	437,854	(556)	-	437,298	707,995	26,449	-	734,444

Non-current liabilities:
Employee benefits	g, h	5,187	-	(4,252)	935	5,796	-	(4,513)	1,283	7,164	-	(5,809)	1,355
Derivative financial instruments	l	-	-	-	-	-	-	-	-	-	8,120	-	8,120
Deferred income tax	a, g, h, b, i	-	-	-	-	83,523	(19,752)	15,151	78,922	91,938	(32,051)	10,740	70,627
Borrowings	I	805,896	-	-	805,896	590,745	-	417	591,162	561,282	-	1,506	562,788
Total non-current liabilities		811,083	-	(4,252)	806,831	680,064	(19,752)	11,055	671,367	660,384	(23,931)	6,437	642,890
Total liabilities		1,110,853	(8,389)	(4,252)	1,098,212	1,117,918	(20,308)	11,055	1,108,665	1,368,379	2,518	6,437	1,377,334

Total Net Parent investment	a, f, g, h, b, l	54,460	1,785	2,457	58,702	234,850	(45,019)	(11,055)	178,776	169,754	(80,109)	(9,380)	80,265
Total liabilities and net parent investment		1,165,313	(6,604)	(1,795)	1,156,914	1,352,768	(65,327)	-	1,287,441	1,538,133	(77,591)	(2,943)	1,457,599

Reconciliation of Net Parent Investment –

In thousands of Mexican Pesos (“Ps.”)	Notes	As of January 1, 2017 (date of transition)	As of December 31, 2017	As of December 31, 2018 (end of last period presented under Mexican FRS)
Total Net Parent Investment under Mexican FRS.		54,460	234,850	169,754
Derecognition of other assets due to previous GAAP error	a	(5,837)	(9,394)	(15,258)
Correction of error - provision cost of promotional points program and value-added tax payable	a	8,389	556	(17,940)
Derecognition of employee benefits and deferred PTU, under previous GAAP	g	4,443	5,566	6,379
Recognition of employee benefits under IAS 19	f	(935)	(1,119)	(1,591)
Remeasurement effect of defined benefit obligation in OCI	f	-	(165)	236
Correction of error from the derecognition of brand revaluation	b	-	(57,000)	(57,000)
Additional amortization of debt issuance cost	g	-	(417)	(1,506)
Amortization of intangible asset regarding relationships with customer	k	-	(18,133)	(24,533)
Recognition of derivative financial instruments	d	-	-	(16,629)
Total pre-tax adjustments		6,060	(80,106)	(127,842)
Tax effects of the above adjustments		(1,818)	24,032	38,353
Total adjustments to net parent investment		4,242	(56,073)	(89,489)
Total Net Parent Investment under IFRS		58,702	178,776	80,265

IFRS adoption effects for the combined statement of comprehensive income for the years ended December 31, 2017 and 2018

						Year ended December 31, 2018
		Year ended December 31, 2017				(the latest period presented under Mexican FRS)
In thousands of Mexican Pesos (“Ps.”)	Notes	Mexican FRS	Previous GAAP Error Correction	Effect of transition to IFRS	IFRS	Mexican FRS	Previous GAAP Error Correction	Effect of transition to IFRS	IFRS

Net revenue	a, j	1,468,229	(7,663)	(10,861)	1,449,705	2,369,950	(15,428)	(37,806)	2,316,716
Cost of sales		558,105	-	-	558,105	958,469	-	-	958,469

Gross profit		910,124	(7,663)	(10,861)	891,600	1,411,481	(15,428)	(37,806)	1,358,247

Operating expenses	a, f, g, j,c	566,142	3,727	(9,131)	560,738	829,479	8,931	(31,910)	806,500

Operating income		343,982	(11,390)	(1,730)	330,862	582,002	(24,359)	(5,896)	551,747

Financing income (cost):
Interest expense	h	(117,788)	-	(417)	(118,205)	(85,254)	-	(1,089)	(86,343)
Interest income		20,754	-	-	20,754	6,707	-	-	6,707
Foreign exchange gain, net		71,214	-	-	71,214	(6,036)	-	-	(6,036)
Unrealized loss in valuation of derivative financial instruments	d	-	-	-	-	-	(16,629)	-	(16,629)
Financing cost, net		(25,820)	-	(417)	(26,237)	(84,583)	(16,629)	(1,089)	(102,301)
Profit before income tax		318,162	(11,390)	(2,147)	304,625	497,419	(40,988)	(6,985)	449,446

Income taxes:
Current		92,209	-	-	92,209	158,545	-	-	158,545
Deferred	a, f, g, h, c, d	8,804	(3,417)	(645)	4,742	6,026	(12,296)	(2,096)	(8,366)
Total income taxes		101,013	(3,417)	(645)	96,951	164,571	(12,296)	(2,096)	150,179
Profit of the year		217,149	(7,973)	(1,502)	207,674	332,848	(28,692)	(4,889)	299,267

Other comprehensive income:
Remeasurement of defined benefit obligation	g	-	-	(115)	(115)	-	-	165	165

Total comprehensive income		217,149	(7,973)	(1,617)	207,559	332,848	(28,692)	(4,724)	299,432

Previous GAAP Error Corrections

The following adjustments refer to error corrections coming from prior periods. These adjustments, along with the related effects on deferred income taxes are the result of accounting policies incorrectly applied under Mex FRS:

a.	The Group, while still under Mexican FRS, incorrectly recognized the cost of its promotional points program as a deferred cost in the combined statements of financial position within the Other Assets’ (non-current) line item. These promotional points were, in fact, not subject to capitalization under Mexican FRS but rather should have been expensed based on the analysis of the historical redemption pattern.

The derecognition of the asset in order to correct the error has been presented as a component of Selling Expenses in the combined statement of profit or loss and other comprehensive income.

In addition, the Group recalculated its provision for the cost of promotional points program at the reporting dates based on historical data and further adjusted the amount to appropriately recognize the deferred revenue associated to this program.

The effects of these error corrections on the combined statement of profit or loss and comprehensive income, and combined statement of financial position, are presented below:

In thousands of Mexican Pesos (“Ps.”)	As of January 1, 2017	Year ended December 31, 2017	Year ended December 31, 2018
Combined statement of profit or loss and comprehensive income

Net revenue	-	(7,663)	(15,428)
Operating expenses	-	3,727	8,930
Pre-tax adjustment	-	(11,390)	(24,358)

Combined statement of financial position

Other Assets	(5,837)	(9,394)	(15,258)
Provisions	(2,624)	5,511	23,681
Related tax effect	(767)	(2,652)	(9,962)
Total adjustments to Retained Earnings	(9,228)	(6,535)	(1,539)

b.	In 2017, the Group incorrectly recognized a revaluation for an intangible asset (the “Betterware” brand) based on its fair value, which is not allowed under Mexican FRS. As a result, the Group recognized a surplus effect of Ps. 57,000 related to this intangible asset, which was presented directly in Equity, net of deferred tax effect of Ps. 17,100.

This error was corrected at the transition date to IFRS; the Group derecognized this revaluation effect recorded under Mexican FRS from the combined statement of financial position.

This derecognition adjusted the intangible asset to its initial carrying amount as recognized at the date of its acquisition, which is the amount to be recognized under both Mexican FRS and IFRS.

Given the fact that the intangible asset brand has been determined as having an indefinite useful life there has been no amortization and as a consequence there was no effect on the combined statement of profit or loss and comprehensive income. The effects of the correction, in the combined statement of financial position, are presented below:

In thousands of Mexican Pesos (“Ps.”)	As of January 1, 2017	Year ended December 31, 2017	Year ended December 31, 2018
Combined statement of financial position

Intangible Asset – Brand	-	(57,000)	(57,000)
Other comprehensive income and other equity accounts	-	(39,900)	-
Related tax effect	-	(17,100)	(17,100)
Total correction adjustments to Retained Earnings	-	-	(39,900)

c.	The Group, as a result of the business combination described in notes 2.n and 11, recognized under Mexican FRS Goodwill and the intangible related to the “Betterware” brand, but did not separate from goodwill another identifiable intangible asset related to relationships with customers as required by Mexican FRS. As part of the purchase price allocation, the Group should have recognized under both IFRS and the Previous GAAP this intangible asset separately from Goodwill and then should have amortized it over its expected useful life. The effects of this adjustment, on the combined statement of profit or loss and comprehensive income, and in the combined statement of financial position, are presented below:

In thousands of Mexican Pesos (“Ps.”)	As of January 1, 2017	Year ended December 31, 2017	Year ended December 31, 2018
Combined statement of profit or loss and comprehensive income

Operating expenses		2,667	6,400
Pre-tax adjustment		(2,667)	(6,400)

Combined statement of financial position

Intangible assets	-	45,867	39,467
Goodwill	-	(44,800)	(44,800)
Related tax effect	-	13,760	11,840
Total adjustments to Retained Earnings	-	(12,693)	(17,173)

d.	The Group should have recognized under Mexican FRS certain derivative financial instruments that are described in note 17. Therefore as an error correction, the Group has recognized these derivative financial instruments on the combined statement of financial position as of the date of transition to IFRS. and accounted for them subsequently in accordance with IFRS 9. The effects of the change, in the combined statement of profit or loss and comprehensive income, and in the combined statement of financial position, are presented below:

In thousands of Mexican Pesos (“Ps.”)	As of January 1, 2017	Year ended December 31, 2017	Year ended December 31, 2018
Combined statement of profit or loss and comprehensive income

Unrealized loss in valuation of derivative financial instruments		-	(16,629)
Pre-tax adjustment		-	(16,629)

Combined statement of financial position

Derivative financial instruments – Current portion	-	-	8,509
Derivative financial instruments – Long-term portion	-	-	8,120
Related tax effect	-	-	(4,989)
Total adjustments to Retained Earnings	-	-	(11,640)

e.	The Group recalculated its value-added tax (“VAT”) payable balance.

The effect of this error correction on the combined statement of financial position, are presented below:

Combined statement of financial position

Value-added tax payable	(5,765)	(6,067)	(5,741)
Total adjustments to Retained Earnings	(5,765)	(6,067)	(5,741)

Adjustments of transition to IFRS

The following adjustments are related only to the effects of transition to IFRS of the Group that resulted in the following changes in accounting policies derived from differences between Mexican FRS and IFRS:

f.	In accordance with previous GAAP, the Group presented restricted cash as part of the “cash and cash equivalents” line item and solely disclosed the nature of the restriction in the notes to the financial statements. However under IFRS, restricted cash is required to be presented as a non-current asset if the restriction extends beyond twelve months. The Group reclassified it by Ps. 20,087 and Ps. 22,088, at the end of December 31, 2017 and 2018, respectively. As of January 1, 2017, the Group had no restricted cash. Changes derived from this adjustment on the combined statement of cash flows are described at the end of this note.

g.	In accordance with previous GAAP, the Group recognized inflation effects on its financial information. Beginning on January 1, 2008, the Group discontinued the recognition of the effects of inflation in its combined financial statements since Mexican economy no longer qualified for inflation recognition according to Mexican FRS B-10. However, certain fixed assets and capital stock that were restated by inflation and recognized through December 31, 2007 when Mexico’s economic environment ceased to be deemed as inflationary. In accordance with IFRS, Mexico’s economic environment was deemed inflationary up to December 31, 1997. The Group elected to use Mexican FRS values for Molds, equipment and leasehold improvements, net, as deemed cost at the date of transition. In regards of capital stock, an adjustment is being made to derecognize inflation effects by Ps. 1,544 recorded under previous GAAP. The effects of the change, in the combined statement of financial position, are presented below:

In thousands of Mexican Pesos (“Ps.”)	As of January 1, 2017	Year ended December 31, 2017	Year ended December 31, 2018
Combined statement of financial position

Net parent investment	1,544	1,544	1,544
Total adjustments to Net parent investment	(1,544)	(1,544)	(1,544)

h.	In accordance with previous GAAP, liabilities from seniority premiums and severance payments were recognized as a provision and were calculated by independent actuaries based on the projected unit credit method using nominal interest rate. Further, under Mexican FRS, deferred PTU was recognized from temporary differences that resulted from comparing the accounting and tax bases of assets and liabilities. As part of the IFRS adoption, the Group derecognized its liability regarding employee benefits, as well as the asset regarding deferred PTU because these items have not met the recognition criteria under IAS 37 and IAS 19 and in conjunction with transitioning to IFRS. The effects of the change, on the combined statement of profit or loss and comprehensive income, and the combined statement of financial position, are presented below:

In thousands of Mexican Pesos (“Ps.”)	As of January 1, 2017	Year ended December 31, 2017	Year ended December 31, 2018
Combined statement of profit or loss and comprehensive income

Operating expenses	-	(1,119)	(814)
Pre-tax adjustment	-	1,119	814

Combined statement of financial position

Employee benefits	(5,188)	(5,796)	(7,164)
Deferred income taxes – deferred PTU	(744)	(233)	(788)
Related tax effect	(1,333)	(1,669)	(1,913)
Total adjustments to Retained Earnings	3,111	3,894	4,463

i.	In connection with the adjustment discussed at preceding note f., and as part of the IFRS adoption, the Group recognized its liability regarding employee benefits only for seniority premiums as required by IAS 19, which was calculated by independent actuaries based on the projected unit credit method. The effects of the change, on the combined statement of profit or loss and comprehensive income, and in the combined statement of financial position, are presented below:

In thousands of Mexican Pesos (“Ps.”)	As of January 1, 2017	Year ended December 31, 2017	Year ended December 31, 2018
Combined statement of profit or loss and comprehensive income

Operating expenses	-	183	309
Pre-tax adjustment	-	(183)	(309)

Combined statement of financial position

Employee benefits	935	1,283	1,355
Other comprehensive income	-	(115)	165
Related tax effect	281	385	407
Total adjustments to Retained Earnings	(654)	(783)	(1,113)

j.	As part of IFRS adoption, the Group recalculated the amortized cost of this debt and additional interest to be recognized was determined for 2017. The effects of the change, in the combined statement of profit or loss and comprehensive income, and in the combined statement of financial position, are presented below:

In thousands of Mexican Pesos (“Ps.”)	As of January 1, 2017	Year ended December 31, 2017	Year ended December 31, 2018
Combined statement of profit or loss and comprehensive income

Interest expense		417	1,089
Pre-tax adjustment		(417)	(1,089)

Combined statement of financial position

Long-term debt	-	417	1,506
Related tax effect	-	(125)	(452)
Total adjustments to Retained Earnings	-	(292)	(1,054)

k.	As part of IFRS adoption, the Group elected to apply the optional exemption for business combinations permitted by IFRS 1, by which:

●	the classification of former business combinations under Mexican FRS is maintained;

●	there is no re-measurement of original ‘fair values’ determined at the time of the business combination (date of acquisition); and

●	the carrying amount of goodwill recognized under Mexican FRS is not adjusted, other than in specific instances.

Therefore, the Group elected to continue with the carrying amount of goodwill recognized under Mexican FRS but tested it at the transition date for impairment as required under IFRS 1. No impairment loss was determined at that date. The Group applied the requirements of IAS 36 in testing goodwill at the transition date, for further reference See Note 2n.

l.	As part of IFRS adoption, the Group reclassified the cost of a promotional points program from the Operating expenses line on the combined statement of profit or loss to the Net revenue line considering, because the main objective of this program is to encourage the increase in sales volume. This reclassification had no effect on the Profit of the year line item on the combined statement of profit or loss. The effect of the change, in the combined statement of profit or loss and comprehensive income is presented below:

In thousands of Mexican Pesos (“Ps.”)	As of January 1, 2017	Year ended December 31, 2017	Year ended December 31, 2018
Combined statement of profit or loss and comprehensive income

Net revenue		(10,861)	(37,806)
Operating expenses	-	(10,861)	(37,806)
Pre-tax adjustment	-	-	-

Material adjustments to the statement of cash flows

Restricted Cash of Ps. (2,001) and Ps. (20,087) was presented as part of the cash and cash equivalents under Mexican FRS. These balances were presented on the statements of cash flows as part of the financing activities under IFRS. There no other material differences between the statements of cash flows presented under IFRS and the statements of cash flows presented under Mexican FRS.

* * * * * *

7,226,025 Ordinary Shares

1,671,900 Warrants

250,000 Unit Purchase Option

Betterware de México, S.A.B. de C.V.

PRELIMINARY PROSPECTUS

, 2020

Until                            , 2020 (25 days after the date of this prospectus), all dealers that buy, sell or trade our ordinary shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Under Mexican law, when an officer or director of a corporation acts within the scope of his or her authority, the corporation will answer for any resulting liabilities or expenses. The registrant’s Amended and Restated Charter provides that the Company shall indemnify and hold harmless the members and the secretary of the board of directors, any of the members of the company’s committees, and the relevant officers of the company, in connection with any liability arising from the performance of their duties, including any indemnification for any damage or injury, the necessary amounts to reach any settlement, and any fees and expenses incurred by such persons in connection with the above. Such indemnity shall not apply if any of such persons incurred or committed fraudulent acts, unlawful acts or omissions, or acted in bad faith.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 7. Recent Sales of Unregistered Securities.

In the past three years, we have issued the following securities which were not registered under the Securities Act. We believe that each of the following issuances was exempt from registration under the Securities Act pursuant to Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

●	On July 28, 2017, the registrant issued 1,961,993 ordinary shares, Series B, with no par value, as part of an intercompany reorganization in which a Mexican subsidiary merged with the registrant.

●	On December 5, 2018, the registrant issued 246,746 ordinary shares, Series B, with no par value, in connection with the capital increase of MX$20,000.00 (Mexican Pesos) by an existing shareholder, Campalier, S.A. de C.V., a Mexican sociedad anónima de capital variable.

Item 8. Exhibits and Financial Statement Schedules.

(a)       The exhibits filed as part of this registration statement are listed in the index to exhibits immediately preceding the signature page to this registration statement, which index to exhibits is incorporated herein by reference

(b)       Financial Statement Schedules. All schedules have been omitted because the information required to be set forth therein is not applicable or has been included in the consolidated financial statements and notes thereto.

Item 9. Undertakings.

(a)       The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

II-1

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to this registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 will not be furnished; provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5)	That, for the purpose of determining liability of the undersigned registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(b)       The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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Exhibit Index

Exhibit No.	Description
2.1	Combination and Stock Purchase Agreement, dated as of August 2, 2019, by and among the Registrant, DD3 Acquisition Corp., Campalier, S.A. de C.V., Promotora Forteza, S.A. de C.V., Strevo, S.A. de C.V., BLSM Latino América Servicios, S.A. de C.V., and, solely for the purposes of Article XI, DD3 Mex Acquisition Corp, S.A. de C.V. (incorporated by reference to Annex A to the proxy statement/prospectus forming a part of the Registrant’s Registration Statement on Form F-4/A (File No. 333-233982) filed with the Securities and Exchange Commission on November 6, 2019).
2.2	Amendment Agreement to the Combination and Stock Purchase Agreement, dated as of September 23, 2019, by and among the Registrant, DD3 Acquisition Corp., Campalier, S.A. de C.V., Promotora Forteza, S.A. de C.V., Strevo, S.A. de C.V., BLSM Latino América Servicios, S.A. de C.V., and DD3 Mex Acquisition Corp, S.A. de C.V (incorporated by reference to Exhibit 2.2 to the Registrant’s Registration Statement on Form F-4 (File No. 333-233982) filed with the Securities and Exchange Commission on September 27, 2019).
2.3	Merger Agreement by and between the Registrant and DD3 Acquisition Corp. (incorporated by reference to Annex A to the Registrant’s Registration Statement on Form F-4 (File No. 333-233982) filed with the Securities and Exchange Commission on September 27, 2019)
3.2	Articles of Association of the Registrant (incorporated by reference to 1.1 to the Registrant’s Annual Report on Form 20-F (File No. 001-39251) filed with the Securities and Exchange Commission on May 4, 2020)
5.1	Opinion of Baker & McKenzie Abogados, S.C
10.1	Registration Rights Agreement by and among the Registrant, DD3 Acquisition Corp. and certain security holders (incorporated by reference to Annex F to the Registrant’s Registration Statement on Form F-4 (File No. 333-233982) filed with the Securities and Exchange Commission on September 27, 2019)
10.2	Management Lock-Up Agreement by and among the Registrant, DD3 Acquisition Corp. and the directors and officers party thereto (incorporated by reference to Annex G to the Registrant’s Registration Statement on Form F-4 (File No. 333-233982) filed with the Securities and Exchange Commission on September 27, 2019).
10.3	Member Lock-Up Agreement by and among the Registrant, DD3 Acquisition Corp. and certain security holders (incorporated by reference to Annex H to the Registrant’s Registration Statement on Form F-4 (File No. 333-233982) filed with the Securities and Exchange Commission on September 27, 2019).
23.1	Consent of KPMG Cárdenas Dosal, S.C., independent registered public accounting firm.
23.2	Consent of Galaz, Yamazaki, Ruiz Urquiza, S.C., member of Deloitte Touche Tohmatsu Limited, independent registered public accounting firm.
23.3	Consent of Baker & McKenzie Abogados, S.C. (included in Exhibit 5.1).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mexico City, Mexico, on the 9 day of September, 2020.

BETTERWARE DE MÉXICO, S.A.B. DE C.V.

By:	/s/ Luis Campos
Name: Luis Campos
Title: Chairman of the Board

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POWER OF ATTORNEY

Each of the undersigned individuals hereby severally constitutes and appoints Luis Campos as the attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 413 or 462 under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Luis Campos	Chairman of the Board	September 9, 2020
Luis Campos

/s/ Andrés Campos	Chief Executive Officer and Board Member	September 9, 2020
Andrés Campos

/s/ Diana Karina Jones Villalpando	Chief Financial Officer	September 9, 2020
Diana Karina Jones Villalpando

/s/ Juan Ramon Hernandez	Controller	September 9, 2020
Juan Ramon Hernandez

/s/ Santiago Campos	Board Member	September 9, 2020
Santiago Campos

/s/ Joaquin Gandara	Independent Board Member	September 9, 2020
Joaquin Gandara

/s/ *	Authorized Representative in the United States	September 9, 2020
Donald J. Puglisi Managing Director Puglisi & Associates

*By:	/s/ Luis Campos
Luis Campos
Attorney-in-fact

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